Exhibit 10.7

Execution Copy

$1,000,000,000

SECOND LIEN TERM LOAN CREDIT AGREEMENT

Dated as of September 25, 2012

among

SAMSON INVESTMENT COMPANY,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Lead Arrangers,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

BMO CAPITAL MARKETS CORP.,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

RBC CAPITAL MARKETS and

MIZUHO CORPORATE BANK, LTD.

as Joint Bookrunners

KKR CAPITAL MARKETS LLC,

as Joint Manager and Arranger

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SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Excluded Stock
Schedule 1.1(c)	Excluded Subsidiaries
Schedule 1.1(d)	Closing Date Subsidiary Guarantors
Schedule 1.1(e)	Closing Date Mortgaged Properties
Schedule 6.3	Local Counsels
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.18	Closing Date Gas Imbalances
Schedule 8.19	Closing Date Marketing Agreements
Schedule 8.20	Closing Date Hedging Agreements
Schedule 9.20	Further Assurances
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Security Agreement
Exhibit C	Form of Pledge Agreement
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit G-1	Form of Secretary’s Certificate
Exhibit G-2	Form of Officer’s Certificate
Exhibit H	Form of Assignment and Acceptance
Exhibit I	Form of Term Loan Note
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Non-Bank Tax Certificate
Exhibit L	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit M	Form of Equal Priority Lien Intercreditor Agreement

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SECOND LIEN TERM LOAN CREDIT AGREEMENT dated as of September 25, 2012, among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1 hereto).

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 6 below, the Lenders extend credit to the Borrower in the form of $1,000,000,000 in aggregate principal amount of Initial Term Loans to be borrowed on the Closing Date (the “Initial Term Loan Facility”);

WHEREAS, the Lenders have indicated their willingness to extend such credit on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a second priority lien on substantially all of its assets (except as otherwise set forth in the Credit Documents), including a pledge of all of the Capital Stock (other than Excluded Stock) of each of its Subsidiaries; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Guarantors have agreed to guarantee the Obligations and to secure their respective guarantees by granting to the Collateral Agent, for the benefit of Secured Parties, a second priority lien on substantially all of their respective assets (except as otherwise set forth in the Credit Documents), including a pledge of all of the Capital Stock (other than Excluded Stock) of their respective Subsidiaries;

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions

1.1. Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0% and (d) 2.25%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acceptable Commitment” shall have the meaning provided in Section 9.8(b) hereof.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall mean the acquisition contemplated by the Stock Purchase Agreement pursuant to which Holdings acquired all of the issued and outstanding shares of capital stock of the Borrower.

“Additional Assets” shall mean:

(1) any properties or assets to be used by the Borrower or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Borrower or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or

(4) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Lender” shall have the meaning provided in Section 2.14(d).

“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D) hereof.

“Affiliate” of any specified Person shall mean, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning provided in Section 9.9(a) hereof.

“Affiliated Institutional Lender” shall mean any investment fund managed or advised by Affiliates of an Investor that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of business.

“Affiliated Lender” shall mean a Lender that is an Investor or any Affiliate thereof (other than Holdings, any Subsidiary of Holdings, any Borrower or any Affiliated Institutional Lender).

“Agent Parties” shall have the meaning provided in Section 13.18(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agent and each Joint Lead Arranger and Joint Bookrunner.

“Agreement” shall mean this Second Lien Term Loan Credit Agreement.

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan, 3.75% per annum.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan, 4.75% per annum.

“Applicable Ratio Calculation Date” shall mean the applicable date of calculation for the Fixed Charge Coverage Ratio.

“Applicable Ratio Measurement Period” shall mean the most recently ended four fiscal quarters immediately preceding the Applicable Ratio Calculation Date for which internal financial statements are available.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale and Lease-Back Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 9.7 hereof, and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary), (B) all or substantially all of the assets of any division or line of business of the Borrower or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Borrower or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any disposition of obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the provisions described under Section 9.14 hereof or any disposition that constitutes a Change of Control pursuant to this Agreement;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 9.5 hereof;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $50.0 million;

(5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower;

(6) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(7) the lease, assignment, sub-lease, license or sub-license of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(8) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(9) foreclosures, condemnation or any similar action on assets;

(10) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(11) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after February 8, 2012, including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement;

(12) any surrender, expiration or waiver of contractual rights, oil and gas leases, or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(13) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(14) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(15) the unwinding of any Hedging Obligations;

(16) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(17) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(18) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(19) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(20) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(21) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(22) the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Borrower or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(23) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

For the avoidance of doubt, in the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” shall have the meaning provided in Section 9.8(c) hereof.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H hereto, or such other form as may be approved by the Administrative Agent, acting reasonably.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 5.1(b)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“BBA LIBOR” shall have the meaning provided in the definition of “LIBOR Rate”.

“benefited Lender” shall have the meaning provided in Section 13.8(a) hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“board of directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of directors of the Borrower.

“Board Resolution” shall mean with respect to the Borrower, a duly adopted resolution of the board of directors of the Borrower or any committee thereof.

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Offer of Specified Discount Prepayment” means the offer by Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 5.1(b)(ii).

“Borrowing” shall mean and include (a) the incurrence of one Class and Type of Initial Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans) or (b) the incurrence of one Class and Type of Incremental Term Loan on an Incremental Facility Closing Date (or resulting from conversions on a given date after the applicable Incremental Facility Closing Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” shall mean at any date an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under commodity Hedging Agreements (other than basis differential commodity Hedging Agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under basis differential commodity Hedging Agreements, in each case for the Borrower and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by the Borrower in a reserve report prepared by the Borrower’s petroleum engineers applying the relevant NYMEX published forward prices adjusted for relevant basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by the Borrower applying, if available, the relevant NYMEX published forward basis differential or, if such NYMEX forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Tulsa, Oklahoma are authorized by law or other governmental actions to close, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” shall mean:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Borrower or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Restricted Subsidiaries, either existing on February 8, 2012 or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Borrower as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Cash Equivalents” shall mean:

(1) United States dollars,

(2) Canadian dollars,

(3) (a) euros, pounds sterling or any national currency of any participating member state in the European Union or,

(b) local currencies held from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government with maturities of 24 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) and (11) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and

(11) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” shall mean any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificate of Designations” shall mean the certificate of designations of Holdings establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Cumulative Preferred Stock dated as of December 20, 2011 as in effect on February 8, 2012.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any guideline, request, directive or order issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under comparable syndicated credit facilities.

“Change of Control” shall mean the occurrence of any of the following after the Closing Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person is the beneficial owner; or

(2) at any time, the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Borrower or any direct or indirect parent company of the Borrower.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans (of a Class) or Extended Term Loans (of the same Extension Series), and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or an Incremental Term Loan Commitment (of a Class), and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class.

“Closing Date” shall mean the date of the initial Borrowings hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean Bank of America, N.A., as Collateral Agent under the Security Documents, or any successor Collateral Agent appointed in accordance with the provisions of Section 12.9.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Loan Commitment or Incremental Term Loan Commitment or any combination thereof (as the context requires).

“Communications” shall have the meaning provided in Section 13.18(a).

“Confidential Information” shall have the meaning provided in Section 13.16 hereof.

“Consolidated Depreciation, Depletion and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP, (s) any interest attributable to Dollar-Denominated Production Payments, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) “additional interest” with respect to the Registration Rights Agreement and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition or integration and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to acquisitions after the Closing Date and to the start-up, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets, shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the board of directors of the Borrower, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 9.5(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Borrower or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly SFAS 133) (or such successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9) any impairment charge, asset write-off or write-down, including ceiling test write-downs, (i) pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) or (ii) on Oil and Gas Properties under GAAP or SEC guidelines, shall be excluded,

(10) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded,

(12) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption, shall be excluded, and

(14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 9.5 hereof only (other than clause (a)(3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (a)(3)(d) of Section 9.5 hereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Requirement” shall have the meaning provided in Section 8.3 hereof.

“Corrective Extension Agreement” shall have the meaning provided in Section 2.15(e).

“Credit Facilities” shall mean, with respect to the Borrower or any Restricted Subsidiary, one or more debt facilities, including the RBL Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 9.7 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Cumulative Preferred Stock” means the 180,000 shares of $1,000 liquidation preference cumulative redeemable preferred stock, par value $0.10 per share, of Holdings, authorized by the Certificate of Designations.

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of secured Indebtedness the Liens securing which are intended to rank equal in priority to the Liens on Collateral securing the Obligations hereunder (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Equal Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank equal in priority to the Liens securing the Obligations (but without regard to the control of remedies), (b) to the extent executed in connection with the incurrence of secured Indebtedness the Liens securing which are intended to rank senior to the Liens securing the Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the First Lien/Second Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank senior to the Lien securing the Obligations and (c) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing which Indebtedness are intended to rank junior to the Liens on the Collateral securing the Obligations hereunder, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the First Lien/Second Lien

Intercreditor Agreement (modified to reflect the senior rank of the Administrative Agent and the Obligations hereunder relative to such junior Liens) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations hereunder.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, but excluding any Indebtedness permitted to be issued or incurred under Section 9.7 (other than Incremental Term Loans incurred in reliance on clause (i) of the proviso to Section 2.14(b)).

“Default” shall mean any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Non-cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Borrower or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 9.5(a) hereof.

“Discount Prepayment Accepting Lender” shall have the meaning provided in Section 5.1(b)(iii) hereof.

“Discounted Loan Prepayment” shall have the meaning provided in Section 5.1(b)(i) hereof.

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment, five (5) Business Days following the receipt by each relevant Lender of notice from the Auction Agent in accordance with Section 5.1(b)(ii), unless a shorter period is agreed to between Borrower and the Auction Agent.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the Term Loan Maturity Date or the date the Loans are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income and any payments to any direct or indirect parent in respect of such taxes, plus

(b) Fixed Charges of such Person for such period (including net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation, Depletion and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation, depletion or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to this Agreement, the RBL Credit Agreement, the offering of the Senior Notes and any other refinancings of the Loans, the Senior Notes or the RBL Credit Agreement and (ii) any amendment or other modification of the Senior Notes, the Term Loans, the RBL Credit Agreement or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including ceiling test write-downs and any other write-offs or write-downs, reducing Consolidated Net Income, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(f) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates, plus

(g) costs of surety bonds incurred in such period in connection with financing activities, plus

(h) the amount of “run rate” net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action (provided that such period shall be 36 months until the first anniversary of the Closing Date) (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions), plus

(i) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(j) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (a)(3)(a) of Section 9.5 hereof; and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (b)(12)(b) of Section 9.7 hereof, plus

(k) the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement, plus

(l) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(m) costs associated with preparations for and implementation of compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus

(n) the amount of any loss attributable to a new plant or facility until the date that is 12 months after commencing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of commencement of construction or acquisition of such plant or facility, as the case may be, shall not be included in this clause (n), plus

(o) exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method), and

(2) decreased by (without duplication) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be

(b) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, customary consent or ticking fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “LIBOR floor”, (1) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (2) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“EMU” shall mean the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equal Priority Indebtedness” shall have the meaning provided in Section 9.8(c) hereof.

“Equal Priority Lien Intercreditor Agreement” means an Equal Priority Lien Intercreditor Agreement substantially in the form of Exhibit M to this Agreement to be entered into (in the event a Loan Party incurs any Equal Priority Indebtedness) among the Administrative Agent and one or more representatives for holders of such Indebtedness secured by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Obligations hereunder (but without regard to the control of remedies), with such modifications thereto as the Administrative Agent may reasonably agree.

“Equal Priority Obligations” shall mean any Obligations in respect of Equal Priority Indebtedness.

“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investments” shall have the meaning provided in the preamble to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Borrower’s or any of its direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Borrower; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“euro” shall mean the single currency of participating member states of the EMU.

“Event of Default” shall have the meaning provided in Section 11 hereof.

“Excess Proceeds” shall have the meaning provided in Section 9.8(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” shall mean net cash proceeds or the Fair Market Value of Qualified Proceeds received by the Borrower from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 9.5(a) hereof.

“Excluded Stock” shall mean (a) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom (it being understood that so long as any First Lien Obligations are outstanding, the judgment of the First Lien Administrative Agent in respect of the matters described in this clause (a) shall be deemed to be the judgment of the Administrative Agent with respect to such matters), (b) solely in the case of any pledge of Stock or Stock Equivalents of any Foreign Corporate Subsidiary or FSHCO to secure the Obligations, any Stock or Stock Equivalents that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Stock and Stock Equivalents of such class and, solely in the case of a pledge of Stock or Stock Equivalents of any Disregarded Entity substantially all of whose assets consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of such Disregarded Entity in excess of 66% of the outstanding Stock and Stock Equivalents of such entity (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (c) any Stock or Stock Equivalents to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) in the case of (i) any Stock or Stock Equivalents of any Subsidiary to the extent the pledge of such Stock or Stock Equivalents is prohibited by Contractual Requirements or (ii) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Restricted Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Obligations hereunder is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Loan Party or a wholly owned Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a wholly owned Restricted Subsidiary) to any Contractual Requirement governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (e) the Stock or Stock Equivalents of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Stock or Stock Equivalents of any Subsidiary of a Foreign Corporate Subsidiary, (g) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (h) any Stock or Stock Equivalents set forth on Schedule 1.1(b) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(c) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.13 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Corporate Subsidiary, (f) each other Domestic Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness and each Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent and so long as the financing documentation relating to such acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (g) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being understood that so long as any First Lien Obligations are outstanding, the judgment of the First Lien Administrative Agent in respect of the matters described in this clause (e) shall be deemed to be the judgment of the Administrative Agent with respect to such matters),or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, and (h) each Unrestricted Subsidiary.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Loan with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(e) or (iii) any United States federal withholding Tax imposed under FATCA.

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Term Loan Facility” shall mean each Class of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extending Lender” shall have the meaning provided in Section 2.15(b).

“Extension Agreement” shall have the meaning provided in Section 2.15(c).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests.

“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” shall mean, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of the Borrower, whose determination will be conclusive for all purposes under this Agreement.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Farm-In Agreement” shall mean an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” shall mean a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1 hereof.

“First Lien Agent” shall mean the “Senior Representative” under and as defined in the First Lien/Second Lien Intercreditor Agreement.

“First Lien Obligations” shall mean Obligations in respect of Indebtedness secured by a Lien ranking senior to the Lien securing the Obligations under this Agreement.

“First Lien/Second Lien Intercreditor Agreement” shall mean the First Lien/Second Lien Intercreditor Agreement in substantially the form of Exhibit L dated as of the Closing Date, among JPMorgan Chase Bank, N.A., as Senior Representative for the Senior Secured Parties (each as defined therein), Bank of America, N.A., as Second Priority Representative for the Second Priority Debt Parties (each as defined therein), the Loan Parties, and each additional representative party thereto from time to time.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person as of the Applicable Ratio Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Ratio Measurement Period to (2) the Fixed Charges of such Person for such Applicable Ratio Measurement

Period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Applicable Ratio Measurement Period but prior to or simultaneously with the Applicable Ratio Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Applicable Ratio Measurement Period or subsequent to such Applicable Ratio Measurement Period and on or prior to or simultaneously with the Applicable Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Ratio Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Ratio Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Preferred Stock (including any Designated Preferred Stock) of such Person made during such period; and

(3) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock of one or more direct or indirect Foreign Corporate Subsidiaries

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States which were in effect on February 8, 2012.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g) hereof.

“Guarantee” shall mean (a) the Guarantee made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A hereto, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary that in form and substance reasonably acceptable to the Administrative Agent.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean Holdings and each Subsidiary listed on Schedule 1.1(d) and each other Restricted Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.19 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Agreements” shall mean, any and all (a) rate swap transactions, currency and interest rate basis swaps, currency and interest rate credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency and interest rate cap transactions, currency and interest rate floor transactions, currency and interest rate collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options and (b) commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons, in each case whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Agreements.

For the avoidance of doubt, Hedging Agreements shall not be deemed speculative or entered into for speculative purposes if: (i) any commodity Hedging Agreement is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedging Agreement is intended in good faith, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of Samson and its consolidated Subsidiaries as of June 30, 2010 and 2011, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended June 30, 2011 and (b) the unaudited interim consolidated balance sheets of Samson and its consolidated Subsidiaries as of June 30, 2011 and 2012, and the related statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the six months ended June 30, 2011 and 2012. “Holdings” shall mean Samson Resources Corporation, a Delaware corporation, and its successors.

“Hydrocarbons” shall mean oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Incremental Agreement” shall have the meaning provided in Section 2.14(e).

“Incremental Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Facilities” shall have the meaning provided in Section 2.14(a).

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(e).

“Incremental Limit” shall have the meaning provided in Section 2.14(b).

“Incremental Term Loan Commitment” shall mean the Commitment of any Lender to make Incremental Term Loans of a particular Class pursuant to Section 2.14(a).

“Incremental Term Loan Facility” shall mean each Class of Incremental Term Loans made pursuant to Section 2.14.

“Incremental Term Loan Maturity Date” shall mean, with respect to any Class of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Indebtedness” shall mean, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, or

(d) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Borrower solely by reason of push down accounting under GAAP shall be excluded,

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) above of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person, and

(4) to the extent not otherwise included, net obligations of such Person under Hedging Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f) any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of the Borrower, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Borrower or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement; (g) in-kind obligations relating to net oil, natural gas liquids, or natural gas balancing positions arising in the ordinary course of business or (h) obligations under or in respect of Receivables Facilities.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5 hereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Initial Term Loan” shall have the meaning provided in Section 2.1(a).

“Initial Term Loan Commitment” shall mean (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto as such Lender’s “Initial Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Initial Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,000,000,000.

“Initial Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.

“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Maturity Date” shall mean the sixth anniversary of the Closing Date, or if such anniversary of the Closing Date is not a Business Day, the Business Day immediately following such anniversary.

“Insolvency or Liquidation Proceeding” shall mean:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party;

(b) any other voluntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding-up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Intercompany Note” shall mean the Intercompany Subordinated Note delivered in connection with the RBL Credit Agreement, or such other global intercompany note in form and substance reasonably acceptable to the Administrative Agent and the Borrower.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9 hereof.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 9.5 hereof:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Investors” shall mean Kohlberg Kravis Roberts & Co. LP, Crestview, L.L.C., ITOCHU Corporation, Natural Gas Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Joint Bookrunners” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Barclays Bank PLC, Citigroup Global Markets Inc., RBC Capital Markets and Mizuho Corporate Bank, Ltd.

“Joint Lead Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC.

“Junior Lien Obligations” shall mean any Obligations in respect of Junior Priority Indebtedness.

“Junior Priority Indebtedness” shall mean any Indebtedness the Liens securing which rank junior to the Liens securing Second Lien Obligations.

“Latest Maturity Date” shall mean, with respect to the issuance or incurrence of any Indebtedness or Capital Stock, the latest Maturity Date applicable to any Credit Facility that is outstanding hereunder as determined on the date such Indebtedness is issued or incurred or such Capital Stock is issued.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a) hereof, or (c) a Lender becoming the subject of a bankruptcy or insolvency proceeding.

“LIBOR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan in Dollars, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, notwithstanding the foregoing, in no event shall the LIBOR Rate at any time be less than 1.25% per annum. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the applicable London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” shall mean any Term Loan made by any Lender hereunder.

“Loan Documents” shall mean this Agreement, the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Guarantees, any Term Loan Notes issued by the Borrower hereunder and any Customary Intercreditor Agreement entered into after the Closing Date to which the Collateral Agent and/or Administrative Agent is a party.

“Loan Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Loan Document.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Loan Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents.

“Material Subsidiary” shall mean, any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement; provided, however, that all references to “ten percent” in such definition shall be replaced with “five percent.”

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean, as to the applicable Loan or Commitment, the Initial Term Loan Maturity Date, any Incremental Term Loan Maturity Date, or any maturity date related to any Class of Extended Term Loans, as applicable.

“Minimum Equity Amount” shall have the meaning provided in the preamble to this Agreement.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Borrower or a Restricted Subsidiary.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of mortgages delivered in connection with RBL Credit Agreement or such other form as may be reasonably agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Loan Party and identified on Schedule 1.1(e), and each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.19.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Asset Sale Proceeds” shall mean the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by the Borrower or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts paid in connection with the termination of Hedging Agreements related to Indebtedness repaid with Net Asset Sale Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding Oil and Gas Properties subject of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than required by clause (1) of Section 9.8(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Indebtedness to EBITDA Ratio” shall mean, with respect to any Person, the ratio of: (a) the Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money, as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness for borrowed money incurred subsequent to the end of such fiscal quarter, less the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Borrower and held by the Borrower as of such date of determination, as determined in accordance with GAAP, to (b) the Borrower’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that: (i) in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if the Borrower or any of its Restricted Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Indebtedness to EBITDA Ratio is made, then the Net Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this “Net Indebtedness to EBITDA Ratio” shall be made in accordance with the provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b) hereof.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a) hereof.

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a) hereof.

“Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Document” means the offering memorandum dated February 3, 2012, pursuant to which the Borrower’s 9.750% Senior Notes due 2020 were offered to potential purchasers.

“Officer” shall mean the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Borrower or any other Person, as the case may be.

“Officer’s Certificate” shall mean a certificate signed by an Officer of the Borrower or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower (or of a Subsidiary of the Borrower acting in such capacity for the Borrower and its Subsidiaries, as determined by the Borrower) or such other Person, that meets the requirements set forth in this Agreement.

“Oil and Gas Business” shall mean:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Borrower or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” shall mean a written opinion reasonably acceptable to the Administrative Agent from legal counsel. The counsel may be an employee of or counsel to the Borrower.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning provided in Section 13.6(c) hereof.

“Patriot Act” shall have the meaning provided in Section 13.19 hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 9.8 hereof.

“Permitted Business Investment” means any Investment and expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3) Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” shall mean each of (i) the Investors and members of management of the Borrower (or its direct or indirect parent) who are holders of Equity Interests of the Borrower (or its direct or indirect parent company) on the Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any direct or indirect parent company of the Borrower and (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Agreement will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” shall mean:

(1) any Investment in the Borrower or any Restricted Subsidiary;

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(a) such Person becomes a Restricted Subsidiary or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 9.8 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by the Borrower or any Restricted Subsidiary

(a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower of such other Investment or accounts receivable or

(b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 9.7 hereof;

(8) any Investment in a Similar Business, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $100.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9) Investments the payment for which consists of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (exclusive of Disqualified Stock);

provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 9.5(a) hereof;

(10) (x) guarantees of Indebtedness permitted under Section 9.7 hereof and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9(b) hereof (except transactions described in clauses (2), (5) and (9) of such section);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash), not to exceed the greater of (x) $300.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14) Investments relating to any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $20.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof; and

(17) Permitted Business Investments.

“Permitted Liens” shall mean, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmens’, repairmens’ and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness of Foreign Subsidiaries and Indebtedness permitted to be incurred pursuant to clause (4), (12) or (18) of Section 9.7(b) hereof; provided that, (x) in the case of clause (4), such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (4); and (y) in the case of Foreign Subsidiaries and clause (18), such Lien may not extend to any assets other than the assets owned by the Foreign Subsidiaries or the Restricted Subsidiaries incurring such Indebtedness; provided, further that, (A) in the case of Liens securing such Indebtedness that constitutes Second Lien Obligations (as designated by the Borrower) (other than the Loans), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Second Lien Obligations shall rank equal in priority to the Liens securing the Obligations hereunder (but without regard to control of remedies) and (B) in the case of Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the

Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (6);

(7) Liens existing on the Closing Date (other than Liens incurred in connection with the RBL Credit Agreement or this Agreement);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any other Restricted Subsidiary;

(9) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 9.7 hereof;

(11) Liens securing Hedging Agreements, Hedging Obligations and Cash Management Services;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(15) Liens in favor of the Borrower or any Guarantor;

(16) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens”); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (and applicable after-acquired property that is affixed or incorporated into the property or class of assets covered by such Lien, the terms of which Indebtedness require or include a pledge of after-acquired property, plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further that to the extent any such Liens were subject to intercreditor arrangements (including a Customary Intercreditor Agreement or otherwise), the Administrative Agent or Collateral Agent shall enter into applicable amendments to or replacements of such intercreditor arrangements to provide that such Liens shall continue with the same priority as the original Lien;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) (i) Liens securing Indebtedness under Credit Facilities, including the RBL Credit Agreement and the Loans, permitted to be incurred pursuant to clauses (1) of Section 9.7(b); provided, that, (A) in the case of Liens securing such Indebtedness that constitutes First Lien Obligations (as designated by the Borrower), the First Lien Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the First Lien/Second Lien Intercreditor Agreement; (B) in the case of Liens securing such Indebtedness that constitutes Second Lien Obligations (as designated by the Borrower) (other than the Loans), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Second Lien Obligations shall rank equal in priority to the Liens securing the Obligations hereunder (but without regard to control of remedies) and (C) in the case of Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (20);

(21) other Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary of the Borrower in the ordinary course of business with respect to Indebtedness and obligations that do not exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at any one time outstanding; provided, that, in the case of such Liens securing such Indebtedness that constitutes Junior Lien Obligations (as designated by the Borrower), the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Junior Lien Obligations shall rank junior to the Liens securing the Obligations (but without regard to control of remedies). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (21);

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (f) under Section 11.1 hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.7 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted this Agreement;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(34) any Lien granted pursuant to a security agreement between the Borrower or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Borrower or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Borrower or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens in respect of Production Payments and Reserve Sales;

(36) Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

(37) Liens on pipelines or pipeline facilities that arise by operation of law; and

(38) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” shall mean any direct or indirect parent of the Borrower formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control and any direct or indirect parent of the Borrower formed in connection with an underwritten public Equity Offering; provided that no Person or group (other than Permitted Holders) owns more than 50% of the total voting power of the Voting Stock of such direct or indirect parent.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.18(c).

“Pledge Agreement” shall mean the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previously Absent Financial Maintenance Covenant” shall mean, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels in this Agreement that are less restrictive on the Borrower and the Restricted Subsidiaries.

“prime rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Borrower or a Restricted Subsidiary.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“RBL Credit Agreement” shall mean the senior secured revolving credit agreement, dated as of December 21, 2011, by and among the Borrower, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and a letter of credit issuer, and the other letter of credit issuers party thereto.

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such Person.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Reference Rate” shall mean the rate per annum equal to the BBA LIBOR Rate, as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on such day for deposits in Dollars for a period equal to three months. If such rate is not available at such time for any reason, the Reference Rate shall be determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for a three month Interest Period to major banks in the London inter-bank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on such date.

“Refinancing Indebtedness” shall have the meaning provided in Section 9.7(b)(13) hereof.

“Refunding Capital Stock” shall have the meaning provided in Section 9.5(b)(2)(a) hereof.

“Register” shall have the meaning provided in Section 13.6(b)(iv) hereof.

“Registration Rights Agreement” shall mean any registration rights agreement related to the Senior Notes by and among the Borrower, the Guarantors and the other entities party thereto and, with respect to any additional notes issued pursuant thereto or to any other indenture, one or more registration rights agreements among the Borrower, the Guarantors and the other parties thereto, relating to rights given by the Borrower and the Guarantors to the holders of such additional notes to register such additional notes under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, either (A) such Person would become a Restricted Subsidiary or (B) the Borrower or a Restricted Subsidiary would otherwise be permitted to make an Investment in such Person in accordance with Section 9.5 hereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean an Extended Term Loan Repayment Amount with respect to any Extension Series and the amount of any installment of Incremental Term Loans scheduled to be repaid on any date.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Initial Term Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Term Loans provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Initial Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change of Control or Transformative Acquisition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change of Control or Transformative Acquisition. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans.

“Required Lenders shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Loans (excluding Loans of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 9.5 hereof.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“S&P” shall mean Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Commitment” shall have the meaning provided in Section 9.8(b) hereof.

“Second Lien Obligations” shall mean the Obligations under this Agreement and any Obligations in respect of Equal Priority Indebtedness.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a)(i).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit B.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.19 or 9.20 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Senior Indebtedness” shall mean, with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Closing Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of this Agreement, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Loans or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Borrower or any Subsidiary of the Borrower;

(b) any liability for Federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Capital Stock;

(e) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(f) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement.

“Senior Notes” shall mean the Borrower’s 9.750% Senior Notes due 2020, in an aggregate principal amount of up to $2,250,000,000 and any notes issued in exchange therefor.

“Senior Notes Indenture” shall mean the indenture dated as of February 8, 2012, pursuant to which the Senior Notes were issued.

“Settlement” shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Payment” shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Significant Subsidiary” shall mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” shall mean any businesses conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the Fair Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (iii) for the period from the date hereof through the Maturity Date, such Person after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period, in light of the nature of the particular business or businesses conducted or to be conducted, and based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity; and (iv) for the period from the date hereof through the Maturity Date, such Person will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable, in light of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity.

“Specified Discount” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Prepayment Amount” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, in form reasonably satisfactory to the Borrower and the Administrative Agent, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” shall have the meaning provided in Section 5.1(b)(ii) hereof.

“Specified Discount Proration” shall have the meaning provided in Section 5.1(b)(iv) hereof.

“Sponsor Management Agreement” shall mean the management agreements between certain of the management companies associated with the Investors and the Borrower.

“SPV” shall have the meaning provided in Section 13.6(g) hereof.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of November 22, 2011 (together with all exhibits and schedules thereto), among Holdings, the Borrower and the Selling Stockholders named (and as defined) therein.

“Subordinated Indebtedness” shall mean,

(1) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Loans, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Loans.

“Subsidiary” shall mean, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Borrower” shall have the meaning provided in Section 9.14(a)(1) hereof.

“Syndication Agent” shall mean Credit Suisse Securities (USA) LLC, as syndication agent for the Lenders under this Agreement.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan” shall mean an Initial Term Loan, an Incremental Term Loan or any Extended Term Loan, as applicable.

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Term Loan Facility” shall mean any of the Initial Term Loan Facility, any Incremental Term Loan Facility and any Extended Term Loan Facility.

“Term Loan Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit I hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender hereunder.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower or such other person as may be expressly stated, as the case may be.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the Acquisition and the consummation of the other transactions contemplated by the Stock Purchase Agreement or related thereto, this Agreement, the RBL Credit Agreement, the Equity Investment (as defined in the RBL Credit Agreement), the Debt Repayment (as defined in the RBL Credit Agreement), the payment of Transaction Expenses, the Take-out Notes Offering (as defined in the RBL Credit Agreement), the Senior Notes and the other transactions contemplated by this Agreement and the Loan Documents.

“Transferee” shall have the meaning provided in Section 13.6(e) hereof.

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock” shall have the meaning provided in Section 9.5(b)(2)(a) hereof.

“Type” shall mean as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the fair market value of the assets allocable thereto.

“Unrestricted Subsidiary” shall mean:

(1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien (other than pursuant to customary Liens or related arrangements under an oil and gas royalty trust or master limited partnership) on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Borrower;

(2) such designation complies with Section 9.5 hereof; and

(3) each of the Subsidiary to be so designated and its Subsidiaries;

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than pursuant to customary Liens or related arrangements under an oil and gas royalty trust or master limited partnership).

The board of directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 9.7(a) hereof; or

(2) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Lender” shall have the meaning provided in Section 5.4(h) hereof.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at such date entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

1.2. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each shall mean “to but excluding”; and the word “through” shall mean “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

1.4. Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6. [Reserved]

SECTION 2. Amount and Terms of Credit

2.1. Commitments.

(a) Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans (each an “Initial Term Loan”) in a single draw on the Closing Date to the Borrower in Dollars, which Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,000,000,000. Such Initial Term Loans (i) shall be incurred and maintained (except as provided in Section 2.6 and 2.10 hereof) as LIBOR Loans and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. On the Initial Term Loan Maturity Date, all outstanding Initial Term Loans shall be repaid in full in Dollars.

(b) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 hereof shall apply).

2.2. Maximum Number of Borrowings. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

2.3. Notice of Borrowing.

(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Initial Term Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), as the case may be, if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior to 12:00 noon (New York City time) on the date of the Borrowing of Initial Term Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), written notice (or telephonic notice promptly confirmed in writing), as the case may be, if all or any of such Term Loans are to be ABR Loans. Such notice (a “Notice of Borrowing”) shall be in substantially the form of Exhibit E and shall specify (i) the aggregate principal amount of the Initial Term Loans or Incremental Term Loans, as the case may be, to be made, (ii) the date of the Borrowing (which shall be, (x) in the case of the Initial Term Loans, the Closing Date, and, (y) in the case of the Incremental Term Loans, the applicable Incremental Facility Closing Date in respect of such Class) and (iii) whether the Initial Term Loans or Incremental Term Loans, as the case may be, shall consist of ABR Loans and/or LIBOR Loans and, if the Initial Term Loans or Incremental Term Loans, as the case may be, are to include LIBOR Loans, the Interest Period to be initially applicable thereto; provided that the Notice of Borrowing for a Borrowing of Term Loans shall be revocable so long as the Borrower agrees to comply with the applicable provisions of Section 2.11 upon any such revocation. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Initial Term Loans or Incremental Term Loans, as the case may be, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4. Disbursement of Funds.

(a) No later than 11:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions each Lender will make available its pro rata portion of each Borrowing requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under the Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8 hereof, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5. Repayment of Loans; Evidence of Debt.

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Term Loan Maturity Date, all then outstanding Initial Term Loans, (ii) on the relevant Incremental Term Loan Maturity Date for any Class of Incremental Term Loans, any then outstanding Incremental Term Loans of such Class and (iii) on the relevant maturity date for any Class of Extended Term Loans, all then outstanding Extended Term Loans of such Class.

(b) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Incremental Agreement, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Agreement.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b)(iv) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6. Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $500,000 (and multiples of $100,000 in excess thereof) of the outstanding principal amount of Term Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the $500,000, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing), in the case of a continuation of or conversion to LIBOR Loans or (2) one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), in the case of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation”) specifying the Term Loans to be so converted or continued, the Type of Term Loans to be converted into or continued and, if such Term Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans as a Borrowing of LIBOR Loans with an Interest Period equal to the expired Interest Period, effective as of the expiration date of such current Interest Period.

2.7. Pro Rata Borrowings. Each Borrowing of Initial Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments. Each Borrowing of Incremental Term Loans under this Agreement shall be made by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Incremental Term Loan Commitments for the applicable Class. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender, severally and not jointly, shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligations under any Loan Document.

2.8. Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable LIBOR Margin plus the relevant LIBOR Rate in effect from time to time.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by Requirements of Law, the rate described in Section 2.8(a) hereof plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof, and shall be payable in Dollars and, except as otherwise provided below, shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December (provided that the first such payment shall be no earlier than the last Business Day of December 2012), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that a Loan that is repaid on the same day on which it is made shall bear interest for one day.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5 hereof.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six-month period or (if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) any period shorter than one month requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of Term Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) that, due to a Change in Law occurring after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Loan Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4 or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans hereunder increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

2.11. Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4.

2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14. Incremental Facilities.

(a) The Borrower may at any time or from time to time after the Closing Date, by written notice delivered to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional Classes of term loans (the “Incremental Term Loans”; any such facilities, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that, except as set forth in the proviso to clause (b) below, at the time that any such Incremental Term Loan is made or effected (and after giving effect thereto) no Event of Default under clause (a) or clause (g) of Section 11.1(I) shall exist.

(b) Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and the aggregate amount of the Incremental Term Loans (after giving pro forma effect thereto and the use of the proceeds thereof) shall not exceed the sum of the aggregate amounts of Indebtedness that may be incurred on such date pursuant to Section 9.7(b)(1), Section 9.7(b)(12) and, to the extent relating to Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 9.7(b)(12)(a), Section 9.7(b)(13) (the “Incremental Limit”); provided that (i) Incremental Term Loans may be incurred without regard to the Incremental Limit and without regard to whether an Event of Default under clause (a) or clause (g) of Section 11.1(I) has occurred and is continuing, to the extent that the net cash proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans to prepay Term Loans in accordance with the procedures set forth in Section 5.2(a)(i) and subject to the payment of premiums set forth in Section 5.1(b), if applicable.

(c) The Incremental Term Loans (i) shall rank equal in right of payment and of security with the Initial Term Loans and shall be secured only by all or a portion of the Collateral securing the Obligations, (ii) shall not mature earlier than the Initial Term Loan Maturity Date, (iii) shall have a maturity date (subject to clause (ii)), an amortization schedule (if any, and in any event, not to exceed 1.00% per annum of the aggregate principal amount of such Incremental Term Loans), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans; and (iv) may otherwise have terms and conditions different from those of the Initial Term Loans; provided that (x) except with respect to matters contemplated by clauses (ii) and (iii) above, any differences shall be reasonably satisfactory to the Administrative Agent and (y) the documentation governing any Incremental Term Loans may include any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Credit Facility.

(d) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender with an Initial Term Loan Commitment will have an obligation to make a portion of any Incremental Term Loan) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans if such consent would be required under Section 13.6(b) for an assignment of Loans to such Lender or Additional Lender.

(e) Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement; provided, however, that the proceeds of any Incremental Term Loans incurred in either case as described in the proviso to Section 2.14(b), shall be used in accordance with the terms thereof.

(f) No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans.

(g) This Section 2.14 shall supersede any provisions in Section 2.7 or 13.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders, provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent

2.15. Extensions of Term Loans.

(a) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments, if any, of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization, if any, of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Extension Agreement or the Incremental Agreement, as the case may be, with respect to the Existing

Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (x)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(b) The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of an Existing Class subject to such Extension Request converted or exchanged into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans which it has elected to convert or exchange into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted to or exchanged to Extended Term Loans on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Term Loans included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement.

(c) Extended Term Loans shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Agreement or Extension Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Term Loans provided for therein, does not breach or result in a default under the provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above, in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted or exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date).

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c).

(f) No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g) This Section 2.15 shall supersede any provisions in Section 2.7 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Term Loans without such Lender’s consent.

SECTION 3. [Reserved]

SECTION 4. Fees; Commitments

4.1. Administrative Agent’s Fees. The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2. Mandatory Termination of Commitments. The Initial Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

SECTION 5. Payments

5.1. Voluntary Prepayments.

(a) The Borrower shall have the right to prepay Term Loans, without premium or penalty, except as set forth in Section 5.1(b), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans) the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders; (b) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $1,000,000; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $5,000,000 for LIBOR Loans; and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any Class of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amounts (if any) in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower. For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 5.1 without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity and/or a pro-rata basis among Term Loan Classes. All prepayments under this Section 5.1 shall also be subject to the provisions of Sections 5.2(d) and 5.2(e).

(b) Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Initial Term Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For the avoidance of doubt, on and after the first anniversary of the Closing Date no fee shall be payable pursuant to this Section 5.1(b).

(c) Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Loans on the following basis:

(i) The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par (such prepayment, the “Discounted Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment made in accordance with this Section 5.1(c); provided that the Borrower shall not initiate any action under this Section 5.1(c) in order to make a Discounted Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount.

(ii) Subject to the proviso to subsection (i) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid, (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the Lenders (the “Specified Discount Prepayment Response Date”).

(iii) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(iv) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Loans pursuant to this paragraph (c) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (ii); provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (v) below (subject to subsection (x) below).

(v) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(vi) If any Term Loan is prepaid in accordance with this subsection (c), the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the Loans on a pro rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 5.1(c) shall be paid to the Discount Prepayment Accepting Lenders. The aggregate principal amount of Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.

(vii) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 5.1(c), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(viii) Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 5.1(c), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix) Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 5.1(c) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 5.1(c) as well as activities of the Auction Agent.

(x) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 5.1(c) shall not constitute a Default or Event of Default under this Agreement).

5.2. Mandatory Prepayments.

(a) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within one Business Day after the receipt of net cash proceeds therefrom, prepay, in accordance with Sections 5.2(b) below, a principal amount of Term Loans in an amount equal to 100% of the net cash proceeds from such Debt Incurrence Prepayment Event.

(b) Application to Loans. Each prepayment of Term Loans required by Section 5.2(a) in connection with a Debt Incurrence Prepayment Event shall be allocated to any Class of Term Loans outstanding as directed by the Borrower and shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans.

(c) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 or pursuant to Section 9.8(b) hereof in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount in Dollars equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

5.3. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in Dollars and all other payments under each Loan Document shall, unless otherwise specified in such Loan Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, in the Administrative Agent’s sole discretion, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4. Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit K hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the

case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent or the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5. Computations of Interest. Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed and interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Agent’s prime rate and overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

5.6. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a) hereof, the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower or any other Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8 hereof.

(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

6.1. Loan Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of each of the Borrower, each Agent and each Lender;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date’

(c) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, the Collateral Agent and each Person that is a Guarantor as of the Closing Date;

(d) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, the Collateral Agent and each other pledgor party thereto as of the Closing Date;

(e) a Term Loan Note executed by the Borrower in favor of each Lender that has requested a Term Loan Note at least three (3) Business Days in advance of the Closing Date (provided, that if such Term Loan Notes cannot be delivered on or prior to the Closing Date notwithstanding the Borrower’s use of commercially reasonable efforts to deliver the same, delivery thereof shall not be a condition to closing but such Term Loan Notes shall be delivered promptly thereafter); and

(f) the First Lien/Second Lien Intercreditor Agreement, executed and delivered by an Authorized Officer of each Person that is a Loan Party as of the Closing Date and by JPMorgan Chase Bank, N.A., as First Lien Agent (in its capacity thereunder) and Bank of America, N.A. (in its capacity thereunder).

6.2. Collateral. Except for any items referred to on Schedule 9.20:

(a) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 9.10.

(b) All Stock of the Borrower and all Stock of each Restricted Subsidiary of the Borrower directly or indirectly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Loan Parties shall not be required to pledge any Excluded Stock) and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.

(c) (i) Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(ii) All Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Loan Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement) shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(d) The Guarantee shall be in full force and effect.

6.3. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, counsel to the Borrower, substantially in the form of Exhibit F, and (b) local counsel to the Borrower in the jurisdictions listed on Schedule 6.3 in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Loan Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4. Closing Certificates. The Administrative Agent shall have received (i) a certificate of the Loan Parties, dated the Closing Date, substantially in the form of Exhibit G-1, with appropriate insertions, executed by the Secretary or any Assistant Secretary of each Loan Party, and attaching the documents referred to in Section 6.7, (ii) a certificate of the Loan Parties, dated the Closing Date, substantially in the form of Exhibit G-2, with appropriate insertions, executed by the President or any Vice President of each Loan Party and (iii) such other closing certificates as it may reasonably request.

6.5. Authorization of Proceedings of Each Loan Party; Organizational Documents. The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or managers of each Loan Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder and (b) true and complete copies of each of the organizational documents of each Person that is a Loan Party as of the Closing Date.

6.6. Fees. All fees required to be paid on the Closing Date pursuant to any fee letter previously agreed in writing between the Agents, the Joint Lead Arrangers, the Joint Bookrunners and Holdings or the Borrower and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to any commitment letter in respect of the Commitments as agreed in writing between the Agents, the Joint Lead Arrangers, the Joint Bookrunners and Holdings or the Borrower, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowings hereunder, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Initial Term Loans).

6.7. Representations and Warranties. On the Closing Date, the representations and warranties set forth in Section 8 hereof shall be true and correct in all material respects.

6.8. Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower substantially in the form of Exhibit J.

6.9. Patriot Act. The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Bookrunners at least seven calendar days prior to the Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

The acceptance of the benefits of the Borrowing shall constitute a representation and warranty by each Loan Party to each of the Lenders that all the applicable conditions specified in Section 6 above have been satisfied as of that time.

SECTION 7. [Reserved]

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided for herein, the Borrower makes, on the Closing Date, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

8.1. Corporate Status. Each of the Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2. Corporate Power and Authority; Enforceability. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3. No Violation. None of the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Loan Party or any of the Restricted Subsidiaries.

8.4. Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6. Governmental Approvals. The execution, delivery and performance of each Loan Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7. Investment Company Act. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8. True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Lead Arranger, any Joint Bookrunner and/or any Lender on or before the Closing Date (including all such information and data contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9. Financial Condition; Financial Statements.

(a) The Historical Financial Statements present fairly in all material respects the consolidated financial position of Borrower and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year-end audit adjustments and to the absence of footnotes. Since the December 31, 2011, there has been no Material Adverse Effect.

(b) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off-balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments, that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

8.10. Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent then due and payable, the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Closing Date.

8.11. Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12. Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13. Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

8.14. Environmental Laws.

(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.15. Properties.

(a) Each Loan Party has good title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted under this Agreement and except where the failure to have such good title would not reasonably be expected to have a Material Adverse Effect.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and properties necessary to permit the Loan Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d) All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.16. Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Initial Term Loans and the use of proceeds of such Initial Term Loans on the Closing Date), the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

8.17. Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business.

8.18. Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Loan Parties’ Oil and Gas Properties that would require any Loan Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.19. Marketing of Production. On the Closing Date, except as set forth on Schedule 8.19, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Loan Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Closing Date.

8.20. Hedging Agreements. Schedule 8.20 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedging Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.21. Patriot Act. On the Closing Date, each Loan Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

SECTION 9. Covenants

9.1. Reports and Other Information.

(a) Whether or not the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Loans are outstanding, the Borrower will have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Loans are outstanding, the Borrower will furnish to the Administrative Agent and the Lenders:

(i) (x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Borrower, if the Borrower were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of EBITDA and Adjusted EBITDA of the Borrower substantially consistent with the Offering Document and derived from such financial information; and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Borrower’s independent registered public accounting firm; and

(ii) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Closing Date if the Borrower were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Borrower (or any of its Subsidiaries) and any director, manager or executive officer, of the Borrower (or any of its Subsidiaries).

(b) All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act. The Borrower shall hold a quarterly conference call for all Lenders and security analysts to discuss such financial information (including a customary Q&A session) no later than five (5) business days after the distribution of such financial information (or such later time as the Administrative Agent, acting reasonably, may agree).

(c) If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Borrower, then the annual and quarterly information required by clause (a) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(d) In the event any direct or indirect parent of the Borrower guarantees the Term Loans, the Borrower may satisfy its obligations in this Section 9.1 with respect to financial information relating to the Borrower by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) Notwithstanding the foregoing, such requirements shall be deemed satisfied by (1) filing with the SEC of an exchange offer registration statement or shelf registration statement with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website within 15 days of the time periods after the Borrower would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Document.

(f) Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(g) Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(1) any pending or threatened Environmental Claim against any Loan Party or any Oil and Gas Properties;

(2) any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Loan Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(3) any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(4) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(h) Lists of Purchasers. At the time of the delivery of the annual financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Loan Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Loan Parties during the fiscal year for which such financial statements relate.

(i) The Borrower will make available such information and such reports to the Administrative Agent and the Lenders by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor, any securities analyst or any market maker in the outstanding notes of the Borrower who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Borrower shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker.

9.2. Compliance Certificate.

(a) The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year (or 120 days, in the case of the first fiscal year ending after the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Borrower and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every condition and covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Agreement (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Agreement, or if the Administrative Agent or the holder of any other evidence of Indebtedness of the Borrower or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Borrower shall promptly (which shall be no more than five Business Days) deliver to the Administrative Agent by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Borrower proposes to take with respect thereto.

9.3. Taxes. The Borrower shall pay and discharge, and shall cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

9.4. Stay, Extension and Usury Laws. The Borrower and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

9.5. Limitation on Restricted Payments.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Borrower’s, or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 9.7(b) hereof; or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness under Section 9.7(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(c) and 9 of Section 9.5(b) hereof, but excluding all other Restricted Payments permitted by Section 9.5(b) hereof), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from January 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Borrower since February 8, 2012 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 9.7(b) hereof) from the issue or sale of:

(i) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the Fair Market Value of other property received from the sale of:

(x) Equity Interests to any employee, director, manager or consultant of the Borrower, any direct or indirect parent company of the Borrower and the Borrower’s Subsidiaries after February 8, 2012 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 9.5(b); and

(y) Designated Preferred Stock and, to the extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of any direct or indirect parent company of the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 9.5(b) hereof); or

(ii) Indebtedness of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or any direct or indirect parent company of the Borrower;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock, (W) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be, (X) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the Fair Market Value of other property contributed to the capital of the Borrower following February 8, 2012 (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used or useful in the Oil and Gas Business) (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 9.7(b) hereof, (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the Fair Market Value of other property received by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Borrower or its Restricted Subsidiaries, in each case, after February 8, 2012; or

(ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 9.5(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after February 8, 2012; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after February 8, 2012, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to clause (7) of Section 9.5(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b) The foregoing provisions of Section 9.5(a) hereof shall not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Borrower or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent contributed to the Borrower (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 9.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 9.7 hereof so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent company of the Borrower held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any promissory notes issued by the Borrower or any direct or indirect parent company of the Borrower in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower or any direct or indirect parent company of the Borrower in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Borrower or any direct or indirect parent company of the Borrower) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Borrower or any direct or indirect parent company of the Borrower)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Borrower, in each case to any future, present or former employees, directors, managers or consultants of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 9.5(a); plus

(b) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Borrower, any direct or indirect parent company of the Borrower or any of the Borrower’s

Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 9.5 or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary, in each case, issued in accordance with Section 9.7 hereof to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 9.5(b);

provided that in the case of each of subclause (a) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or Cash Equivalents, not to exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of the Borrower’s common stock or the common stock of any direct or indirect parent company of the Borrower after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $200.0 million and (y) 1.75% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount), to the extent permitted by Section 9.9 hereof;

(14) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under Sections 9.8 and 9.12 hereof; provided that all Loans subject to prepayment under Section 9.8(c) or 9.12(a) hereof which have been accepted for repayment by the applicable Lender, have been repaid;

(15) the declaration and payment of dividends by the Borrower to, or the making of loans to, any direct or indirect parent company of the Borrower in amounts required for any direct or indirect parent company to pay:

(a) franchise and excise taxes and other fees and expenses required to maintain its corporate or other entity existence;

(b) foreign, federal, state and local taxes of a consolidated, combined, affiliated or unitary group that includes any of the Borrower or its Subsidiaries, to the extent such taxes are attributable to the Borrower or the Restricted Subsidiaries, or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of the Borrower) for all fiscal years ending after February 8, 2012;

(c) customary salary, bonus and other benefits payable to officers, employees, directors and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company;

(d) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such parent company being a public company;

(e) amounts required for any direct or indirect parent company of the Borrower to pay fees and expenses incurred by any direct or indirect parent company of the Borrower related to transactions of such parent company of the Borrower of the type described in clause (11) of the definition of “Consolidated Net Income” to the extent such transaction is for the benefit of the Borrower and its Restricted Subsidiaries; and

(f) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any such direct or indirect parent company of the Borrower;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) any Restricted Payment if immediately after giving pro forma effect to such Restricted Payment pursuant to this clause (18) of this Section 9.5(b) and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment (i) the Net Indebtedness to EBITDA Ratio would not have exceeded 1.5:1 and (ii) the Loans have a rating equal to or higher than Ba2 (or the equivalent) by Moody’s and BB (or the equivalent) by S&P, in each case with a stable or better outlook; and

(19) any Restricted Payment made to the Borrower’s direct or indirect parent entity to fund the (A) declaration and payment of cash dividends to holders of the Cumulative Preferred Stock in accordance with the terms of the Certificate of Designations and (B) repurchase, redemption, repayment or other acquisition or retirement for cash of the Cumulative Preferred Stock in a manner permitted by the Certificate of Designations;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (17) and (18) of this Section 9.5(b) no Default shall have occurred and be continuing or would occur as a consequence thereof.

The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 9.5(a) hereof or under clause (7), (10) or (11) of Section 9.5(b) hereof, or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

9.6. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;

(2) make loans or advances to the Borrower or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary.

(b) The restrictions in Section 9.6(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the RBL Credit Agreement and the related documentation and related Hedging Obligations;

(2) this Agreement, the Loans, and the Guarantees;

(3) the Senior Notes Indenture and the Senior Notes;

(4) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) of Section 9.6(a) hereof on the property so acquired;

(5) applicable law or any applicable rule, regulation or order;

(6) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(7) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(8) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 9.7 hereof and Section 9.10 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 9.7 hereof and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the Borrower in good faith, than the provisions contained in the RBL Credit Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Borrower in good faith, to make scheduled payments of cash interest on the Senior Notes when due;

(11) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(12) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Borrower, are necessary or advisable to effect such Receivables Facility;

(14) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(15) in the case of clause (3) of Section 9.6(a) hereof, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or assets that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts; and

(16) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 9.6(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 9.6(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

9.7. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Borrower shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries would be at least 2.00 to 1.00.

(b) The provisions of Section 9.7(a) hereof shall not apply to:

(1) Indebtedness incurred pursuant to Credit Facilities by the Borrower or any Restricted Subsidiary (including the Loans); provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred (when taken together with amounts incurred and outstanding under Section 2.14(b)) does not exceed the greatest of (x) $3,000.0 million, (y) the sum of $500.0 million and 22.5% of Total Assets determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (z) the Borrowing Base;

(2) [RESERVED];

(3) Indebtedness of the Borrower and any Restricted Subsidiary in existence on the Closing Date (other than Indebtedness described in clause (1) of this Section 9.7(b)), including for avoidance of doubt, the Borrower’s 9.750% Senior Notes due 2020 and Guarantees thereof;

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any Restricted Subsidiary, to finance the purchase, lease, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (4), and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and Preferred Stock pursuant to this clause (4), does not exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of incurrence; provided that Capitalized Lease Obligations incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Borrower or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Borrower and the Restricted Subsidiaries;

(5) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if the Borrower or a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the Loans of such Subsidiary Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 9.5(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 9.5(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof); and

(b) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $400.0 million and (y) 3.5% of Total Assets at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of Section 9.7(a) hereof from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 9.7(a) hereof without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary incurred as permitted under Section 9.7(a) hereof and clauses (2), (3), (4) and (12)(a) of this Section 9.7(b) above, this clause (13) and clause (14) of this Section 9.7(b) or any Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(b) to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu to the Loans or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Loans or the Guarantee at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Subsidiary Guarantor that refunds, refinances, replaces, renews, extends or defeases Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Subsidiary Guarantor;

and provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 9.7(a) hereof, or

(b) the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within eight Business Days of its incurrence;

(16) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower; provided that such guarantee is incurred in accordance with Section 9.13 hereof;

(18) Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding the greater of (x) $100.0 million and (y) 1.0% of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 9.7(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 9.7(a) hereof without reliance on this clause (18));

(19) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(20) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in clause (4) of Section 9.5(b) hereof.

(c) For purposes of determining compliance with this Section 9.7:

(x) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 9.7(b) or is entitled to be incurred pursuant to Section 9.7(a) hereof, the Borrower, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in clauses (1) through (21) of this Section 9.7(b) or under Section 9.7(a) hereof; provided that all Indebtedness outstanding under the RBL Credit Agreement and this Agreement on the Closing Date shall be treated as incurred on the Closing Date under clause (1) of Section 9.7(b) hereof; and

(y) at the time of incurrence, the Borrower shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 9.7(a) and 9.7(b) hereof.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 9.7. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) of Section 9.7(b) hereof shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (x) the principal amount of such Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f) Notwithstanding anything to the contrary, the Borrower shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Loans or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be.

9.8. Asset Sales.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the aggregate consideration therefor received from such Asset Sale and all other Asset Sales since February 8, 2012, on a cumulative basis, received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof; provided that the amount of:

(A) any liabilities (as reflected on the Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(C) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 450 days after the Borrower’s or any Restricted Subsidiary’s receipt of any Net Asset Sale Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary, at its option, may apply the Net Asset Sale Proceeds from such Asset Sale,

(1) to permanently reduce:

(A) First Lien Obligations or other Obligations under Senior Indebtedness (other than any Second Lien Obligations or Junior Lien Obligations) that is secured by a Lien permitted under this Agreement (which Lien is either (x) senior to the Lien of the Loans with respect to the Collateral or (y) on an asset not constituting Collateral (in the case of this clause (y), such permanent reduction shall only be permitted with the Net Asset Sale Proceeds of an Asset Sale consisting of assets which do not constitute Collateral)), and, in each case, to correspondingly reduce commitments with respect thereto;

(B) Second Lien Obligations of the Borrower or any Restricted Subsidiary (and to correspondingly reduce any outstanding commitments with respect thereto); provided that to the extent the Borrower or any Restricted Subsidiary reduces or makes an offer to prepay, as applicable, Second Lien Obligations other than the Loans, the Borrower shall equally and ratably reduce or make an offer to prepay, as applicable, the Loans at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Loans that would otherwise be prepaid; or

(C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Borrower or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in each of clauses (a) through (c), that are used or useful in a Similar Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale; or

(3) to invest in Additional Assets;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Asset Sale Proceeds from the date of such commitment so long as the Borrower or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Asset Sale Proceeds will be applied to satisfy such commitment within 180 days after the end of such 450-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason within such 180-day period and before the Net Asset Sale Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Asset Sale Proceeds are applied or such Net Asset Sale Proceeds are not applied within such 180-day period, then such Net Asset Sale Proceeds shall constitute Excess Proceeds.

(c) Any Net Asset Sale Proceeds that are not invested or applied as provided and within the time period set forth in Section 9.8(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Borrower shall make an offer to all Lenders and, if required or permitted by the terms of any Indebtedness the Liens securing which rank equally and ratably to the Loans (“Equal Priority Indebtedness”), to the holders of such Equal Priority Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Loans and such Equal Priority Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and, if applicable, additional interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement. In the event that the Borrower or a Restricted Subsidiary prepays any Equal Priority Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Borrower or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. The Borrower will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of this Agreement, with a copy to the Administrative Agent.

To the extent that the aggregate amount of Loans and any other Equal Priority Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Agreement. If the aggregate principal amount of Loans, or the Equal Priority Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent shall select the Loans, and such other Equal Priority Indebtedness to be purchased on a pro rata basis (so long as an authorized denomination results therefrom) based on the accreted value or principal amount of the Loans or such Equal Priority Indebtedness which have been accepted for repayment by the applicable Lender. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Borrower may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Asset Sale Offer, any Net Asset Sale Proceeds not required to be used to purchase Loans shall not be deemed Excess Proceeds.

(d) Pending the final application of any Net Asset Sale Proceeds pursuant to this Section 9.8, the Borrower or the applicable Restricted Subsidiary may apply such Net Asset Sale Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Asset Sale Proceeds in any manner not prohibited by this Agreement.

9.9. Transactions with Affiliates.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 9.9(a).

(b) The provisions of Section 9.9(a) hereof shall not apply to the following:

(1) transactions between or among the Borrower or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by Section 9.5 hereof and the definition of “Permitted Investments”;

(3) (i) the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Closing Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the board of directors of the Borrower, to the Lenders when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Closing Date) and (ii) payments by the Borrower or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower in good faith;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of Borrower, any direct or indirect parent company of the Borrower or any Restricted Subsidiary;

(5) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any direct or indirect parent company of the Borrower or to any Permitted Holder or to any director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Borrower, any of its direct or indirect parent companies or any of its Subsidiaries;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments or loans (or cancellation of loans) to employees, directors, managers or consultants of the Borrower, or any direct or indirect parent company of the Borrower or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by the Borrower in good faith;

(13) investments by the Investors in securities of the Borrower or any Restricted Subsidiary (and the payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(14) payments to any future, current or former employee, director, officer, manager or consultant of the Borrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Borrower in good faith;

(15) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(16) payments by the Borrower (and any direct or indirect parent company of the Borrower) and its Subsidiaries pursuant to tax sharing agreements among the Borrower (and any direct or indirect parent company of the Borrower) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Borrower;

(17) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;

(18) intellectual property licenses in the ordinary course of business; and

(19) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transactions provisions of such royalty trust or master limited partnership agreement.

9.10. Liens. The Borrower shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Borrower or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Loans and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Loans or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien which is granted to secure the Loans under this Section 9.10 shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Loans.

9.11. Corporate Existence. Subject to Sections 9.14 and 9.15, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, whether corporate, partnership, limited liability company or other existence, as the case may be, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Borrower in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

9.12. [Reserved].

9.13. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Borrower shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee capital markets debt securities of the Borrower or any Subsidiary Guarantor), other than a Subsidiary Guarantor or a Restricted Subsidiary formed in connection with a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Borrower or any other Subsidiary Guarantor (other than Indebtedness payable to the Borrower or a Restricted Subsidiary) unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a Guarantee substantially in the form of Exhibit A hereto providing for a Guarantee by such Restricted Subsidiary, provided that:

(a) if the Loans or such Subsidiary Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Loans are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Loans or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Loans; and

(2) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 9.13 shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) any guarantee of a Foreign Subsidiary that does not guarantee other capital markets debt securities or syndicated Credit Facilities Indebtedness of the Borrower or a Subsidiary Guarantor or (iii) any guarantee of any Immaterial Subsidiary.

9.14. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Borrower shall not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) either: (x) the Borrower is the surviving entity; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Borrower”);

(2) the Successor Borrower, if other than the Borrower, expressly assumes all the obligations of the Borrower under the Loans pursuant to a supplemental agreement or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four quarter period,

(A) the Successor Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 9.7(a) hereof, or

(B) the Fixed Charge Coverage Ratio for the Successor Borrower and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 9.14(c)(1)(B) hereof shall apply, shall have by supplemental agreement confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement and the Loans; and

(6) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer and such supplemental agreements, if any, comply with this Agreement and, if a supplemental agreement is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Agreement.

(b) The Successor Borrower shall succeed to, and be substituted for the Borrower, as the case may be, under this Agreement, the Guarantees and the Loans. Notwithstanding clauses (3) and (4) of Section 9.14(a) hereof,

(1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or any Restricted Subsidiary, and

(2) the Borrower may merge with an Affiliate of the Borrower, as the case may be, solely for the purpose of reincorporating the Borrower in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

(c) Subject to certain limitations described in this Agreement governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor shall, and the Borrower shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Agreement, such Subsidiary Guarantor’s related Guarantee, and such Subsidiary Guarantor’s obligations under each other Loan Document, in each case, pursuant to supplemental agreements or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer and such supplemental agreements, if any, comply with this Agreement; or

(2) the transaction is an Asset Sale that is made in compliance with Section 9.8 hereof.

(d) Subject to certain limitations described in this Agreement, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Agreement and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower, (ii) merge with an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of the jurisdiction of such Subsidiary Guarantor or the laws of another jurisdiction in the United States.

(e) Notwithstanding anything to the contrary, the transactions contemplated by the Stock Purchase Agreement shall be permitted without compliance with this Section 9.14.

9.15. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 9.14 hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the Borrower shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest, if any, on the Loans except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Borrower’s assets that meets the requirements of Section 9.14 hereof.

9.16. Use of Proceeds. All proceeds of the Initial Term Loans will be used by the Borrower and its Subsidiaries to repay a portion of the Indebtedness under the RBL Credit Agreement and to pay related fees, commissions, expenses (including attorney’s fees and other customary fees), issuance costs, discounts and other costs and expenses to be paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection herewith and therewith.

9.17. Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if casualty insurance is obtained, the Collateral Agent shall be the additional loss payee under any such casualty insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to this Section 9.17.

9.18. Compliance with Statutes, Regulations, Etc.. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.19. Additional Guarantors and Collateral.

(a) Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement, substantially in the form of Annex A, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement, a pledgor under the Pledge Agreement and (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto.

(b) Subject to any applicable limitations set forth in the Pledge Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Stock (other than any Excluded Stock) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.13) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto.

(c) The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Loan Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.13) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent (or its agent, designee or bailee in accordance with the First Lien/Second Lien Intercreditor Agreement), for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

(d) In the event that the Borrower or any Loan Party grants to the First Lien Collateral Agent as security for the First Lien Obligations a first-priority Lien interest (subject to Liens permitted by Section 9.10) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents, then the Borrower or such Loan Party shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Collateral Agent a perfected second-priority security interest (subject to Liens permitted by Section 9.10) in such First Lien Collateral and to have such First Lien Collateral added to the Collateral, and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such First Lien Collateral to the same extent and with the same force and effect. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Section 9.13 and Sections 9.19(a) and (b).

9.20. Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.20 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.20 with respect to such action or such later date as the Administrative Agent may reasonably agree.

(c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents.

9.21. Suspension of Covenants.

(a) During any period of time that: (1) the Loans have Investment Grade Ratings from both Rating Agencies and (2) no Default has occurred and is continuing under this Agreement (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Borrower and the Restricted Subsidiaries shall not be subject to the following provisions of this Agreement:

(1) Section 9.5;

(2) Section 9.6;

(3) Section 9.7;

(4) Section 9.8;

(5) Section 9.9;

(6) 9.13; and

(7) Section 9.14(a)(4);

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Asset Sale Proceeds shall be set at zero. In the event that the Borrower and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Loan below an Investment Grade Rating or a Default or an Event of Default occurs and is continuing, then the Borrower and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Agreement, the Security Documents, the Guarantees or any other Loan Documents with respect to the Suspended Covenants, and none of the Borrower or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b) On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Section 9.7(b)(3) of this Agreement. On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Agreement will be deemed to have been outstanding on the Closing Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 9.5 of this Agreement shall be made as though Section 9.5 of this Agreement had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(c) The Borrower shall give the Administrative Agent prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Administrative Agent shall assume the Suspended Covenants apply and are in full force and effect. The Borrower shall give the Administrative Agent prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Administrative Agent shall assume the Suspended Covenants apply and are in full force and effect.

SECTION 10. [Reserved]

SECTION 11. Defaults and Remedies

11.1. Events of Default.

(I) Any of the following events referred to in any of Sections 11.1(a) through (i) shall constitute an “Event of Default”:

(a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Loans;

(b) default for 30 days or more in the payment when due of interest on or with respect to the Loans;

(c) a Change of Control shall occur;

(d) failure by the Borrower or any Guarantor for 60 days after receipt of written notice given by the Administrative Agent or the Required Lenders to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in this Agreement or the Loans;

(e) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary, other than Indebtedness owed to the Borrower or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Loans, if both:

(i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $125.0 million or more at any one time outstanding;

(f) failure by the Borrower or any Significant Subsidiary to pay final judgments aggregating in excess of $125.0 million (net of amounts covered by insurance policies issued by reputable insurance companies for which coverage has not been disclaimed), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g) any of the following events with respect to the Borrower or any Significant Subsidiary:

(i) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for any substantial part of its property;

(D) takes any comparable action under any foreign laws relating to insolvency; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Borrower or any Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Borrower or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Borrower or any Significant Subsidiary;

(D) and the order or decree remains unstayed and in effect for 60 days; or

(h) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the release of any such Guarantee in accordance with this Agreement; or

(i) the Security Agreement, Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Loan Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document; or

(j) (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (ii) there could result from any event or events set forth in subclause (i) of this clause (j) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (iii) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

(II) In the event of any Event of Default specified in clause (d) of Section 11.1(I) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Loans) will be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Required Lenders, if within 20 days after such Event of Default arose:

(a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(b) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c) the default that is the basis for such Event of Default has been cured.

11.2. Remedies upon Event of Default, Waivers of Past Defaults.

(a) If any Event of Default (other than an Event of Default specified in clause (g) of Section 11.1(I) hereof) occurs and is continuing under this Agreement, the Administrative Agent may, and, upon written request of the Required Lenders, shall declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Loans to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately; provided that the remedies contained in this Section 11.2(a) shall be subject to the terms and conditions contained in the First Lien/Second Lien Intercreditor Agreement.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) of Section 11.1(I) hereof, all outstanding Loans and other Obligations shall be due and payable immediately without further action or notice.

(b) The Required Lenders by notice to the Administrative Agent may on behalf of all Lenders waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Loans (held by a Non-Consenting Lender) and rescind any acceleration with respect to the Loans and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction; and that the Required Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

11.3. Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.1(I)(g) or (h) shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in connection with any collection or sale or otherwise in connection with any Loan Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the applicable Loan Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 12. The Agents

12.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Documentation Agent and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

(c) Each of the Joint Lead Arrangers and Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2. Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

12.4. Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan

Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 hereof on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

12.6. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Loan Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Loan Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the aggregate principal amount of Loans outstanding on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the aggregate principal amount of Loans outstanding immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent or the Collateral Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8. Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9. Successor Agents. The Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 hereof is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the transfer by the retiring (or retired) Agent to the successor Agent of all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 12 (including Section 12.7 hereof) and Section 13.5 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent.

12.10. Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 12.10.

12.11. Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

12.12. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.13. Appointment. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under clause (g) or (h) of Section 11.1(I) hereof, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 13. Miscellaneous

13.1. Amendments, Waivers and Releases.

(a) Except as expressly set forth in this Agreement, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the

Loan Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce any portion of any Loan, extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1, or reduce the percentages specified in the definition of the term “Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.14) or alter the order of application set forth in the final paragraph of Section 11 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (iv) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (v) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (vi) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Loan Document without the prior written consent of such Agent; provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Required Lenders shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.14 or otherwise to effect the provisions of Section 2.14 or 2.15 or any clause under “Permitted Liens” relating to Customary Intercreditor Agreements or other intercreditor arrangements. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the

Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

(b) Furthermore, the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without notice to or consent of any Lender: (i) to comply with Section 9.14; (ii) to add a Guarantor with respect to the Loans or Collateral to secure the Loans; (iii) to release Collateral or a Subsidiary Guarantee as permitted by this Agreement, the Security Documents or any Customary Intercreditor Agreements; (iv) to add additional secured creditors holding First Lien Obligations, Second Lien Obligations, or Junior Lien Obligations so long as such obligations are not prohibited by this Agreement or the Security Documents; (v) to add to the covenants of the Borrower or any Subsidiaries for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any Subsidiary; to the extent necessary to integrate any Incremental Loans or Extended Loans as contemplated pursuant to Section 2.14 and 2.15; and to make any change that does not adversely affect the rights of any Lender.

(c) Any Customary Intercreditor Agreement may be amended without the consent of any Lender or Agent (i) in connection with the permitted entry into such Customary Intercreditor Agreement of any class of additional secured creditors holding First Lien Obligations, Equal Priority Obligations or Junior Lien Obligations, as applicable, to effectuate such entry into such Customary Intercreditor Agreement and to make the lien of such class equal and ratable with, or junior or senior to, as applicable, the lien of the First Lien Obligations, Equal Priority Obligations or Junior Lien Obligations or (ii) to otherwise effectuate the purposes of such Customary Intercreditor Agreement.

(d) Each Lender hereunder (x) consents to the amendment of any Loan Document in the manner and for the purposes set forth in the foregoing clauses (b) and (c) of this Section 13.1, (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document pursuant to such clauses and (z) authorizes and instructs the Administrative Agent to enter into any amendment to any Loan Document pursuant to such clauses on behalf of such Lender. After an amendment under clauses (b) or (c) of this Section 13.1 becomes effective, the Borrower shall mail to the Administrative Agent, who shall promptly notify the Lenders, a notice briefly describing such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of any such amendment.

13.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 5.1 hereof shall not be effective until received.

13.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5. Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and Mayer Brown LLP, in their capacity as counsel to the Joint Lead Arrangers and the Joint Bookrunners, and one counsel in each appropriate local jurisdiction (other than any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel), or such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld), (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims or demands arising out of any actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel), relating to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Loan Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 13.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Section 2.11.

13.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 11.3 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to (1) a Lender, an Affiliate of a Lender, an Approved Fund or (2) if an Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof has occurred and is continuing, any other assignee; and

(B) the Administrative Agent (which consent shall not be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in excess thereof or, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof has occurred and is continuing; provided further that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E) any assignment to Holdings, a Borrower, any Subsidiary or an Affiliated Lender shall also be subject to the requirements of Section 13.6(h).

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 5.4 and 13.5 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, 2.11 and 5.4 hereof to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) hereof as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) hereof as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit I hereto, as the case may be, evidencing the Loans, owing to such Lender.

(e) Subject to Section 13.16 hereof, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting

Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, Insolvency or Liquidation Proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

(h) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to Holdings, the Borrower, any Subsidiary or an Affiliated Lender and (y) Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis in accordance with Section 5.1(b); provided that:

(i) any Loans acquired by Holdings, the Borrower or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) by its acquisition of Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) it shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents;

(B) except with respect to any amendment, modification, waiver, consent or other action described in clause (i) of the second proviso of Section 13.1 or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph);

(C) if a case under the Bankruptcy Code is commenced by or against any Loan Party, any plan of reorganization of such Loan Party shall provide (and each Affiliated Lender shall consent thereto) that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower; each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (C);

(D) the aggregate principal amount of Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Loans outstanding at such time under this Agreement; and

(E) any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time.

For the avoidance of doubt, the foregoing limitations in this clause (h) shall not be applicable to Affiliated Institutional Lenders; provided that for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Term Loans held by Affiliated Institutional Lenders will be excluded to the extent in excess of 49.9% of the amount required to constitute “Required Lenders” (any such excess amount shall be deemed to be not outstanding on a pro rata basis among all Affiliated Institutional Lenders).

13.7. Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 5.4 hereof, (b) is affected in the manner described in Section 2.10(a)(iii) hereof and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default under Section 11.1(I)(a), (b), (g) or (h) hereof shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 5.4 hereof, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 hereof (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 hereof requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6 hereof.

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8. Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.1(I)(g) or (h) hereof, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable LIBOR Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets, except to the effect of Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lenders). Each Lender agrees promptly to notify the Borrower (and the Loan Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 hereto at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2 hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14. Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Loan Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent or any Lender has advised or is currently advising any of the Borrower, the other Loan Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15. WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16. Confidentiality. The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding or as otherwise required or requested by any Governmental Authority, regulatory, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law or regulation, (b) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Loan Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Loan Parties, the Loans and the Loan Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (e) to a nationally recognized ratings agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a securitization, (f) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Section 13.16; (g) to the extent that such information is received from a third party that is not, to such Lender’s, Administrative Agent’s or other Agent’s knowledge, subject to confidentiality obligations owing to the Borrower or any of its Subsidiaries, (h) to the extent that such information was already in such Lender’s, Administrative Agent’s or other Agent’s possession prior to entering into this Agreement or is independently developed by such Lender, Administrative Agent or other Agent and (h) for purposes of establishing a “due diligence” defense; provided that unless specifically prohibited by applicable Requirements of Law, rule or regulation, each Lender, the Administrative Agent and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedging Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

13.17. [Reserved].

13.18. Direct Website Communications.

(a) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the RBL Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the RBL Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.18 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c) The Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Loan Documents.

(e) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Loan Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.19. USA PATRIOT Act. The Agents and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Agent and such Lender to identify each Loan Party in accordance with the Patriot Act.

13.20. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.22. Release of Liens. Notwithstanding anything to the contrary in the Security Documents:

(a) Collateral may be released from the Lien and security interest created by the Security Documents to secure the Loans and obligations under this Agreement at any time or from time to time in accordance with the provisions of the Intercreditor Agreements or as provided hereby. The applicable property and assets included in the Collateral shall be automatically released from the Liens securing the Loans, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Agreement and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreements or the Security Documents:

(1) to enable a Loan Party and its Subsidiaries to consummate the disposition of such property or assets to a Person that is not a Loan Party to the extent not prohibited under Section 9.8;

(2) in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 9.5 and the definition of “Unrestricted Subsidiary”, and such Subsidiary Guarantor shall be automatically released from its obligations hereunder and under the Security Documents or (ii) upon the release of such Subsidiary Guarantee pursuant to Section 13.23;

(3) in respect of the property and assets of a Guarantor, upon the release or discharge of the guarantee by such Guarantor of the Obligations under the Credit Agreement or any other Indebtedness which resulted in the obligation to become a Guarantor;

(4) in respect of any assets or property constituting Collateral securing First Lien Obligations, upon the release of the security interests in such assets or property securing any First Lien Obligations, other than in connection with a Discharge (as defined in the First Lien/Second Lien Intercreditor Agreement) of First Lien Obligations;

(5) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease;

(6) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1); and

(7) as provided in Section 13.1.

(b) Notwithstanding the foregoing, if an Event of Default exists on the date of Discharge (as defined in the First Lien/Second Lien Intercreditor Agreement) of First Lien Obligations, the second priority Liens on the Collateral securing the Loans will not be released, except to the extent such Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations, and thereafter the Collateral Agent (or another designated representative appointed pursuant to the terms of the Equal Priority Lien Intercreditor Agreement) will have the right to foreclose or direct the First Lien Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the First Lien Obligations will be released when such Event of Default and all other Events of Default cease to exist).

(c) In connection with any termination or release pursuant to this Section 13.22 or a release of a Subsidiary Guarantee pursuant to Section 13.23, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Loan Party, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Security Documents. Any execution and delivery of documents pursuant to this Section 13.22 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 13.22 or 13.23, the Loan Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents or the Senior Lien lntercreditor Agreement.

The security interests in all Collateral securing the Loans also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Loans and all other Obligations under this Agreement and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

13.23. Release of Subsidiary Guarantee. Each Subsidiary’s Subsidiary. Guarantees shall be automatically released upon:

(a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement;

(b) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of the guarantee by such Guarantor of the Obligations under the RBL Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Loans;

(d) discharge of the Loan Obligations in accordance with the terms hereof;

(e) such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described in Section 13.22;

(f) the occurrence of a Covenant Suspension Event and

(g) as provided in Section 13.1.

A Restricted Subsidiary’s Subsidiary Guarantee shall also be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY,
as the Borrower

By:	/s/ Philip Cook
Name: Philip Cook
Title: Executive Vice President and Chief
Financial Officer

Signature Page

Samson Investment Company

Second Lien Term Loan Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent, Collateral Agent and a Lender

By:	/s/ Jeffrey Bloomquist
Name: Jeffrey Bloomquist
Title: Managing Director

Signature Page to the Credit Agreement

Schedule 1.1(a)

Commitments

Lender	Commitment
Bank of America, N.A.	$1,000,000,000

Schedule 1.1(b)

Excluded Stock

None

Schedule 1.1(c)

Excluded Subsidiaries

Excluded Subsidiaries

1.	Ace Company

2.	Ace II Company

3.	Ace III Company

4.	Ace IV Company

5.	Ace V Company

6.	Arch Ventures Corporation

7.	Berry Gas Company

8.	Cimarron Oil Field Supply LLC

9.	Circle L Drilling Company

10.	Compression, Inc.

11.	Dyco Petroleum Corporation

12.	Eason Drilling & Services Company

13.	Geodyne Depositary Company

14.	Geodyne Institutional Depositary Company

15.	Geodyne Nominee Corporation

16.	Ohio River Exploration LLC

17.	OSN Production Ltd.

18.	PYR Cumberland LLC

19.	PYR Energy Corporation

20.	PYR Exploration LLC

21.	PYR Mallard LLC

22.	PYR Pintail LLC

23.	S Industrial Inc.

24.	SGH Enterprises, Inc.

25.	SPI Resources, Inc. (formerly known as Samson Properties Incorporated)

26.	Samson Canada Holdings, ULC

27.	Samson Concorde Gas Marketing, Inc.

28.	Samson Euro-Asia Ltd.

29.	Samson Financing Limited Partnership

30.	Samson-International (Australia) PTY Ltd.

31.	Samson Kelley Operating Company, Ltd.

32.	Samson Oil & Gas Development, Inc.

33.	Samson Petrofunds, Inc.

34.	Samson R&C Company LLC

35.	Sherwood Group, LP

36.	Snyder Exploration Company

Schedule 1.1(d)

Closing Date Subsidiary Guarantors

Closing Date Guarantors
1.	Geodyne Resources, Inc.

2.	Samson Contour Energy Co.

3.	Samson Contour Energy E&P, LLC

4.	Samson Holdings, Inc.

5.	Samson Lone Star, LLC (formerly known as Samson LS, LLC)

6.	Samson Resources Company

7.	Samson-International, Ltd.

Schedule 1.1(e)

Closing Date Mortgaged Properties

The following properties, identified by State, and by County or Parish, will be mortgaged by the Borrower in accordance with Section 9.20(b) of the Credit Agreement. Those subsidiaries of the Borrower owning interests in the mortgaged properties are identified below.

Oklahoma

-	Washita
-	Caddo
-	Roger Mills
-	Pittsburg
-	Canadian
-	Custer
-	Beckham
-	Grady
-	Ellis
-	Latimer
-	Beaver
-	Texas
-	Major
-	Blaine
-	Dewey
-	Harper
-	Stephens
-	Woods

(Samson Resources Company and Geodyne Resources, Inc. own interests in, and Samson Resources Company operates, mortgaged properties in the State of Oklahoma.)

Texas

-	Nacogdoches
-	Hemphill(1)(2)(3)
-	Harrison
-	Wheeler(1)(3)
-	Panola
-	Rusk(1)(3)
-	Shelby
-	Lipscomb
-	Gregg

(Samson Lone Star, LLC (formerly known as Samson LS, LLC) owns interests in, and operates, mortgaged properties in the State of Texas. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the counties designated by (1), Samson Contour Energy E&P, LLC owns interests in mortgaged properties located in the county designated by (2), and Samson Resources Company owns interests in mortgaged properties located in counties designated by (3).)

Louisiana

-	DeSoto
-	Bossier
-	Red River
-	Webster
-	Natchitoches

(Samson Contour Energy E&P, LLC owns interests in, and operates, mortgaged property in the State of Louisiana.)

Wyoming

-	Converse
-	Sweetwater(1)
-	Carbon(1)

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of Wyoming. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the counties designated by (1).)

North Dakota

-	Divide
-	Williams(1)
-	Burke
-	Mountrail

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of North Dakota. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the county designated by (1).)

Colorado

-	LaPlata

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of Colorado.)

Utah

-	Uintah

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of Utah.)

Schedule 6.3

Local Counsel

Counsel	Jurisdiction
Conner & Winters	Oklahoma
Woodburn and Wedge	Nevada

Schedule 8.4

Litigation

None

Schedule 8.12

Subsidiaries

	Subsidiary	Direct / Indirect Ownership Interest of the Borrower	Indicate Whether Subsidiary is a Guarantor, Material Subsidiary and/or Unrestricted Subsidiary
1.	Ace Company	Indirect – 62% ownership

2.	Ace II Company	Indirect – 24.18% ownership

3.	Ace III Company	Indirect – 77.02% ownership

4.	Ace IV Company	Indirect – 70.77% ownership

5.	Ace V Company	Indirect – 67% ownership

6.	Arch Ventures Corporation	Direct – 100% ownership

7.	Berry Gas Company	Indirect – 100% ownership

8.	Cimarron Oil Field Supply LLC	Direct – 100% ownership

9.	Circle L Drilling Company	Direct – 100% ownership

10.	Compression, Inc.	Direct – 100% ownership

11.	Dyco Petroleum Corporation	Direct – 100% ownership

12.	Eason Drilling & Services Company	Direct – 100% ownership

13.	Geodyne Depositary Company	Indirect – 100% ownership

14.	Geodyne Institutional Depositary Company	Indirect – 100% ownership

15.	Geodyne Nominee Corporation	Indirect – 100% ownership

16.	Geodyne Resources, Inc.	Direct – 100% ownership	Guarantor; Material Subsidiary

17.	Ohio River Exploration LLC	Indirect – 100% ownership

18.	OSN Production Ltd.	Direct – 100% ownership

19.	PYR Cumberland LLC	Indirect – 100% ownership

20.	PYR Energy Corporation	Direct – 100% ownership

21.	PYR Exploration LLC	Indirect – 100% ownership

22.	PYR Mallard LLC	Indirect – 100% ownership

	Subsidiary	Direct / Indirect Ownership Interest of the Borrower	Indicate Whether Subsidiary is a Guarantor, Material Subsidiary and/or Unrestricted Subsidiary
23.	PYR Pintail LLC	Indirect – 100% ownership

24.	S Industrial Inc.	Direct – 100% ownership

25.	Samson Canada Holdings, ULC	Indirect – 100% ownership

26.	Samson Concorde Gas Marketing, Inc.	Indirect – 100% ownership

27.	Samson Contour Energy Co.	Indirect – 100% ownership	Guarantor; Material Subsidiary

28.	Samson Contour Energy E & P, LLC	Indirect – 100% ownership	Guarantor; Material Subsidiary

29.	Samson Euro-Asia Ltd.	Indirect – 100% ownership

30.	Samson Financing Limited Partnership	Indirect – 100% LP interest; GP is PennWest

31.	Samson Holdings, Inc.	Indirect – 100% ownership	Guarantor; Material Subsidiary

32.	Samson Kelley Operating Company, Ltd.	Indirect – 100% ownership

33.	Samson Lone Star, LLC (formerly known as Samson LS, LLC)	Indirect – 100% ownership	Guarantor; Material Subsidiary

34.	Samson Oil & Gas Development, Inc.	Indirect – 100% ownership

35.	Samson Petrofunds, Inc.	Indirect – 100% ownership

36.	Samson R&C Company LLC	Indirect – 100% ownership

37.	Samson Resources Company	Direct – 100% ownership	Guarantor; Material Subsidiary

38.	Samson-International (Australia) PTY Ltd.	Indirect – 100% ownership

39.	Samson-International, Ltd.	Direct – 100% ownership	Guarantor; Material Subsidiary

40.	SGH Enterprises, Inc.	Direct – 100% ownership

41.	Sherwood Group, LP	Indirect – 100% ownership

42.	Snyder Exploration Company	Indirect – 100% ownership

43.	SPI Resources, Inc. (formerly known as Samson Properties Incorporated)	Direct – 100% ownership

Schedule 8.18

Closing Date Gas Imbalances

[See Attached.]

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
013116	A CROSS RANCH #4-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	4,793
013266	A CROSS RANCH #6-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	1,518
001005	ABRAHAM UNIT #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-26W	201204	85,855
042961	A-CROSS RANCH #10-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	2,824
041740	A-CROSS RANCH #9-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	4,274
003283	ADAMS C #1-33	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	LATIMER	33-6N-19E	201010	42,033
003801	ADAMS C #2-33	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	33-6N-19E	201203	63
004104	ADAMS UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	HARPER	29-28N-24W	201204	(514)
005662	AGAN #1-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-12N-16W	201203	569
036152	AIMERITO #1 LOWER	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-5N-16E	201203	(9,236)
036314	AIMERITO #1 UPPER	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-5N-16E	201203	(52,306)
006541	AITKENHEAD #1-259	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	259, BLK C G&M MB&A SURVEY	201204	8,063
006540	AITKENHEAD #2-20	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	20, BLK Z-1 BS&F SURVEY S/2	201204	451
004688	ALBERT #4-3 (CHASE)	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	3-SN-26ECM	201204	(289)
003720	ALDRIDGE #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	6-7N-20E	201204	1,197
001026	ALEXANDER	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 B&B SURVEY	201204	3,303
005755	ALEXANDER #1-7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	7 BLK A-1 H&GN SURVEY	201203	1,874
008763	ALEXANDER #2	WAGNER OIL COMPANY	SHUT DOWN OR T&A	TEXAS	CHEROKEE	S. JARBOE A-468	201201	20,242
021029	ALEXANDER 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-8N-20W	201204	9,824
040077	ALEXANDER 17 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	17-18N-08W	201204	2,333
005373	ALEXANDER GAS UNIT #1	WAGNER OIL COMPANY	PRODUCING WELL	TEXAS	CHEROKEE	S. JARBOE A-468, J. BLANTON A-9	201203	(22,378)
035245	ALFORD 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW SW NE	201204	5,992
032255	ALFORD E B GU #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	E C YOUNG SVY, A-879	201204	2,329
032360	ALFORD E B GU #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	E C YOUNG SVY, A-879	201204	(10,995)
005175	ALLEE #1-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201204	(51,670)
035020	ALLEN #3-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	(121)
036661	ALLEN #4-20	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-21W	201204	753
031019	ALLEN RANCH #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	11-6N-9W	201204	496
031194	ALLEN RANCH #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	3,601
034488	ALLEN RANCH #2-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	567
006379	ALLEN, JOE #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	(1,429)
021043	ALLGOOD UNIT 1-1	APACHE CORPORATION	PRODUCING WELL	TEXAS	UPSHUR		201112	2,259
001053	ALLIANCE TRUST #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	2-7N-20E	201204	596
038333	ALLISON #1-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-12N-25W	201204	(914)
005443	AMANT #1-32	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	32-15N-19W	201204	577
036342	AMOS 1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-24W	201204	(17,648)
030658	ANDERSON #1-13	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	13-2N-5W	201204	(81)
005688	ANDERSON #1-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	32-6N-8W	201204	(376)
031106	ANDREWS #1	MEWBOURNE OIL	PRODUCING WELL	OKLAHOMA	BEAVER	19-4N-25ECM	201203	11,693
003902	ANN #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201204	(42,387)
008259	ARCHER A #1	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	TEXAS	HUTCHINSON	SECT 31, MCLAUGHLIN SVY	201204	6,890
037576	ARLINE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	25-19N-12W	201204	536
006361	ARMSTRONG #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-12N-23W	201204	45,432
006732	ARMSTRONG 2-14	NEWFIELD EXPLORATION MID CONT	APO ONLY	OKLAHOMA	ROGER MILLS	14-12N-24W	201204	1,102
033637	ARMSTRONG A #1-30	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	30-11N-22W	201204	(9,330)
034673	ARRINGTON #11-64	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 64, BLK A-2, H&GN RR CO	201111	—
007986	ARRINGTON RANCH #2-53	DEVON ENERGY PRODUCTION, CO LP	ABANDONED WELL	TEXAS	HEMPHILL	SEC 53 BLK A-2 H&GN RR CO SUR	200912	(329)
001084	ARRINGTON, FRENCH #1&2	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 54 BLOCK A-2 H&GN RR SURV	201201	(2,839)
006337	ARRINGTON, FRENCH #7-54	APACHE CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 54 BLK A-2 H&GN SVY	201201	(8,106)
011036	ARTHUR 2-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	6-38N-90W	201203	(18,851)
026571	ASHBY, EVA #10-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201204	(1,230)
026640	ASHBY, EVA #12-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201204	1,118
026607	ASHBY, EVA #13-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201204	8,926
026556	ASHBY, EVA #8-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201204	1,471
026557	ASHBY, EVA #9-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201204	1,322
044764	ATTEBERRY #2-15H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-04N-14E	201203	(1,496)
012502	AUSTIN #1-33	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201203	(15,375)
012711	AUSTIN #2-33	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201203	2,799
034564	AWG #1-36	SEECO, INC	PRODUCING WELL	ARKANSAS	FRANKLIN	36-10N-27W	201204	393
030975	BAIRD #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-9N-18W	201204	5,789
034492	BAKER #1-22 ST-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	22-4N-7W	201204	(221,534)
006118	BAKER UNIT 1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	34-11N-11W ALL	201204	(50,467)
007143	BAKER-FLENNER #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-12N-23W	201204	7,066
040215	BAKKE WIATT 1-A	OSBORN HEIRS COMPANY	PRODUCING WELL	KANSAS	KEARNY	09-24S-38W	201202	653
043408	BALDY BUTTE 11-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201203	(369)
042038	BALDY BUTTE 3A-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201203	(849)
036669	BALDY BUTTE 8-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201203	(194)
043406	BALDY BUTTE 9-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201203	(762)
039316	BALM #1H-14	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	14-02N-11E	201204	149
011053	BALZER 1-26	CORY, KENNETH W.	PRODUCING WELL	OKLAHOMA	TEXAS	26-4N-17E	201204	(15,182)
036626	BANDY #4-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201204	8,391
033418	BANJO #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	(144)
036415	BANK OF MINDEN #2-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201204	114
035642	BANK OF MINDEN TRUST 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N-9W	201204	497
011054	BANKS 1-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-20W	201204	191
006001	BARBARA #1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-15N-21W	201204	44
003443	BARKER, GLEN	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	ARKANSAS	FRANKLIN	30-7N-28W	201204	194
011057	BARKER, ROY #1 HB	QUANTUM RESOURCES MANAGEMENT	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	2-13N-26W	201201	(5,858)
008930	BARROW #1-31	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	CADDO	31-10N-11W	201204	(466)
008498	BARROW #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	(261)
034622	BARROW #2-31	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	NW/SE SEC 31-10N-11W	201204	(2,177)
007025	BARTON JOE #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 974 BLK 43 H&TC RR CO SUR	201204	409
037038	BASEY #1 âMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201204	(15,199)
037039	BASEY 1A âMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201204	(29,516)
006244	BASSETT #1-24	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GRADY	24-8N-6W CNE	201201	13,982
032257	BASSETT WILLIAM P GU #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	JAMES W BRANC SVY, A-116H	201203	15,660
032258	BASSETT WILLIAM P GU #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	MCWILLIAMS M SVY, A-565	201203	(261)
032259	BASSETT WILLIAM P GU #3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	LANE ROBERT L SVY, A-504	201203	3,470
032288	BASSETT WILLIAM P GU #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	FLETCHER GEORGE SVY, A-295	201203	4,076
034214	BASSETT WILLIAM P GU #6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	R LANE SVY, A-504	201203	24,360

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
035085	BATES 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	22 18N 8W N2 SW NE	201204	3,704
007892	BATTIEST #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	11-1N-5W	201204	(3)
004292	BATTLES #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-4N-14E	201204	3,674
025596	BAUGHN #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	18-2N-7W	201203	(56)
025852	BAUGHN #2-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	18-02N-07W	201204	(67)
039823	BEACHY #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	04-14N-14W (SW/4)	201204	2,351
021165	BEACHY 1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	4-14N-14W	201201	414
021166	BEACHY 2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	4-14N-14W	201204	14,047
030329	BEALS 1-26	MERIT ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-16N-23W	201203	(8,138)
012689	BEARD #7-2	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	2-38N-90W	201203	(3,964)
037041	BEASTON #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201204	1,893
037042	BEASTON #2A	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201204	8,992
035587	BEATTY #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NW SE SW	201204	754
035297	BEATTY ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW SW SW	201204	336
003786	BEATY #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	33-10N-27E	201202	851
031193	BECK #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	368
032874	BECK, J.D. #1-18	BP AMERICA PRODUCTION COMPANY	APO ONLY	OKLAHOMA	CUSTER	18-12N-20W	201201	(6,791)
039525	BECKI #1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201204	1,697
039788	BEGERT #38-1	GRANITE OPERATING CO	APO ONLY	TEXAS	HEMPHILL	SEC 38 BLK A-1 H&GN RR CO SVY	201202	169
008860	BELCHER	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25,26,35,36-5N-11W	201203	911
021177	BELCHER UNIT A O #1	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	23-5N-11W	201203	2,089
006544	BELL UNIT #1	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	18 BLK M-1 H&GN SURVEY	201203	628
045960	BEN & GWEN #1-27H	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	WASHITA	27-11N-17W	201203	1,302
035270	BENNETT A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	21 18N 8W SW SE NE	201203	(88)
034216	BENNIE #1-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W	201204	873
011076	BENNIGHT 2-28	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-8N-17E	201204	914
001158	BERENDS	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	33-6N-28ECM	201204	6,308
006007	BERGMAN #1-26	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	26-12N-15W	200211	26,356
001162	BERGMAN #2-30	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	30-13N-14W	201203	6,798
001167	BERRY #1-7	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-13N-24W	201204	22,102
001168	BERRY #1-8	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-13N-24W	201204	280,897
042953	BERRY #2R-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-25W	201204	(11,700)
007868	BERRY, BRYAN 1-6 L	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	6-13N-24W	201204	(251)
004972	BERRYMAN #1-19 (SWIFT)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-19N-23W	201204	2,899
004971	BERRYMAN #1-30	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	30-19N-23W	201204	2,352
005215	BERRYMAN #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-19N-23W	201204	39,642
021190	BERRYMAN 1-4	CISCO OPERATING LLC	PRODUCING WELL	OKLAHOMA	ELLIS	4-18N-23W	201203	2,349
004968	BERRYMAN A #1-20	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	20-19N-23W	200901	12,472
007054	BERRYMAN, JAMES E. #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	13-17N-23W	201204	824
007060	BERRYMAN, JAMES F #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	16-17N-23W	201204	11,679
034854	BETTY ANNE #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BEAVER	11-1N-27ECM	201204	4,798
004698	BETTY JOE #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	32-24N-13W	201103	(2)
042588	BETTY LOU #1-28	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	KINGFISHER	W/2 SEC 27&E/2 SEC 28-16N-09W	201204	2
004829	BEUTLER #1-13	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201204	5,594
037285	BEUTLER #5-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201204	4,456
031169	BEVERLY ANN #11-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201204	(1,680)
037045	BIG JOHN 33-7-10 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W E/2	201204	(11)
038612	BIG JOHN 33-7-10 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W E/2	201204	716
030097	BIGGER #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-3N-14E	201203	2,419
004295	BIGGERS A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-3N-14E	201204	16,293
003333	BIGGERSTAFF #1-27	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	27-9N-31W	201204	(935)
040438	BINGHAM #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201204	6,961
001187	BINZ #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	20-8N-26W	201204	792
045670	BLACK #49-3H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 49 BLK A3 H&GN SVY	201204	3,234
046011	BLACK #50-3H	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 31 BLK A3 H&GN SVY (SHL)	201204	95,125
044232	BLACK BEAR #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	21-07N-20E	201203	(5,185)
012856	BLACK WOLF #4-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201204	5,359
006691	BLACK WOLF 1-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201204	(3,337)
011090	BLACK WOLF 2-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201203	4,865
006809	BLANC 1-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	1-11N-8W	201204	2,259
033353	BLANTON #7-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	648
043293	BLANTON 7-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	(12,578)
035098	BLOXOM, T C ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	5 17N 9W NE SW NE	201201	41,430
035618	BLOXOM, T C ET AL 2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW NW SE	201204	1,618
004296	BLUE CREEK #1-7	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-2N-14E	201203	(40)
004160	BLUE CREEK #1-8 (HUNTON)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-2N-14E	201203	43,440
043182	BLUE CREEK #1H-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	07-02N-14E	201204	4,311
004046	BLUE CREEK #2-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-2N-14E	201204	11,886
001204	BOARDWALK #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-4N-15E	201204	3,353
013559	BOATMAN #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	23-23N-24W	201204	22,053
043792	BOATSMAN 2-4H	PENN VIRGINIA MC ENERGY LLC	PRODUCING WELL	OKLAHOMA	WASHITA	04-11N-16W	201201	5,288
001205	BOBO UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-5N-17E	201204	4,582
035053	BODCAW 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	35 18N 9W SE NW SW	201103	(3,308)
036756	BODCAW LUMBER CO #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201204	3,851
005692	BOEHS #2-4	COMANCHE PRODUCTION, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	4-20N-15W	201202	(310)
006330	BOGGES #2-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201203	5,665
033083	BOGGES #3-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201203	141
035980	BOGGES #4-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201203	20
011098	BOGGES 1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201204	1,261
011099	BOGGES 2-21	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-22W	200801	13,698
004909	BOGGS #1-X	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201204	(25,812)
034657	BOGGS #2-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201204	146
021231	BOLLINGER A-1	NADEL & GUSSMAN OPERATING	PRODUCING WELL	OKLAHOMA	CANADIAN	26-11N-8W	201203	(7,259)
003360	BOLLINGER TR#1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	19-7N-28W	201204	130,587
037046	BONDAD 33-10 #9	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	01-33N-10W	201204	24,714
037047	BONDAD 33-10 #9A (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	01-33N-10W	201204	3,527
037048	BONDAD 33-9 #20	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201204	13,913
026744	BONICELLI #1-35H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HUGHES	35-04N-11E	201203	2,570
021238	BOOTH 2-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201203	(36,831)
042881	BOTTOMS 2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-23W	201204	(95)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
021248	BOWIE 3-9 (ANSON’S)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	9-8N-20W	201203	(26,728)
034164	BOWMAN #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201202	4,640
004248	BOWMAN, PAULINE #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201202	436
004392	BOWMAN, PAULINE #3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201203	13,256
005980	BOWMAN, PAULINE #5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201202	21,678
030003	BOX #3-13 #1C & #1T	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	3-16S-16W	201204	96,939
032828	BOX 3-13 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	W/2 SEC 3-16S-16W	201204	(17,174)
007507	BOYD AE 2	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	19-26N-24W	201204	789
035182	BOYET 1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SE SE	201203	294
035320	BOYET 2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW NE SE	201203	(1,453)
036347	BRACKIN 4 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	04-17N-09W	201203	145
001243	BRADFORD #1A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC RY CO	201204	499
003798	BRADFORD 8 #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	687, BLK 43,H&TC SVY	201204	48
011104	BRADFORD, E.L. 19-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	19-16S-15W	201204	27,054
008723	BRADFORD, R.C. #2-A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC SURVEY	201204	23,632
008274	BRADFORD, R.C. #3-A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC RR SVY	201204	12,893
004890	BRADLEY #2-6	RANGE HOLDCO INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	6-24N-18W	201204	101
007866	BRADSHAW, M.G. #1-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-14N-24W	201204	360
037388	BRASWELL #8-5	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	78,264
035644	BRASWELL 8 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201204	36,750
036111	BRASWELL 8 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201204	1,495
036508	BRASWELL 8 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	6,696
036678	BRASWELL 8 #4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	8,848
035313	BRASWELL ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SE SE NW	201204	282
030100	BRAZIL #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-15E	201204	2,229
036039	BRAZIL #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-15E	201204	(6)
036367	BRAZIL #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-04N-15E	201204	1,687
036194	BRAZZEL 16 #1 & 16 #1D AL	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	DESOTO	16-14N-13W	200912	1,604
039901	BRIANNA #1-33 (ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-11N-12W	201204	10,054
006363	BRITT #1-29	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 29 BLK RE ROBERTS & EDDLEM	201204	3,771
044657	BRITT E 8SL-11	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201204	191
044658	BRITT E 8SL-12	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201204	377
040436	BRITT RANCH E 8 #8	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201204	(70)
033447	BROADIE #1-36	LOBO EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	36-6N-27ECM	201203	683
033388	BROADIE #2-36	LOBO EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	36-6N-27ECM	201204	1,860
044859	BRONSON 31X-14	XTO ENERGY INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 14 & 23-159N-96W	201204	657
004303	BROOME #1-29	MONTGOMERY EXPLORATION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201203	4,400
004596	BROOME #2-29	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201204	(3,501)
037527	BROWN #1-10	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	10-09N-11W	201204	1,209
007154	BROWN #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-10N-23W	201204	6,254
012658	BROWN #2-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	(1,498)
036106	BROWN #2-14	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	14-10N-23W	201204	12,554
012690	BROWN #3-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	3,082
012724	BROWN #5-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	5,719
006959	BROWN FOUNDATION #1-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201204	155
006960	BROWN FOUNDATION #2-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201204	(908)
036133	BROWN FOUNDATION #5-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201204	4,191
032260	BROWN KATHLEEN LEE GU #1	NFR ENERGY LLC	PRODUCING WELL	TEXAS	RUSK	E.R. JONES & P. CHISM SVYS	201203	1,267
032807	BROWN KATHLEEN LEE GU #3	NFR ENERGY LLC	PRODUCING WELL	TEXAS	RUSK	E.R. JONES SVY, A-466	201203	950
008572	BROWNEN #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	5-9N-9W	201204	8,096
007011	BROYLES M W #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 978 BLK 43, H&TC RR CO SUR	201103	—
007183	BROYLES M W #2-978	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 978 BLK 43, H&TC RR CO SUR	201103	—
032962	BRYANT #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-19N-21W	201204	54
001278	BRYANT #1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-14N-26W	201204	41,356
025196	BRYANT #2-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44, BLK A-7, H&GN SVY	201203	1,690
025345	BRYANT #3-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44, BLK A-7, H&GN SVY	201203	851
025845	BRYANT #5-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44 BLK A-7 H&GN SVY	201203	16,720
021306	BRYANT 1-22	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 22 BLK A-7 H&GN SURVEY	201204	14,425
021307	BRYANT, F D #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 44 BLK A-47 H&GN SURVEY	201203	1,019
040161	BUCK-1 2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	15-23S-38W	201202	32,740
004305	BUELA MAE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-3N-14E	201204	6,568
034442	BUFFALO CREEK #1-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-25W	201204	(94)
006156	BULLARD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	33-17N-20W ALL	201204	899
001282	BULLARD UNIT #1	WILLIFORD ENERGY CO.	PRODUCING WELL	OKLAHOMA	LATIMER	9-5N-19E	201204	(1,315)
045707	BULLITT #1-25H	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	25-11N-18W	201205	(18,968)
035141	BURKHALTER 1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W	201203	919
011644	BURL #1-7 (MDU-CODY A)	CONOCOPHILLIPS COMPANY	FACILITY - NON FEE; NON ALLOC	WYOMING	FREMONT	7-38N-90W	200905	56,128
040162	BURNETT 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	13-23S-37W	201202	30,479
006172	BURNS-ESTES #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-13N-26W ALL	201204	1,055
040261	BURRIS 1-19	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	19-09N-23E	201203	(209)
001298	BURROWS #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	LE FLORE	34-9N-24E	201010	6,270
035529	BURSON 3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NE SE SW	201203	1,297
035181	BURSON, CLAUDE 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW NE NE	201204	(2,770)
036251	BURSON, ET AL 27 #2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-9W	201203	9,105
038058	BURSON, ET AL 27 #3-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-09W	201203	3,812
041703	BURSON-COOKE #1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-09W	201203	7,352
035136	BURSON-MEARS 1	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	27 18N 9W SE NW SW	200905	7,613
035268	BURSON-MEARS A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-9W	201203	(1,562)
035326	BURSON-MEARS A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-9W	201203	1,997
035317	BURSON-MEARS B-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W	201203	1,663
030168	BURTON #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	SEC 34,T22N-R12W	201203	8,745
036676	BURTON #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-09W	201204	3,827
035246	BURTON ET AL 1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NE NW SW	201204	3,381
005431	BUSE #1-8	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-5N-13E	201203	(333)
030005	BUSH #14-15	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	14-18S-14W	201204	(2,553)
001301	BUSH UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	5-7N-22E	201204	(1,770)
030006	BUSH, DAVID #14-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	PICKENS	14-18S-14W	201204	21,370
001315	BYRD UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	SEQUOYAH	22-10N-25E	201204	(139)
012766	BYRUM #2	APACHE CORPORATION	PRODUCING WELL	TEXAS	ROBERTS	SEC 11,BLK M-2, H&GN SVY	201204	4,251
035153	CAB HUGHES 2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	4-6N-17E NW NW	201112	992

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
008944	CABLE #1-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	13-4N-14E	201203	14,481
001319	CABLE #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201202	(7,899)
005035	CABLE #3-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201202	9,640
030790	CABLE #4A-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201203	6,764
033889	CABLE #5-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201203	642
034270	CABS #1-28	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201203	1,205
001323	CAHOON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	30-6N-31W	201204	50
041293	CAHOON #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	30-06N-31W	201204	150
036580	CAITLIN-ABRAHAM #1-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201204	1,092
036665	CAITLIN-ABRAHAM #2-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201204	87
004465	CALEDONIA #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-7N-19E	201204	5,055
033438	CALVERT #2-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201204	143
034800	CALVERT #3-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201204	1,202
037822	CALVERT #4-30	APACHE CORPORATION	ABANDONED WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201204	83
006754	CALVERT 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201204	14,780
003423	CALVERY #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	14-23N-16W	201204	4,587
036928	CAMERON #7-9	CIMAREX ENERGY CO	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201204	1,069
040163	CAMPBELL 1A-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201202	23,590
040164	CAMPBELL 2-2	NOBLE ENERGY INC	SHUT DOWN OR T&A	KANSAS	KEARNY	07-25S-35W	201012	13,437
040165	CAMPBELL 3 A-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	19-25S-35W	201202	4,525
040166	CAMPBELL 4-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	06-25S-35W	201202	11,308
040167	CAMPBELL 5-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	19-24S-35W	201202	5,848
040168	CAMPBELL 6-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	17-25S-35W	201202	7,556
040169	CAMPBELL 8-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	24-25S-36W	201202	18,953
040170	CAMPBELL 9-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	29-25S-35W	201202	15,292
001325	CAMPBELL #1A	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	10-21N-21W	201204	(1,776)
032887	CAMPBELL #5-2	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 2, B&B SVY	201203	(1)
040173	CAMPBELL 14-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	20-25S-35W	201202	(3,133)
040154	CAMPBELL 15	XTO ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201201	67
040174	CAMPBELL 15-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201202	10,524
036581	CAMPBELL RANCH #1-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201204	413
036176	CAMPBELL RANCH #1-35	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 35, BLK 1, I&GN SVY	201204	1,849
036767	CAMPBELL RANCH #3-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201204	949
036206	CAMPBELL RANCH #3-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13, BLK 1 I&GN SVY SW/4	201204	(71)
038143	CAMPBELL RANCH #3-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	343
036877	CAMPBELL RANCH #4-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201204	294
036297	CAMPBELL RANCH #4-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY NE/4	201204	2,637
038361	CAMPBELL RANCH #4-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	40
037946	CAMPBELL RANCH #5-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201204	253
038487	CAMPBELL RANCH #5-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201204	6,846
036296	CAMPBELL RANCH #5-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	158
036536	CAMPBELL RANCH #6-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY SE/4	201204	360
006176	CAMPBELL UNIT #1-11	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SURVEY	201204	42,180
006291	CAMPBELL WEBB #1-28	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 28 BLK RE, ROBERTS & EDDLE	201101	57,015
021354	CANADIAN #1	SAMSON LONE STAR, LLC	ABANDONED WELL	TEXAS	HEMPHILL	SEC 126, BLK 42, H&TC SVY	201102	(6,162)
003739	CANTWELL, C.S. #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	10-8N-27E	201204	3,406
036419	CARLEIGH-COFFEE #1-12	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 12 BLK 1 I&GN SVY	201203	1,109
007408	CARLISLE #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	10-3N-28ECM	201203	24,000
007426	CARLISLE #12-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	10-3N-28ECM	201204	238
007420	CARLISLE #6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	21-3N-28ECM	201204	4,588
041398	CARNEY #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-04N-15E	201204	2,398
006536	CAROL #1-28	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	28-5N-9W	201203	246
033554	CAROLYN #2-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	253
041645	CAROLYN #5-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	129
011154	CARR #1-36	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-24W	201203	127
001336	CARR UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-7N-18E	201204	19,028
013068	CARREL #2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	1,923
011155	CARREL 1-11 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	17
004679	CARSON #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	30-10N-23E	201204	20,442
044247	CARTER #1-6H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	06-15N-19W	201204	914
033782	CARTER ESTATE 1	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	PANOLA	ARCH B. DAVIS SVY, A-177	200310	13,474
004071	CASEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	34-26N-17W	201204	26,574
007904	CATES J O #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	26-2N-24ECM	201204	38,352
004882	CATESBY # 3-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201204	(626)
004883	CATESBY # 4-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201204	3,692
033433	CATESBY 2 #6-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201204	385
037984	CATESBY 2 #7-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201204	(84)
005459	CATESBY OPERATING UNIT #5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	HARPER	22-25N-24W	201204	(16,261)
005457	CATESBY OPERATING UNIT #5-1	BP AMERICA PRODUCTION COMPANY	ABANDONED WELL	OKLAHOMA	HARPER	21-25N-24W	199608	(2,826)
030668	CATESBY OPERATING UNIT 2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201204	(472)
038882	CATTLE COMPANY #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201204	(11,765)
006256	CATTLE, KC #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	34-12N-22W E/2	201111	(18,094)
006251	CATTLE, KC #2-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	3-11N-22W 300	201204	(2,468)
006252	CATTLE, KC #3-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	2-11N-22W CS/	201204	41,142
006738	CATTLE, KC 4-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	2-11N-22W	201204	(1,203)
037980	CAVINS-JARVIS #3	LAREDO PETROLEUM INC	SHUT DOWN OR T&A	TEXAS	ROBERTS	SEC 15 BLK 44 EC HOOPER SVY	201102	782
036505	CECIL #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	19-06N-20E	201204	1,172
001350	CECIL UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	19-6N-20E	201204	(6,687)
044584	CEDAR CHEST UNIT #7-5	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	05-13N-94W	201203	(1,252)
040428	CEDAR CHEST UNIT #9-33	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	33-14N-94W	201203	(614)
011157	CEDAR GAP 1-10	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	NATRONA	10-38N-89W	200911	(2,590)
021386	CELSOR 1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-08N-20W	201204	15,204
021387	CELSOR 2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-8N-20W	201204	25,434
040088	CEPO LEWIS #23-17	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	SW/4 SEC 17-14N-95W	201204	16,903
041809	CEPO LEWIS 22-18D	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	18-14N-95W	201204	40,881
011158	CEVIN #1-6 NR	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	6-38N-89W	201204	9,310
025895	CHAMPLIN 222 E-6	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	CARBON	21-19N-93W	201204	656
037525	CHAMPLIN 242 A-6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CARBON	01-19N-93W	201203	1,924
037584	CHAMPLIN 242 C-7	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	CARBON	03-19N-93W	201204	1,285
042147	CHAMPLIN 242 G-12D	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-20N-93W	201202	1,049

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
025898	CHAMPLIN 261 B-12	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	CARBON	35-19N-93W	201204	(1,211)
006386	CHANDLER UNIT #1-3	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 1, BLK RE R&E SVY	201007	4,013
038477	CHANNING #1-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 21-12N-24W	201204	420
030323	CHAPMAN #2-15 & #3-15	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-13N-22W	201203	12,920
036006	CHAPMAN #2-7	LINN OPERATING INC	APO ONLY	OKLAHOMA	ROGER MILLS	7-15N-22W	201204	(2,039)
045163	CHARLENE 23 #1H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	23-19N-25W	201204	(8,008)
045619	CHARLENE 23 #3H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	23-19N-25W	201204	7,915
012917	CHARLES #1-36	JMA ENERGY COMPANY, LLC-ROYALT	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	36-12N-24W	201106	(504)
001355	CHARTER A #1	YALE OIL ASSOCIATION INC	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-18W	201204	(11,884)
021425	CHENOWETH	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	32-22N-21W	201202	1,006
011647	CHEVRON #1-1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	1-38N-91W	201203	96,372
012505	CHEVRON #2-1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	1-38N-91W	201203	88,525
030007	CHISM #4-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	4-16S-16W	201204	81
011168	CHRISTIE FED 4-4	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	4-38N-90W	201203	(8,919)
042990	CIRCLE F RANCH #1-25	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-06N-20E	201203	43
001376	CLARENCE #1-19	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	19-11N-14W	201204	16,083
011174	CLARK 1-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-21W	201203	2,814
006178	CLARK 1-33	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	BECKHAM	33-12N-21W ALL	201204	(8,484)
001370	CLARK UNIT	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	15-17N-17W	200702	53,067
012589	CLARK, RAY #2-12	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-21W	201202	(83)
007338	CLAY #1-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-25W	201204	(28,646)
006377	CLAY #1-A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	14-10N-12W	201204	287
007852	CLAY 1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-26W	201204	18,943
039624	CLAYTON #11-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201204	(5,589)
006227	CLAYTON #1-23	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	23-14N-14W CNW	201203	(1,040)
006080	CLAYTON #1-8 (FORMERLY DE	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	(5,967)
034670	CLAYTON #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	193
037626	CLAYTON #4-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201204	1,079
033996	CLAYTON-YEAGER #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	186,416
006404	CLEAR-FERGUSON #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-10N-12W	201204	4,118
037308	CLELLA #1-19	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	SEC 19,20,29,30-10N-24W	201011	(532)
011176	CLEMENTS 1-11	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-21W	201203	872
007540	CLEO-SPGS TOWNSITE (MANN)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	1-22N-12W	201203	1,978
008011	CLYBORN #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201204	154
007909	CLYBORN GAS UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201204	(7)
007910	CLYBORN GAS UNIT #2C	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201204	584
032981	CLYMA #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 27, N/2 34-9N-22E	201204	6,181
003311	COBLENTZ #1-4	SABRE OPERATING	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-19E	201204	2,432
030755	COBLENTZ #1-4	SANDRIDGE EXPLORATION & PRODUC	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201204	(1,195)
008834	COBLENTZ #3 (JMC)	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201203	(102)
004289	COBLENTZ, AHERN	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-7N-18E	201204	(17)
004418	COBLENTZ, L.M. B #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201203	(2,736)
001406	CODY, A.R. #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201204	(7,915)
040004	COFFEE #12-1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 12 BLK 1 I&GN RR CO SVY	201204	16,048
035273	COLE 24-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NW SW SW	201203	1,013
007847	COLLEY UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	10-20N-10W	201203	27,026
030501	COLLINS #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201203	2,225
021472	COLLINS OSCAR 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	7-13N-16W	201203	2,818
037059	COLORADO 32-7 #10 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201204	(476)
037066	COLORADO 32-7 #2 âMVã	ENERVEST OPERATING LLC	PRODUCING WELL	COLORADO	LA PLATA	10-32N-7W	201203	(13,405)
025197	COLTHARP #2-51	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 51, BLK A-7, H&GN SVY	201203	(331)
004841	CONCHO #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-13N-22W	201204	1,450
040175	CONKLIN 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	07-23S-36W	201202	17,610
042012	CONNELL A #4-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201203	3,795
035186	CONNELL A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NW SE SW	201203	(15,915)
035292	CONNELL A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NE NE SW	201203	6,915
035542	CONNELL A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W SW NW SE	201203	8,165
038002	CONNELL M L #2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201203	216
038610	CONNELL, L. #1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201203	1,143
021486	CONNER 1-16	HAZLEWOOD OIL & GAS	PRODUCING WELL	OKLAHOMA	CANADIAN	16-11N-7W	201203	17,495
021487	CONNER 3-16 APO	HAZLEWOOD OIL & GAS	PRODUCING WELL	OKLAHOMA	CANADIAN	16-11N-7W	201203	3,767
036435	CONNIE #4-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W	201204	155
037619	CONRAD #3-192	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	ROBERTS	SEC 192 BLK 42 H&TC SVY	201202	2,973
008283	CONRAD 1-A	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7, 8-13N-26W	201204	(1,543)
033577	COOK TRUST 1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201204	2,736
003805	COOK, JOHN #1	KAISER-FRANCIS OIL COMPANY	ABANDONED WELL	OKLAHOMA	WOODWARD	34-20N-21W	200810	(1,655)
030835	COOKE #1-16	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-28N-25W	201202	266
021496	COOPER 1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	16-2N-8W	201203	(4,787)
034404	COOPER ADAM #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	15-16N-104W	201201	(33,788)
007041	COOPRIDER H F #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ELLIS	35-17N-23W	200908	26,199
006964	COPELAND #1	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	20-10N-26W	201203	2,452
006128	CORDELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	1-9N-28W ALL	201204	11,587
005877	CORDUM B #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201203	(8,303)
040571	CORNELL #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201204	8,877
007629	COSBY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	12-28N-25W	201204	(15)
043674	COSGROVE 2H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	27-02N-11E	201204	(1,147)
043675	COSGROVE 3H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	27-02N-11E	201204	(1,069)
003874	COSTILOW #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201204	(268)
005967	COSTILOW #5	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	LATIMER	14-5N-18E	200903	(16,519)
008685	COSTILOW #6-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201204	22,584
033315	COSTILOW #8-14	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201203	(124)
039448	COUGAR #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-08N-06W	201204	4,006
037071	COVEY 33-7-10 #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	COLORADO	LA PLATA	10-33N-07W E/2	200608	(15,481)
038007	COVEY 33-7-10 #1R	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W	201204	46,619
037748	COVEY 33-7-10 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W E/2	201204	74,477
006435	COWAN #1-18	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	18-9N-11W	201204	(1,720)
006339	COY #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	25-10N-21W	201204	45,439
030102	CRABTREE A #1-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-4N-14E	201109	(19,080)
030103	CRABTREE B #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	22-4N-14E	201204	34,941
012149	CRABTREE C #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-4N-14E	201204	(76,753)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
006152	CRAIG, HAZEL #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-20W	201204	1,716
021525	CRALL R A #1	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CUSTER	33-13N-14W	201203	454
012721	CRANE #3-3	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR CO SVY	201201	(609)
012852	CRANE #4-3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR CO SVY	201203	(150)
012118	CRANE, D.F. #3-1	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 3, BLK 43 H&TC RR SVY	200912	(550)
011192	CRANE, DOROTHY 3-2	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR SVY	201203	(9,982)
006413	CRAWFORD #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201101	—
013289	CRAWFORD #2-25 (ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201204	20,202
011193	CRAWFORD 1-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201204	(159)
021528	CRAWLEY A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	31-17N-5W	201203	8,283
044671	CRENSHAW #19H-1	FOREST OIL CORPORATION	PRODUCING WELL	LOUISIANA	RED RIVER	19-14N-09W	201203	5,748
038444	CRESTON NOSE 12-18-18-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	NE/4 SEC 18-18N-92W	201203	(73)
036643	CRESTON NOSE 8-18-18-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	18-18N-92W	201203	192
035612	CRICHTON #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SE SW SE	201204	1,353
035939	CRICHTON #4	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-9W	201204	11
035308	CRICHTON 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW NE SE	201204	219
035054	CRICHTON 34-1 & 34-1D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NW SW SE	201204	109
037394	CRICHTON 35 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201204	827
035204	CRICHTON 35 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W NW NE NE	201204	1,085
037986	CRICHTON 35 3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201204	1,102
035062	CRICHTON A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	36 18N 9W SE NW NW	201203	(4,656)
035100	CRICHTON A-2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	36 18N 9W NW NW NW	201203	(3,704)
035063	CRICHTON B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-9W SE NW SW	201203	(33)
037072	CRIGLER MVRD UNIT #1 âMVã	ELM RIDGE EXPLORATION CO LLC	PRODUCING WELL	COLORADO	LA PLATA	21-33N-8W	201203	(15,271)
006008	CRISSMAN #27-A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	27-11N-13W	201204	501
004987	CRONIN #1A-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-22W	201203	(106,786)
011198	CROSS 1-9	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	9-38N-89W	201201	4,704
006757	CROSS TIMBERS 1-15	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	15-10N-21W	201204	(5,139)
033311	CROSSWHITE #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201106	(1)
006787	CROSSWHITE 1-24	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GRADY	24-8N-6W	200909	1,176
039016	CROW #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201204	2,005
033757	CROWL #3-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-4N-15E	201204	(6,781)
003372	CRT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	22-13N-15W	201204	6,008
035189	CRUMP ESTATE 1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE SW NW	201203	96
035325	CRUMP ESTATE 2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE SW NW	201203	1,959
038495	CRUSH #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	28-12N-24W	201204	9,861
031195	CRUTCHFIELD #2-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-3N-14E	201204	347
030011	CUNNINGHAM #16-7 (CARTER)	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	16-18S-14W	201204	(79,334)
042624	CUNNINGHAM #2H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201204	10
042625	CUNNINGHAM #3H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201204	21
042626	CUNNINGHAM #4H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201204	15
042575	CUNNINGHAM #5H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201204	18
033089	CUNNINGHAM A #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	F S MENCHACA SVY A-527	201204	77,691
033090	CUNNINGHAM A #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-527, F S MENCHACA SVY	201204	39,723
033091	CUNNINGHAM A #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-280, WM FRISBY SVY	201204	(5,032)
033092	CUNNINGHAM A #4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-527, F S MENCHACA SVY	201204	152,581
033339	CUNNINGHAM A #8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	FRAN S MENCHACA SVY,A-527	201204	(118,638)
033702	CUNNINGHAM A #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	FRAN S MENCHACA SVY, A-527	201204	(142,807)
030012	CUNNINGHAM, C.C. #24-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	24-16S-16W	201204	444
006966	CUPP 3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	27-10N-26W	201204	3,390
006967	CUPP A1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	34-10N-26W	201204	2,688
030497	CUPP B #5-21	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	21-10N-26W	201203	37
005969	CUPP C #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	22-10N-26W	201204	7,223
006971	CUPP D3-26	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	26-10N-26W	200912	(3,125)
038059	D & M #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	(1,601)
011213	DABBS 2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201204	4,484
011209	DABBS R T #1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201204	188
011217	DABBS-RICHARDSON 6-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201204	2,709
025429	DABERRY #7-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB&C RR CO SVY	201203	444
026075	DABERRY #8-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1 BBB&C SVY	201203	1,721
021558	DABERRY, J F #1 (HUNTON)	CHEVRON USA INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB SVY	201203	(3,540)
025243	DABERRY, J F #5-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB&C SVY	201203	112
036662	DACUS #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201203	(11)
040864	DACUS #3-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201202	(18,914)
044973	DALIN #1-4H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 04 & 09-160N-96W	201204	5,127
006345	DAMRON #1-10	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	10-10N-22W	201201	18,693
021561	DANIEL 1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	5-3N-3W	201204	1,016
033221	DANIELS GU A #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HARRISON	WM WATSON SVY, A-748	201204	4,896
040064	DARYL #1-7	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	07-06N-11W	201203	(594)
006290	DAUGHERTY #1-11	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	11-10N-22W CSW	201010	24,036
006430	DAUGHERTY #2-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-10N-22W	201204	15,648
006975	DAVID #1-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201204	12,237
006976	DAVID #2-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201204	(109)
006977	DAVID #3-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201204	547
025611	DAVID #4-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201204	(246)
025541	DAVIDSON #3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	6-5N-8W	201204	317
021565	DAVIDSON 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	6-5N-8W	201204	(4,447)
031105	DAVIS #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	34-22N-12W	201203	810
005582	DAVIS #1-18 (SRC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	18-3N-7W	201204	1,725
006444	DAVIS #3-64	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	64 BLK A-7 H&GN SURVEY	201204	4,608
031385	DAVIS 1-7	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	GRADY	7-3N-7W	201203	1,528
035598	DAVIS 22 2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	22 18N 8W SE SW NW	201203	(854)
042695	DAVIS BROS #1-1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	JACKSON	01-15N-04W	201203	3,650
007118	DAVIS G C #1-61	PETRO-HUNT, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 61 BLK A-7 H&GN RR SURVEY	201203	13,283
037012	DAVIS GLADYS #1	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY A-626	201203	5,185
040045	DAVIS GLADYS #10	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201203	(6,176)
040046	DAVIS GLADYS #11	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201203	(4,348)
037407	DAVIS GLADYS #2	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	L WATKINS SVY A-626	201203	3,825
038284	DAVIS GLADYS #3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201203	1,228
038478	DAVIS GLADYS #4	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201203	5,477

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
038564	DAVIS GLADYS #5	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201203	3,733
039025	DAVIS GLADYS #6	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HARRISON	R W SMITH SVY, A-626	201110	3,954
038822	DAVIS GLADYS #7	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201203	2,723
039417	DAVIS GLADYS #8	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HARRISON	R W SMITH SVY, A-626	201204	2,084
004311	DAVIS Q #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201204	3,646
021573	DAVIS, E T #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 38, BLK A-7, H&GN SVY	201203	648
042938	DAVIS, GLADYS #9H	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R.W. SMITH SVY, A-626	201203	(12,064)
032993	DAY 16-1	SAMSON RESOURCES COMPANY	ABANDONED WELL	LAMAR	ALABAMA	16-16S-16W (N/2)	201011	7,019
011242	DAY BROS 1-25	PRUET PRODUCTION COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	25-15S-18W	201202	(4,190)
004153	DEGNAN #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	LATIMER	28-6N-19E	201111	6,916
003892	DELILAH #1 (LOFTIS REDRIL	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-5N-12E	201103	—
004016	DENMAN #1	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	12,13-9N-30W	201203	(1,549)
037467	DENMAN #3-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	S/2 SEC 12&ALL SEC 13-09N-30W	201203	9,078
041050	DENMAN #4-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	S/2 SEC 12&ALL SEC 13-09N-30W	201203	15,638
021594	DENNEY 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	5-14N-14W	201204	(15,845)
043797	DENNIS DWIGHT #1-18	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	CADDO	18-06N-11W	201203	225
006100	DENVER #1-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	4-13N-17W	201204	252
040312	DEPOT 1 (AMMO)	CHAPARRAL ENERGY LLC	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-04N-12E	201203	(875)
001524	DEPUTY #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	21-12N-16W	201203	73,330
031203	DEPUTY #2-21	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	21-12N-16W	201204	1,233
006010	DERBY #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-12N-19W	201203	1,636
039451	DESKINS #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-08N-05W	201204	26,256
006765	DESKINS 1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-8N-5W	201204	125,174
031181	DESSIE #1-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-15N-23W	201204	4
038809	DEVON DONNER #30-1	COMSTOCK OIL & GAS, INC.	PRODUCING WELL	LOUISIANA	CALDWELL	30-15N-03E	201203	(1,785)
034265	DEW #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	1,708
034626	DEW #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	343
035087	DHU DOWLING 30-1	WILDHORSE RESOURCES LLC	PRODUCING WELL	LOUISIANA	LINCOLN	30 19N 4W NW SE NE	201203	(221)
035089	DHU DOWLING 30-2	WILDHORSE RESOURCES LLC	PRODUCING WELL	LOUISIANA	LINCOLN	30 19N 4W NW SE NE	201203	(24)
003559	DIAL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-3N-15E	201204	2,903
006011	DIPPEL #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-12N-19W	201203	1,273
003305	DITTMAN, J.F. #1-21	EP ENERGY E & P COMPANY LP	PRODUCING WELL	HASKELL	OKLAHOMA	21-8N-21E	200304	1,814
003669	DITTMAN, J.F. #2-21	EL PASO E&P COMPANY LP	PRODUCING WELL	OKLAHOMA	HASKELL	21-8N-21E	201203	80,803
007129	DIXIE #1	EMPIRE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 43 D.P. FEARIS SVY & SEC	201203	4,623
001535	DOBBS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-14E	201204	3,399
040060	DOBSON #1 RE-ENTRY	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	WHEELER	SECTION 1, BLK 2, B&B SVY	201203	4,731
043180	DOBSON #3-1	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	WHEELER	SEC 1 BLK 2 B&B SVY	201203	15,643
041385	DOBSON RANCH #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	06-12N-26W	201204	438
030670	DODSON #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201204	(171)
001537	DODSON #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	OCHILTREE	SEC 834 BLK 43 H&TC SURVEY	201101	14
001541	DODSON #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	OCHILTREE	SE/4 SEC 834 BLK 43 H&TC SVY	201101	(21)
031222	DODSON #3-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-22W	201204	(1,201)
006680	DODSON 1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-26W	201204	52,317
001538	DODSON A	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	TEXAS	OCHILTREE	SEC 839 BLK 43 H&TC SURVEY	200805	1,998
012512	DOLIS #2-35	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-91W	201203	2,769
003392	DONALD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CARTER	14-3S-1E	201204	1,440
040265	DONNA KENNEDY 1-31	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	31-09N-22E	201202	(223)
003458	DONNAJO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	23-7N-19E	201205	64,713
004182	DOOLEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201204	104,886
044883	DOROTHY GU #1H	EOG RESOURCES, INC.	PRODUCING WELL	TEXAS	NACOGDOCHES	JOSE MARIA MORA SVY, A-827	201204	(8,479)
008765	DORSEY, C.B. GAS UNIT 2 W	TANOS EXPLORATION LLC	PRODUCING WELL	TEXAS	RUSK	E. MELTON, T. BROWN, F. AZERINE	201203	(215)
005475	DOSS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	25-2N-6W	201204	4
001545	DOUTHIT, NORA #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	18-9N-24W	201204	298,277
007022	DRAPER #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1041 BLK 43 H&TC RR CO SUR	201204	4,773
007111	DRAPER L M #2-1041	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1041 BLK 43 H&TC RR CO SUR	201204	2,257
021617	DRIES A	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	33-11N-7W	201203	1,959
021618	DRIES A #2	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	33-11N-7W	201203	(45,847)
030326	DRINNON 1-4 BPO	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201202	(6,568)
046058	DUB #1-21H	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	WASHITA	21-11N-18W	201203	1,023
034905	DUDECK HEIRS GAS UNIT 1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	L B BLANKENSHIP SVY, A-71	201203	(21)
038635	DUDECK HEIRS GU #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	SEC 55, B.F.YOUNG SVY, A-817	201203	(8)
043725	DUDECK HEIRS GU #5H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	SEC 55, B.F.YOUNG SVY, A-817	201203	6
036917	DUFF #2-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201204	2,481
038640	DUFF #3-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201204	1,004
045337	DUKES, JOE 4 #2H	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4 BLK Z-1 ACH&B SVY	201202	(3,076)
021628	DUNCAN	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-15W	201202	1,092
024710	DUNCAN #2-21	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-15W	201202	(221)
033378	DUNN #2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-28N-26W	201204	6,102
001561	DUNN GAS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-28N-26W	201204	663
032991	EAGLE #1-22	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-13N-15W	201202	2,196
001577	EAKLE #1	JACO ENERGY COMPANY INC	PRODUCING WELL	OKLAHOMA	HASKELL	12-8N-18E	201202	(65)
011270	EAKLE 1-7 NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	HASKELL	7-8N-18E	201203	(488)
012549	EAKLE A-2X	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-8N-17E	201202	18,813
001589	ECHELLE #1-9	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	9-3N-14E	201204	216
036349	ECHO SPRINGS #14-2	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	CARBON	02-19N-93W	201204	(9,575)
033111	ECHO SPRINGS #6-2	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	20-20N-92W	200910	3,028
036655	ECHO SPRINGS FED #6-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	SE/NE SEC 10-19N-93W	201204	(30)
036653	ECHO SPRINGS FED #6-22N	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	SE/NE SEC 22-19N-93W	201204	(14,854)
037700	ECHO SPRINGS FEDERAL #7-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	10-19N-93W	201204	50,399
037896	ECHO SPRINGS FEDERAL #7-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	22-19N-93W	201204	—
037897	ECHO SPRINGS FEDERAL #8-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	14-19N-93W	201204	16,652
037898	ECHO SPRINGS FEDERAL #8-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	22-19N-93W	201204	(17,084)
037899	ECHO SPRINGS FEDERAL #9-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	10-19N-93W	201204	(22,437)
043535	ECHO SPRINGS FEDERAL 44-2	KERR-MCGEE CORP.	PRODUCING WELL	WYOMING	SWEETWATER	28-20N-93W	201203	16,693
042023	ECHO SPRINGS STATE #10-16	ANADARKO PETROLEUM CORP.	PRODUCING WELL	WYOMING	CARBON	16-19N-93W W/2 SW/4 SW/4	201203	(9,031)
036094	ECHO SPRINGS STATE #6-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201204	1,242
036095	ECHO SPRINGS STATE #7-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201204	29,327
038053	ECHO SPRINGS STATE #9-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201204	(1)
034549	EDITH #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-19W	201204	(144)
041683	EDNA #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201204	1,456

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
041974	EDWARD #1-19	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	19-07N-12W	201203	(370)
031252	EDWARDS #4-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-22W	201203	(1,830)
042680	EDWARDS USA #1-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	03-21N-14W	201204	3,960
005135	EHRLICH #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201204	45,281
008459	EHRNSTEIN #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	22-4N-7W	201204	85,274
005284	EISER #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	31-2N-5W	201203	1,166
023996	ELEM #35-1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	35-20N-21W	201204	(689)
006292	ELLIOTT #1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	16-12N-20W CNW	201204	451
004837	ELLIOTT #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	1,795
031207	ELLIOTT #4-16	APACHE CORPORATION	ABANDONED WELL	OKLAHOMA	CUSTER	16-12N-20W	201201	(133)
036062	ELLIOTT #8-3	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	3-11N-20W	201204	123
035355	ELLIOTT, DAILEY B 1-24	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	24 11N 12W C NE	201203	192,778
006979	ELLIS #2-33	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	33-10N-26W	201204	(29,919)
006980	ELLIS #3-33	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	33-10N-26W	201204	2,916
006671	ELLIS UT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-18N-25W	201204	(2,587)
006737	ELY 1-15	NEWFIELD EXPLORATION MID CONT	ORRI/RY	OKLAHOMA	ROGER MILLS	15-12N-24W	201012	(735)
037322	ERIC #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201202	(237)
004313	ETCHISON UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	4-7N-18E	201204	(209)
033047	EUGENE #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	3,129
003275	EUNICE A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-3N-14E	201204	94
006182	EVANS #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W ALL	201204	23,108
021674	EVANS BF 2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	18-18N-14W	201204	15
007572	EWING #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	16-20N-11W	201204	6,217
021686	FABIAN #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201203	(2,454)
025156	FABIAN #2-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201202	350
026525	FABIAN #6-45	CREST RESOURCES, INC.	APO ONLY	TEXAS	WHEELER	SEC 45 BLK A-7 H&GN SVY	201201	(5,259)
025322	FABIAN S #3-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201203	2,123
025471	FABIAN S #5-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201203	378
012913	FAMILY TRUST #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	01-03S-01E NE/4	201202	40
003770	FARMLANDS INC #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	27-8N-26W	201205	1,544
004753	FARMS #1-28 (ATOKA)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	28-12N-21W	200407	(3,443)
005173	FARRIS #2-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-18W	201101	(3)
005128	FARRIS #3-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	8-16N-18W	201101	(4)
006678	FARRIS 1-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	3-11N-22W	201204	(38,891)
001640	FARRIS C #2-18	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 18 BLOCK A-4 H&GN SURVEY	201204	25,504
033084	FARRIS RANCH 1-5 (TONK/CO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-18W	201204	19,128
045219	FARVER #1-29H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 29 & 32-160N-96W	201204	(2)
011289	FEATHERSTON C 1-15 NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-7N-17E	201204	343
006592	FEDERAL #1-34	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	BLAINE	34-13N-12W	201204	4,718
012500	FEDERAL ENERGY #1-35	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	35-39N-90W	201203	106,776
021725	FEE #2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	13-16N-6W	201203	(1,349)
030460	FELL #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	22-5N-5W	201204	(379)
035611	FELTS #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW SW NE	201204	11,475
035249	FELTS ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW NW NE	201204	42,719
037390	FELTS, MASON #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	09-17N-09W	201204	767
035591	FELTS, MASON 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW SW SE	201204	(7,868)
012730	FEO #3-35	CONOCOPHILLIPS COMPANY	INVALID LEASE NUMBER	WYOMING	FREMONT	35-39N-90W	200603	(2,258)
006431	FERGUSON #1-2	BEREXCO LLC	PRODUCING WELL	OKLAHOMA	CADDO	2-9N-12W	201204	(6,115)
007124	FILE #2-956	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 956 BLK 43 H&TC RR CO SUR	201204	(3,464)
005379	FILES #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	9-18N-25W	201204	649
006405	FILLINGIM #1-89	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	89, BLK M-1 H&GN SURVEY	200610	3,819
006355	FILLINGIM #2-20	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 20 BLK M-l H&GN SURVEY	201101	(4)
039272	FILLINGIM #4021P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 BLK M-1 H&GN SVY	201204	1,363
005749	FILLINGIM-TEAS #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	87, BLK M-l	201204	3,325
036607	FILLINGIM-TEAS #12-87	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201202	2,521
034997	FILLINGIM-TEAS #2-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87, BLK M-1, H&GN SVY	201204	1,202
036317	FILLINGIM-TEAS #6-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201204	375
036338	FILLINGIM-TEAS #7-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-l H&GN SVY	201204	737
036550	FILLINGIM-TEAS #8-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201204	685
036549	FILLINGIM-TEAS #9-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201204	267
008869	FINIS-CLARK	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	GRADY	16-8N-8W	201203	(156,310)
008654	FINIS-CLARK #2-16	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	GRADY	16-8N-8W	201203	21,883
006231	FINNELL 2-34A	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	34-10N-20W CNE	201204	621
038098	FISHER #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	253
043657	FISHER #13-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	6,028
039530	FISHER #2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	3,292
008020	FISHER KENNETH E #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	11-20N-10W	201204	1,670
008016	FISHER KENNETH E #2-11 HU	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MAJOR	11-20N-10W	201204	29,332
003993	FITE #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	28-10N-27E	201203	197
033138	FIVE MILE GULCH #9	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	5-21N-93W	201203	2,418
035257	FIZER 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW NE SE	201204	2,080
006981	FLAMING #1-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	20-11N-14W	201204	718
036365	FLAMING #3-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	20-11N-14W	201204	(240)
011326	FLATT #1-28 TP	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	28-39N-91W	201203	1,728
007633	FLENNER #2-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-12N-23W	201204	32,273
011327	FLICK 1-19 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-20W	201202	32,741
011329	FLICK 3-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-20W	201204	20,639
012627	FLORENCE #9-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	31,172
007094	FLOWERS #1-1	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 1 B&B SURVEY	201202	(2,744)
001691	FLOWERS #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	27-9N-23W	201204	722
001686	FLOWERS #2-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	ABSTRACT 40, DP FEARIS SURVEY	201204	(6,770)
004094	FLOWERS #3-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40, D.P. FEARIS SURVEY	201203	549
006946	FLOWERS #5-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D. P. FEARIS SURVEY	201204	3,901
008792	FLOWERS #6-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201204	2,355
008793	FLOWERS #7-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201204	1,756
003970	FLOWERS #8	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 226 BLK C	201204	(6,569)
008812	FLOWERS #8-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201204	974
008938	FLOWERS #9	NOBLE ENERGY INC	APO ONLY	TEXAS	HEMPHILL	SEC 224 BLK C G&MMB&A SURVEY	201203	69
008957	FLOWERS #9-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201204	3,688
033586	FLOWERS 40 #10	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40, D P FEARIS SVY	201204	43

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
007990	FLOWERS B #1-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	201203	(7,327)
007993	FLOWERS B #4-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	201203	3,035
007994	FLOWERS B #5-47	CENTURION RESOURCES, L.L.C.	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	200909	(360)
007995	FLOWERS B #6-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SURVEY	201203	(10,514)
005515	FLOWERS B #7-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SURVEY	201203	20
033167	FLOWERS B #8-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SVY	201203	2,468
007996	FLOWERS C #1-48	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 48 BLK 1 I&GN RR CO SURVEY	201203	1,029
007865	FLOWERS C #4-48	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 48 BLK 1 I&GN RR CO SUR	201203	55
001764	FLOWERS, GILMAN #2-LT	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 3 GH&H SURVEY	200612	(3,097)
002199	FLOWERS, LOIS #2-LT	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	JAMES KINNEY SURVEY	201204	18,852
003995	FLOWERS, LOIS #4	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	JAMES KINNEY SURVEY	201204	(4,138)
033570	FLOWERS, LOIS #6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	JAMES KINNEY SVY	201203	310
011191	FLOY COX 1-21 BG2	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CADDO	21-10N-12W	201204	49,395
001689	FLOYD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-7N-19E	201204	(715)
021810	FLOYD 1-26	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GARVIN	26-1N-3W	201203	(582)
041311	FLYING J #10-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201204	9,304
004359	FLYING J #1-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201204	752
040452	FLYING J #12-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201204	(360)
030624	FLYING J #3-11	CARBON ECONOMY, LLC	PRODUCING WELL	OKLAHOMA	WASHITA	11-9N-19W	201202	(130)
034692	FLYING J #8-10	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	10-9N-19W	201204	5,022
006622	FLYNT #1-28	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	28-14N-20W	201202	(801)
035201	FOGLE A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SW NE NE	201203	(1,347)
035248	FOGLE ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10 17N 9W	201204	67,539
035305	FOGLE ET AL A 2 ALT	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	4 17N 9W NW SE SW	201101	1,366
032113	FORD #2-25	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	25-13N-17W	201102	2,846
032915	FORD #3-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	25-13N-17W	201202	6,620
033319	FORD #4-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	25-13N-17W	201203	26,452
001647	FORT CHAFFE FEDERAL #1-20	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	SEBASTIAN	PART SEC. 19 & 20-7N-31W	201203	(32)
030915	FORT CHAFFE FEDERAL #2-19	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	SEBASTIAN	PART SEC. 19 & 20-7N-31W	201203	(2,687)
021816	FORT SILL UNIT 4-2 SEC 30	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	30-5N-10W	201202	123,917
033223	FOSTER #1	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	RUSK	F. C. BOOKER SVY, A-148	201204	(4,308)
003286	FOSTER #1-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-6N-20E	201204	506
037826	FOSTER #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	22-22N-14W	201203	3,496
032970	FOSTER #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	721
033224	FOSTER #2	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	RUSK	F. C. BOOKER SVY, A-148	201204	(7,586)
037454	FOSTER #2-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-06N-20E	201204	4,894
008926	FOWLER #1-19 (SIDETRACK)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	19-12N-21W	201204	40,577
008774	FOWLER #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201204	22,158
031132	FOWLER #3-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201204	85,262
001707	FOX #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	10-18N-10W	201204	36
006624	FOX #2-10	RED HAWK RESOURCES, INC.	INACTIVE ORRI/RY	OKLAHOMA	ELLIS	10-18N-26W	200805	(30,070)
007659	FOX, HENRY 1-31 L	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	31-19N-10W	201202	37,944
025194	FRANCES #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	E/2 SEC 19 & W/2 SEC 20, JMLS	201203	2,379
042767	FRANCES #1-12H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	12-03S-01E	201202	(47)
043114	FRANCES #2-12H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	12-03S-01E	201202	388
034273	FRANCIS #10-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(510)
005929	FRANCIS #2-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58 BLK M-l H&GN	201204	103
033262	FRANCIS #3-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58 BLK M-l H&GN RR SVY	201204	(2,806)
033435	FRANCIS #4-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(1,729)
033623	FRANCIS #5-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(5,851)
033635	FRANCIS #6-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(6,809)
034160	FRANCIS #7-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(9,436)
034161	FRANCIS #8-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(2,328)
034272	FRANCIS #9-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-l, H&GN SVY	201204	(25,280)
006659	FRANK-MORGAN #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	34-11N-19W	200805	(19,673)
035354	FRANZ 1 9	SWEETWATER EXPLORATION	SHUT DOWN OR T&A	OKLAHOMA	BEAVER	9-5N-21ECM	200503	14,003
006218	FRASS #1-105	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	105 BLK 10 HT&B SURVEY	201204	1,403
035280	FRAZIER, KENNON A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SE SE S2	201203	2,117
025718	FREDA #1-11	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	GRADY	11-4N-5W	201204	2,155
006116	FREDERICK A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	27, 34-9N-22E	201204	4,499
044187	FREEMAN #1-33	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-07N-11W	201203	(771)
036143	FRESCA #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201204	35,920
037329	FRESCA #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201204	28
038589	FRESCA #3-24 (CHEROKEE)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201204	31
038860	FRIDDLE JESSE #1-3	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	LOGAN	S/2 SEC 34-07N-27W &	201203	166
004805	FROST #1-17	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-11N-13W	201202	66,718
005448	FRY #1-19	SPESS OIL COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	19-3N-24ECM	201203	(7,897)
007122	FRY-WHEATLEY #2-1042	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1042 BLK 43 H&TC RR CO SUR	201204	(1,293)
037806	FUCHS #2-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	07-11N-24W	201204	1,625
035265	FULLER 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W W2 SW NW	201204	1,146
035316	FULLER 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE SE NW	201204	9,222
006442	FULTON #1-33	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	33-5N-9W	201203	15,850
033799	FURRH, EUNICE A 1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	WILLIAM ENGLISH SVY, A-194	201204	2,128
001734	FURROW #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-7N-21E	201204	(2,036)
033076	G.C. #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	2-19N-21W	201203	(410)
001735	GADEN #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	26-20N-17W	201203	(1,870)
030315	GALLION 1 & 3 SEC. 5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	05-06N-17E	201204	1,393
035154	GALLION 2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	5 6N 17E N2 S2 NW	201201	(3,535)
035278	GALLION 5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	5 6N 17E S2 N2 NE	201203	(9)
030019	GARDNER #4-15	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	ALABAMA	LAMAR	4-16S-16W	201011	925
004888	GARLAND #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	32-10N-23E	201204	3,085
005709	GARRETT #B1-6	NOBLE ENERGY INC	ABANDONED WELL	OKLAHOMA	GRADY	6-8N-8W	199912	10,167
030107	GARRETT & CO. ‘C’ UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	LATIMER	33-4N-18E	201203	227
041213	GARRETT AND COMPANY #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-03N-14E	201204	7,507
030675	GATES #7-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201202	(4,828)
006670	GATZ #1-5	CHESAPEAKE OPERATING, INC.	ABANDONED WELL	OKLAHOMA	CANADIAN	5-11N-7W	200901	3,629
042272	GENE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201204	7,062
044336	GENEVA #1-21H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	21-11N-16W	201203	2,292
006548	GEORGE #2-11	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK M-1 H&GN SURVEY	201203	25
026000	GEORGE #6-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201204	(23)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
006547	GEORGE (ARDELL) #1-1	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	17, BLK M-1 H&GN SURVEY	201203	(9,614)
001751	GEREN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	5-10N-27E	201204	(6,761)
004989	GIBBS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-21N-25W	201204	854
040862	GIBSON #2-3H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	03-03N-12E	201203	6,387
042931	GILMER #1-15	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	15-20N-11W	201204	(8,144)
003437	GLADYS ROSE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	5-2N-14E	201204	(4,441)
042102	GLADYS ROSE #1H-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	05-02N-14E	201204	474
044804	GLASOE #2-19H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 18 & 19-161N-95W	201204	344
044803	GLASOE #3-19H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 18 & 19-161N-95W	201204	(1,132)
035601	GLASS D #2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NW NE NW	201201	4,257
035088	GLASS ESTATE 1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SW NE NE	201203	2
035512	GLASS ESTATE 3 #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE SE SW	201204	4,666
035941	GLASS ESTATE 3 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N-9W	201204	256
035306	GLASS ESTATE 3-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW SW SW	201204	15,340
038056	GLASS ESTATE A #5 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201203	2,317
041862	GLASS ESTATE A #6-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201203	2,351
041981	GLASS ESTATE A #7-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201203	1,765
035120	GLASS ESTATE A-1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SE NW NE	201203	(3,806)
035217	GLASS ESTATE A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW SE NW	201203	(1,691)
035299	GLASS ESTATE A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SE SE NW	201203	4,323
035527	GLASS ESTATE A-4	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW NW SE	201203	1,077
035256	GLASS ESTATE C-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33 18N 9W NE SE SW	201203	(270)
035242	GLASS ESTATE D-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE NE NW	201203	1,011
034303	GLENN A #1	CREST RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201203	4,492
006436	GLISAN AMOCO #1-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	12, BLK M-1 H&GN SURVEY	201203	(35,416)
006250	GLISAN-STEEN #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	13, BLK M-1 H&GN SURVEY	201204	11,679
021879	GOBER #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 140 BLK 42 H&TC SURVEY	201204	1,442
005668	GODDARD, CARL #4-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201204	760
004901	GODDARD, CARL UNIT #2-2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201203	1,373
005391	GODDARD, CARL #3-2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201203	(7,853)
011378	GODFREY 2-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BRYAN	21-6S-7E	201204	486
001776	GOERING UNIT #2	J BREX COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-26N-24W	201204	(3,738)
040380	GOLDEN GAS UNIT #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	THOMAS OBAR SVY A-26	201203	1,623
040381	GOLDEN GAS UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	THOMAS O’BAR SVY A-26	201203	2,433
011380	GOLDIE 1-19 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-15W	201203	11,138
011382	GOLDIE 2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-15W	201204	3,737
007110	GOOCH #2-984	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 984 BLK 43 H&TC RR CO SUR	201204	352
033539	GOOD #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201204	789
033263	GOOD #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
006768	GOOD 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
001782	GOODIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-3N-14E	201204	2,550
036471	GOODWILL 3 #1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201204	(139)
036507	GOODWILL 3 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201204	393
004205	GORE #1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-18W	201204	133,653
011388	GORE HEIRS 1-12 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	12-16S-7E	201204	(2)
008249	GOULD-FEDERAL #2-21	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	21-22N-14W	201203	(28,492)
040176	GRABER, J 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	07-24S-37W	201203	9,868
040150	GRABER, J 1-A	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	07-24S-37W	201203	35,946
040177	GRABER, M 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	18-24S-37W	201202	4,669
030021	GRACE #35-2 (CASING)	LAND & NATURAL RESOURCES DEV	ABANDONED WELL	ALABAMA	PICKENS	35-18S-15W	201011	18,197
030022	GRACE #35-2T (LEWIS)	GERMANY OIL COMPANY	ABANDONED WELL	ALABAMA	PICKENS	35-18S-15W	200104	(865)
021926	GRAY 1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201203	2,133
024008	GRAY 2-22 (BEGGS/BRISCOE)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201203	9,750
021927	GRAY 2-22 (HOXBAR)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201203	(103)
035324	GRAY ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NE SE NW	201204	2,841
035267	GRAY ET AL1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW NW SW	201204	321
031285	GRAY RA SUO-CA ANTRIUM-D2	XTO ENERGY INC.	PRODUCING WELL	LOUISIANA	BOSSIER	35-22N-11W	201202	(1,960)
006387	GRAY, DONALD #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-10N-12W	201204	7,118
035074	GRAY, IRENE 1-D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE NE NW	201204	26,461
033587	GREEN #4-1A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201204	563
008937	GREEN EST #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-26W	201205	284
006984	GREEN EST. 2	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-26W	201203	76,601
006179	GREGORY #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W ALL	201204	714
032267	GREGORY A G GU #1	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201203	3,516
032268	GREGORY A G GU #2	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201203	120
032343	GREGORY A G GU #3	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201203	(172)
032342	GREGORY A G GU #4	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201203	(513)
031462	GREGSTON, CARL 1	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	GREGG	S. L. DAVIS SVY A-61	201203	2,388
006675	GRIFFITTS-TURNBULL #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-10W	201203	7,386
021938	GROFF 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MARSHALL	2-8S-4E	201204	16,960
001814	GUENZEL #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-14N-26W	201202	(254,776)
035219	GUICE A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 18N 8W SW NE SE	201203	11
007386	GULF MESA SAPPINGTON #2	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201204	3,628
007387	GULF MESA SAPPINGTON #3	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201204	26,594
007388	GULF MESA SAPPINGTON #4	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201204	(36,294)
034570	GUTHRIE #2-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	(171)
037598	GUTHRIE #3-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	(55)
005768	GWARTNEY #23-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-14N-20W	201204	6,405
011417	GWYN 1 MG	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LOGAN	22-15N-4W	201204	1,276
012351	HAAS #2-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	35-10N-12W	201204	9,675
006833	HAGGARD #2-11	WYNN-CROSBY OPERATING LTD	PRODUCING WELL	OKLAHOMA	CUSTER	11-13N-17W	201204	2,964
038432	HAGGARD #7-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201204	1,928
006665	HAGGARD 3-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201204	(527)
021977	HAGGARD 5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201204	979
025463	HALEY #2-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201204	(428)
025544	HALEY #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201204	2,859
026455	HALEY #4-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	31-11N-22W	201204	530
008632	HALEY 1-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	31-11N-22W	201204	(43,839)
030108	HALL #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-3N-13E	201203	134
044558	HALL #1-19H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-13E	201203	1,584

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
001841	HALL D #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-13E	201204	8,965
004710	HALL, KENNER #2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	31,837
006215	HAMAR #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	2-14N-14W	201204	178
006560	HAMILTON #1-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-10N-12W	201204	(240)
032914	HAMILTON #2-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-10N-12W	201204	82
033320	HAMILTON #4-28	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	WOODWARD	28-20N-21W	201204	1,844
001850	HAMMOND #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-7N-23E	201204	148
008265	HAMMOND #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-7N-23E	201204	5,084
041706	HAMMOND #6-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	04-07N-23E	201204	6,537
005536	HARDY #15-3	UNIT PETROLEUM COMPANY	APO ONLY	OKLAHOMA	ELLIS	15-23N-25W	201202	(1,877)
007907	HARDY 1-15	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	15-23N-25W	201204	4,945
005519	HARMS #2-25	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	25-12N-15W	201203	(359)
006262	HARRELL #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W CSE	201204	42,689
006440	HARRELL-MERZ #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-20W	201204	31
004317	HARRINGTON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201204	5,360
006684	HARRINGTON 1-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-12N-23W	201204	(85)
030683	HARRIS #2	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC. 13, BLK OS2	201201	(11,478)
031243	HARRIS #2-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	JOHNSON	13-9N-25W	201203	2,471
001864	HARRIS I #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-14E	201203	178,527
030764	HARRIS I #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-14E	201106	17,589
006135	HARRIS UNIT #1	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	20 BLK A-7 H&GN SURVEY	199905	(7,174)
036434	HARRIS, MAMIE L #5-1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	05-17N-09W	201204	10,595
003303	HARRISON #1-22	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-6N-19E	201203	(3,712)
006414	HARRISON #2-16	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	16-10N-20W	201203	(6,927)
005332	HARRISON #2-22	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-6N-19E	201203	(159)
004921	HARRISON #2-30	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MCCLAIN	30-5N-3W	201106	(3,884)
038452	HARRISON #2-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	06-13N-24W	201204	36
006685	HARRISON 1-13	SAMSON LONE STAR, LLC	SOLD OR LOST LEASE	TEXAS	HEMPHILL	13 BLK Z-1 ACH&B&H&W SURVEY	201002	(3,280)
030970	HART #1-30	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	30-11N-22W	200902	9,480
025597	HART #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201204	139
004924	HART #1-36	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	36-11N-13W	201202	(3,813)
004925	HART #1-6	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CADDO	06-10N-12W	201203	79,210
031345	HART 4 (SANDY HOOK GU 21)	MILAGRO EXPLORATION LLC	PRODUCING WELL	MISSISSIPPI	MARION	21-1N-14E	201203	(6,847)
031346	HART, J W 2	MILAGRO EXPLORATION LLC	SHUT DOWN OR T&A	MISSISSIPPI	MARION	28-1N-14E	200601	13,931
011431	HARVEY 13-1	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ELLIS	13-23N-24W	201204	89
006807	HATCHER 2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	30-15N-17W	201204	37,654
005170	HATTER FARMS #20-4	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-8N-24E	201202	(32,191)
004462	HATTER FARMS #2-20	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-8N-24E	201204	(67,654)
040288	HATTER FARMS #3-20 (BRAZI	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-08N-24E	201202	(119,557)
044123	HATTER FARMS #3-20 (RED O	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-08N-24E	201202	15,418
007630	HAWK UNIT #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	HARPER	17-28N-24W	201201	11,722
035304	HAYES A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 18N 8W SE SW SW	201203	(31)
011436	HAYS, TENNIE B. #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	1-16S-16W	201204	5,124
032269	HEARNE D M GU 1 #2	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	JACOB TAYLOR SVY, A-775	201203	3,699
022079	HEARON 1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	4-3N-3W	201204	63
036604	HEATHER #1-5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	05-10N-25W	201203	(2)
024041	HEDGECOCK # 3-12	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W CSE/4	201203	(602)
025769	HEDGECOCK #4-12	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W	201204	240
022080	HEDGECOCK 1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W	201204	(756)
040823	HEFLEY #10-37	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 37 BLK M-1 H&GN SVY	201203	2,988
040653	HEFLEY #12-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201203	369
040824	HEFLEY #12-37	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 37 BLK M1 H&GN SVY	201203	1,855
040654	HEFLEY #13-37	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 37 BLK M-1 H&GN SVY	201203	1,697
022086	HEFLEY #1-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 36, BLK M-1, H&GN SVY	201203	(3,635)
022087	HEFLEY #1-37	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 37, BLK M-1, H&GN SVY	201112	11,111
022088	HEFLEY #1-47	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 47 BLK M-1 H&GN SURVEY	201204	1,454
040826	HEFLEY #15-37	DEVON ENERGY PRODUCTION,	PRODUCING WELL	TEXAS	WHEELER	SECTION 37 BLK M-1 H&GN SVY	201204	1,537
040668	HEFLEY #17-36	DEVON ENERGY PRODUCTION,	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201204	2,092
040657	HEFLEY #21-37	DEVON ENERGY PRODUCTION,	PRODUCING WELL	TEXAS	WHEELER	SECTION 37 BLK M-1 H&GN SVY	201204	1,667
026446	HEFLEY #2-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 36 BLK M-1 H&GN SVY	201203	792
025081	HEFLEY #2-37	DEVON ENERGY PRODUCTION, CO LP	APO ONLY	TEXAS	WHEELER	SEC. 37, BLK M-1, H&GN SVY	201108	7,281
006307	HEFLEY #3-32	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 32 BLK M-1 H&GN SURVEY	201204	10,374
040659	HEFLEY #3-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36, BLK M-1, H&GN SVY	201203	525
040661	HEFLEY #4-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201203	1,010
040665	HEFLEY #8-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201203	1,309
032783	HEITNER #3-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	13-5N-19E	201203	5,725
034502	HEITNER #4-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	13-05N-19E	201203	2,877
034888	HENDERSON 1-9	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	9-8N-23W C E2	201204	(3,399)
001907	HENDRICKS #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201202	(50)
030728	HENDRICKS #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201204	374
030913	HENDRICKS #1-15 (TAYLOR #	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201204	993
031130	HENDRICKS #2-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201204	2,112
044929	HENDRY #1H	PENN VIRGINIA OIL & GAS LP	PRODUCING WELL	TEXAS	HARRISON	WILLIAM SMITH SVY, A-21	201203	2,638
012506	HENDRY #2-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	8-38N-90W	201203	(259,835)
038083	HENRICKS #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-06N-09W	201204	(572)
003907	HENRY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	29,32-8N-32W	201204	181
030337	HENSLEY 3-10	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	10-23N-18W	201203	184
007195	HERIFORD #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-15N-20W	201204	72,908
041296	HESTER #1-3- CHESAPEAKE	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	03-10N-23W	201204	348
034333	HIGGINS FEDERAL #1	KAISER-FRANCIS OIL COMPAN	PRODUCING WELL	WYOMING	SWEETWATER	2-17N-99W	201204	(1,061)
005182	HIGHLEY-DODSON #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-13N-22W	201204	1,714
004019	HIGHTOWER #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	25-8N-21E	201204	77,658
004567	HINKLE #1-28	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201204	4,475
038003	HINKLE #3-28	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201203	1,341
001935	HINKLE, WALTER	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	BLAINE	23-16N-11W	201203	6,221
003854	HINKLE, WALTER #2	CHEVRON USA INC	SHUT DOWN OR T&A	OKLAHOMA	BLAINE	23-16N-11W	201201	(6,992)
004242	HINKLE, WALTER #3 (IRA #1	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	BLAINE	23-16N-11W	201204	25,712
004318	HODGENS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-14E	201204	(39,037)
005477	HODGES #1-4	MARLIN OIL CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	4-5N-24ECM	201202	(92)
043298	HOFFMAN #1-11H	DUNCAN OIL PROPERTIES, IN	PRODUCING WELL	OKLAHOMA	CUSTER	11-12N-16W	201204	1,421

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
030922	HOFFMAN #1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	(2,319)
043167	HOFFMAN #1-7H	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	WASHITA	07-11N-17W	201203	1,632
033636	HOFFMAN #2-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	35-11N-19W	201204	151
006425	HOGAN #3-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-17W	201202	981
001943	HOLLAND #3-1	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	LOGAN	3-6N-27W	201203	(1,545)
042041	HOLLEY A #3-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201203	2,040
035236	HOLLEY A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W SE SW NE	201203	3,644
035328	HOLlEY A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NW NW NE	201203	3,904
035331	HOLLEY B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW SW NW	201203	583
039787	HOLT 19 #2	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 19 BLK RE R&E SVY	201105	3,313
035258	HOLT ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW NE SE	201204	1,106
004156	HOLTON #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	32-8N-26E	201201	2,149
035101	HOOD 24-1	WILDHORSE RESOURCES LLC	SHUT DOWN OR T&A	LOUISIANA	LINCOLN	24 19N 5W SE NW NE	200505	(2,122)
011463	HOOPER 1-17 BG0	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	COMANCHE	17-4N-10W	201204	60,304
001952	HOPPER	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-3N-14E	201204	30,094
001953	HOPPER #1-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	2S-3N-14E	201203	(589)
037484	HOPPER #2-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-03N-14E	201204	91
003851	HOPPER #2-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	25-3N-14E	201203	(4,792)
037993	HOPPER #3-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	25-03N-14E	201104	—
004184	HORTON #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	28-13N-14W	201204	1,140
004171	HORTON #2 (SPIRO)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	HASKELL	5-7N-22E	201204	(2,751)
012172	HOUSER 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-7N-14E	201204	36,873
007906	HOWARD GLEN #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	34-2N-26ECM	201204	139
006847	HOWE #1	CRAWLEY PETROLEUM CORP.	ORRI/RY	TEXAS	HEMPHILL	SEC 1 BLK 1 G&M SURVEY	201201	—
007372	HOWELL #4-72	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	72 BLK A-2 H&GN RR SURVEY	200812	1,149
039640	HOWLING FISH #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	2,724
033287	HOYT A UNIT #4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	DEWEY	27-18N-17W	201204	1,487
006434	HUBBARD #1-A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	13-10N-21W	201204	(29,098)
039143	HUBBARD #2-13	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	13-10N-21W	201203	17,397
005764	HUBBART #1-19	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-19W	201203	(11)
022181	HUDSON #1-3	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 3 BLK CSR COOPER SVY	201203	(5,578)
004720	HUDSON UNIT	WILDHORSE RESOURCES LLC	PRODUCING WELL	TEXAS	PANOLA	CARTHAGE FIELD	201203	(16,379)
006550	HUFF #1	CIMAREX ENERGY CO.	ORRI/RY	TEXAS	HEMPHILL	16 BLK M-1 H&GN SURVEY	201203	1,273
037468	HUFF #3-16	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK M-1 H&GN RR SVY	201203	1,121
037327	HUFF #4-16	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK M-l H&GN SVY	201204	1,081
013587	HUFF RANCH 48-5	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN 5VY	201204	245
013588	HUFF RANCH 48-6	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN SVY	201204	226
013589	HUFF RANCH 48-7	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN SVY	201204	200
030990	HUGHES #1-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201204	(620)
033744	HUGHES #2-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201204	160
012814	HUGHES #5-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	912
011478	HUGHES 2-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	(14,789)
040300	HUGHES FUEL 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-07N-17E	201204	(1,249)
011480	HUGUS 1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201204	6,910
026742	HULS #4-24H	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	24-11N-19W	201203	4,865
006551	HUMPHREYS #3	CREDO PETROLEUM CORP	PRODUCING WELL	TEXAS	HEMPHILL	163, BLK 41 H&TC SURVEY	201203	(1,517)
025567	HUNNICUTT #20-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-13N-18W	201204	271
006380	HUNT #1-22	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-12N-18W	201102	2,028
007091	HUNTER R G #1	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 9, BLK A-4, H&GN SVY	201203	228
030548	HUNTER UNIT #3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-22N-25W	201204	7,246
006277	HUNTER-RYAN #1	APACHE CORPORATION	APO ONLY	OKLAHOMA	BECKHAM	4-10N-22W	201201	29,454
011484	HUSSEY TW 1-10 HG&G	SPRAGINS, ED S.	PRODUCING WELL	OKLAHOMA	STEPHENS	10-2N-5W	201203	172
035037	HUSTON #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	25-19N-12W	201204	(122)
004005	IBISON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	10-8N-27E	201204	4,120
007669	IDEAL 1-23	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	23-19N-12W	201202	(9)
037097	IGNACIO 32-7 #16-1âFCã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	30,506
038915	IGNACIO 32-7 #16-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-07W	201204	12,906
037098	IGNACIO 32-7 #16-3 (FC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	6,909
037100	IGNACIO 32-7 #21-1 âFCã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201204	3,488
037102	IGNACIO 32-7 #22-1 âFCã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-7W	201204	1,885
037103	IGNACIO 32-7 #23-1(FC) S	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201204	3,217
038916	IGNACIO 32-7 16-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-07W NESE	201204	19,296
037104	IGNACIO 32-7-21 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201204	14,719
039817	IGNACIO 32-7-21 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-07W SWNE	201204	6,402
039420	IGNACIO 32-7-22 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-07W SENW	201204	8,449
037105	IGNACIO 32-7-22 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-7W	201204	9,630
038997	IGNACIO 32-7-22 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-07W W/2 & W/2 E/2	201204	13,301
037106	IGNACIO 32-7-23 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201204	9,171
045027	IGNACIO 32-7-23 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-07W	201204	11,466
040443	IGNACIO 32-7-23 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-07W	201204	12,294
037109	IGNACIO 33-7 #29-2 âFCã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-7W	201204	32,290
037110	IGNACIO 33-7 #29-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-7W	201204	59,675
039048	IGNACIO 33-7-29 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-07W	201204	3,673
041054	IGNACIO 33-7-29 #5R	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-07W SWNW	201204	27,842
037117	IGNACIO 33-8 #21 âMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-33N-8W	201204	24,953
037118	IGNACIO 33-8 #7 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-33N-8W	201204	18,168
034647	IMA SHAW #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	2-19N-21W	201203	(811)
006720	INA #1	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-25W	201204	(548)
004061	INDIAN NATIONS #1-19	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-15E	201203	77,629
001984	INDIAN NATIONS #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-15E	201204	(42,909)
004062	INDIAN NATIONS #1-30	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-3N-15E	201203	28,447
038147	INDIAN NATIONS #2-19 (SUB	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-15E	201204	2
037690	INDIAN NATIONS #2-19 (WAP	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-15E	201204	32
037871	INDIAN NATIONS #2-30 (EUN	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-03N-15E	201101	4
041596	INDIAN NATIONS #2-30 (WOO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-03N-15E	201204	2
005957	INEZ #2-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	874
005099	INGLE #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201201	202,724
032708	INGLE #2-10	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	10-23N-25W	201201	(2,168)
031229	INGLE #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201204	(10,182)
025602	INLOW #2-11	NOBLE ENERGY INC.	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201204	(345)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
025815	INLOW #3-11	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201204	(119)
025848	INLOW #4-11	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201204	804
007874	INSELMAN 1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-16N-24W	201204	57,246
008039	INSELMAN 1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	4-16N-24W	201204	119
004441	INVESTORS ROYALTY #2-29	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-12E	201203	(810)
023890	IRA #4-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	437
033345	IRENE #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	46
001994	ISAACS #1-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLOCK C G&MMBA SURVEY	201203	(6,298)
001989	ISAACS #2-209	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 W43.93 ACR SEC 210,230	201203	40,759
007098	ISAACS #2-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	201203	1,851
001996	ISAACS #2-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLOCK C G&MMBA SURVEY	201203	10,532
007207	ISAACS #3-208	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK G&MMB&A SURVEY	201203	7,434
001993	ISAACS #3-209 (GRANITE WA	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 BLOCK C G&M MB&A SVY	201203	89
007146	ISAACS #3-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	201203	5,323
008398	ISAACS #3-211	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 211 BLK G&MMB&A SURVEY	201202	431
001990	ISAACS #4-209	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 W43.39 ACRES	201203	6,589
007212	ISAACS #4-210	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	200909	1,842
032835	ISAACS #4-211	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 211, BLK C	201203	29,365
007172	ISAACS #5-210	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	200912	9,081
003822	ISAACS #6-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210, BLK C, G&MMB & A SVY	201203	721
036023	ISAACS #7-208	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK C G&M&MB&A SVY	201204	27,778
003895	ISAACS #7-209	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	BLOCK C G&MMBA SURVEY	201010	2,705
032758	ISAACS 208 #4	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208, BLK C	201204	12,264
034621	ISAACS 208 #6	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK C G&M & MB&A SVY	201112	(22,956)
001997	ISAACS SIMPSON #1-208	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 208 BLOCK C G&M MBA SURVEY	201203	200
001998	ISAACS SIMPSON #1-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLOCK C G&MMBA SURVEY	201203	(10,443)
002001	ISAACS, J.C. #2-208	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	BLOCK C G&MMBA SURVEY	201201	3,600
007141	ISAACS-SIMPSON #3-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLK G&MMB&A SURVEY	201203	41,150
003347	IVERSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-15E	201204	31,031
006462	IVESTER #1-57	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	57, BLK A-7 H&GN SURVEY	201204	(468)
024004	IVIE #1-23	APACHE CORPORATION	APO ONLY	OKLAHOMA	GRADY	23-7N-7W	201112	(175)
030651	JACK #3-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-9N-21W	201204	16,656
030693	JACK #4-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-9N-21W	201204	(2,253)
036539	JACK #7-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-09N-21W	201204	(3,676)
030910	JACKSON #1-14	LATIGO OIL & GAS INC	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	14-17N-14W	200707	(4,623)
030909	JACKSON #2-14	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	DEWEY	14-17N-14W	201203	81,578
031209	JACKSON-HENDRICKS #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201204	(362)
004585	JACOB #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	34-17N-20W	201205	119,879
025381	JANET FEDERAL #10-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	374
023979	JANET FEDERAL #32-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	329
025382	JANET FEDERAL #40-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	3,554
025704	JANET FEDERAL #5-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	532
025705	JANET FEDERAL #6-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	2,818
037904	JANET FEDERAL #7-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201204	11,081
025818	JANET FEDERAL #8-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NWSW SEC 34-20N-93W	201204	(68)
004137	JANICE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	8-6N-21E	201204	2,203
032109	JANWAY #1-ALT (DAVIS SAND	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	LINCOLN	W/2 SEC 5 & E/2 SEC 6-18N-2W	201204	6,611
007078	JARVIS #1	SUNDOWN ENERGY, INC.	APO ONLY	TEXAS	HEMPHILL	SEC 203 BLK G&MMB&A SURVEY	201201	4,605
006326	JARVIS #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	10-10N-23W	201204	8,418
033975	JARVIS #2-217	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 217, BLK C, G&MMB&A SVY	201101	(1)
007096	JARVIS #3-213	CHEVRON USA INC.	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 213 BLK G&MMB&A SURVEY	201002	32,450
007099	JARVIS UNIT B #1-136	SUNDOWN ENERGY, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 136 J CALK SURVEY	201203	(88,338)
011502	JASON 1-21 BG0	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201204	11,781
044145	JAVORSKY 1-33H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	33-11N-16W	201203	1
030079	JENELL #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201204	(609)
006953	JENNINGS #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201204	2,134
006459	JENNINGS #2-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201204	50,852
022268	JENSEN 1-9	NORTHPORT PRODUCTION CO.	PRODUCING WELL	OKLAHOMA	GARVIN	9-3N-3W	201111	29,950
030795	JERNIGAN #10	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	A.T. NICHOLSON SVY, A-518	201201	16,010
030796	JERNIGAN #11	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	J.M. HILL SVY, A-295	201005	4,858
033035	JERNIGAN #14	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	A.T. NICHOLSON SVY, A-518	201204	(75)
005685	JERNIGAN #7	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201204	221
005911	JERNIGAN #8	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201204	2,076
008791	JERNIGAN #9	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201005	(45)
033155	JERNIGAN M #12	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	JAMES STOUT SVY, A-604	201008	(1,150)
004723	JERNIGAN, M. #4	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SVY, A-604	201204	(5)
005226	JERNIGAN, M. #5	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	J. STOUT SVY A-604	201005	4,285
044719	JEROL #1-27H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 27 & 34-159N-95W	201204	130
037282	JERRAD #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201202	3,069
004267	JEWRELL #1	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	30-13N-14W	201204	43,337
036591	JOANNE #1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	04-13N-24W	201204	(4)
041333	JOHN ROSS GU 1 #5	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	M DE LOS SANTOS COY SVY A-21	201103	—
006358	JOHNSON #1-14	SM ENERGY COMPANY	SOLD OR LOST LEASE	OKLAHOMA	WASHITA	14-9N-19W	200006	(854)
005712	JOHNSON #1-15A	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	15-9N-19W	201204	(691)
042759	JOHNSON #12-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201204	2,175
036606	JOHNSON #3-15	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	15-09N-19W	201203	30
040454	JOHNSON #9-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201204	(980)
030324	JOHNSON 1-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	26,171
043724	JOHNSON 12-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	334
006740	JOHNSON 1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	22-12N-20W	201204	619
005713	JOHNSON, IRA #1-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201204	(1,888)
004933	JOLLIFFE RANCH #1	CHAPARRAL ENERGY LLC	SHUT DOWN OR T&A	OKLAHOMA	TEXAS	1-2N-18ECM	201107	253
034625	JONES #1-26A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	26-11N-13W	201204	1,344
005426	JONES #1-28	TE-RAY ENERGY INC.	PRODUCING WELL	OKLAHOMA	BLAINE	28-16N-13W	201204	1,123
034756	JONES #1-29	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	29-13N-22W	200708	983
038687	JONES #14-2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 14 BLK 2-1 HOOPER&WADE SVY	201203	56
031254	JONES #4-4	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 4, BLK 43, H&TC RR SVY	200612	(11,517)
030374	JONES 11 UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11-BLK Z-1	201204	(72,223)
006733	JONES 3-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	35-12N-22W	201204	1,493
005750	JONES ESTATE #1-11	APACHE CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 G&M SURVEY	201204	(11,382)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
035244	JONES ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	22 18N 8W NE NE NE	201204	13,141
004321	JONES MILLER #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	20-8N-19E	201204	5,268
011508	JONES W UNIT#1-93 HB	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93 BLK 43 H&PS SVY	201203	27,473
006554	JONES, LL#1-16	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	16, BLK Z-1 ACH&B/J.POINTVENT	201204	56,379
042059	JONES, W H ET AL 22 #1-AL	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	22-18N-08W	201203	425
006756	JONES-ALLISON 2-16	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 16 BLK Z-1 J. POITEVANT	201110	(2,680)
041290	JONI #7-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201204	591
036608	JOST #1-2	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	02-02N-21ECM	201202	154
012510	JOYCE #1-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	(13,575)
004671	JOYCE #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	5-10N-12W	201204	(8,977)
031150	JUD LITTLE #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201203	234
012691	JUD LITTLE #2-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201203	(7)
012686	JUD LITTLE #2-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201202	409
012727	JUD LITTLE #3-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201203	122
012854	JUD LITTLE #4-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201203	284
011511	JUD LITTLE 1-6 (SYCAMORE)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201202	(87)
011512	JUD LITTLE 1-6 (VIOLA)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201202	(565)
045131	JUDE GU #1H	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	JOSE ANTONIO CHIRINO SVY,A-17	201204	(4,672)
013510	JUDITH #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	S/2 SEC 14-23N-17W	201204	620
013575	JUDY #1-15H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	15-11N-18W	201203	888
007449	JUDY B 1-5	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	BEAVER	5-5N-25ECM	201204	(886)
005158	JUDYANN #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	28-8N-19E	201204	9,025
004700	K. K. #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201204	(12,897)
004712	KAMAS #1-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	15-5N-25ECM	201204	4,288
044100	KAMMIE 1-34	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	34-09N-18W	201204	20,020
034681	KARDOKUS #10-3	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201204	349
036118	KARDOKUS #4-10	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201204	645
036577	KARDOKUS #5-10	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201204	256
034559	KARDOKUS A1-10	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201203	94
037941	KASS #1A-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201204	673
002063	KATHRYN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-14E	201204	8,695
006988	KATIE #1-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201204	67,075
006989	KATIE #1A-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201204	1,294
036586	KATIE #4-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201204	(68)
037129	KATIE EILEEN 34-7-35 #2 â	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-7W	201204	11,274
037130	KATIE EILEEN 34-7-35 #2A	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-7W	201204	36,560
038101	KATIE EILEEN 34-7-35 #3	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-07W	201204	(24,548)
039022	KATIE EILEEN 34-7-35 #4	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-07W NESW	201204	12,296
033343	KEATHLEY #1-5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-25W	201203	372
022326	KELL 1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201204	(36,172)
022328	KELL 2-1 ORRI	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201204	418
030025	KELLY #15-16	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	15-18S-14W	201204	28,970
036546	KENNER #1-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201204	573
030906	KENNER #19-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	(22)
033348	KENNER #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201204	39,069
034669	KENNER #3H-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201204	1,168
032897	KENNER #4-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	329
037393	KENNER 8 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	1,381
037396	KENNER 8 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	9,081
037639	KENNER 8 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	18,409
037908	KENNER 8 #4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	288
036770	KENNER-HALL #1-19 SIDETRA	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201204	(2,615)
035272	KENNON A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NE SE NW	201203	567
002079	KENT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-5N-17E	201204	13
005204	KENT, ARLOS #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201204	4,307
008759	KENT, ARLOS #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201204	49
004788	KEPHART #1-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-20W	201204	(15,359)
006315	KEPHART #1-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201203	22,719
033026	KEPHART #5-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201203	5,894
038939	KEPHART #7-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201204	(175)
006785	KEPHART 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-20W	201204	242
006723	KEPHART 2-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201203	(398)
006890	KERN A-1	OXY USA, INC.	PRODUCING WELL	OKLAHOMA	TEXAS	15-6N-12ECM	201203	32,680
002081	KERNS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	36-2N-20ECM	201204	2,015
006399	KERR #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-14W	201204	20,429
006537	KERR #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-14W	201204	37,391
044383	KIEFER BIA 1-4	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	04-06N-11W	201204	423
006406	KIKER-AMOCO #1-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	6, BLK M-1, H&GN SURVEY	201204	1,644
006926	KIKER-AMOCO #2-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	6 BLK M-1 H&GN SURVEY	201204	(2,000)
033729	KILHOFFER #1-34	APACHE CORPORATION	ABANDONED WELL	OKLAHOMA	WASHITA	34-11N-19W	201112	98
003282	KILPATRICK #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	29-6N-19E	201204	55,077
005091	KILPATRICK #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	29-6N-19E	201204	929
011523	KINCAID #1 BG0	WARD PETROLEUM CORP	ABANDONED WELL	OKLAHOMA	CUSTER	22-15N-17W	201006	5,655
006173	KING #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-26W ALL	201204	(877)
030641	KING, J. PAUL #1	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	FRANKLIN	20-8N-28W	201203	(523)
034399	KINNEY UNIT #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	18-13N-99W	201203	30,319
034400	KINNEY UNIT #5	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201203	61,363
034395	KINNEY UNIT 3	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	19-13N-99W	200208	8,624
034421	KINNEY-PIONEER UNIT #3	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	18-13N-99W	201203	56,014
034422	KINNEY-PIONEER UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201203	37,668
006445	KINNEY-WARREN #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-10N-22W	201204	(66,766)
002097	KINNIKIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-3N-14E	201204	14,531
003896	KINSEY, ODIS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	27-8N-24E	201204	(5,840)
030375	KIRK GAS UNIT # 2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HUTCHINSON	SEC 75 BLK R, GB & CN G RR	201204	3,082
031372	KIRTLEY 1	CHAPARRAL ENERGY LLC	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	19-10N-24W	200503	(494)
031065	KJEER #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1- 3S-1E	201203	285
034282	KLOPFENSTEIN 26 #1	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-12N-24W	201204	(2,614)
033648	KNIGHT #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	19-11N-22W	201204	32
032380	KNIGHT-STRONG #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	GEORGE GILLASPY SVY, A-222	201204	1,779
002122	KRAFT #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93, BLK 10 H&TB SURVEY	201204	1,922

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
003990	KRAFT #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93, BLK 10 H&TB SVY	201204	78
040178	KRIETE 1-2	NOBLE ENERGY INC.	SHUT DOWN OR T&A	KANSAS	KEARNY	35-24S-35W	201001	30,152
006181	KRITTENBRINK #1	JEC OPERATING, LLC	APO ONLY	OKLAHOMA	CANADIAN	30-14N-9W ALL	201011	3,338
040181	KROPP 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	08-24S-37W	201202	8,663
022388	KUSCH GU 1 (P.L.)	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	GRAYSON	HIRAM W BAILEY A-107	201204	9,522
036429	LA METHODIST ORPHANAGE #3	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	02-17N-09W	201204	(1,932)
043560	LA MINERALS 1-1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	JACKSON	01-15N-04W	201203	3,294
011546	LACKEY #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HANSFORD	SEC 143, BLK 45, H&TC SUR	201204	1,514
002148	LAKE EUFALA B #1	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	10-9N-18E	201203	(12,471)
007976	LAMB #1-10	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	10-4N-20E	201203	(3,173)
038695	LAMB #12-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	02-14N-22W	201204	3,344
030805	LAMBERT #2-18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-10N-20W	201204	5,041
006663	LAMBERT 1-18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-10N-20W	201204	5,164
007097	LANCASTER #1-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 58 BLK A-4 H&GN SURVEY	201204	30,357
037811	LANCASTER #2-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-25W	201204	758
034889	LANCASTER 1-10	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	10-8N-23W C NW	201204	(81,148)
006368	LARRY #1-33	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	33-12N-14W	201204	2,611
002157	LAUGHBAUM #1	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	MAJOR	16-22N-14W	201204	(818)
006392	LAURENCE #1-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-21W	201204	(690)
030285	LAVERTY #1-12	BTA OIL PRODUCERS	PRODUCING WELL	OKLAHOMA	CADDO	SEC 12-6N-9W	201204	221
007652	LAVERTY ALBERT #2	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	29-4N-28ECM	201203	(472)
007435	LAVERTY ALBERT UNIT 1	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	29-4N-28ECM	201203	(151)
013002	LAWLES #1-21	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	21-11N-13W	201204	(3,919)
004648	LAWLESS #1	XTO ENERGY INC.	SHUT DOWN OR T&A	TEXAS	PANOLA	MATTHEWS & MYRICK SVY	201201	(14,887)
004649	LAWLESS #5	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	MATTHEWS & MYRICK SVY	201204	27,299
033005	LAWLESS GU #12	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	J.E. MYRICK SVY, A-444	201203	1,540
033264	LAWLESS GU #13	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	P.M. MAY SVY, A-478	201203	1,238
033551	LAWLESS GU #14	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	J.E. MYRICK SVY, A-444	201203	2,153
040143	LAYMAN 4-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	FINNEY	36-24S-34W	201202	15,502
013171	LEACH #4-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201204	17,980
011560	LEACH 1-22 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201204	27,144
011561	LEACH 2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201204	1
011562	LEACH 3-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201204	25
042894	LECK #1-17H	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CANADIAN	17-13N-09W	201203	(1,286)
025408	LEDBETTER, RUTH #2	CHEVRON USA INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 21, BLK L, JM LINDSAY SVY	201203	1,425
040182	LEE 7-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	33-25S-36W	201202	38,525
037497	LEE #4-5	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 5 BLK M-l H&GN SVY	201108	12,810
038825	LEE #5-5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 5 BLK M-l H&GN SVY	201204	7,598
040183	LEE 12-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	10-26S-36W	201202	29,985
040184	LEE 24-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	09-26S-36W	201202	19,905
040185	LEE 26-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	04-26S-36W	201202	94,435
030171	LEE ENGLISH #1	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	SEC 33, T22N-R12W	201008	847
033502	LEE, C.W. #1	LONG TRUSTS	PRODUCING WELL	TEXAS	RUSK	HENRY WELLS SVY, A-953	201203	7,119
003444	LEFLORE #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	28-10N-27E	201204	2,856
035276	LEGLER 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	24 18N 8W SE SE NW	201204	(4,717)
011564	LELAND 1-35	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-14N-25W & 2-13N-25W	201202	(155)
031202	LEMASTERS #1-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	(6,899)
022512	LEO #1	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	12-18N-11W	201204	(4,428)
030726	LEONARD #3-23 (RECOMPLETI	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201204	36,361
030777	LEONARD #4-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201204	40,521
002175	LEONARD UNIT #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201204	93,511
003850	LERBLANCE, W.P. #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	36-5N-17E	201203	171,485
002176	LESTER #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-24W	201204	(5,271)
012725	LESTER #5-32	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	32-39N-90W	201203	2,585
002177	LESTER A #2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-13N-24W	201204	(1,523)
008146	LESTER B #1-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-24W	201203	25,208
004456	LESTER C #1-9	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	9-13N-24W	201203	(9,493)
038720	LESTER FAMILY #1-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201204	67
036064	LEUCITE HILLS UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	28-22N-103W	201204	376
034402	LEUCITE UNIT #1	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	29-22N-103W	201204	(17,897)
034403	LEUCITE UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	28-22N-103W	201201	(2,858)
022514	LEVERTON 1-13	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	13-10N-19W	201204	(33,973)
008818	LEWIS #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201203	(6,244)
008835	LEWIS #5 (FORMERLY MAXEY	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201203	787
030611	LEWIS #6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201203	2,172
002182	LEWIS GAS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	15-28N-26W	201101	—
042924	LEWIS UNIT #10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-22E	201203	(545)
032925	LEWIS UNIT #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201203	(3,572)
030802	LIBBY #17-4	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	17-12N-20W	201201	(18,196)
008284	LIBBY #3-28	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	28-14N-26W	201201	891
004874	LIBBY-HOOVER #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-20W	201204	(400)
007085	LINDLEY J B #2	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	000 ABS1166 JC STUDER SURVEY	201203	(3,388)
006022	LINDSEY #1-24	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-4N-8W	201204	(1,088)
011646	LINE #1-7	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	7-38N-89W	200901	(177)
008313	LINVILLE #2-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-21W	201204	113
036438	LINVILLE #3-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-21W	201204	3,653
002189	LIPPENCOTT, PAULINE #1-A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-24W	201204	(20,622)
022532	LISTER #1	CHEVRON USA INC.	PRODUCING WELL	TEXAS	WHEELER	BLK 2 BBB&C SVY	201204	1,705
025475	LISTER #4-2	CHEVRON USA INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 2, BBB&C RR SVY	201203	(2,260)
036920	LITE BROWN #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-14N-23W	201204	176
006192	LITTAUER #1	SM ENERGY COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	17-10N-26W ALL	201104	381
003350	LITTLE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	33-3N-14E	201204	854
022542	LOCKHART CURTIS 9-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	9-13N-17W	201204	330
023877	LOCKHART, CURTIS # 9-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	9-13N-17W	201203	(24)
002197	LOFTIS # 2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-5N-12E	201204	12
030958	LOFTISS-BROACH #3	SM ENERGY COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	4-9N-19W	201203	47
033346	LOIS #4-30	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201204	(113)
011572	LONG BUTTE #1	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-91W	201203	(15,438)
011573	LONG BUTTE #10	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-91W	201203	7,889
011575	LONG BUTTE #3	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-91W	201203	12,632

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
011576	LONG BUTTE #5	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	36-39N-92W	201203	(4,998)
011577	LONG BUTTE #7	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-91W	201203	(741)
011581	LONG BUTTE 30-1X	MONTEX DRILLING COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	30-39N-91W	201201	957
011582	LONG BUTTE 31-3	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	31-39N-91W	201203	4,872
011578	LONG BUTTE UNIT #4	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-91W	201203	18,310
011579	LONG BUTTE UNIT 31-2	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	31-39N-91W	201203	9,273
011580	LONG BUTTE UNIT 6-2	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	6-38N-91W	201203	147
007165	LONG EVERITT GAS UNIT #1	PRINCESS THREE CORP	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-22W	201112	1,262
030860	LONG, EVERITT #5-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-22W	201204	13,667
012938	LORENA #7-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-14N-23W	201204	469
013288	LORENA #8-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-14N-23W	201204	3,295
011585	LORENA 1-9	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	9-14N-23W	200504	8,913
022552	LORENZ 1-7	DUNCAN OIL PROPERTIES, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	7-9N-19W	201202	30,584
006067	LORETTA #1-17	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	17-13N-9W	201202	56
035052	LOUISIANA METH ORPH 1-D	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	02-17N-09W	201201	5,447
034439	LOULA #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-11N-11W	201204	3,862
034204	LOULA UNIT #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-11N-11W	201205	972
036989	LOVE L&C 21-10-5075GW	WPX ENERGY ROCKY MOUNTAIN	PRODUCING WELL	WYOMING	CAMPBELL	10-5ON-75W	201203	(4,396)
025748	LULU #1-22	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	STEPHENS	NW/4 SEC 22-2 N-8W	201203	2,499
004048	LUNDY #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201104	2
012590	LUNDY #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201204	164
008148	LUNDY 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201104	—
006717	LUTHER, J. 1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-12N-23W	201204	912
011593	LYBYER 2-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	8-38N-89W	201203	1,111
033023	LYNN #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	11-6N-9W	201204	269
005422	LYNN MARIE #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	31-2N-5W	201204	4,836
039465	LYNX #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-08N-06W	201103	(1)
039612	LYNX #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-08N-06W	201204	(74)
002235	M & R RANCH	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	2-1N-9E	201204	864
034841	M & R RANCH #2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	SE/4 2-1N-9E	201103	—
007102	M S C #1	RAMSEY PROPERTY MANAGEMENT, INC.	PRODUCING WELL	TEXAS	ROBERTS	SEC 188 BLK 42 H&TC RR CO SUR	201204	828
003446	MACKEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-3N-14E	201204	35,796
006023	MACKEY #1-9	WHITING OIL & GAS CORPORATION	ABANDONED WELL	OKLAHOMA	WOODWARD	9-22N-21W	201109	40,118
036010	MADDEN #2-36	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	36-7N-13E	201203	(11)
043720	MADDEN #6-36H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	36-07N-13E	201203	21,782
039179	MADDEN 12 #1	NADEL & GUSSMAN-JETTA OPER CO.	APO ONLY	LOUISIANA	LINCOLN	12-17N-04W	201111	4,136
005701	MAINON #1-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-12N-16W	201204	1,252
002252	MAJOR ROYALTY #1-26	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	26-6N-22E	201204	(1,449)
034765	MALLISON, DIXIE #1-9	CHAPARRAL ENERGY LLC	PRODUCING WELL	OKLAHOMA	CUSTER	9-12N-15W	201204	3,317
034201	MALSON #5-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	5-12N-20W	201204	1,674
039987	MAN O WAR #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-23W	201204	385
011600	MANARY A-l ST	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	31-6N-10ECM	201101	—
007432	MAPHET, DOLORES UNIT 1	JEBITO FARM LLC	PRODUCING WELL	OKLAHOMA	BEAVER	20-5N-27ECM	201203	(280)
011602	MARGARET 1-6	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	6-38N-90W	201112	(5,534)
045868	MARGIE #1-26H	DEVON ENERGY PRODUCTION,	PRODUCING WELL	OKLAHOMA	DEWEY	26-17N-15W	201202	1,001
042768	MARIE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201204	(989)
034555	MARIK #1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	(14)
005199	MARSHALL #1-18	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	18-12N-21W	201204	876
006778	MARSHALL LAKE 1-31A	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201201	(1,930)
030740	MARTENS #2-18 (CHESTER)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201203	(375)
030647	MARTENS #2-18 (INOLA/MAN/	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201203	310
007872	MARTENS UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201203	55
022582	MARTIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	12-18N-11W	201204	(66)
008009	MARTIN #1-34	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	34-20N-11W	201202	3,157
006153	MARTIN #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	9-16N-20W	201204	916
006371	MARTIN #2-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	9-16N-20W	201204	26,270
008705	MARTIN, J.B. #4-809	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 809 BLK 43 H&TC SURVEY	201204	1,698
041042	MARY #4-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	(18,057)
011623	MARY-FEDERAL 5-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201202	(49,029)
005993	MASON #3A	ENERVEST OPERATING LLC	PRODUCING WELL	OKLAHOMA	HASKELL	18-7N-20E E/2 SE/4	201203	(3,167)
032967	MASON 6-18	MEADE ENERGY CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	18-7N-20E	201204	(277)
035488	MASON, DON B-2	SAMSON CONTOUR ENERGY E&P, LLC.	PRODUCING WELL	LOUISIANA	BIENVILLE	24 18N 8W SW SW NW	201204	8,239
040186	MASONIC HOME 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	01-26S-36W	201202	9,686
040187	MASONIC HOME 2-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	06-26S-35W	201202	1,355
040188	MASONIC HOME 5-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	34-25S-36W	201202	12,500
040189	MASONIC HOME 6-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	02-26S-36W	201202	6,029
040190	MASONIC HOME 9-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	06-26S-35W	201202	12,216
002265	MATHERS #1-27 MALOUF	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-15N-26W	201204	110,781
039932	MATHEWS #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-07N-20E	201203	(95)
004721	MATTIE-JERNIGAN G. U. #2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SVY, A604	201203	(21,793)
038686	MATUSZAK #1-23	SOUTHWESTERN ENERGY PROD CO.	PRODUCING WELL	OKLAHOMA	LATIMER	23-06N-18E	201202	—
045467	MAX 27 #1H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	27-19N-25W	201204	2,819
045747	MAX 27 #3H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	27-19N-25W	201204	(7,178)
004540	MAXWELL #1-23	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 23 BLK M-1 H&GN SVY	201204	24,314
030026	MAYERS, F. #29-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	29-16S-15W (N/2)	201204	89,720
003922	MAYFIELD, J.W. #1 (ALG)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	L1NCOLN	31-19N-2W	201202	42
005368	MCALESTER #1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-6N-13E	201204	4,806
040285	MCBEE 2-30	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	30-08N-24E	201203	(20,411)
004324	MCBEE JESSIE #1-29	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201204	(1,271)
005203	MCCLAIN #1-23	NOBLE ENERGY INC.	ABANDONED WELL	OKLAHOMA	CADDO	23-10N-12W	200105	(453)
002302	MCCLAIN UNIT #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	17-9N-26E	201204	(2,343)
003987	MCCLELLAN #21-2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201203	19,411
005620	MCCLELLAN #21-3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201204	7,648
008715	MCCLELLAN #21-4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201204	10,853
008441	MCCLELLAN 11-2	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	11-15N-23W	200609	409
033065	MCCLUNG #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201204	1,736
033338	MCCLUNG #3-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201204	3,825
043738	MCCLUNG #4H-10	SEDNA ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-03N-12E	201203	(4,032)
002282	MCCLUNG A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201204	21,214
008882	MCCLURE #1-7	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	GRADY	7-8N-8W	201202	(12,163)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
002285	MCCOLGIN #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-24W	200702	14,765
037881	MCCOLGIN #1A-21 (ST)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-24W	201012	31
006303	MCCOY #2-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-14N-26W	201204	536
043102	MCCOY 27-6	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 27 CAMP CTY SCHOOL LD SVY	201204	(54)
012864	MCCOY C #2-34	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	ROBERTS	SW/4 SEC 34, BLK M-2, H&GN SVY	201203	1,558
004819	MCCRARY #32-A	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	BLAINE	32-16N-13W	201202	28,777
040191	MCDOWELL 1-2X	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	16-24S-36W	201202	19,512
003335	MCENTIRE A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201204	(9,504)
004041	MCENTIRE B #1 (CROMWELL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201204	760
003891	MCENTIRE B #1 (WAPANUCKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201204	12,771
033522	MCGHEE #7-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201204	(229)
022647	MCGLOTHLIN 1-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-13N-25W	201204	(8,461)
038553	MCKEE #5-1	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	01-20N-14W	201203	(18)
007871	MCKEE 1-1	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	1-20N-14W	201203	1,484
040192	MCKEY 1-2	NOBLE ENERGY INC.	SHUT DOWN OR T&A	KANSAS	KEARNY	34-24S-35W	201201	15,845
033643	MCKINNEY #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201103	—
002299	MCKINNEY UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201105	(6)
035622	MCKINNEY, W.E. 5 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5-17N-9W	201204	(642)
036112	MCKINNEY, W.E. 5 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5-17N-9W	201204	1,667
037330	MCKINNEY, W.E. 5 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	05-17N-09W	201204	8,907
004422	MCMONIGLE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-8N-21E	201204	47,719
006542	MCMORDIE #1-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	8, B&B SURVEY	201204	(23)
006543	MCMORDIE #2-8	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 8 B&B SURVEY	201201	65,417
011641	MCNALLY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201204	10,297
012786	MCNALLY #3-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201204	13,861
011642	MCNALLY 2-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201204	456
008143	MCNEIL 13-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-14N-14W	201204	(6,905)
022664	MCNEIL 13-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-14N-14W	201204	(4,980)
022666	MCNEILL 2-14	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	CUSTER	14-14N-14W	200306	(9,906)
002309	MCQUIDDY	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	5EC 4 BLOCK 1 G&M SURVEY	201204	(158,645)
031183	MCQUIDDY #2-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4, BLK 1, G&M SVY	201204	(15,658)
033056	MCQUIDDY #4-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4, BLK 1, G&M SVY	201204	(13,441)
038362	MCVEY #1-1	LAREDO PETROLEUM INC.	PRODUCING WELL	OKLAHOMA	CADDO	01-07N-09W	201203	5,953
039274	MCVEY #1-36	LAREDO PETROLEUM INC.	PRODUCING WELL	OKLAHOMA	CADDO	36-08N-09W	201203	5,809
004674	MCVEY UNIT #2	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	12-9N-30W	201203	306
042475	MCWILLIAMS #5H-23	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	PITISBURG	23-05N-12E	201204	1,016
012488	MDU #1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	2-38N-90W	201203	73,392
012495	MDU #10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201203	27,638
012936	MDU #101	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	2,042
013142	MDU #10-27	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SW/4 SEC 27-39N-90W	201203	587
013079	MDU #10-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SW/4 SEC 05-38N-89W	201203	2,922
012973	MDU #105D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	997
013115	MDU #107D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201203	1,118
012358	MDU #11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201203	10,893
012975	MDU #111	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	92
012986	MDU #114D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	2,837
012988	MDU #116	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	1,335
013019	MDU #120	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201203	2,596
013077	MDU #124D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 02-38N-90W	201203	(1,012)
013083	MDU #125	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SW/4 SEC 02-38N-90W	201203	666
012496	MDU #13	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	24,177
013254	MDU #134D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 SW/4 SEC 01-38N-90W	201203	2,313
012497	MDU #14	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	6,454
012498	MDU #15	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	3,774
013245	MDU #151D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201203	2,351
013328	MDU #152D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NE/4 SEC 03-38N-90W	201203	1,884
013255	MDU #153D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NE/4 SEC 04-38N-90W	201203	4,919
013247	MDU #154D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201203	2,490
013359	MDU #155D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 02-38N-90W	201203	7,742
013309	MDU #157D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SW/4 SEC 04-38N-90W	201203	624
012499	MDU#16	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201203	(4,333)
013516	MDU #161D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 03-38N-90W	201203	9,096
013256	MDU #162D-R	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SE/4 SEC 02-38N-90W	201203	(4,901)
013257	MDU #163D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NE/4 SEC 10-38N-90W	201203	2,576
012698	MDU #17	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	(1,428)
013446	MDU #170D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 03-38N-90W	201203	2,800
013298	MDU #174D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SE/4 SEC 04-38N-90W	201203	2,064
012679	MDU #18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	(9,650)
013330	MDU #180D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 SW/4 SEC 04-38N-90W	201203	2,595
012513	MDU #19	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	48,054
013447	MDU #193D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SE/4 SEC 02-38N-90W	201203	3,168
013365	MDU #194D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 02-38N-90W	201203	824
013362	MDU #199D	CONOCOPHILL1PS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NW/4 SEC 03-38N-90W	201203	2,610
012489	MDU#2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	(61,832)
012514	MDU #20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201203	36,303
012515	MDU #21	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	(15,483)
012516	MDU #22	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	(36,699)
013449	MDU #222D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NW/4 SEC 12-38N-90W	201203	1,290
012775	MDU #2-27	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	SE/4 NW/4 SEC 27-39N-90W	201203	(1,132)
012776	MDU #2-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SW/4 SEC 29-39N-90W	201203	(588)
012619	MDU #23	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	602
012620	MDU #24	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201203	(11,056)
012621	MDU #25	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	33-39N-90W	201203	1,321
012897	MDU #2-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201203	5,939
012631	MDU #26	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(5,316)
012640	MDU #27	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	6,327
012641	MDU #28	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(181)
012642	MDU #29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201203	(3,931)
012490	MDU #3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-90W	201203	(13,181)
012643	MDU #30	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(2,002)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
012674	MDU #31	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	(10,310)
012697	MDU #32	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201203	(8,182)
012700	MDU #33	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	10-38N-90W	201203	(6,255)
012705	MDU #34	CONOCOPHILLIP5 COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201203	1,970
012713	MDU #35	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	15,361
012710	MDU #36	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	7,793
012963	MDU #3-7	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE NE SEC 7-38N-89W	201203	2,666
012735	MDU #38	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	4-38N-90W	201203	2,389
012491	MDU #4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(108,215)
012741	MDU #40	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	(3,305)
012731	MDU #42	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	18,931)
012736	MDU #43	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	(131)
012752	MDU #44	CONOCOPHILLIPS COMPANY	INVALID LEASE NUMBER	WYOMING	FREMONT	1-38N-90W	201203	(1,012)
012922	MDU #4-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201203	455
012767	MDU #46	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201203	1,157
012734	MDU #47	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	(2,162)
012737	MDU #48	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-90W	201203	(1,577)
012797	MDU #49	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201203	1,568
013279	MDU #4-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SW/4 SEC 09-38N-89W	201203	1,027
012750	MDU #50	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201203	(397)
012751	MDU #52	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	(11,226)
012921	MDU #5-28	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	28-39N-90W	201203	(1,553)
012925	MDU #5-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201203	875
012756	MDU #56	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	12-38N-90W	201203	(2,895)
012755	MDU #57	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	2,800
012774	MDU #58	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201203	(1,117)
012758	MDU #59	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	4,474
012492	MDU #6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	14,550
012768	MDU #60	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201203	(11,773)
012900	MDU #6-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SEC 11 & 14-38N-90W	201203	2,634
013139	MDU #6-26C	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	NE/4 SE/4 SEC 26-39N-90W	201203	(22)
012899	MDU #6-32	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	32-39N-90W	201203	(1,856)
012783	MDU #65	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201203	(12,258)
012784	MDU #66	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201203	3,833
013168	MDU #6-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	06-38N-90W	201203	1,116
012785	MDU #67	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2 & 11-38N-90W	201203	8,210
012798	MDU #68	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201203	(1,515)
013214	MDU #6-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 NW/4 SEC 08-38N-89W	201203	1,056
012822	MDU #70	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	LOT 3 SEC 12-38N-90W	201203	(2,362)
012820	MDU #71	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	11-38N-90W	201203	4,283
012942	MDU #7-32	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201203	(1,505)
012830	MDU #75	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	9-38N-90W	201203	(2,783)
013241	MDU #7-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NW/4 SEC 06-38N-90W	201203	1,268
012493	MDU #8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	25,083
012878	MDU #82	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201203	(3,207)
012898	MDU #8-23	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	23-39N-91W	201203	798
012879	MDU #84	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201203	(6,263)
012880	MDU #86	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201203	(1,245)
012876	MDU #87	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201203	1,307
012494	MDU #9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201203	(776)
012904	MDU #90	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	(674)
012905	MDU #91	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201203	984
012903	MDU #92	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201203	(3,103)
013242	MDU #9-31CA	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 31-39N-90W	201203	934
013199	MDU #9-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NE/4 SEC 34-39N-90W	201203	4,837
012907	MDU #94	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(1,578)
012909	MDU #96	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	S-38N-90W	201203	(1,878)
012911	MDU #98	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	2,740
012504	MDU DEEP #1-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	79,212
022675	MEADOW #1-1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 1, CAMP CSL SVY	201203	224,997
002311	MEADOWS	SAMSON LONE STAR, LLC	PRODUCING WELL	HEMPHILL	OKLAHOMA	31,BLK M- H&GN SURVEY	200703	641
035259	MEARS 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W	201204	1,299
030859	MECHEK #4-2	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W	201203	1,231
006761	MECHEK 1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	3-11N-20W	201204	2,613
030446	MEDDERS #4-1 (FORMERLY TO	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201204	(4,508)
011653	MEDIAN 1-21	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	21-39N-90W	201204	2,009
033008	MEEK #5-24	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201204	(273)
006312	MEEK B #1-24	MARATHON OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-15N-20W	200904	1,830
006437	MEEK F #1-24	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201202	24,357
006672	MEEK F #2-24	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201203	4,885
011654	MEGG 1-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	05-38N-90W	201203	(222,533)
011655	MELBA 1-10 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-14N-23W	201204	12,943
011656	MELBA 2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-14N-23W	201204	1,004
043786	MELTON #1-3	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	03-06N-11W	201203	463
022680	MELVIN #1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201204	(4,151)
039556	MENDOTA RANCH #11-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 1&GN SVY	201204	816
039721	MENDOTA RANCH #11-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 1&GN RR CO SVY	201204	54
039097	MENDOTA RANCH #13-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 8LK 1 I&GN SVY NW/4	201204	988
038906	MENDOTA RANCH #36-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	235
039098	MENDOTA RANCH #36-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	267
039099	MENDOTA RANCH #36-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	36
039555	MENDOTA RANCH #51A-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 51 BLK 1 I&GN SVY	201204	366
039750	MENDOTA RANCH 34 #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34, BLK 1, I&GN SVY	201204	30,106
041593	MENDOTA RANCH 34 #6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34, BLK 1, I&GN SVY	201204	14,497
041843	MENDOTA RANCH 34 #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34 BLK 1 I&GN SVY	201204	192
036177	MENDOTA RANCH 36D #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36, BLK 1 I&GN SVY	201204	4,041
039100	MENDOTA RANCH 36D #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201204	231
036730	MENDOTA RANCH 51C #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 51 BLK 1 I&GN SVY	201204	163
012824	MENNONITE #4-31	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	31-14N-20W	201204	2,768
012946	MENNONITE #5-31	CIMAREX ENERGY CO.	ORRI/RY	OKLAHOMA	CUSTER	31-14N-20W	201204	386

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
022685	MERCER 1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	16-2N-8W	201203	290
006268	MERRICK #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-12N-22W 198	201204	(232)
008748	MERRICK #1-23	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-22W	201203	(28,509)
006353	MERRICK #1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201204	85
006257	MERRICK #1-28	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-22W	201204	14,514
030333	MERRICK #1-34	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 34-14N-22W	201203	53,714
006213	MERRICK #3-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-22W ALL	201204	(98)
034463	MERRICK #3-34	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	201203	1,442
040783	MERRICK #6-34 (ATOKA)	DEVON ENERGY PRODUCTION, CO LP	ABANDONED WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	200804	(1,250)
042344	MERRICK #6-34 (RED FORK)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	201203	12,149
008750	MERRICK #7-A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201204	78
005211	MERRICK #7-C	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201204	417
031032	MERRICK #7-D	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201204	1,243
030335	MERRICK 1-35	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 35-14N-22W	201203	65,398
006762	MERRICK 2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-12N-22W	201204	5,840
038765	MERRIFIELD #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	10-09N-21W	201204	(2,706)
037625	MESSIER #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	19-12N-23W	201204	4,163
005401	METHENY #2-25 (DORNICK HI	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	25-2N-6W	201204	28,468
005532	MEYER #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	06-11N-7W	201204	19,115
006255	MEYER #4-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-15N-21W SW	201204	11,363
008582	MEYER #4-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-15N-21W	201204	8,802
040146	MEYER 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	GRANT	09-27S-35W	201202	1,622
040147	MEYER 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	GRANT	17-27S-3SW	201202	15,645
004941	MEYERS #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	16-1N-21ECM	201204	25
006028	MIKLES #1-12	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	12-10N-22W	201204	21,478
006346	MIKLES #3-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-10N-22W	201204	823
013521	MILA #1-36	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	36-23N-12W	201204	4,792
003898	MILDRED #2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201204	43,646
033057	MILDRED #4-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201204	101,454
033580	MILDRED #5-8	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201204	7,703
040193	MILES 1-2	NOBLE ENERGY INC.	SHUT DOWN OR T&A	KANSAS	KEARNY	11-24S-38W	201003	6,106
040194	MILES 2-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	36-23S-38W	201202	17,442
030306	MILEUR R S 2-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	23-4N-8W	201204	357
034186	MILLER #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201204	13,823
005421	MILLER UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-24W	201204	13,502
006147	MILLER, BOYD #1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALL	201204	(1,571)
006148	MILLER, BOYD #3	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALL	201204	(876)
006149	MILLER, BOYD #4	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALI	201204	(463)
034740	MILLER, BOYD #5-10	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W	201204	333
030982	MILLER, TROY #10-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201204	(356)
005595	MILLS # 4-19(FORMERLY DEE	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W	201204	(2,704)
006131	MILLS #1-19	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W ALL	201204	(54,828)
006220	MILLS #2-19	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W NE/	201204	(92,854)
044429	MILTON #1-23H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 14 & 23-160N-96W	201204	814
031223	MINNIE #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-7N-20E	201203	325
007042	MITCHELL UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	25-17N-23W	201204	290
007048	MITCHELL-ANDERSON UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	30-17N-22W	201204	88,525
011668	MOGG-HAWKINS 1-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	27-10N-12W	201204	233,339
006230	MOLLETT #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-11N-22W NW/	201203	(1,682)
006728	MOLLETT 2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-11N-22W	201203	(18,705)
037947	MOLLIE #1 (MIDDLE ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201204	8,970
038646	MOLLIE #1R CBM	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201204	46
036753	MOLLIE #3-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201204	201
004007	MOLTHAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	27-8N-24E	201204	45,575
040148	MONNICH 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	HAMILTON	13-24S-39W	201202	27,770
002354	MONROE #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-5N-16E	201204	8,417
004187	MONTY #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-7N-14E	201204	(1)
005576	MOODY	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201203	(3,967)
005884	MOONEY A #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201203	4
004256	MOORE #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	34-17N-20W	201204	1,792
006029	MOORE #1-35	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	35-11N-13W	201204	1,139
007089	MOORE #1-A	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 57 BLK H&GN RR CO SUR	201204	(84,364)
004664	MOORE #2-14	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-11N-23W	201204	15,104
046161	MOORE #3-13H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	HARPER	13-27N-25W	201204	(12,982)
004943	MOORE, JEFF #1-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-17W	201204	1,239
004893	MORAN #2-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	36-3N-11E	201203	2,135
030649	MORAN #4-36	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	COAL	36-3N-11E	201203	42
006677	MORDECAI #2-36	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	BLAINE	36-13N-12W	201204	2,256
030894	MORDECAI #4 36	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	BLAINE	36-13N-12W	201202	213
004106	MORGAN #1-3	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-19N-21W	201203	(468)
006441	MORGAN #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	34-11N-19W	201204	(55,719)
040195	MORRIS 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	29-24S-35W	201202	13,158
007083	MORRISON #1-212	H & L OPERATING COMPANY	PRODUCING WELL	TEXAS	ROBERTS	SEC 212 BLK 42 H&TC RR CO SUR	201203	407
014004	MORRISON #6-33H	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	WHEELER	SEC 33 BLK A-3 H&GN SVY	201202	382
004699	MORSTAIN #1-32	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODS	32-24N-13W	200608	210
012867	MOSELEY #1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	2
041424	MOSELEY 25-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	2S-15N-20W	201203	12,291
041425	MOSELEY 25-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	25-15N-20W	201203	(1,562)
031189	MOSLEY #20-24	MARATHON OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-15N-20W	201204	(1,720)
034908	MOSLEY, THELMA GAS UNIT 1	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	TEXAS	HARRISON	FRANCIS RAMSDALE SVY, A-S91	201203	880
039935	MOSLEY, THELMA WELL #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	J W BRITAIN SVY, A-78	201203	1,056
039911	MOWDY #1H-22	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	22-02N-11E	201204	480
040149	MOYLE 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	HAMILTON	35-25S-39W	201202	37,177
005566	MUEHLEBACH A #1 & #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	2-3N-26ECM	201203	2,028
002385	MUELLER #l	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-17W	201204	25,878
007123	MUGG ESTATE #2-983	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 983 BLK 43 H&TC RR CO SUR	201204	1,008
007034	MUGG J K #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 983 BLK 43 H&TC RR CO SUR	201204	1,502
045547	MUIR #1-7H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 06 & 07-160N-96W	201204	75
005423	MULBERY #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	34-3N-28ECM	201204	5,509
034405	MULLEN #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	2-17N-104W	201204	1,593

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
004254	MURDAUGH, JACK #1 & #2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-7N-18E	201204	23,032
006991	MURPHY #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-15W	201204	1,061
002392	MURRAY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	23-6N-27ECM	201204	3,407
008002	MURRAY UNIT	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-9N-25W	201204	(70,130)
002393	MURRIN	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-7N-14E	201204	46
006646	MURROW #2	BROWER ROBERT C	PRODUCING WELL	OKLAHOMA	WOODS	34-25N-14W	201204	1,119
006533	MUSIC #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W	201204	378,057
006721	MUSIC #2-23	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-10N-21W	201204	1,086
004794	MUSIC #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201204	27,292
040779	MUSICK FARMS #1-11H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-18W	201203	8,831
006088	MUTZ A #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	23-5N-7W	201204	522
011681	MYERS 1-22 BG0	EARLSBORO ENERGIES CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-15N-17W	200605	2,058
006224	NAGLE STATE #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W CNE	201204	(50,220)
039301	NAGLE STATE #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201204	(86)
006743	NAGLE STATE 2-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201204	1,320
041239	NAGLE-STATE #4-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201204	366
003424	NEAL F #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-2N-14E	201103	—
004119	NEEDHAM #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-4N-16E	201204	(55,435)
035039	NEHI #1H-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-13N-24W	201204	(47)
040196	NEIBUHR 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	33-23S-38W	201202	13,871
003329	NEIDECKER #1-34	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201204	6,849
003328	NEIDECKER #2	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201204	(4,764)
004604	NEIDECKER #3-34	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201204	(4,070)
022810	NEILL A-1	GILLILAND OIL & GAS, INC	PRODUCING WELL	OKLAHOMA	GRADY	25-5N-5W	201202	241
007061	NELSON UNIT #3 WELL #4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	28-3N-27ECM	201204	2,035
034249	NESSER #3-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201204	(2,186)
036672	NESSER #4-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201204	595
007569	NEUFELD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	15-20N-11W	201204	7,149
012857	NEWMAN #1-34H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	SEC 34&35-1N-4W	201203	(320)
004346	NEWTON SMITH #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PIDSBURG	16-3N-12E	201204	1,850
033209	NEWTON SMITH #2-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201204	4,151
033416	NEWTON SMITH #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201204	639
033642	NEWTON SMITH #4-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201204	1,841
004582	NEWTON-POWERS #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	POPE	16-9N-20W	201204	21,883
004040	NEWTON-POWERS #6	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	POPE	16-9N-20W	201203	(2,592)
024085	NIC #14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	4-4N-5W	201204	11,106
004523	NICHOLS-GREGORY #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201203	(1,826)
004628	NICHOLS-GREGORY #3-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W ALL	201204	17,664
006110	NICKELSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	12-22N-16W ALL	201204	(20)
034406	NIGHTINGALE A #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	32-16N-104W	201204	17,391
033283	NILE MOSBURG #3-12	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	12-3N-25E	201203	(3,231)
032798	NINE, BENJAMIN #3-22	J BREX COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	22-2N-28E	201204	(305)
012884	NISTLER #4-17	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201204	(707)
011707	NISTLER 2-17 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201204	(3,957)
011708	NISTLER 3-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201204	(24,736)
036806	NITCHIE GULCH UNIT 3-21F	WHITING OIL & GAS CORPORATION	PRODUCING WELL	WYOMING	SWEETWATER	21-23N-103W	201202	(1,886)
036644	NOAH #8-10P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201204	1,925
034699	NOAH #8-12P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8, BLK 4, AB&M SVY	201204	1,166
036321	NOAH #8-14P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201204	675
043575	NOAH 0813H	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201204	30,786
031178	NOBLE #20-3	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201204	(1,622)
005839	NOBLE #2-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201204	(851)
025696	NOBLE #4-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201204	1,071
005599	NOBLE UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201204	(11,250)
035294	NOLES A-l	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NW NW NW	201204	8,600
039219	NORMA JO #1-6 ST	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	06-06N-11W	201203	(746)
035309	NORMAN A-l ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W SW SW SW	201204	472
011711	NORVILL B #1 NP	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	GRADY	36-5N-5W	201203	3,563
040507	NOVOTNY PARRISH 1-32	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	GRADY	32-9N-8W	201203	15
006226	NOVY, BESSIE #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W SE/	201204	2,727
034455	NOVY, BESSIE #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W	201204	4,845
034619	NOVY, BESSIE #3-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W	201204	5,765
007056	NUTTDALL UNIT#1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	29-17N-22W	201204	7,883
006300	OAKS 1-4	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	4-12N-20W	201203	24,593
002439	O’BRIANT #1	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	POPE	1-8N-20W	201204	(933)
030847	O’BRIEN #9-2 (FRMLY GATES	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201204	(2,372)
011718	ODOM 18-12	FINLEY RESOURCES, INC.	PRODUCING WELL	ALABAMA	LAMAR	18-16S-15W	201204	870
006664	O’DONNELL 1-30	CONOCOPHILIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	30-10N-20W	201204	93,372
007616	O’HARA #3-8	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	8-10N-22W	201203	(177)
012507	OKIE #1-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	9-38N-90W	201203	76,570
040197	OLAUGHLIN 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	12-25S-36W	201201	21,026
002450	OLSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-7N-18E	201204	4,216
039287	OPAL BAUER ET AL #1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	LINCOLN	34-18N-04W	201204	12,121
006031	OPITZ #1-14	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	14-11N-11W	201204	772
013226	ORBISON #3-11	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-08N-15E	201202	1,643
011725	ORBISON 1-11 BGO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-8N-15E	201204	4,975
004758	ORBISON-WEEKS #1 ~14	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-8N-15E	201201	(281)
039373	ORRELL #1-28 ST	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-07N-12W	201203	1,135
044592	OTIS #1-13H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 13 & 24-161N-96W	201204	(31)
044968	OTIS #2-13H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 13 & 24-161N-96W	201204	1,518
006369	OVERSTREET #1-31	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	31-10N-19W	201203	104
002464	OZARK REAL ESTATE #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	19-9N-24W	201204	1,802
011730	PALMER 1-17 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-15W	201204	(29,814)
011731	PALMER 2-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-15W 1320 FSL 1340 FE	201204	4,194
035231	PALMER A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27 18N 9W NE SW SW	201204	4,550
002475	PANKEY UNIT #1	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-26W	201204	83,611
030943	PAPPY #2-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	4,414
022894	PARK 1-25	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GARVIN	25-4N-4W	200807	(1,019)
002476	PARKER #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	24-6N-17E	201204	5,348
033322	PARKER #1-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201204	(85)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
033653	PARKER #33-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201204	(7)
042507	PARKER #3-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	862
033957	PARKER #44-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201204	348
038746	PARKER #6-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201204	(324)
043777	PARKER #8-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	(388)
005721	PARKER #9-47	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201203	2
043104	PARKER 6-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201204	(4,187)
004122	PARKER, ALFRED #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201203	1,402
030991	PARKER, ALFRED #3-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201203	(5,451)
033382	PARKER, ALFRED #4-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201203	2,184
004264	PARKER, ALFRED UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201203	(907)
031112	PARMER #1-23	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	23-5N-11W	201203	(146)
007157	PARR #1-36	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	36-13N-26W	201012	1,788
034890	PATES 1	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	15-8N-23W NE SE NW	201204	(8,536)
004642	PATRICIA #1-24	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	24-13N-13W	201204	11
026483	PATTERSON #2H-31	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	31-04N-11E	201204	(823)
012952	PATTERSON 34-2	BEREXCO LLC	PRODUCING WELL	OKLAHOMA	CADDO	34-10N-12W	201204	(576)
006032	PATTON #1-15	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	15-10N-12W	201204	5,366
022903	PATTON A 1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-3N-12E	201204	914
007571	PATZKOWSKY #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MAJOR	16-20N-11W	201204	5,516
007012	PAYNE A #1-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 4 BLK A-2 EL&RR SURVEY	201204	(1,886)
007891	PAYNE T 1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01-N-05W SE/4	201204	28
007894	PAYNE T 2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01N-05W SW/4	201204	1,788
006208	PAYNE, CARL #2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	2-14N-14W ALL	201204	7,207
030130	PEARL #1A-TUBING	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201204	13
011739	PECK 1-20 BG2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-16W	201203	(35,202)
030116	PENFIELD #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-4N-16E	201204	60,959
030648	PENNINGTON #3-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-25W	201204	16,690
022930	PERKINS 1	CHESAPEAKE OPERATING, INC.	ORRI/RY	OKLAHOMA	BLAINE	7-14N-13W	201102	(23,169)
002495	PERRYMAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	10-8N-19E	201204	38,335
031250	PERRYMAN #1-23	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201204	327
037520	PERRYMAN #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	10-08N-19E	201204	(21)
033032	PERRYMAN #3-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201204	4,350
037671	PERRYMAN #4-23	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201204	5
033286	PERRYMAN #4-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201204	7,073
036918	PERRYMAN #6-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201204	1,798
037890	PERRYMAN #7-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201204	174
035303	PERRYMAN, L F 2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	21 18N 8W SW NW NE	201204	280
030321	PETERSEN #1-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7,8-13N-26W	201204	(4,953)
003719	PETERSEN #8-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7&8-13N-26W	201204	(10)
006204	PETERSEN UNIT #1-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-26W SEC	201204	31,692
031201	PETERSON #1-34A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	(3,652)
032831	PETERSON #2-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201204	141
013024	PEYTON #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201202	(1,620)
011744	PFEIFFER 1-10	CONOCOPHILLIPS COMPANY	ABANDONED WELL	WYOMING	FREMONT	10-38N-90W	201204	(4,033)
003787	PHEBE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-9N-25E	201204	(11,351)
011745	PHILLIPS 1-8 NP	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-8N-16E	201203	507
007121	PICKENS #1-76	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 76 BLK 42 H&TC RR CO SURVE	201012	2,558
004551	PIERCE, WILLIE #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	36-10N-20W	201204	695
038606	PIERCY #1-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	21-12N-21W	201203	58
004364	PILGRIM-WOODY #1-21	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GRADY	21-4N-7W	201010	(984)
004064	PINE LAKE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	24-6N-17E	201204	49,886
002523	PITTSBURG #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-14E	201204	12,072
002524	PITTSBURG #2-20 (REDRILL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-14E	201204	123,353
032103	PLUMMER #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	26-26N-26W	201204	6,058
035253	PLUNKETT A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SW NW	201204	(234)
025741	POOLER #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	22-5N-8W	201204	7,577
035332	POPE #1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W NW NW NE	201204	5,584
034407	POSTON A J A #3	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	22-16N-104W	201204	11,288
037019	POTTER #2-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	20-12N-22W	201204	7,234
042937	POTTER #4-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-11N-22W	201204	(370)
006188	POTTER STATE #1-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	20-12N-22W	201204	145
006288	POTTER, JC #1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	1-11N-22W	201204	5,648
006748	POTTER, JC 2-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-11N-22W	201204	4,162
039803	POUNDS #3-17	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 17, BLK 1, I&GN SVY	201204	(9)
040531	POUNDS #4-17	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 17, BLK 1, I&GN SVY	201204	304
006730	POWELL 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201204	22,012
022973	PRATER #1-39	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 33 & 39 BLK M-1 H&GN SVY	201204	15,293
038550	PRATER #2-10	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 4 AB&M RR CO SVY	201202	(197)
038824	PRATER #6-10	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 4 AB&M RR CO SVY	201202	(1,130)
007501	PRESTON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201204	867
005037	PRESTON #1-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-20W	201204	(9,549)
034815	PRETTY WOMAN #1-14H	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	PITTSBURG	14-8N-15E	201204	(602)
036218	PRETTY WOMAN #2-14H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-8N-15E	201204	5,418
002564	PRICE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	36-8N-28W	201204	463
006693	PUFFINBARGER #2-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-22W	201204	(6,212)
026522	PULLIG #2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	31-17N-05W	201204	10,986
006359	PURVIS #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-26W	201204	10,589
011766	PURVIS 1-19	CARL E GUNGOLL EXPLORATION LLC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	19-14N-23W C NE/4	201204	870
006556	PURYEAR #1B	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 24 BLK M-1 H&GN SURVEY	201204	651
013581	PURYEAR #28-4	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 28 BLK A-3 H&GN SVY	201204	(2,573)
004491	PYATT #1-16	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	16-13N-22W	200911	(12,838)
030310	QUAID UNIT B 1-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	32-6N-19E	201203	(89)
004866	QUINBY #1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	HARPER	25-26N-21W	201204	(94)
011768	QUINCY #1-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-91W	201203	16,335
012511	QUINCY #2-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-91W	201203	52,693
038530	QUINTON #1-2H	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-07N-18E	201202	2,403
006378	QUIRING #1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	34-12N-14W	201203	408
004333	RADFORD #1-28	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	POPE	28-8N-18W	201202	(1,216)
002590	RAMIREZ ET AL UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	36-8N-22E	201204	963

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
043273	RAMP #1412	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 12 BLK 41 H&TC SVY	201204	(220)
004746	RANDEL #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	22-5N-16E	201204	(991)
037147	RANDLE 33-7-10 #2 STH	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W	201204	9,932
037148	RANDLE 33-7-10 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W	201204	24,467
039005	RANDLE 33-7-10 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W NWSW	201204	194
038071	RANDLE 33-7-10 #6	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33-07W	201204	1,401
039880	RATTLER #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	NE/4 10-01N-05W	201204	5,597
025720	RAY #2-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	SW/4 NW/4 SEC 31 4N-3W	201204	(2,501)
025719	RAY #3-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	SW/4 NE/4 SEC 31-4N-3W	201204	(2,015)
023002	RAY 2-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	21-2N-8W	201203	(4,287)
044805	RAYMO #2-30H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	30 & 31-l61N-95W (BHL)	201204	(486)
004181	READING #1	STEPHENS PRODUCTION CO.	PRODUCING WELL	OKLAHOMA	HASKELL	32-8N-21E	201204	(4,331)
033046	RECTOR #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201204	263
033687	RED DESERT UNIT	KAISER-FRANCIS OIL COMPANY	ABANDONED WELL	WYOMING	SWEETWATER	VARIOUS	201201	(1,231)
006324	RED ROCK RANCH #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201204	(48,150)
007138	REDELSPERGER #3-957	SAMSON LONE STAR, LLC.	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 957 BLK 43 H&TC RR CO SUR	201103	—
007112	REDELSPERGER #4-958	SAMSON LONE STAR, LLC.	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 958 BLK 43 H&TC RR CO SUR	201103	—
012702	REDMOON #6-29	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	157
012873	REDMOON #7-29	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	1,388
011784	REDMOON 1-29 BG0	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201204	1,052
025400	REED #3-17	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	17-14N-15W	201202	76
004592	REED #3-2	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 2 BLK 1 B&B SVY	201204	4,478
003800	REED #4-22	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	22-7N-23E	201204	(90)
035059	REED A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NE SW NE	201204	(2,379)
035274	REED A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N-8W NW NE NE	201204	1,911
035288	REED A-4	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N-8W NE NE SE	201204	604
035291	REED A-5	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W SE SE NW	201204	868
035311	REED A-6 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NE SE NE	201203	(20)
035315	REED A-7 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NW NW SE	201204	26
035057	REED B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W NW SE SE	201204	(7)
035262	REED B-2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33 18N-9W SW NE SE	201204	1,179
041040	REED ROBERT A #1- HOSSTO	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	04-17N-09W	201204	(112)
003285	REED UNIT #1-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201203	5,400
039690	REED, OPAL #1-18	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W	201203	(105)
003284	REED, ROY #2-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201203	944
008424	REED, ROY #4-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201203	(8,485)
030672	REED, ROY #5-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201203	3,998
033176	REED, ROY #6-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201203	(1,835)
012817	REEVES #1-31	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201204	6,684
012831	REEVES 36 #1	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-24W	201204	(129)
036722	REID #6-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201204	671
006993	REIMAN #1-22	CHACO ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	22-12N-15W	201204	144,435
006994	REIMAN 22B	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	CUSTER	22-12N-15W	201204	17,469
006653	REINHARD #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-12N-18W	201204	17,768
011791	REYNOLDS HUSSEY 1-11	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	11-2N-5W	201204	4,477
004014	RICH #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	2,11-9N-30W	201204	12,125
031064	RICH #2-32 (REDFORK)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	32-24N-13W	201101	—
032907	RICHARDSON #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201204	1,748
011797	RICHARDSON T A #2 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	1-16S-7E	201204	(12,323)
011800	RICHARDSON T A #4 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	7-16S-8E	201204	3,637
011801	RICHARDSON T A #6 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201204	(660)
011808	RICHARDSON T A 5	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	7-16S-8E	201204	4,156
011809	RICHARDSON, T A 5-2	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	MISSISSIPPI	MONROE	7-16S-8E	201201	1,697
005965	RICHARDSON-STATE #2-36	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BLAINE	36-16N-11W	200604	858
008303	RICHEY #2-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	18-6N-8W	201204	4,048
006273	RICHMOND #1-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	7-12N-20W CNE	201204	4,001
007000	RIDGEWAY	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	9-3N-26ECM	201204	8,647
039311	RINGO #10-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201204	(4,869)
033921	RINGO #9-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	(1,742)
007377	RISLEY #2-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201204	(6,206)
007378	RISLEY #3-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201204	1,474
007379	RISLEY #4-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201204	(12,921)
040198	RITCHEY 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	32-24S-35W	201202	19,807
013195	ROARK #1-5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05 12N-21W	201204	83
004230	ROBBERS CAVE #1	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	18-6N-19E	201204	(197)
004479	ROBBERS CAVE #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	18-6N-19E	201204	265
045873	ROBBINS #1-28H	DEVON ENERGY PRODUCTION,	PRODUCING WELL	OKLAHOMA	DEWEY	28-17N-14W	201203	1,514
003936	ROBERT #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	23-26N-25W	201204	48
038107	ROBERTS ET AL #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-09W	201204	1,019
035543	ROBERTS ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NE NW SW	201204	(815)
035562	ROBERTS ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SW SW NW	201204	841
040510	ROBERTSON #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-5N-9W	201204	5,719
040511	ROBERTSON #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-5N-9W	201204	(7,659)
004337	ROBERTSON UNIT #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-8N-21E	201203	98
003433	ROBERTSON UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-8N-21E	201203	7,604
030785	ROBINSON #1-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-9N-20W	201204	(2,413)
041849	ROBINSON #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	08-14N-14W	201103	(2)
030842	ROBINSON #2-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-9N-20W	201204	(841)
031014	ROBINSON TRUST #1-6	RANGE HOLDCO INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	6-24N-18W	201204	(149)
040216	ROBISON D-2	OXY USA, INC.	PRODUCING WELL	KANSAS	KEARNY	05-25S-36W	201203	8,089
040199	RODERICK 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	36-24S-36W	201202	19,289
005885	ROGER #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-16W	201203	(397)
006719	ROGERS E. 1-259	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 259 BLK C G&MMB&A SURVEY	201204	72,460
030307	ROGERS, KOLETA #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	14-4N-8W	201204	30,795
002670	ROGERS, PAUL P. #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	GEORGE WEEDIN SURVEY A-704	201204	(16,906)
005015	ROHLA B UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	24-20N-16W	201204	(16,487)
004112	ROLF #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	9-26N-24W	201204	1,359
006344	ROLL 1-A7	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	7-13N-17W	201204	1,092
004155	ROLLIN #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	25-8N-26E	201204	176
002677	ROLLINGS #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201203	7,628

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
030118	ROMINE #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-4N-14E	201204	49,600
030119	ROMINE #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-4N-14E	201204	1,510
004339	ROSE	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	12-7N-20E	201204	20,535
005241	ROSE #1-36	MERIT ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	36-4N-24ECM	201203	226
002682	ROSE #2-24 (WAPANUCKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	24-7N-19E	201204	475
011838	ROSE 1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	12-22N-12W	201204	(1,508)
002684	ROSS #1-6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-7N-l5E	201204	11,513
006424	ROWLAN #1-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	35-11N-19W	201204	34,422
006789	ROWLAN 1-3	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	3-11N-20W	201204	913
005078	ROY #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 GH & H SVY	201204	(2,928)
041987	RUBY LEE #1-1H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 4 BLK 5 B&B SVY	201203	(1,059)
033237	RUDMAN #10	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(6,416)
033229	RUDMAN #2	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(3,522)
033230	RUDMAN #3	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(6,016)
033231	RUDMAN #4	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(5,790)
033232	RUDMAN #5	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	THOMAS W. WALDEN SVY, A-698	201204	(3,123)
033233	RUDMAN #6	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(3,998)
033234	RUDMAN #7	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(4,708)
033235	RUDMAN #8	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-264	201204	(4,981)
033236	RUDMAN #9	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201204	(5,256)
041810	RUGER NORTH 36-32D	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	32-15N-94W	201204	2,272
041811	RUGER UNIT 24-32	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	32-15N-94W	201203	(4,655)
004111	RUMSEY #2-26	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	26-21N-16W	201204	58,794
026600	RUTH ANN #1-14	SEDNA ENERGY INC.	PRODUCING WELL	OKLAHOMA	HASKELL	14-08N-20E	201203	1,901
037164	S. UTE 33-9 #36-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	36-33N-9W	201204	3
040200	SALYER 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	33-23S-37W	201202	34,008
004047	SAMS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-5N-17E	201204	(5,460)
036542	SAND CREEK #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	SE/4 SEC 11-10N-13W	201204	2,341
004225	SANDERS #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-20W	201204	344
011852	SANFORD #1-27 NP	NADEL & GUSSMAN OPERATING	ABANDONED WELL	OKLAHOMA	ELLIS	27-18N-25W	200104	(14,197)
012676	SANFORD #2-27	NADEL & GUSSMAN OPERATING	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	27-18N-25W	201002	1,021
006439	SANVE #1-15	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-12N-24W	201204	(22,587)
010588	SASSEEN #14-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201204	978
006034	SAUER #2-23	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	23-12N-15W	201204	19,057
040201	SAUER 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	27-23S-37W	201202	(13)
040202	SAUER B-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	15-23S-37W	201202	82,087
037587	SAVAGE #11-1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	01-14N-22W	201204	2,571
005952	SAVAGE #3-1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	1-14N-22W	201203	63
031206	SCHAPANSKY #1-32	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	CUSTER	32-13N-16W	201204	(6,655)
030880	SCHARFF #1-1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	815
041651	SCHARFF #3X	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	9
041652	SCHARFF #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	148
041653	SCHARFF #5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	209
041508	SCHARFF #6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	(294)
040747	SCHARFF #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	54
042895	SCHARFF #9 (LWR ATOKA/CEC	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201203	3,767
003994	SCHERER B #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-4N-15E	201204	21,215
034580	SCHERER B #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-4N-l5E	201204	2,764
002725	SCHMIDT #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CADDO	15-5N-11W	201204	99,539
033389	SCHOU #2-2	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	02-12N-23W	201204	(85)
033294	SCHOU #4-3	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201204	2,348
023136	SCHROCK #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	9-14N-14W	201204	(6,975)
007645	SCHULTZ #3-976	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 976 BLK 43 H&TC RR CO SUR	201103	1
007133	SCHULTZ D #2-889	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 889 BLK 43 H&TC RR CO SUR	201204	(120)
033331	SCHULTZ D #3-889	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 889, BLK 43, H&TC SVY	201204	486
007136	SCHULTZ E #2-870	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 870 BLK 43 H&TC RR CO SUR	201103	—
008709	SCHULTZ E #4-870	EOG RESOURCES, INC.	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 870 BLK 43 H&TC SURVEY	201202	—
007016	SCHULTZ HERMAN #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1048 BLK 43 H&TC RR CO SUR	201103	—
007131	SCHULTZ HERMAN #2-1048	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1048 BLK 43 H&TC RR CO SUR	201204	8,906
003292	SCHWEGMAN #1-33	BP AMERICA PRODUCTION COMPANY	ABANDONED WELL	OKLAHOMA	LATIMER	33-7N-19E	200905	(1,973)
006310	SCHWEN #14-1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	14-5N-l1W	201204	(4,237)
003937	SCOTT M #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201203	6,463
030121	SCOTT M #2-31	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201203	(10,771)
011861	SCOTT PAPER 1 SD	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	MISSISSIPPI	MONROE	1-16S-7E	201108	(4,509)
011863	SCOTT TURNER SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	1-16S-7E	201204	(109)
002752	SCOTT, DON #1-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201203	262
005137	SCOTT, DON #2-29 (CROMWEL	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201204	(22)
005156	SCOTT, DON #2-29 (WAPANUC	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201204	29,451
002755	SCOTT, JANE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	18-8N-25W	201204	393
004830	SCOTI, LEE #3-31	ELAND ENERGY, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-14E	201203	(6,211)
042874	SEA HORSE #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	05-16N-18W	201204	8,006
035117	SEAMSTER HEIRS 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SE NE NW	201204	7,082
030045	SEAY, W.H. #31-1	SAMSON RESOURCES COMPANY	ABANDONED WELL	ALABAMA	LAMAR	31-16S-15W	200705	291
045866	SEGER USA #1-9H	CHESAPEAKE OPERATING, INC	PRODUCING WELL	OKLAHOMA	WASHITA	09-11N-16W	201203	21,434
011869	SELF 11-1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	11-16S-19W	201204	3,031
011873	SELF 11-2 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	11-16S-19W	201204	951
011878	SELF 12-1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	12-l6S-19W	201204	3,424
023174	SELMAN #1-31	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	31-26N-19W	201012	10,250
034850	SEMMEL, EARL #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BEAVER	13-4N-24ECM	201203	38
045923	SGT. PEPPER GU #1H-R	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	JOSE ANTONIO CHIRINO SVY,A-17	201204	(17,540)
036421	SHARUM #1A-30	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	SEC 19,20,29&30-10N-24W	201204	(7,241)
039103	SHAW #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-12N-24W	201204	2,217
040203	SHELL 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	26-24S-37W	201202	1,823
038391	SHELTON #1-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W	201204	336
013012	SHELTON #3-7	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	07-08N-18E	201202	1,752
030322	SHELTON STATE #1-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	5,864
006278	SHOCKEY #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W CNE	201204	108
033614	SHOCKEY #4-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201204	716
006786	SHOCKEY 2-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201204	10,529
033256	SHOCKEY 3-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201204	1,895

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
007502	SHUMAN A-1	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201204	200
033154	SIBERIA RIDGE #11-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201203	57
033152	SIBERIA RIDGE #2-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201203	(221)
033149	SIBERIA RIDGE #3-24A	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	24-22N-94W	201204	1,619
033145	SIBERIA RIDGE #4-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201204	5,114
033153	SIBERIA RIDGE #9-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201203	(337)
036153	SIBERIA RIDGE FED #8-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201204	11,525
036963	SIBERIA RIDGE FED #9-22N	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201204	334
037717	SIBERIA RIDGE FEDERAL #11	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201204	4,051
033151	SIBERIA RIDGE FEDERAL #5-	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201203	(865)
036205	SIBERIA RIDGE S FED #6-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-21N-94W	201204	6,318
002812	SILVER BULLETT #1-11	WHITMAR OPERATING COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	11-4N-17E	201202	(63)
043107	SILVERS TRUST #1-8	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	08-06N-11W	201203	322
006559	SIMMERMAN #1-16 (SIDETR	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	BECKHAM	16-10N-21W	200906	437
006260	SIMMONS #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-22W 132	201204	110,404
006189	SIMMONS #1-A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-22W	201204	(8,160)
005126	SIMMONS #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-22W	201204	90,755
006722	SIMMONS 2-31	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	31-12N-22W	201204	176
006709	SIMMONS, JR 1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-23W	201204	1,829
035050	SIMS 1 (KELLEY)	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N 9W SE NW NE	201204	852
035090	SIMS 2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N 9W SE NE SW	201204	17,435
040204	SINGLETON 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	30-24S-35W	201202	4,698
003558	SISCO #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	3l-3N-14E	201204	39,503
008761	SIX MILE CREEK #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W SE/4	201204	3,330
031170	SLATTEN #1-13	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	13-9N-18W	201006	1,741
004173	SLAUGHTER #1	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201204	2,406
004372	SLAUGHTER #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201204	(9,195)
030853	SLAUGHTER #3	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201204	1,661
030974	SLAUGHTER #5	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201204	(1,545)
044979	SLAUGHTER 6-15-15 H-l	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	LOUISIANA	CADDO	06-15N-15W	201203	(5,408)
003882	SMALLWOOD #1-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201203	1,625
003959	SMALLWOOD #2-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201203	17,071
030960	SMALLWOOD #4A	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201203	(60)
033618	SMALLWOOD #5-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201203	(25)
007108	SMALTS, RAYMOND #1-22	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CIMARRON	22-2N-9ECM	200701	199
031160	SMILEY #2-18 (CHESTER)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201204	(82)
032102	SMILEY #2-18(INOLA/MANNG/	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201204	263
002827	SMITH #1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-24W	201204	122,213
036605	SMITH #1	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	DESOTO	13-14N-14W	200607	(4,245)
006464	SMITH #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	22-11N-14W	201204	7,335
026475	SMITH #1H-28	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	28-04N-11E	201204	(48)
012850	SMITH #3-30	ZENERGY, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	NE NW SEC 30-14N-20W	201204	896
036183	SMITH #3-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-24W	201204	(64)
033028	SMITH #3-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201204	3,694
012851	SMITH #4-30	ZENERGY, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	SW SW SEC 30-14N-20W	201204	868
036779	SMITH #4-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201204	2,364
033355	SMITH #4-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201204	3,174
039500	SMITH #6-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201204	(6,566)
012839	SMITH B #3-21	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-20W	201204	(163)
035237	SMITH G-l (SONAT)	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 8N 8W NE SE SW	201203	53
007592	SMITH MARY O #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HANSFORD	SEC 16 BLK 2 SA&MG RR CO SURVE	201204	(5,932)
023254	SMITH THOMAS	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	GRADY	23-7N-7W	201204	(21,505)
007665	SMITH UNIT #2-23	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	23-19N-12W	201202	679
036890	SMITH, EFFIE B #5 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	9,933
036891	SMITH, EFFIE B #6 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	2,201
039039	SMITH, EFFIE B #7 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201204	2,392
035069	SMITH, EFFIE B-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W SW NE NE	201204	14,785
035252	SMITH, EFFIE B-2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	817N 9W NE NE NE	201204	12,155
035206	SMITH, EFFIE B-3	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W SE SE SE	201204	1,700
036110	SMITH, EFFIE B-4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201204	9,835
006393	SMITH, J JOE #1-16	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	16-12N-17W	201203	(2,599)
035300	SMITH, P V A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W SW NE NW	201204	(580)
002839	SMITH, ROSE	LATIGO OIL & GAS INC.	PRODUCING WELL	OKLAHOMA	BEAVER	33-5N-26ECM	201204	592
003290	SNOW #1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	3-7N-19E	201204	28,862
037182	SO. UTE 32-8 #3-4 âDKã	SOUTHERN UTE INDIAN TRIBE	PRODUCING WELL	COLORADO	LA PLATA	03-32N-8W	201112	(4,856)
037183	SO. UTE 32-8 #5-7 âDKã	SOUTHERN UTE INDIAN TRIBE	PRODUCING WELL	COLORADO	LA PLATA	05-32N-8W	201203	(4,488)
030652	SONIAT #1-6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	LOUISIANA	CADDO	6-16N-16W	201203	26
040090	SONNY #2-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201203	(95)
042098	SONNY #3-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201203	137
006997	SOONER #1-35	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	35-10N-26W	201204	1,972
004478	SOONER #1-19	WARD PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	BLAINE	19-13N-12W	201204	7,670
005835	SORRELS C #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	17-3N-13E	201204	(1,540)
006154	SOUTH #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	8-16N-20W	201204	(123)
039602	SOUTH #2-8	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	08-16N-20W	200805	1,151
034396	SOUTH BAXTER UNIT #15	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	16-16N-104W	201204	(2,328)
034410	SOUTH BAXTER UNIT #17	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	3-16N-104W	201204	(59,594)
034411	SOUTH BAXTER UNIT #19	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	9-16N-104W	201204	(3,503)
034412	SOUTH BAXTER UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	29-16N-104W	201204	1,988
034413	SOUTH BAXTER UNIT #21	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	15-16N-104W	201204	2,963
034562	SOUTH BAXTER UNIT #22	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	SEC 5 & 6-15N-104W	201204	(18,977)
035012	SOUTH BAXTER UNIT #24	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	5-15N-104W	201204	(11,183)
036185	SOUTH BAXTER UNIT #26	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	NW NE SEC 33-16N-104W	201204	66,384
034414	SOUTH BAXTER UNIT #6	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	10-16N-104W	201204	6,895
034415	SOUTH BAXTER UNIT #8	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	10-16N-104W	201204	(16,014)
034397	SOUTH BAXTER UNIT 1SR	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	21-16N-104W	201204	(3,849)
037185	SOUTHERN UTE #15-16 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	(1,154)
037187	SOUTHERN UTE #2 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	(12,762)
037189	SOUTHERN UTE #3 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W (S/2)	201204	19,793
037192	SOUTHERN UTE #6 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	3,375
037193	SOUTHERN UTE #7 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201204	(27,757)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
037194	SOUTHERN UTE #701	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	14-32N-7W	201204	25,248
037195	SOUTHERN UTE #702	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W	201204	7,648
037196	SOUTHERN UTE #8	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201204	(5,247)
044304	SOUTHERN UTE #8E (FC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-07W	201204	8,327
037198	SOUTHERN UTE 11 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-32N-7W	201204	(23,716)
037200	SOUTHERN UTE 16-15 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W (S/2)	201203	(4,810)
037203	SOUTHERN UTE 2E (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201204	(18,257)
039807	SOUTHERN UTE 32-7-10 #7	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-32N-07W	201204	(2,340)
039783	SOUTHERN UTE 33-9 #20-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-33N-09W	201204	1,015
039784	SOUTHERN UTE 33-9 #20-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-33N-09W	201204	908
037214	SOUTHERN UTE GOVT #1 âDKã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	26-33N-9W	201204	956
038722	SPARKS #3-11	WHITMAR EXPLORATION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	11-04N-17E	201202	325
037687	SPARKY #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	09-09N-21W	201204	42
030372	SPEAR #1	DNU-HUNT PETROLEUM CORPORATION	SHUT DOWN OR T&A	TEXAS	GREGG	JAMES F DIXON SVY A-57	200605	16,884
011921	SPEAR #1-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201203	2,176
005338	SPEAR #3-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CANADIAN	18-13N-9W	201204	46,506
039326	SPRADLIN FARMS #8A-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201204	(1,153)
012503	SPRATT #1-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	77,417
012706	SPRATT #2-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201203	6,827
012508	SPRATT #2-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201203	(186,579)
034633	SPROWLS #1-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W	201204	121
005428	SPROWLS #2-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-12N-23W	201204	(4,036)
008631	SPURGEON 1-34	JEC OPERATING, LLC	PRODUCING WELL	OKLAHOMA	BEAVER	34-6N-27ECM	201204	9,436
006187	SPURLIN UNIT #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-26W	201204	1,909
036257	STALEY 1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-24W	201204	13
006039	STALEY-HOWERTON #1-8	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CADDO	8-10N-12W	201202	50,093
003686	STANDIFORD #1-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	17-9N-26E	201204	4,558
005639	STANDRIDGE #2	SEECO, INC.	PRODUCING WELL	ARKANSAS	FRANKLIN	18,19,30-10N-26W	201204	450
006047	STANGL #2-23	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	KINGFISHER	23-15N-9W	201204	7,463
034675	STANGL #3-23	LINN OPERATING INC.	PRODUCING WELL	OKLAHOMA	KINGFISHER	23-15N-9W	201204	237
006615	STATE #1-11	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ELLIS	11-18N-26W	201001	1,094
006617	STATE #1-12	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	12-18N-26W	201006	873
006183	STATE #1-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W ALL	201204	(11,574)
024010	STATE #13-D	RICKS EXPLORATION COMPANY	ABANDONED WELL	OKLAHOMA	CADDO	13-6N-9W	200103	(8,748)
039825	STATE #2-12	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	12-18N-26W	201008	1,266
005094	STATE #2-33	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	33-23N-17W	201204	1,691
007873	STATE 1A-10	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-13N-24W	201204	(3,617)
006734	STATE 2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	11-18N-26W	201204	14
034205	STATE 3-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W	201204	280
034416	STATE LAND #1 (10-17-104)	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-17N-104W	201203	36,347
002888	STATE OF OKLAHOMA #2-16	WAGNER & BROWN LTD.	ABANDONED WELL	OKLAHOMA	ROGER MILLS	16-14N-26W	201204	(492)
006210	STEARNS #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	11-14N-14W ALL	201204	(61,570)
006209	STEARNS #3	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	11-14N-14W ALL	201106	(8,663)
030053	STEELE #36-10 #1-A	SAMSON RESOURCES COMPANY	SOLD OR LOST LEASE	MISSISSIPPI	CLAY	36-15S-4E	201201	—
006566	STEELE-YOUNG #2-2	SAMSON LONE STAR, LLC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 2 B&B SURVEY	201204	1,093
003623	STEGMAIER #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201204	(17,287)
032975	STEGMAIER #2-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	34-20N-21W	201204	2,404
045141	STEIN #1-3H	LINN OPERATING INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1 C&M SVY, A-412	201204	5,281
034767	STEINER #2-19	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	19-13N-14W	201203	(170)
011978	STEINLE RANCH UN TE	MATRIX PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CONVERSE	31-39N-69W	201203	1,207
005811	STEPHENS #1-26	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	26-11N-19W	201203	(19,435)
005812	STEPHENS #2-26	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	26-11N-19W	201203	(6,479)
031182	STEVENS #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	11-3S-1E	201203	(46)
006370	STEVENS #1-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	7-10N-12W	201204	(218)
037818	STEVENS #4-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-04N-15E	201204	802
038714	STEVENS #5-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-04N-15E	201204	2
011981	STEVENS 1-17 BG2	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CADDO	17-10N-12W	200603	(1,960)
030123	STEVENS F #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	19,026
004666	STEWART #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	34-24N-13W	201204	6,696
035266	STEWART 10-1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10 17N 9W SW SW NW	201204	63,384
035620	STEWART 35 #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SE SE NW	201204	14,848
037638	STEWART 35 #3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201204	2,255
035293	STEWART 35-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W NW SW NW	201204	6,253
036878	STEWART 9 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	09-17N-09W	201204	2,809
007897	STIDHAM RANCH 2-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	18-17N-16W	201204	4,011
041633	STILES 68 #11-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	(18)
040097	STILES 68 #12-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	—
041066	STILES 68 #13-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	64
042419	STILES 68 #15-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	2,082
034990	STILES 68 #1-68	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 68, BLK A-7, H&GN	201204	167
036343	STILES 68 #3-68 (APACHE)	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201202	924
037304	STILES 68 #4-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	(222)
005886	STILES 68 #8-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SURVEY	201204	795
036272	STILES 68 #9-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	114
044538	STILES 68 SL #16-68H	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	27,035
044539	STILES 68 SL #18-68H	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201204	279
007062	STINSON M A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-27N-25W	201204	55,776
033647	STONE #1-13	LR ENERGY INC.	PRODUCING WELL	OKLAHOMA	HASKELL	13-7N-19E	201203	67
040144	STONE-l 2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	FINNEY	09-245-34W	201202	94
006155	STOUT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-20W NE/4	201204	34,019
006433	STOUT #2-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-20W SW/4	201204	22,572
004957	STOWE #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201204	(21,476)
034577	STOWE #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201204	210
030125	STRANGE #1-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-4N-16E	201203	13,051
006621	STRATTON FARMS #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	5-12N-18W	201204	737
011990	STRAWN 1-25	SAMSON RESOURCES COMPANY	ABANDONED WELL	WOODS	OKLAHOMA	25-27N-17W	201010	7,030
036038	STRAY CAT #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	14-10N-13W	201204	1,976
006626	STRECKER #1	BARBOUR ENERGY CORP.	PRODUCING WELL	OKLAHOMA	MAJOR	18-20N-15W	201202	1,683
004117	STREET UNIT #1	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	18-27N-24W	201204	(4,175)
044653	STRID #1-26H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 26 & 35-159N-95W	201204	9,134

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
002921	STROEHMER	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	17-3N-14E	201204	12,490
030953	STURGEON #2	CORY, KENNETH W.	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201204	(409)
032104	STURGEON #3-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201204	1,607
004960	STURGEON, W.M. #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201204	13,570
006999	SUDERMAN #1-15	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	15-11N-15W	201204	(329)
008590	SULLIVAN #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201203	(35,103)
002929	SULLIVAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-3N-14E	201204	(893)
039265	SUMMER #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201204	360
026683	SUMMERS #7H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	27-04N-11E	201204	(4,694)
030455	SUMPTER # 1-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10, BLK Z-l H & W SVY	201204	21,273
030730	SUMPTER #2-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC. 10, BLK Z-1, H&W SVY	201204	1,973
031623	SUMPTER #3-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC. 10, BLK Z-1, H&W SVY	201204	530
003772	SUNFLOWER #1-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	35-6N-18E	201104	3
045129	SUNSHINE GU 1 #1H	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	JOSE ANTONIO CHIRINO SVY, A-17	201204	11,176
006130	SUTHERLAND #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	31-6N-27 ECM ALL	201204	6,249
004526	SUTHERLAND #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	28-6N-27 ECM	201204	4,511
007566	SUTTER #1	BLAKE PRODUCTION CO. INC.	APO ONLY	OKLAHOMA	MAJOR	30-22N-13W	200306	—
012225	SUTTER #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	19-22N-23W	201203	(102)
030563	SUTTER UNIT C #2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	04-22N-23W	201203	2,408
037216	SUTTON #1 ãMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201204	394
030612	SUTTON #1-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201204	1,617
037523	SUTTON #3-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201203	(841)
037217	SUTTON 1A ãMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201204	(834)
037218	SUTTON 2 ãMVã	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	33-34N-9W	201204	(17,806)
030444	SWAN SOUTH FEDERAL A2	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 8-T23N-R110W	201204	(4,183)
007132	SWEET UNIT #1-21	SAMSON RESOURCES COMPANY	SOLD OR LOST LEASE	OKLAHOMA	BECKHAM	21-10N-24W	200001	(2,039)
012433	SWEETIN #1-12	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-3N-14E	201203	618
034618	SWITZER #1-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-21W	201204	20,945
023406	SWITZER B 2	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BLAINE	18-14N-13W	201204	(213)
025082	SWITZER, BEULAH #3-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	18-14N-13W	201204	584
025203	SWITZER, BEULAH #4-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	18-14N-13W	201204	1,818
008934	SYBIL #3-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201204	1,841
011995	SYLVESTER 1-21	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	21-11N-13W	201204	(l56)
031022	T& D RANCH #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
038735	TACKETT #1-9	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	09-09N-11W	201204	(240)
005353	TALL BEAR #1-18	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-14W	201204	13,459
035103	TALTON, ETHYL D 1-D	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	22 18N 8W NE SE NW	200905	(2,555)
040205	TATE 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	22-25S-35W	201202	22,667
040206	TATE 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	l5-25S-35W	201202	(365)
040207	TATE 4-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	11-26S-36W	201202	(131)
040208	TATE 5-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	12-26S-36W	201202	2,856
040209	TATE 6-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	18-26S-35W	201202	10,218
006632	TAYLOR #1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-12N-23W	201204	168,851
030083	TAYLOR #15-A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201204	14,093
032116	TAYLOR #2-15	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201204	851
006896	TAYLOR #2-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-l2N-23W	201204	56,274
031233	TAYLOR #3-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-23W	201204	76
006676	TAYLOR ESTATE #1-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-23W	201204	2,530
040142	TAYLOR GAS UNIT 2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	KANSAS	FINNEY	12-24S-34W	201203	16,187
005733	TAYLOR, J. #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-23W	201204	267
004351	TEAGUE #1	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	POPE	21-8N-18W	201202	3,945
004904	TERRY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	32-12N-22W	201204	5,583
003855	TEX #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-4N-16E	201204	12,639
040545	TEXANA GU #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	MARIA F. HUEJAS SVY, A-14	201204	392
008771	THETFORD #3-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201204	(102)
044716	THETFORD #4-23H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201204	(1,274)
045958	THETFORD #5-23H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201204	(924)
045815	THETFORD #6-23H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201204	7,290
006731	THETFORD 1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-12N-23W	201204	22,355
012501	THOMAS #1-34	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	34-39N-90W	201204	129,963
005516	THOMAS #2-15	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ELLIS	l5-18N-26W	201003	283
012675	THOMAS #2-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201203	9,281
045237	THOMAS #5-8H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SECTION 5 BLK 5 B&B SVY W/2	201204	(36,570)
045663	THOMAS #5-9H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SECTION 5 BLK 5 B&B SVY E/2	201204	170
005024	THOMAS, J.B. UNIT	CHAPARRAL ENERGY LLC	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	l5-16N-26W	201204	8,908
034584	THOMPSON 27 #1 RE-ENTRY	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-24W	201204	195
007627	THOMPSON GEORGE R #1	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BEAVER	11-1N-27ECM	201004	(10,173)
044893	THON #1-34H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 27 & 34-161N-96W	201204	497
006228	THORNTON #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W SE/	201204	19,089
032117	THORNTON #2-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201204	(11,590)
006739	THORNTON 2-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W	201203	(10,55l )
006804	THORNTON A2-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-22W	201204	29
007585	THRASHER, C. B. 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	21-1N-11E	201204	(33,904)
007175	THURMOND #1-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	27-12N-22W	201204	3,164
006240	THURMOND #1-36	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	36-13N-24W NW/	201204	41
007641	THURMOND #2-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	27-12N-22W	201204	(33)
038332	THURMOND J P #1-23	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-13N-24W	201204	1,979
012017	TIMMERMAN 1-15 NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-7N-17E	201203	188
032901	TIPTON HOME 1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201204	43,600
006769	TOELLE 2-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201204	(4,392)
004861	TOHKUBBI #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201204	1,262
006263	TOELLE #1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	l-11N-20W NW/	201204	(3,357)
012714	TONYA #4-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201204	(20,114)
012020	TRACY #1-25 BT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201204	1,074
008160	TRACY #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201204	4,315
008161	TRACY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201204	1,430
012021	TRACY #1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201204	1,365
012116	TRACY #2-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201204	4,056
012117	TRACY #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N·24W	201204	612
037548	TRACY #3·32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201101	(2)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
012022	TRACY 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W	201204	72,972
012023	TRACY 2-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201204	2,123
038581	TRACY TRUST #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201204	330
026204	TRAIL UNIT#04D-16W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NE/4 NW/4 SEC 16-13N-l00W	201204	(5,473)
026787	TRAIL UNIT#10B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201204	1,895
026773	TRAIL UNIT #11B-3D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201204	(3,902)
026719	TRAIL UNIT #12	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	3,729
026720	TRAIL UNIT #13	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201204	2,815
026841	TRAIL UNIT #132	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,637)
026774	TRAIL UNIT #14D-3W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201204	(2,509)
025417	TRAIL UNIT #15	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	2,559
025418	TRAIL UNIT #16	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	3-13N-100W	201204	3,031
026775	TRAIL UNIT #16C-3D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201204	(4,364)
026721	TRAIL UNIT#17	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	16,477
025286	TRAIL UNIT #18	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	3-13N-100W	201204	(4,450)
026782	TRAIL UNIT #1B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201204	4,151
026714	TRAIL UNIT #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	1,173
025883	TRAIL UNIT #20	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	4,410
025884	TRAIL UNIT #21	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	(3,370)
026207	TRAIL UNIT #22	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SW/4 NE/4 SEC 09-13N-I00W	201204	(4,233)
026208	TRAIL UNIT #23	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NW/4 NW/4 SEC 10-13N-100W	201204	633
026209	TRAIL UNIT #25	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NW/4 SE/4 SEC 09-13N-I00W	201204	(5,747)
026800	TRAIL UNIT#26	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	(3,371)
026801	TRAIL UNIT #27	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	(1,650)
026802	TRAIL UNIT #28	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	(3,008)
026803	TRAIL UNIT #29	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	(2,554)
026715	TRAIL UNIT #3	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-I00W	201204	4,468
012728	TRAIL UNIT #3-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	01-38N-90W	201203	(11,395)
026513	TRAIL UNIT #3C-10J	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201204	10,386
026716	TRAIL UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	15-13N-100W	201204	1,900
026831	TRAIL UNIT #46	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,808)
026832	TRAIL UNIT #47	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,703)
026833	TRAIL UNIT #48	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,748)
026783	TRAIL UNIT #4C-22D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201204	1,352
026834	TRAIL UNIT #52	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,706)
026784	TRAIL UNIT #5D-22D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201204	1,825
026488	TRAIL UNIT #7A-3J	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201204	(54,835)
026785	TRAIL UNIT #7B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201204	3,666
026812	TRAIL UNIT#7C-10W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-l00W	201204	(1,747)
026718	TRAIL UNIT #8	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	11-13N-l00W	201204	4,104
026766	TRAIL UNIT #8C-16D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201204	(1,406)
026786	TRAIL UNIT #8C-21W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-l00W	201204	2,281
026818	TRAIL UNIT WELL #1B-9D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	09-13N-100W	201204	(3,462)
026820	TRAIL UNIT WELL #70	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	09-13N-100W	201204	(3,001)
026819	TRAIL UNIT WELL #9D-4D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	04-13N-100W	201204	(3,837)
033068	TRETBAR FAMILY #1-15	STRAT LAND EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	15-5N-21ECM	201204	(55)
005529	TRIPLE T #8-B	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-12N-21W	201203	196
033282	TRISSELL #6-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201204	975
030528	TRISSELL, RUSSELL #2-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201204	435
033366	TROGDON #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201204	348
039286	TROGDON #3-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	09-06N-09W	201204	304
030787	TROY #8-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201204	(895)
006687	TRUST 1	UNIT PETROLEUM COMPANY	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 18,BLK 1, G&M SVY	200904	559
030128	TSCHAPPAT #1 & #1A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	3-3N-16E	201203	624
008021	TUCKER #1-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-11N-13W	201203	(979)
004654	TUCKER #l-A	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CADDO	30-11N-12W	201203	1,378
006398	TUCKER #2-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-11N-13W	201203	402
004519	TUCKER #2-8	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ROGER MILLS	8-12N-26W	201109	24,209
004511	TUCKER TRUST #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	19-11N-12W	201204	575
012027	TUCKER-FOWLER 35-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	FAYETTE	35-14S-11W	201204	1,065
025605	TURLEY #2-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201204	636
004354	TURNEY #31-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-14E	201202	3,399
004355	TURNEY #31-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-14E	201202	3,269
004353	TURNEY A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201204	7,436
006311	TWYMAN #1-17	ARROWHEAD ENERGY, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	17-11N-19W	201204	(1,029)
006669	TWYMAN #2-18	ARROWHEAD ENERGY, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-19W	201204	(6,248)
036646	TYLER #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201202	(2,423)
033396	U.S. GYPSUM #1-27	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	27-19N-12W	201204	(412)
034418	UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	21-16N-104W	201204	11,642
033538	UPRC #5-27	ANADARKO PETROLEUM CORP.	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201203	(1,278)
036091	UPRC FEE #6-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201204	2,786
036093	UPRC FEE #7-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201204	782
036092	UPRC FEE #8-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201204	5,959
034419	UPRR #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	11-16N-104W	201204	2,301
038377	US GOVERNMENT #5-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-05N-16E	201203	5,850
003013	US GOVERNMENT 27-2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-5N-16E	201203	21,156
004028	USA #1-18	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	SEBASTIAN	18-7N-30W	201202	2,576
005903	USA #1-4 (APACHE)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201204	258
004029	USA #2-18	FOUNDATION ENERGY MGMT LLC	SHUT DOWN OR T&A	ARKANSAS	SEBASTIAN	18-7N-30W	201201	(38,790)
005982	USA #3-18	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	SEBASTIAN	18-7N-30W	201202	1,917
004257	USA CHOCTAW T-4 UNIT #2	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	LATIMER	5-5N-19E	201204	(380)
033281	USA PARCEL #3-45	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	16,070
036645	USA PARCEL 3 #47	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	02-17N-12W	201204	6,268
037521	USA PARCEL 3 #50-ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	01-17N-12W	201202	(3,842)
036611	USA PARCEL 3 #53-ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	01-17N-12W	201204	841
036650	USA PARCEL 3 #54	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	01-17N-12W	201202	19,597
031293	USA PARCEL 3 1-1 LT & UT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	1-17N-12W	200911	8,821
031669	USA PARCEL 3 3-1	EOG RESOURCES, INC.	ABANDONED WELL	LOUISIANA	BOSSIER	1-17N-12W	200712	2,810
031295	USA PARCEL 3 33-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	15,378
031296	USA PARCEL 3 34-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201204	30,752

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
031673	USA PARCEL 3 36-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	20,433
032800	USA PARCEl 3 37-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201204	2,677
032803	USA PARCEL 3 38-A	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201204	6,894
032801	USA PARCEL 3 39-1 ALT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	1-17N-12W	200805	7,848
032802	USA PARCEL 3 40 ALT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	3-17N-12W	200911	4,113
031301	USA PARCEl 3 41-2 ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	7,542
031302	USA PARCEL 3 42 ALI	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	3-17N-12W	200601	6,787
032805	USA PARCE L 3 43-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N·12W	201204	15,967
032804	USA PARCEL 3 44 ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201204	13,373
031682	USA PARCEL 3 5-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	5,246
031298	USA PARCEL 3 6-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201204	16,597
031299	USA PARCEL 3 7-3	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	3-17N-12W	201204	3,330
031685	USA PARCEL 3 8-3	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	3-17N-12W	201204	5,002
006808	VALENTINE 1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	29-15N-17W	201204	3,991
023576	VALENTINE COLTHARP #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 51 BLK A7 H&GN SVY	201204	2,674
003795	VAN DYKE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201204	43
005048	VAN DYKE #2-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201204	14,958
005518	VAN DYKE #3-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201204	1,118
036543	VAN DYKE #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-04N-15E	201204	(18)
037819	VAN DYKE #5-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-04N-15E	201204	6,557
003015	VANCE #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	CADDO	OKLAHOMA	5-9N-9W	200906	19,549
003253	VARNER #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	2-3S-1E	201203	(60)
032710	VARNUM #2-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201204	52,929
032863	VARNUM #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201204	(550)
033461	VARNUM #4-25	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201203	9,605
004250	VARNUM UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201204	728
041847	VAUGHN #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	06-24N-18W	201204	(1,651)
036375	VERA #1-21 BASAL CHESTER	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201204	850
034640	VERDELL #1-13	WILLIAMS PROD MID-CONTINENT CO	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 SEC 12 & N/2 SEC 13·8N·18E	201203	3,597
034845	VERDELL #4-13	WILLIAMS PROD MID-CONTINENT CO	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 SEC 12&N/2 SEC 13·8N·18E	201203	4,881
040257	VERDEN 31-1LT	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	31-09N-18E	201202	1,781
006042	VERMA #1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	34-7N-12W	201204	(323)
034425	VERMILLION CREEK DEEP #1	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201204	(31,068)
041899	VICE 25 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201204	2,103
006184	VICK#1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W ALL	201204	(14)
006563	VICK #2-31	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201204	(131)
006072	VICK #3-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201204	655
030896	VICK #4-31	CIMAREX ENERGY CO	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201204	(813)
012051	VICTOR 1-14	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	14-39N-90W	201204	8,178
006779	VIERS 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201204	9,860
006409	VINCENT #1-32	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	CADDO	32-11N-13W	200711	9,905
045760	VINCENT 14 #1H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	14-19N-25W	201204	(1,247)
003323	VINSETT A #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	29-9N-31W	201204	5,447
040383	VINSON #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	SEC: BLK: SRV:THOMAS O’BAR ABS	0	—
045435	VIOLET #1-21H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 16 & 21-160N-96W	201204	2
039760	VIPER #2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01N-05W SE/4	201204	809
006423	VIRGINIA #1-31	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	31-10N-11W	201204	(101)
008711	VOGT #1-10	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	10-11N-15W	201204	2,305
007353	WALKER #1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-25W	201204	19,054
006838	WALKER #2-35	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	35-14N-19W	201204	1,552
038140	WALKER #5-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	4,634
041681	WALKER #8-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	10,839
043283	WALKER RANCH 10 #3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 41 H&TC SVY	201204	(15,101)
043282	WALKER RANCH 1810	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 41 H&TC SVY	201204	(l,577)
033185	WALKER TRUST #1-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-21W	201204	893
004600	WALKER, SIMPSON #2-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	31-26N-17W	201204	(3,538)
006234	WALKUP #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-3N-11E CN	201204	2,716
044515	WALKUP #2-27H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-03N-11E	201202	11,853
044974	WALKUP #3-27H	BP AMERICA PRODUCTION COM	PRODUCING WELL	OKLAHOMA	COAL	27-03N-11E	201204	11,406
045253	WALKUP #4-27H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-03N-11E	201204	38,053
045254	WALKUP #5-27H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-03N-11E	201204	34,951
030731	WALLACE #5-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W	201204	21,533
006710	WALLACE 1-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-12N-26W	201204	13,937
006283	WALLACE D #4	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W 132	201203	(54)
004792	WALTER #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201204	1,299
004793	WALTER #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201204	22,827
038818	WALTER #5-24 (UPR D.MOINE	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201204	485
004790	WALTER, J.C. #1-19	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	WASHITA	19-10N-20W	201204	21,420
004791	WALTER, J.C. #2A-19	CHEVRON USA INC	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	19-10N-20W	201202	(2,830)
004821	WALTER, J.C. #3-19	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	WASHITA	19·10N·20W	201204	5,088
008956	WALTER, K. B. #2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22·10N·21W	201204	5,272
006289	WALTER, KB #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-10N-21W CNE	201204	6,864
040212	WALTERS 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	20-245-35W	201202	3,966
006688	WALTERS 4-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201204	(28,085)
004586	WALTER-STEFFES #1-5	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	5-9N-19W	201204	3,538
036284	WAMSUTTER #10-34	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER SEC	27,28,33&34-21N-94W	201204	9,894
034617	WAMSUTTER #9-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER SEC	27&34-21N-94W	201204	528
034688	WAMSUTTER #9-34	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 5 & 34-21N-94W	201204	488
033930	WAMSUTTER 5-34A	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-21N-94W	201204	8,988
012068	WANDA MG	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LOGAN	15-15N-4W	201204	1,353
023612	WANDA 1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	5-3N-3W	201204	6,844
033686	WARD #4-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-12E	201204	1,127
006784	WARD 2-31	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	PITTSBURG	31-3N-12E	200901	2,165
006159	WARD UNIT#1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-12E ALL	201204	28,331
023614	WARKENTIN 1·30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	30-11N-14W	201204	8,551
006133	WARNER #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	30-10N-26W &2S	201204	(90,989)
007938	WARNER #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	30-10N-26W & 25-10N-27W	201204	53,311
030763	WARNER #3-30	SAMSON RESOURCES COMPANY	SHUTDOWN OR T&A	OKLAHOMA	BECKHAM	30-10N-26W	201204	1,351
040005	WARNER #7-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201204	599
043191	WASHITA RANCH 19 #1-H	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	W/2 SEC 19 BLK A-1 H&GN SVY	201204	(7,474)

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
042373	WASHITA RANCH 22111-H	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 22 BLK A-l H&GN SVY	201204	2,504
042261	WASHITA RIVER #1-16	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-15N-26W	201203	(737)
042081	WATERFIELD #3-112	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 112 BLK C G&M SVY	201204	6,542
006180	WATKINS #1-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	21-12N-21W ALL	201204	638
036599	WATTS #2	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	34-05N-18E	201204	1,483
034995	WATTS BROS C 2	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	OKLAHOMA	LATIMER	29-4N-18E	201204	336
030129	WATTS BROTHERS C-l	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	OKLAHOMA	LATIMER	29-4N-18E	201204	(111)
003075	WEAVER	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	21-6N-6W	201204	16,901
007825	WEBB A #1-10	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	10-16N-24W	201202	385
030674	WEBER #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201204	(543)
033022	WEIGAND #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	(139)
033240	WEINER #1 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201204	481
033249	WEINER #10 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-128	201204	546
033250	WEINER #11 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	W. T. COOK SVY, A-873	201204	(5,517)
033251	WEINER #12 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	G. J. AUSTIN SVY, A-65	201204	(5,367)
033241	WEINER #2 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201204	1,410
033242	WEINER #3 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201204	939
033243	WEINER #4 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201204	322
033244	WEINER #5 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201203	2,187
033245	WEINER #6 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201204	(2,156)
033246	WEINER #7 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201204	(533)
033247	WEINER #8 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201204	(3,073)
033248	WEINER #9 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-128	201204	3,258
031244	WELLS #3-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-12N-20W	201204	993
004876	WENDLANDT #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL.	OKLAHOMA	HASKELL	17-7N-20E	201204	210
030078	WENDLANDT #3-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-7N-20E	201204	595
032530	WERNER SMITH #3	CHEVRON USA INC	PRODUCING WELL	TEXAS	PANOLA	T C RR SVY, A-838	201203	24
030897	WESNER #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-22W	201204	482
034301	WESNER #4-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-22W	201204	(674)
038289	WESNER #5-l	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	01-12N-22W	201204	(60)
006776	WESNER 1-1	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	1-12N-22W	201204	1,124
006805	WESNER 1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-22W	201204	1,020
006287	WEST #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	9-11N-22W	201202	(5,979)
035576	WEST A #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NE NE NW	201204	4,788
037632	WEST A #3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201204	1,208
035200	WEST A-1ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE NW NW	201204	1,467
003082	WESTERN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	36-7N-32W	201204	67
030877	WFM #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-12N-22W	201204	(300)
023661	WHEELER, W W #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 6, BLK L, J&M SVY	201203	(1,175)
034420	WHELAN M F #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	20-16N-104W	201204	42,053
042332	WHINERY #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	09-11N-22W	201204	1,184
005579	WHISENHUNT #3-27	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	27-4N-28ECM	201204	(199)
005640	WHISENHUNT #4-27	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	27-4N-28ECM	201204	101
040439	WHITE #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201204	(95)
039933	WHITE#1-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	03-13N-20W	201204	803
040282	WHITE C 2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-18E	201204	(870)
040272	WHITE D 1	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	05-06N-18E	201204	(97,682)
040277	WHITE D 2 (CASING)	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	05·06N-18E	201204	(17,435)
024051	WHITE FARMS A #3	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201204	(24,880)
025145	WHITE FARMS A #4	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201203	(4,128)
023664	WHITE FARMS A2	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201203	(54,893)
023665	WHITE FARMS B1	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	5-10N-7W	201203	2,230
003287	WHITE, E. B UNIT	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	l7-6N-18E	201203	10,626
005177	WHITE, ERLE B #2-17	MEADE ENERGY CORPORATION	PRODUCING WELL	OKLAHOMA	LATIMER	l7-6N-18E	201204	(72)
040309	WHITE, W E 4	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-07N-18E	201204	2,858
040296	WHITE, W E 6	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-07N-18E	201204	(275)
012087	WHITENER #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-5N-6W	201204	(4,111)
003320	WHITESIDE #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	32-9N-31W	201204	(2,949)
004629	WHITESIDE #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	32-9N-31W	201204	16,609
006421	WHITFIELD #1-34	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	34-5N-9W	201204	1,436
034293	WHITLEDGE #1-31	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201204	(365)
006271	WHITTENBERG #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W C	201204	1,914
033875	WIENER ESTATE 1	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	PANOLA	GEORGE GILLASPY SVY, A-223	200808	13,007
033876	WIENER ESTATE 5	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	SAMUEL THOMPSON SVY, A-673	201204	58
007869	WILCOX LA #1-3	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	3-20N-13W	201203	107
034563	WILEY #5-6	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	6-10N-22W	201203	(85)
036685	WILKINS #1-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-03N-14E	201204	2,438
003666	WILKS #1	WARD PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	CUSTER	27-12N-14W	201204	(9,316)
006200	WILKS #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W SW/	201203	31,384
030169	WILLAMETTE #1-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	SEC 36, T22N-R12W	201203	(8)
033544	WILLAMETTE INDUSTRIES 32	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BOSSIER	32-22N-12W	201204	5,655
044345	WILLIAM #1-23H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	23-11N-18W	201203	60,102
031211	WILLIAMS #31-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	882
003782	WILLIAMS #31-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	5,496
032114	WILLIAMS #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201204	300
040888	WILLIAMS O T #1-29R	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	MAJOR	N/2 NE/4 SEC 29-22N-14W	201204	8
035056	WILLIAMSON 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW NE SE	201204	(59,653)
035307	WILLIAMSON 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW SE NE	201204	1,472
035619	WILLIAMSON 5 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W NE SE SE	201204	(1,774)
043276	WILLIAMSON A #1	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	26-06N-17E	201204	166
007632	WILMOT 1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-28N-25W	201204	914
004195	WILSON #1-24	BLAIR OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-12N-14W	201204	1,210
003935	WILSON #2-16	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	16-15N-20W	201204	3,585
003122	WILSON, T.O. G UWI	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	26-2N-20ECM	201204	1,347
043264	WILT 1-10	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-06N-11W	201203	149
004729	WIMBERLY #2-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	27-8N-19E	201204	(2,250)
006150	WINGARD #1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201204	(3,234)
006151	WINGARD #2	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201204	(4,688)
006193	WINGARD #3	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201204	21,678
038774	WINN CHARLIE #1-30 ATOKA	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W SE/4	201204	32,493

Schedule 8.18

Closing Date Gas Imbalances

WELLHEAD GAS IMBALANCES
TOTAL	12,108,313

LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	PRODUCTION MONTH	NET IMBALANCE
013482	WINN CHARLIE #1-30 U. CHE	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W SE/4	201204	(14)
023787	WINSOR 1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	6-12N-13	201204	2,998
003135	WITTKOPP	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201204	36,081
008302	WOFFORD #2-31	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	FRANKLIN	31-10N-26W	201203	(19)
031154	WOOD #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201204	2,025
035621	WOODARD ET AL #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W NW NW NE	201204	885
035243	WOODARD ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W SW SW NE	201204	(41,021)
035233	WOODARD HEIRS A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SE NE	201204	(2,536)
035068	WOODARD WALKER G-l-D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W W2 E2 NW	201204	(2,914)
035271	WOODARD WALKER G-2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W SE SW NW	201204	647
004458	WOODMORE #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	34-8N-19E	201204	8,508
003143	WOODMORE #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	6-7N-19E	201204	4,437
004609	WOODMORE #2-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	34-8N-19E	201204	35,468
004125	WOODROW	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	7,8-9N-25E	201204	374
006573	WOODWARD #1	LAREDO PETROLEUM INC.	PRODUCING WELL	OKLAHOMA	CADDO	29-5N-9W	201204	45
008754	WOOLWORTH #2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	J. F. JOHNS SURVEY A-364	201203	3,543
006138	WORK #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ALFALFA	31-25N-12W ALL	201104	—
037982	WORSHAM 10 #1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10-17N-09W	201204	305
035290	WORSHAM A-l	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24-18N-09W NW SW SW	201204	614
003159	WRIGHT UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-26W	201204	1,548
036583	WRIGHT, MINNIE S ET AL 3	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W SW/SE	201204	4,256
003163	WRIGHT, THELMA UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	11-7N-21E	201204	1,275
007204	WYCKOFF #2-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	3-20N-17W	201203	(4,893)
032280	WYLIE A GU #1	VALENCE OPERATING CO.	ABANDONED WELL	TEXAS	RUSK	A G WALLING SVY, A-811	200604	587
040782	WYNN #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201204	1,658
004202	YATES #1-31	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	31-5N-10W	201204	1,441
035205	YATES 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE NW SW	201204	7,054
040214	YATES 1-2	NOBLE ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	27-23S-38W	201202	35,309
008307	YEAGER #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201204	11,441
003173	YEAGER #1C & #1T	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	20-9N-24W	201204	216
030284	YEARWOOD DUANE 1-33 BPO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-11N-13W	201204	9,672
006120	YELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	27-1N-18ECM ALL	201101	(31)
006467	YOUNG #1-33	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	33-10N-12W	201204	1,670
044632	YOUNG #303H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 BLK M-1 H&GN SVY	201204	8,152
003716	YOUNG RANCH #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	28-6N-19E	201204	43,019
004006	YOUNG RANCH #2-27 REDRILL	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-6N-19E	201204	84,426
006388	YOUNG TRUST #1-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4 BLK M-l H&GN RR CO SURVE	201204	9,094
006668	YOUNG, E.L. 1-28	SAMSON RESOURCES COMPANY	APO ONLY	OKLAHOMA	CADDO	28-10N-12W	201201	27,110
023829	YOUNG, J W ETAL UNIT	CHEVRON USA INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 20, BLK L, J.M. LINDSEY	201204	2,370
006449	YOUNG, MARSHALL #2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-10N-22W	201204	11,727
035615	YOUNGBLOOD ET AL #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NE NW NW	201204	21,521
006044	YOUNKIN TRUST #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-12W	201204	18,884
036843	YOUNKIN TRUST #2-29	CREST RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-12W	201203	1,558
006654	YOWELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-26W	201204	23,416
003179	YOWELL #1-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-14N-26W	201204	15,433
030756	YOXSIMER #2-15	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	15-15N-22W	200912	(36,803)
030845	YOXSIMER #6-15	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-15N-22W	201203	981
030320	YOXSIMER 1-15	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-15N-22W	201203	(5,939)
033716	YUMA #1-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	3,999
033756	YUMA #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	4,703
034664	YUMA #3-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	177
034730	YUMA #4-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	1,425
034840	YUMA #6-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201204	2,586
005364	ZOLLINGER #1-10	QUAIL OIL & GAS	PRODUCING WELL	OKLAHOMA	HARPER	10-26N-24W	201203	(2)
005167	ZOLLINGER, GEBHARDT #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	10-26N-24W	201204	(4,268)
006742	ZYBACH 1-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	13 CAMP CO. SCHOOL LAND	201204	316

TOTAL NET IMBALANCE								12,108,313

Schedule 8.19

Closing Date Marketing Agreements

None

Schedule 8.20

Closing Date Hedging Agreements

[See Attached.]

Existing Hedge Agreements

Existing Agreements:

1. ISDA Master Agreement, dated as of December 21, 2011, by and between JPMorgan Chase Bank, N.A. and Samson Investment Company.

2. ISDA Master Agreement, dated as of December 21, 2011, by and between Bank of Montreal and Samson Investment Company.

3. ISDA Master Agreement, dated as of December 21, 2011, by and between Wells Fargo Bank, N.A. and Samson Investment Company.

4. ISDA Master Agreement, dated as of January 25, 2012, by and between Barclays Bank PLC and Samson Investment Company.

5. ISDA Master Agreement, dated as of May 16, 2012, by and between Compass Bank and Samson Investment Company.

6. ISDA Master Agreement, dated as of December 21, 2011, by and between Bank of America, N.A. and Samson Investment Company.

7. ISDA Master Agreement, dated as of January 19, 2012, by and between Citibank, N.A. and Samson Investment Company.

8. ISDA Master Agreement, dated as of December 21, 2011, by and between Credit Suisse Energy LLC and Samson Investment Company.

9. ISDA Master Agreement, dated as of January 13, 2012, by and between J. Aron & Company and Samson Investment Company.

10. ISDA Master Agreement, dated as of December 21, 2011, by and between Royal Bank of Canada and Samson Investment Company.

11. ISDA Master Agreement, dated as of December 22, 2011, by and between The Toronto-Dominion Bank and Samson Investment Company.

12. ISDA Master Agreement, dated as of March 22, 2012, by and between Morgan Stanley Capital Group Inc. and Samson Investment Company.

Existing Trades: See Attached

EXHIBIT

OPEN FINANCIAL HEDGE POSITIONS (CLOSE OF BUSINESS)

September 24, 2012

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold(Bought)	Contract Transaction Price
BASIS SWAPS (MMBtu/d)
COLORADO INTERSTATE GAS CO. - RM
274612	Cal 13	01/10/12	Bank of Montreal	10,000	($0.2300)
274978	Feb 12 - Dec 12	01/11/12	Bank of Montreal	10,000	($0.1900)
PANHANDLE EASTERN PIPE LINE CO. - TEXAS, OKLAHOMA (MAINLINE)
274599	Feb 12 - Dec 12	01/10/12	Bank of Montreal	10,000	($0.1500)
274603	Cal 13	01/10/12	Bank of Montreal	10,000	($0.1900)
360711	Cal 12	05/14/08	Bank of Montreal	10,000	($0.6300)
360761	Cal 12	05/14/08	Bank of Montreal	10,000	($0.6250)
360889	Cal 12	05/15/08	Bank of Montreal	10,000	($0.6250)
EL PASO NATURAL GAS CO. - SAN JUAN
274595	Cal 13	01/10/12	Bank of Montreal	10,000	($0.1850)
274596	Cal 13	01/10/12	Bank of Montreal	10,000	($0.1800)
274598	Feb 12 - Dec 12	01/10/12	Bank of Montreal	10,000	($0.1400)
274597	Feb 12 - Dec 12	01/10/12	Bank of Montreal	10,000	($0.1300)
HH_5869708,0	Cal 12	12/20/11	JP Morgan	10,000	($0.2300)
226662	Cal 12	12/20/11	JP Morgan	10,000	($0.7100)
COLUMBIA GULF TRANSMISSION CO. - MAINLINE
HOUSTON SHIP CHANNEL
230901	Apr 12 - Oct 12	06/27/11	Bank of Montreal	10,000	($0.0475)
3128352	Apr 12 - Oct 12	12/20/11	JP Morgan	10,000	($0.0600)
NATURAL GAS PIPELINE CO. - TEXOK
274594	Cal 13	01/10/12	Bank of Montreal	5,000	($0.1050)
274593	Feb 12 - Dec 12	01/10/12	Bank of Montreal	10,000	($0.0850)
NATURAL GAS NYMEX SWAPS (MMBtu/d)
12096254	Feb 12 - Dec 12	01/17/12	Bank of America	10,000	$2.7600
12117948	Cal 13	01/18/12	Bank of America	12,500	$3.5100
12119942	Cal 13	01/18/12	Bank of America	10,000	$3.5200
12117741	Feb 12 - Dec 12	01/18/12	Bank of America	10,000	$2.7850
12286612	Cal 13	01/23/12	Bank of America	5,000	$3.5800
12584691	Mar 12 - Dec 17	02/15/12	Bank of America	10,955	$3.9000
12602326	Mar 12 - Dec 17	02/16/12	Bank of America	10,955	$3.9350
275825	Cal 13	01/17/12	Bank of Montreal	20,000	$3.5200
275838	Feb 12 - Dec 12	01/17/12	Bank of Montreal	10,000	$2.7500
275956	Cal 13	01/18/12	Bank of Montreal	10,000	$3.5020
275969	Feb 12 - Dec 12	01/18/12	Bank of Montreal	10,000	$2.7600
275955	Feb 12 - Dec 12	01/18/12	Bank of Montreal	10,000	$2.7800
276607	Cal 13	01/23/12	Bank of Montreal	10,000	$3.5600
276608	Feb 12 - Dec 12	01/23/12	Bank of Montreal	10,000	$2.8800
183512	Cal 12	08/03/10	Bank of Montreal	5,000	$5.6681
194426	Dec 12	10/08/10	Bank of Montreal	10,000	$5.6000
194427	Nov 12	10/08/10	Bank of Montreal	10,000	$5.3700
199053	Cal 12	11/08/10	Bank of Montreal	10,000	$5.1985
199432	Cal 12	11/09/10	Bank of Montreal	10,000	$5.2502
12060126	Cal 13	01/12/12	Bank of America	20,000	$3.7025
10763811	Cal 13	01/23/12	Citi	10,000	$3.5650
11065641	Mar 12 - Dec 17	02/16/12	Citi	10,955	$3.9250
36086231	Cal 13	01/17/12	Credit Suisse	20,000	$3.5250
36086221	Feb 12 - Dec 12	01/17/12	Credit Suisse	10,000	$2.7500

EXHIBIT

OPEN FINANCIAL HEDGE POSITIONS (CLOSE OF BUSINESS)

September 24, 2012

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold(Bought)	Contract Transaction Price
36089352	Cal 13	01/18/12	Credit Suisse	20,000	$3.5100
36089341	Feb 12 - Dec 12	01/18/12	Credit Suisse	10,000	$2.7700
36115451	Cal 13	01/23/12	Credit Suisse	10,000	$3.5700
36114071	Feb 12 - Dec 12	01/23/12	Credit Suisse	10,000	$2.8675
168993356511	Cal 13	01/17/12	Goldman Sachs	10,000	$3.5300
169118911211	Mar 12 - Dec 17	02/16/12	Goldman Sachs	10,955	$3.9300
35895942	Cal 12	07/27/10	JP Morgan	10,000	$5.6634
35980864	Cal 12	08/03/10	JP Morgan	10,000	$5.6734
36736341	Apr 12 - Oct 12	10/04/10	JP Morgan	10,000	$5.1300
36742626	Apr 12 - Oct 12	10/05/10	JP Morgan	10,000	$5.1500
43879606	Jan 12 - Dec 16	12/13/11	JP Morgan	28,264	$4.2180
43962253	Cal 12	12/20/11	JP Morgan	5,000	$5.6634
43962263	Cal 12	12/20/11	JP Morgan	10,000	$5.2235
43962255	Cal 12	12/20/11	JP Morgan	10,000	$5.1935
43962257	Cal 12	12/20/11	JP Morgan	10,000	$5.2185
43962507	Dec 12	12/20/11	JP Morgan	10,000	$5.5900
43990457	Jan 12 - Dec 16	12/21/11	JP Morgan	28,264	$4.2110
308456	Cal 13	01/12/12	TD Securities	20,000	$3.7000
308876	Cal 13	01/17/12	TD Securities	10,000	$3.5250
308875	Feb 12 - Dec 12	01/17/12	TD Securities	20,000	$2.7600
309627	Feb 12 - Dec 12	01/23/12	TD Securities	10,000	$2.8950
N2902892	Cal 13	01/17/12	Wells Fargo	10,000	$3.5200
N2902888	Feb 12 - Dec 12	01/17/12	Wells Fargo	20,000	$2.7500
N2905834	Cal 13	01/18/12	Wells Fargo	10,000	$3.5000
N2905833	Feb 12 - Dec 12	01/18/12	Wells Fargo	10,000	$2.7600
N2912750	Feb 12 - Dec 12	01/23/12	Wells Fargo	10,000	$2.8900
N1701983	Cal 12	11/08/10	Wells Fargo	10,000	$5.1912
F13502252	Jul 12 - Dec 12	06/18/12	Morgan Stanley	10,000	$2.7900
F13502278	Jul 12 - Dec 12	06/18/12	Morgan Stanley	10,000	$2.8000
328957	Jul 12 - Dec 12	06/18/12	TD Securities	5,000	$2.7900
328956	Jul 12 - Dec 12	06/18/12	TD Securities	10,000	$2.8000
CRUDE OIL CALENDAR MONTH AVERAGE SWAPS (Bbls/d)
13903715	Cal 13	05/17/12	Bank of America	1,000	$93.6000
13895416	Cal 14	05/17/12	Bank of America	1,000	$90.0000
204823	Cal 12	01/03/11	Bank of Montreal	500	$94.0100
208182	Cal 13	01/26/11	Bank of Montreal	500	$95.5700
165829	Cal 12	03/29/10	Bank of Montreal	1,000	$84.9500
168457	Cal 12	04/15/10	Bank of Montreal	500	$92.2500
171075	Cal 12	04/29/10	Bank of Montreal	500	$93.5000
172666	Cal 12	05/10/10	Bank of Montreal	1,000	$89.5500
172985	Cal 13	05/11/10	Bank of Montreal	1,000	$90.8000
299999	Cal 13	05/17/12	Bank of Montreal	1,000	$93.1800
300001	Cal 13	05/17/12	Bank of Montreal	1,000	$93.5000
183002	Cal 12	08/02/10	Bank of Montreal	500	$86.6000
183686	Cal 12	08/04/10	Bank of Montreal	500	$88.0000
183703	Cal 12	08/04/10	Bank of Montreal	500	$88.0800
236783	Cal 13	08/05/11	Bank of Montreal	(1,000)	$93.1500
236776	Cal 13	08/05/11	Bank of Montreal	(500)	$93.5500
236771	Cal 13	08/05/11	Bank of Montreal	(1,000)	$93.5700
236779	Cal 14	08/05/11	Bank of Montreal	(500)	$94.4000
236777	Cal 14	08/05/11	Bank of Montreal	(500)	$94.5500
236787	Cal 15	08/05/11	Bank of Montreal	(500)	$94.6500
236806	Cal 12	08/05/11	Bank of Montreal	(1,000)	$89.6000
237599	Cal 12	08/08/11	Bank of Montreal	(1,000)	$86.6000
237381	Cal 12	08/08/11	Bank of Montreal	(500)	$88.6000
193953	Cal 12	10/05/10	Bank of Montreal	1,000	$89.0000
193900	Cal 13	10/05/10	Bank of Montreal	500	$89.0500

EXHIBIT

OPEN FINANCIAL HEDGE POSITIONS (CLOSE OF BUSINESS)

September 24, 2012

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold(Bought)	Contract Transaction Price
193901	Cal 13	10/05/10	Bank of Montreal	500	$89.1500
193952	Cal 13	10/05/10	Bank of Montreal	500	$89.6000
194094	Cal 12	10/06/10	Bank of Montreal	500	$89.0000
194810	Cal 14	10/13/10	Bank of Montreal	1,000	$90.2000
198357	Cal 13	11/04/10	Bank of Montreal	500	$90.6500
198895	Cal 13	11/05/10	Bank of Montreal	500	$90.9000
259103	Cal 12	11/08/11	Bank of Montreal	1,000	$95.0000
259091	Cal 12	11/08/11	Bank of Montreal	1,000	$95.0200
259061	Cal 12	11/08/11	Bank of Montreal	1,000	$95.4000
259060	Cal 12	11/08/11	Bank of Montreal	1,000	$95.4000
259054	Cal 12	11/08/11	Bank of Montreal	1,000	$95.5700
259053	Cal 12	11/08/11	Bank of Montreal	1,000	$95.6800
259055	Cal 13	11/08/11	Bank of Montreal	1,000	$93.4300
265463	Cal 14	11/29/11	Bank of Montreal	1,000	$90.4800
285910	Cal 14	11/30/11	Bank of Montreal	500	$91.0000
265782	Cal 14	11/30/11	Bank of Montreal	1,000	$91.1000
37806240	Cal 13	01/03/11	JP Morgan	1,000	$93.0000
37798683	Cal 13	01/03/11	JP Morgan	1,000	$93.2000
37975323	Cal 14	01/12/11	JP Morgan	1,000	$94.5200
37975537	Cal 15	01/12/11	JP Morgan	1,000	$94.5500
38201808	Cal 13	01/26/11	JP Morgan	500	$95.5000
34299876	Cal 12	04/05/10	JP Morgan	1,000	$89.5000
34873461	Cal 12	05/06/10	JP Morgan	1,000	$89.5500
34876370	Cal 12	05/06/10	JP Morgan	1,000	$90.0000
34874001	Cal 13	05/06/10	JP Morgan	1,000	$90.8000
34875094	Cal 13	05/06/10	JP Morgan	1,000	$91.0000
41502512	Cal 14	08/05/11	JP Morgan	(500)	$94.5500
41506371	Cal 15	08/05/11	JP Morgan	(500)	$94.4000
41503633	Cal 15	08/05/11	JP Morgan	(500)	$94.6500
41541880	Cal 13	08/08/11	JP Morgan	(500)	$90.0000
41541945	Cal 13	08/08/11	JP Morgan	(500)	$90.3500
41527111	Cal 13	08/08/11	JP Morgan	(1,000)	$91.4000
36717923	Cal 13	10/01/10	JP Morgan	500	$89.0500
36756907	Cal 12	10/05/10	JP Morgan	500	$88.9000
36750014	Cal 13	10/05/10	JP Morgan	500	$89.0600
36756108	Cal 13	10/05/10	JP Morgan	500	$89.6500
36755655	Cal 13	10/05/10	JP Morgan	500	$89.7000
36756820	Cal 14	10/05/10	JP Morgan	500	$90.2500
36769330	Cal 14	10/06/10	JP Morgan	500	$90.3500
36867762	Cal 15	10/13/10	JP Morgan	1,000	$91.1500
37143730	Cal 14	11/04/10	JP Morgan	500	$90.7000
37152467	Cal 14	11/04/10	JP Morgan	500	$90.8000
37139304	Cal 14	11/04/10	JP Morgan	500	$91.0100
37172114	Cal 15	11/05/10	JP Morgan	500	$91.3000
37171986	Cal 15	11/05/10	JP Morgan	500	$91.3000
37183889	Cal 15	11/08/10	JP Morgan	500	$91.3500
37184141	Cal 15	11/08/10	JP Morgan	500	$91.4000
37186287	Cal 15	11/08/10	JP Morgan	500	$91.6000
37191983	Cal 15	11/08/10	JP Morgan	500	$91.7500
43254956	Cal 13	11/08/11	JP Morgan	1,000	$92.9500
43247985	Cal 13	11/08/11	JP Morgan	1,000	$93.3500
43247003	Cal 13	11/08/11	JP Morgan	1,000	$93.5500
43676438	Cal 14	11/29/11	JP Morgan	1,000	$90.7000
43692371	Cal 14	11/30/11	JP Morgan	1,000	$91.0200
43691369	Cal 14	11/30/11	JP Morgan	1,000	$91.0500
43691340	Cal 14	11/30/11	JP Morgan	1,000	$91.2400
43962252	Cal 12	12/20/11	JP Morgan	(1,000)	$90.3000
43962251	Cal 12	12/20/11	JP Morgan	(500)	$91.0000
43962436	Cal 12	12/20/11	JP Morgan	(500)	$88.5000

EXHIBIT

OPEN FINANCIAL HEDGE POSITIONS (CLOSE OF BUSINESS)

September 24, 2012

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold(Bought)	Contract Transaction Price
43962222	Cal 12	12/20/11	JP Morgan	1,000	$89.9000
43962223	Cal 12	12/20/11	JP Morgan	500	$91.0500
43962220	Cal 12	12/20/11	JP Morgan	1,000	$84.8000
43962431	Cal 12	12/20/11	JP Morgan	500	$94.1000
43962248	Cal 13	12/20/11	JP Morgan	500	$89.0500
43962250	Cal 13	12/20/11	JP Morgan	500	$90.9000
43962506	Cal 13	12/20/11	JP Morgan	500	$90.6000
43962437	Cal 14	12/20/11	JP Morgan	(500)	$93.3000
43962505	Cal 14	12/20/11	JP Morgan	500	$90.1500
T859829311	Cal 14	05/17/12	Morgan Stanley	1,000	$90.0000
N2798827	Cal 13	11/29/11	Wells Fargo	1,000	$93.5000
N2798888	Jul 13 - Dec 13	11/29/11	Wells Fargo	1,000	$92.3000
N2799392	Jul 13 - Dec 13	11/29/11	Wells Fargo	500	$92.4500
N2802862	Cal 14	11/30/11	Wells Fargo	500	$91.0500
N2802822	Cal 14	11/30/11	Wells Fargo	500	$91.1500
T87616768	Cal 14	07/19/12	Morgan Stanley	500	$90.0500
14559929	Cal 14	07/19/12	Bank of America	2,000	$90.0500
321361	Cal 14	07/19/12	Bank of Montreal	500	$90.1000
322351	Cal 13	07/23/12	Bank of Montreal	1,000	$90.5600
1696601983 1 1	Cal 13	07/23/12	Goldman Sachs	1,000	$90.5000
322778	Aug 12 - Dec 12	07/25/12	Bank of Montreal	1,000	$89.0000
47734484	Aug 12 - Dec 12	07/25/12	JP Morgan	1,000	$89.2000
NATURAL GAS LIQUIDS SWAPS (gallons/d)
Ethane MB Swap
N2898082	Cal 13	01/12/12	Wells Fargo	10,500	$0.55240
N3066733	Cal 13	04/05/12	Wells Fargo	10,500	$0.41750
N3066732	May 12 - Dec 12	04/05/12	Wells Fargo	10,500	$0.45750
N3080506	Cal13	04/17/12	Wells Fargo	10,500	$0.44000
N3080384	May 12 - Dec 12	04/17/12	Wells Fargo	10,500	$0.49000
14445291	Aug 12 - Dec 12	07/05/12	Bank of America	10,500	$0.31250
1696234874 1 1	Aug 12 - Dec 12	07/05/12	Goldman Sachs	10,500	$0.30750
1696233609 1 1	Aug 12 - Dec 12	07/05/12	Goldman Sachs	10,500	$0.31250
N3269196	Aug 12 - Dec 12	07/05/12	Wells Fargo	10,500	$0.30750
N3269129	Cal 13	07/05/12	Wells Fargo	10,500	$0.33160
N3269179	Cal 13	07/05/12	Wells Fargo	10,500	$0.33160
Ethane Conway Swap
168994555711	Jul 12 - Sep 12	01/17/12	Goldman Sachs	10,500	$0.29330
16899455701 1	Oct 12 - Dec 12	01/17/12	Goldman Sachs	10,500	$0.31110
Propane MB Swap
73822701311	Cal 13	04/05/12	Goldman Sachs	10,500	$1.25000
73822701711	May 12 - Dec 12	04/05/12	Goldman Sachs	10,500	$1.22000
N2902897	Cal 13	01/17/12	Wells Fargo	10,500	$1.24730
N3066748	May 12 - Dec 12	04/05/12	Wells Fargo	10,500	$1.21500
1696234978 1 1	Aug 12 - Dec 12	07/05/12	Goldman Sachs	8,400	$0.82000
1696233626 1 1	Aug 12 - Dec 12	07/05/12	Goldman Sachs	10,500	$0.82250
1696233658 1 1	Cal 13	07/05/12	Goldman Sachs	10,500	$0.84500
Propane Conway Swap
N3066750	Cal 13	04/05/12	Wells Fargo	10,500	$1.10500
N3066749	May 12 - Dec 12	04/05/12	Wells Fargo	10,500	$1.00150
N3269163	Aug 12 - Dec 12	07/05/12	Wells Fargo	14,700	$0.62020
N3269144	Aug 12 - Dec 12	07/05/12	Wells Fargo	10,500	$0.62270
N3269149	Cal 13	07/05/12	Wells Fargo	16,800	$0.70290

EXHIBIT

OPEN FINANCIAL HEDGE POSITIONS (CLOSE OF BUSINESS)

September 24, 2012

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold(Bought)	Contract Transaction Price
Nat. Gasoline MB Swap
N2892501	Cal 13	01/10/12	Wells Fargo	10,500	$2.16110
N2892499	Feb 12 - Dec 12	01/10/12	Wells Fargo	10,500	$2.28550
Nat Gasoline Conway Swap
N2892528	Cal 13	01/10/12	Wells Fargo	10,500	$2.04360
N2892526	Feb 12 - Dec 12	01/10/12	Wells Fargo	10,500	$2.15750

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(12/20/11Cal12bParibasNovate)	Jul-12	JP Morgan	$90.3000	(31,000)	Oil Swaps	(161,253)
BMO(05/14/08Cal12)1	Jul-12	Bank of Montreal	($0.6300)	310,000	PEPL Basis	(148,787)
BMO(05/14/08Cal12)2	Jul-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(147,237)
BMO(05/15/08Cal12)	Jul-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(147,237)
BMO(08/05/12Cal12b)	Jul-12	Bank of Montreal	$89.6000	(31,000)	Oil Swaps	(139,560)
JP(12/20/11Cal12ParibasNovate)	Jul-12	JP Morgan	($0.7100)	310,000	SJ Basis	(136,388)
JP(12/20/11Cal12bParibasNovate)2	Jul-12	JP Morgan	$91.0000	(15,500)	Oil Swaps	(91,473)
BMO(08/08/11Cal12b)2	Jul-12	Bank of Montreal	$88.6000	(15,500)	Oil Swaps	(54,285)
JP(12/20/11Cal12bSCNovate)	Jul-12	JP Morgan	$88.5000	(15,500)	Oil Swaps	(52,735)
BMO(08/08/11Cal12b)	Jul-12	Bank of Montreal	$86.6000	(31,000)	Oil Swaps	(46,589)
JP(12/20/11ApOct12ParibasNovate)	Jul-12	JP Morgan	($0.0600)	310,000	HSC Basis	(20,923)
BMO(6/27/11ApOct12)	Jul-12	Bank of Montreal	($0.0475)	310,000	HSC Basis	(17,049)
WF(01/17/12FebDec12)	Jul-12	Wells Fargo	$2.7500	620,000	Gas Swap	(14,880)
JP(12/20/11Cal12ParibasNovate)3	Jul-12	JP Morgan	$84.8000	31,000	Oil Swaps	(9,194)
TD(01/17/12FebDec12)	Jul-12	TD Securities	$2.7600	620,000	Gas Swap	(8,680)
BMO(01/17/12FebDec12)	Jul-12	Bank of Montreal	$2.7500	310,000	Gas Swap	(7,440)
CS(01/17/12FebDec12)	Jul-12	Credit Suisse	$2.7500	310,000	Gas Swap	(7,440)
BMO(03/29/10Cal12)	Jul-12	Bank of Montreal	$84.9500	31,000	Oil Swaps	(4,545)
BA(01/17/12FebDec12)	Jul-12	Bank of America	$2.7600	310,000	Gas Swap	(4,340)
BMO(01/18/12FebDec12)	Jul-12	Bank of Montreal	$2.7600	310,000	Gas Swap	(4,340)
WF( 01/18/12FebDec12)	Jul-12	Wells Fargo	$2.7600	310,000	Gas Swap	(4,340)
CS(01/18/12FebDec12)	Jul-12	Credit Suisse	$2.7700	310,000	Gas Swap	(1,240)
BMO(01/10/12FebDec12)	Jul-12	Bank of Montreal	($0.1500)	310,000	PEPL Basis	0
BMO(01/10/12FebDec12)	Jul-12	Bank of Montreal	($0.0850)	310,000	NGPL TXOK Basis	1,550
BMO(01/18/12FebDec12)2	Jul-12	Bank of Montreal	$2.7800	310,000	Gas Swap	1,860
TD(06/18/12Jul-Dec12)	Jul-12	TD Securities	$2.7900	155,000	Gas Swap	2,480
BA(01/18/12FebDec12)	Jul-12	Bank of America	$2.7850	310,000	Gas Swap	3,410
MS(06/18/12Jul-Dec12)	Jul-12	Morgan Stanley	$2.7900	310,000	Gas Swap	4,960
MS(06/18/12Jul-Dec12)2	Jul-12	Morgan Stanley	$2.8000	310,000	Gas Swap	8,060
TD(06/18/12Jul-Dec12)2	Jul-12	TD Securities	$2.8000	310,000	Gas Swap	8,060
JP(12/20/11Cal12MacqNovate)	Jul-12	JP Morgan	($0.2300)	310,000	SJ Basis	12,399
BMO(08/02/10Cal12)	Jul-12	Bank of Montreal	$86.6000	15,500	Oil Swaps	23,294
CS(01/23/12FebDec12)	Jul-12	Credit Suisse	$2.8675	310,000	Gas Swap	28,985
BMO(01/23/12FebDec12)	Jul-12	Bank of Montreal	$2.8800	310,000	Gas Swap	32,860
WF(01/23/12FebDec12)	Jul-12	Wells Fargo	$2.8900	310,000	Gas Swap	35,960
TD(01/23/12FebDec12)	Jul-12	TD Securities	$2.8950	310,000	Gas Swap	37,510
BMO(01/10/12FebDec12)	Jul-12	Bank of Montreal	($0.1400)	310,000	SJ Basis	40,297
BMO(01/10/12FebDec12)2	Jul-12	Bank of Montreal	($0.1300)	310,000	SJ Basis	43,396
BMO(08/04/10Cal12)	Jul-12	Bank of Montreal	$88.0000	15,500	Oil Swaps	44,988
BMO(08/04/10Cal12)2	Jul-12	Bank of Montreal	$88.0800	15,500	Oil Swaps	46,227
BMO(01/11/12FebDec12)	Jul-12	Bank of Montreal	($0.1900)	310,000	CIG Basis	46,496
WF(04/05/12MayDec12)	Jul-12	Wells Fargo	$0.4575	325,500	Ethane (C2) - MB	48,810
JP(10/05/10Cal12)	Jul-12	JP Morgan	$88.9000	15,500	Oil Swaps	58,933
WF(04/17/12MayDec12)	Jul-12	Wells Fargo	$0.4900	325,500	Ethane (C2) - MB	59,385
BMO(10/06/05Cal12)	Jul-12	Bank of Montreal	$89.0000	15,500	Oil Swaps	60,483
GS(01/17/12JuISep12)	Jul-12	Goldman Sachs	$0.2933	325,500	Ethane (C2) - Conway	73,475
JP(12/20/11Cal12ParibasNovate)2	Jul-12	JP Morgan	$91.0500	15,500	Oil Swaps	92,248
BMO(04/15/10Cal12)	Jul-12	Bank of Montreal	$92.2500	15,500	Oil Swaps	110,842
BMO(10/05/10Cal12)	Jul-12	Bank of Montreal	$89.0000	31,000	Oil Swaps	120,966
WF(01/10/12FebDec12)	Jul-12	Wells Fargo	$2.1492	325,500	Natural Gasoline (C5+) - Conway	125,018
WF(04/05/12MayDec12)	Jul-12	Wells Fargo	$1.2150	325,500	Propane (C3) - MB	127,718
GS(04/05/12MayDec12)	Jul-12	Goldman Sachs	$1.2200	325,500	Propane (C3) - MB	129,345
BMO(04/29/10Cal12)	Jul-12	Bank of Montreal	$93.5000	15,500	Oil Swaps	130,211
WF(04/05/12MayDec12)	Jul-12	Wells Fargo	$1.0015	325,500	Propane (C3) - Conway	135,528
JP(04/05/10Cal12)	Jul-12	JP Morgan	$89.5000	31,000	Oil Swaps	136,461
BMO(05/10/10Cal12)	Jul-12	Bank of Montreal	$89.5500	31,000	Oil Swaps	138,011
JP(05/06/10Cal12)	Jul-12	JP Morgan	$89.5500	31,000	Oil Swaps	138,011
BMO(01/03/11 Cal12)	Jul-12	Bank of Montreal	$94.0100	15,500	Oil Swaps	138,114
JP(12/20/11Cal12SCNovate)	Jul-12	JP Morgan	$94.1000	15,500	Oil Swaps	139,508
JP(12/20/11Cal12ParibasNovate)	Jul-12	JP Morgan	$89.9000	31,000	Oil Swaps	148,857
JP(05/06/10Cal12)2	Jul-12	JP Morgan	$90.0000	31,000	Oil Swaps	151,956
WF(01/10/12FebDec12)	Jul-12	Wells Fargo	$2.2839	325,500	Natural Gasoline (C5+) - MB	172,103
BMO(11/08/11Cal12)	Jul-12	Bank of Montreal	$95.0000	31,000	Oil Swaps	306,908
BMO(11/08/11Cal12)2	Jul-12	Bank of Montreal	$95.0200	31,000	Oil Swaps	307,528
BMO(11/08/11Cal12)3	Jul-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	319,304

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(11/08/11Cal12)4	Jul-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	319,304
BMO(11/08/11Cal12)5	Jul-12	Bank of Montreal	$95.5700	31,000	Oil Swaps	324,573
BMO(11/08/11Cal12)6	Jul-12	Bank of Montreal	$95.6800	31,000	Oil Swaps	327,982
JP(12/20/11Cal12ParibasNovate)	Jul-12	JP Morgan	$5.3200	155,000	Gas Swap	399,125
BMO(08/03/10Cal12)	Jul-12	Bank of Montreal	$5.3350	155,000	Gas Swap	401,450
JP(12/20/11Cal12ParibasNovate)3	Jul-12	JP Morgan	$4.8550	310,000	Gas Swap	654,100
BMO(11/08/10Cal12)	Jul-12	Bank of Montreal	$4.8600	310,000	Gas Swap	655,650
WF(11/08/10Cal12)	Jul-12	Wells Fargo	$4.8600	310,000	Gas Swap	655,650
JP(12/20/11Cal12ParibasNovate)4	Jul-12	JP Morgan	$4.8800	310,000	Gas Swap	661,850
JP(12/20/11Cal12ParibasNovate)2	Jul-12	JP Morgan	$4.8850	310,000	Gas Swap	663,400
BMO(11/09/10Cal12)	Jul-12	Bank of Montreal	$4.9200	310,000	Gas Swap	674,250
BA(02/15/12Mar12-Cal17)	Jul-12	Bank of America	$3.9000	620,000	Gas Swap	698,120
JP(10/04/10ApOct12)	Jul-12	JP Morgan	$5.0000	310,000	Gas Swap	699,050
JP(10/05/10ApOct12)	Jul-12	JP Morgan	$5.0100	310,000	Gas Swap	702,150
Citi(02/16/12Mar12-Cal17)	Jul-12	Citi	$3.9250	620,000	Gas Swap	713,620
GS(02/16/12Mar12-Cal17)	Jul-12	Goldman Sachs	$3.9300	620,000	Gas Swap	716,720
BA(02/16/12Mar12-Cal17)	Jul-12	Bank of America	$3.9350	620,000	Gas Swap	719,820
JP(07/27/10Cal12)	Jul-12	JP Morgan	$5.2900	310,000	Gas Swap	788,950
JP(08/03/10Cal12)	Jul-12	JP Morgan	$5.3300	310,000	Gas Swap	801,350
JP(12/21/11Cal12-16)	Jul-12	JP Morgan	$4.2110	915,200	Gas Swap	1,315,142
JP(12/13/11Cal12-16)	Jul-12	JP Morgan	$4.2180	915,200	Gas Swap	1,321,549
JP(12/20/11Cal12ParibasNovate)	Aug-12	JP Morgan	($0.7100)	310,000	SJ Basis	(176,644)
BMO(05/14/08Cal12)1	Aug-12	Bank of Montreal	($0.6300)	310,000	PEPL Basis	(162,699)
BMO(05/14/08Cal12)2	Aug-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(161,149)
BMO(05/15/08Cal12)	Aug-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(161,149)
JP(12/20/11Cal12bParibasNovate)	Aug-12	JP Morgan	$90.3000	(31,000)	Oil Swaps	(148,693)
BMO(08/05/12Cal12b)	Aug-12	Bank of Montreal	$89.6000	(31,000)	Oil Swaps	(127,008)
JP(12/20/11Cal12bParibasNovate)2	Aug-12	JP Morgan	$91.0000	(15,500)	Oil Swaps	(85,188)
BMO(08/08/11Cal12b)2	Aug-12	Bank of Montreal	$88.6000	(15,500)	Oil Swaps	(48,015)
JP(12/20/11Cal12bSCNovate)	Aug-12	JP Morgan	$88.5000	(15,500)	Oil Swaps	(46,466)
WF(01/17/12FebDec12)	Aug-12	Wells Fargo	$2.7500	620,000	Gas Swap	(45,867)
TD(01/17/12FebDec12)	Aug-12	TD Securities	$2.7600	620,000	Gas Swap	(39,669)
BMO(08/08/11Cal12b)	Aug-12	Bank of Montreal	$86.6000	(31,000)	Oil Swaps	(34,075)
JP(12/20/11Cal12MacqNovate)	Aug-12	JP Morgan	($0.2300)	310,000	SJ Basis	(27,891)
BMO(01/17/12FebDec12)	Aug-12	Bank of Montreal	$2.7500	310,000	Gas Swap	(22,934)
CS(01/17/12FebDec12)	Aug-12	Credit Suisse	$2.7500	310,000	Gas Swap	(22,934)
JP(12/20/11ApOct12ParibasNovate)	Aug-12	JP Morgan	($0.0600)	310,000	HSC Basis	(21,693)
JP(12/20/11Cal12ParibasNovate)3	Aug-12	JP Morgan	$84.8000	31,000	Oil Swaps	(21,684)
BA(01/17/12FebDec12)	Aug-12	Bank of America	$2.7600	310,000	Gas Swap	(19,834)
BMO(01/18/12FebDec12)	Aug-12	Bank of Montreal	$2.7600	310,000	Gas Swap	(19,834)
WF(01/18/12FebDec12)	Aug-12	Wells Fargo	$2.7600	310,000	Gas Swap	(19,834)
BMO(6/27/11ApOct12)	Aug-12	Bank of Montreal	($0.0475)	310,000	HSC Basis	(17,819)
BMO(01/10/12FebDec12)	Aug-12	Bank of Montreal	($0.0850)	310,000	NGPL TXOK Basis	(17,045)
BMO(03/29/10Cal12)	Aug-12	Bank of Montreal	$84.9500	31,000	Oil Swaps	(17,038)
CS(01/18/12FebDec12)	Aug-12	Credit Suisse	$2.7700	310,000	Gas Swap	(16,735)
BMO(01/10/12FebDec12)	Aug-12	Bank of Montreal	($0.1500)	310,000	PEPL Basis	(13,946)
BMO(01/18/12FebDec12)2	Aug-12	Bank of Montreal	$2.7800	310,000	Gas Swap	(13,636)
BA(01/18/12FebDec12)	Aug-12	Bank of America	$2.7850	310,000	Gas Swap	(12,087)
MS(06/18/12Jul-Dec12)	Aug-12	Morgan Stanley	$2.7900	310,000	Gas Swap	(10,537)
MS(06/18/12Jul-Dec12)2	Aug-12	Morgan Stanley	$2.8000	310,000	Gas Swap	(7,438)
TD(06/18/12Jul-Dec12)2	Aug-12	TD Securities	$2.8000	310,000	Gas Swap	(7,438)
TD(06/18/12Jul-Dec12)	Aug-12	TD Securities	$2.7900	155,000	Gas Swap	(5,269)
BMO(01/10/12FebDec12)	Aug-12	Bank of Montreal	($0.1400)	310,000	SJ Basis	(0)
BMO(01/10/12FebDec12)2	Aug-12	Bank of Montreal	($0.1300)	310,000	SJ Basis	3,099
BMO(01/11/12FebDec12)	Aug-12	Bank of Montreal	($0.1900)	310,000	CIG Basis	7,748
CS(01/23/12FebDec12)	Aug-12	Credit Suisse	$2.8675	310,000	Gas Swap	13,481
BMO(08/02/10Cal12)	Aug-12	Bank of Montreal	$86.6000	15,500	Oil Swaps	17,038
BMO(01/23/12FebDec12)	Aug-12	Bank of Montreal	$2.8800	310,000	Gas Swap	17,355
WF(01/23/12FebDec12)	Aug-12	Wells Fargo	$2.8900	310,000	Gas Swap	20,454
TD(01/23/12FebDec12)	Aug-12	TD Securities	$2.8950	310,000	Gas Swap	22,004
BMO(08/04/10Cal12)	Aug-12	Bank of Montreal	$88.0000	15,500	Oil Swaps	38,722
BMO(08/04/10Cal12)2	Aug-12	Bank of Montreal	$88.0800	15,500	Oil Swaps	39,961
WF(04/05/12MayDec12)	Aug-12	Wells Fargo	$0.4575	325,500	Ethane (C2) - MB	46,350
JP(10/05/10Cal12)	Aug-12	JP Morgan	$88.9000	15,500	Oil Swaps	52,662

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(10/06/05Cal12)	Aug-12	Bank of Montreal	$89.0000	15,500	Oil Swaps	54,211
WF(04/17/12MayDec12)	Aug-12	Wells Fargo	$0.4900	325,500	Ethane (C2) - MB	56,921
GS(01/17/12JulSep12)	Aug-12	Goldman Sachs	$0.2933	325,500	Ethane (C2) - Conway	69,378
JP(12/20/11Cal12ParibasNovate)2	Aug-12	JP Morgan	$91.0500	15,500	Oil Swaps	85,963
BMO(04/15/10Cal12)	Aug-12	Bank of Montreal	$92.2500	15,500	Oil Swaps	104,549
BMO(10/05/10Cal12)	Aug-12	Bank of Montreal	$89.0000	31,000	Oil Swaps	108,422
WF(01/10/12FebDec12)	Aug-12	Wells Fargo	$2.1492	325,500	Nat.ural Gasoline (C5+) - Conway	121,713
WF(04/05/12MayDec12)	Aug-12	Wells Fargo	$1.0015	325,500	Propane (C3) - Conway	122,461
BMO(04/29/10Cal12)	Aug-12	Bank of Montreal	$93.5000	15,500	Oil Swaps	123,910
JP(04/05/10Cal12)	Aug-12	JP Morgan	$89.5000	31,000	Oil Swaps	123,910
WF(04/05/12MayDec12)	Aug-12	Wells Fargo	$1.2150	325,500	Propane (C3) - MB	124,819
BMO(05/10/10Cal12)	Aug-12	Bank of Montreal	$89.5500	31,000	Oil Swaps	125,459
JP(05/06/10Cal12)	Aug-12	JP Morgan	$89.5500	31,000	Oil Swaps	125,459
GS(04/05/12MayDec12)	Aug-12	Goldman Sachs	$1.2200	325,500	Propane (C3) - MB	126,446
BMO(01/03/11Cal12)	Aug-12	Bank of Montreal	$94.0100	15,500	Oil Swaps	131,810
JP(12/20/11Cal12SCNovate)	Aug-12	JP Morgan	$94.1000	15,500	Oil Swaps	133,204
JP(12/20/11Cal12ParibasNovate)	Aug-12	JP Morgan	$89.9000	31,000	Oil Swaps	136,301
JP(05/06/10Cal12)2	Aug-12	JP Morgan	$90.0000	31,000	Oil Swaps	139,399
WF(01/10/12FebDec12)	Aug-12	Wells Fargo	$2.2839	325,500	Natural Gasoline (C5+) - MB	169,592
BMO(11/08/11Cal12)	Aug-12	Bank of Montreal	$95.0000	31,000	Oil Swaps	294,287
BMO(11/08/11Cal12)2	Aug-12	Bank of Montreal	$95.0200	31,000	Oil Swaps	294,907
BMO(11/08/11Cal12)3	Aug-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	306,678
BMO(11/08/11Cal12)4	Aug-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	306,678
BMO(11/08/11Cal12)5	Aug-12	Bank of Montreal	$95.5700	31,000	Oil Swaps	311,945
BMO(11/08/11Cal12)6	Aug-12	Bank of Montreal	$95.6800	31,000	Oil Swaps	315,352
JP(12/20/11Cal12Paribas Novate)	Aug-12	JP Morgan	$5.3600	155,000	Gas Swap	392,969
BMO(08/03/10Cal12)	Aug-12	Bank of Montreal	$5.3670	155,000	Gas Swap	394,054
JP(12/20/11Cal12ParibasNovate)3	Aug-12	JP Morgan	$4.8950	310,000	Gas Swap	641,829
WF(11/08/10Cal12)	Aug-12	Wells Fargo	$4.8980	310,000	Gas Swap	642,758
BMO(11/08/10Cal12)	Aug-12	Bank of Montreal	$4.9000	310,000	Gas Swap	643,378
JP(12/20/11Cal12ParibasNovate)4	Aug-12	JP Morgan	$4.9200	310,000	Gas Swap	649,576
JP(12/20/11Cal12ParibasNovate)2	Aug-12	JP Morgan	$4.9250	310,000	Gas Swap	651,126
BMO(11/09/10Cal12)	Aug-12	Bank of Montreal	$4.9600	310,000	Gas Swap	661,973
BA(02/15/12Mar12-Cal17)	Aug-12	Bank of America	$3.9000	620,000	Gas Swap	666,932
Citi(02/16/12Mar12-Cal17)	Aug-12	Citi	$3.9250	620,000	Gas Swap	682,427
JP(10/04/10ApOct12)	Aug-12	JP Morgan	$5.0300	310,000	Gas Swap	683,667
GS(02/16/12Mar12-Cal17)	Aug-12	Goldman Sachs	$3.9300	620,000	Gas Swap	685,526
BA(02/16/12Mar12-Cal17)	Aug-12	Bank of America	$3.9350	620,000	Gas Swap	688,625
JP(10/05/10ApOct12)	Aug-12	JP Morgan	$5.0600	310,000	Gas Swap	692,964
JP(07/27/10Cal12)	Aug-12	JP Morgan	$5.3300	310,000	Gas Swap	776,641
JP(08/03/10Cal12)	Aug-12	JP Morgan	$5.3700	310,000	Gas Swap	789,037
JP(12/21/11Cal12-16)	Aug-12	JP Morgan	$4.2110	891,600	Gas Swap	1,236,300
JP(12/13/11Cal12-16)	Aug-12	JP Morgan	$4.2180	891,600	Gas Swap	1,242,539
JP(12/20/11Cal12ParibasNovate)	Sep-12	JP Morgan	($0.7100)	300,000	SJ Basis	(175,372)
BMO(05/14/08Cal12)1	Sep-12	Bank of Montreal	($0.6300)	300,000	PEPL Basis	(151,389)
BMO(05/14/08Cal12)2	Sep-12	Bank of Montreal	($0.6250)	300,000	PEPL Basis	(149,890)
BMO(05/15/08Cal12)	Sep-12	Bank of Montreal	($0.6250)	300,000	PEPL Basis	(149,890)
JP(12/20/11Cal12bParibasNovate)	Sep-12	JP Morgan	$90.3000	(30,000)	Oil Swaps	(131,522)
BMO(08/05/12Cal12b)	Sep-12	Bank of Montreal	$89.6000	(30,000)	Oil Swaps	(110,551)
JP(12/20/11Cal12bParibasNovate)2	Sep-12	JP Morgan	$91.0000	(15,000)	Oil Swaps	(76,247)
WF(01/17/12FebDec12)	Sep-12	Wells Fargo	$2.7500	600,000	Gas Swap	(49,765)
TD(01/17/12FebDec12)	Sep-12	TD Securities	$2.7600	600,000	Gas Swap	(43,769)
BMO(08/08/11Cal12b)2	Sep-12	Bank of Montreal	$88.6000	(15,000)	Oil Swaps	(40,296)
JP(12/20/11Cal12bSCNovate)	Sep-12	JP Morgan	$88.5000	(15,000)	Oil Swaps	(38,798)
JP(12/20/11Cal12ParibasNovate)3	Sep-12	JP Morgan	$84.8000	30,000	Oil Swaps	(33,255)
JP(12/20/11Cal12MacqNovate)	Sep-12	JP Morgan	($0.2300)	300,000	SJ Basis	(31,477)
BMO(03/29/10Cal12)	Sep-12	Bank of Montreal	$84.9500	30,000	Oil Swaps	(28,761)
BMO(01/17/12FebDec12)	Sep-12	Bank of Montreal	$2.7500	300,000	Gas Swap	(24,882)
CS(01/17/12FebDec12)	Sep-12	Credit Suisse	$2.7500	300,000	Gas Swap	(24,882)
BA(01/17/12FebDec12)	Sep-12	Bank of America	$2.7600	300,000	Gas Swap	(21,885)
BMO(01/18/12FebDec12)	Sep-12	Bank of Montreal	$2.7600	300,000	Gas Swap	(21,885)
WF(01/18/12FebDec12)	Sep-12	Wells Fargo	$2.7600	300,000	Gas Swap	(21,885)
BMO(08/08/11Cal12b)	Sep-12	Bank of Montreal	$86.6000	(30,000)	Oil Swaps	(20,672)
CS(01/18/12FebDec12)	Sep-12	Credit Suisse	$2.7700	300,000	Gas Swap	(18,887)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(01/18/12FebDec12)2	Sep-12	Bank of Montreal	$2.7800	300,000	Gas Swap	(15,889)
JP(12/20/11ApOct12ParibasNovate)	Sep-12	JP Morgan	($0.0600)	300,000	HSC Basis	(14,989)
BA(01/18/12FebDec12)	Sep-12	Bank of America	$2.7850	300,000	Gas Swap	(14,390)
BMO(01/10/12FebDec12)	Sep-12	Bank of Montreal	($0.0850)	300,000	NGPL TXOK Basis	(14,240)
MS(06/18/12Jul-Dec12)	Sep-12	Morgan Stanley	$2.7900	300,000	Gas Swap	(12,891)
BMO(6/27/11ApOct12)	Sep-12	Bank of Montreal	($0.0475)	300,000	HSC Basis	(11,242)
MS(06/18/12Jul-Dec12)2	Sep-12	Morgan Stanley	$2.8000	300,000	Gas Swap	(9,893)
TD(06/18/12Jul-Dec12)2	Sep-12	TD Securities	$2.8000	300,000	Gas Swap	(9,893)
BMO(01/10/12FebDec12)	Sep-12	Bank of Montreal	($0.1500)	300,000	PEPL Basis	(7,495)
TD(06/18/12Jul-Dec12)	Sep-12	TD Securities	$2.7900	150,000	Gas Swap	(6,445)
BMO(01/10/12FebDec12)	Sep-12	Bank of Montreal	($0.1400)	300,000	SJ Basis	(4,497)
BMO(01/10/12FebDec12)2	Sep-12	Bank of Montreal	($0.1300)	300,000	SJ Basis	(1,499)
BMO(01/11/12FebDec12)	Sep-12	Bank of Montreal	($0.1900)	300,000	CIG Basis	5,246
BMO(08/02/10Cal12)	Sep-12	Bank of Montreal	$86.6000	15,000	Oil Swaps	10,336
CS(01/23/12FebDec12)	Sep-12	Credit Suisse	$2.8675	300,000	Gas Swap	10,343
BMO(01/23/12FebDec12)	Sep-12	Bank of Montreal	$2.8800	300,000	Gas Swap	14,090
WF(01/23/12FebDec12)	Sep-12	Wells Fargo	$2.8900	300,000	Gas Swap	17,088
TD(01/23/12FebDec12)	Sep-12	TD Securities	$2.8950	300,000	Gas Swap	18,587
BMO(08/04/10Cal12)	Sep-12	Bank of Montreal	$88.0000	15,000	Oil Swaps	31,308
BMO(08/04/10Cal12)2	Sep-12	Bank of Montreal	$88.0800	15,000	Oil Swaps	32,506
WF(04/05/12MayDec12)	Sep-12	Wells Fargo	$0.4575	315,000	Ethane (C2) - MB	42,860
JP(10/05/10Cal12)	Sep-12	JP Morgan	$88.9000	15,000	Oil Swaps	44,790
BMO(10/06/05Cal12)	Sep-12	Bank of Montreal	$89.0000	15,000	Oil Swaps	46,288
WF(04/17/12MayDec12)	Sep-12	Wells Fargo	$0.4900	315,000	Ethane (C2) - MB	53,084
GS(01/17/12JuISep12)	Sep-12	Goldman Sachs	$0.2933	315,000	Ethane (C2) - Conway	63,166
JP(12/20/11Cal12ParibasNovate)2	Sep-12	JP Morgan	$91.0500	15,000	Oil Swaps	76,996
BMO(10/05/10Cal12)	Sep-12	Bank of Montreal	$89.0000	30,000	Oil Swaps	92,575
BMO(04/15/10Cal12)	Sep-12	Bank of Montreal	$92.2500	15,000	Oil Swaps	94,972
WF(04/05/12MayDec12)	Sep-12	Wells Fargo	$1.0015	315,000	Propane (C3) - Conway	106,640
JP(04/05/10Cal12)	Sep-12	JP Morgan	$89.5000	30,000	Oil Swaps	107,555
BMO(05/10/10Cal12)	Sep-12	Bank of Montreal	$89.5500	30,000	Oil Swaps	109,053
JP(05/06/10Cal12)	Sep-12	JP Morgan	$89.5500	30,000	Oil Swaps	109,053
BMO(04/29/10Cal12)	Sep-12	Bank of Montreal	$93.5000	15,000	Oil Swaps	113,696
WF(01/10/12FebDec12)	Sep-12	Wells Fargo	$2.1492	315,000	Natural Gasoline (C5+) - Conway	116,140
WF(04/05/12MayDec12)	Sep-12	Wells Fargo	$1.2150	315,000	Propane (C3) - MB	117,178
GS(04/05/12MayDec12)	Sep-12	Goldman Sachs	$1.2200	315,000	Propane (C3) - MB	118,751
JP(12/20/11Cal12ParibasNovate)	Sep-12	JP Morgan	$89.9000	30,000	Oil Swaps	119,539
BMO(01/03/11Cal12)	Sep-12	Bank of Montreal	$94.0100	15,000	Oil Swaps	121,336
JP(05/06/10Cal12)2	Sep-12	JP Morgan	$90.0000	30,000	Oil Swaps	122,535
JP(12/20/11Cal12SCNovate)	Sep-12	JP Morgan	$94.1000	15,000	Oil Swaps	122,684
WF(01/01/12FebDec12)	Sep-12	Wells Fargo	$2.2839	315,000	Natural Gasoline (C5+) - MB	159,299
BMO(11/08/11Cal12)	Sep-12	Bank of Montreal	$95.0000	30,000	Oil Swaps	272,332
BMO(11/08/11Cal12)2	Sep-12	Bank of Montreal	$95.0200	30,000	Oil Swaps	272,931
BMO(11/08/11Cal12)3	Sep-12	Bank of Montreal	$95.4000	30,000	Oil Swaps	284,316
BMO(11/08/11Cal12)4	Sep-12	Bank of Montreal	$95.4000	30,000	Oil Swaps	284,316
BMO(11/08/11Cal12)5	Sep-12	Bank of Montreal	$95.5700	30,000	Oil Swaps	289,409
BMO(11/08/11Cal12)6	Sep-12	Bank of Montreal	$95.6800	30,000	Oil Swaps	292,705
JP(12/20/11Cal12ParibasNovate)	Sep-12	JP Morgan	$5.3800	150,000	Gas Swap	381,781
BMO(08/03/10Cal12)	Sep-12	Bank of Montreal	$5.3920	150,000	Gas Swap	383,580
JP(12/20/11Cal12ParibasNovate)3	Sep-12	JP Morgan	$4.9140	300,000	Gas Swap	623,861
WF(11/08/10Cal12)	Sep-12	Wells Fargo	$4.9150	300,000	Gas Swap	624,161
BMO(11/08/10Cal12)	Sep-12	Bank of Montreal	$4.9190	300,000	Gas Swap	625,360
JP(12/20/11Cal12ParibasNovate)4	Sep-12	JP Morgan	$4.9400	300,000	Gas Swap	631,655
JP(12/20/11Cal12ParibasNovate)2	Sep-12	JP Morgan	$4.9450	300,000	Gas Swap	633,154
BA(02/15/12Mar12-Cal17)	Sep-12	Bank of America	$3.9000	600,000	Gas Swap	639,750
BMO(11/09/10Cal12)	Sep-12	Bank of Montreal	$4.9800	300,000	Gas Swap	643,647
Citi(02/16/12Mar12-Cal17)	Sep-12	Citi	$3.9250	600,000	Gas Swap	654,739
GS(02/16/12Mar12-Cal17)	Sep-12	Goldman Sachs	$3.9300	600,000	Gas Swap	657,737
BA(02/16/12Mar12-Cal17)	Sep-12	Bank of America	$3.9350	600,000	Gas Swap	660,735
JP(10/04/10ApOct12)	Sep-12	JP Morgan	$5.0500	300,000	Gas Swap	664,632
JP(10/05/10ApOct12)	Sep-12	JP Morgan	$5.0800	300,000	Gas Swap	673,626
JP(07/27/10Cal12)	Sep-12	JP Morgan	$5.3600	300,000	Gas Swap	757,567
JP(08/03/10Cal12)	Sep-12	JP Morgan	$5.3900	300,000	Gas Swap	766,560
JP(12/21/11Cal12-16)	Sep-12	JP Morgan	$4.2110	880,400	Gas Swap	1,212,338

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(12/13/11Cal12-16)	Sep-12	JP Morgan	$4.2180	880,400	Gas Swap	1,218,496
JP(12/20/11Cal12ParibasNovate)	Oct-12	JP Morgan	($0.7100)	310,000	SJ Basis	(170,268)
BMO(05/14/08Cal12)	10ct-12	Bank of Montreal	($0.6300)	310,000	PEPL Basis	(149,371)
BMO(05/14/08Cal12)2	Oct-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(147,824)
BMO(05/15/08Cal12)	Oct-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(147,824)
JP(12/20/11Cal12bParibasNovate)	Oct-12	JP Morgan	$90.3000	(31,000)	Oil Swaps	(121,778)
BMO(08/05/12Cal12b)	Oct-12	Bank of Montreal	$89.6000	(31,000)	Oil Swaps	(100,124)
WF(01/17/12FebDec12)	Oct-12	Wells Fargo	$2.7500	620,000	Gas Swap	(78,638)
TD(01/17/12FebDec12)	Oct-12	TD Securities	$2.7600	620,000	Gas Swap	(72,446)
JP(12/20/11Cal12bParibasNovate)2	Oct-12	JP Morgan	$91.0000	(15,500)	Oil Swaps	(71,716)
JP(12/20/11Cal12ParibasNovate)3	Oct-12	JP Morgan	$84.8000	31,000	Oil Swaps	(48,361)
BMO(03/29/10Cal12)	Oct-12	Bank of Montreal	$84.9500	31,000	Oil Swaps	(43,720)
BMO(01/17/12FebDec12)	Oct-12	Bank of Montreal	$2.7500	310,000	Gas Swap	(39,319)
CS(01/17/12FebDec12)	Oct-12	Credit Suisse	$2.7500	310,000	Gas Swap	(39,319)
BA(01/17/12FebDec12)	Oct-12	Bank of America	$2.7600	310,000	Gas Swap	(36,223)
BMO(01/18/12FebDec12)	Oct-12	Bank of Montreal	$2.7600	310,000	Gas Swap	(36,223)
WF(01/18/12FebDec12)	Oct-12	Wells Fargo	$2.7600	310,000	Gas Swap	(36,223)
BMO(08/08/11 Cal12b)2	Oct-12	Bank of Montreal	$88.6000	(15,500)	Oil Swaps	(34,595)
CS(01/18/12FebDec12)	Oct-12	Credit Suisse	$2.7700	310,000	Gas Swap	(33,127)
JP(12/20/11Cal12bSCNovate)	Oct-12	JP Morgan	$88.5000	(15,500)	Oil Swaps	(33,048)
BMO(01/18/12FebDec12)2	Oct-12	Bank of Montreal	$2.7800	310,000	Gas Swap	(30,031)
BA(01/18/12FebDec12)	Oct-12	Bank of America	$2.7850	310,000	Gas Swap	(28,483)
MS(06/18/12Jul-Dec12)	Oct-12	Morgan Stanley	$2.7900	310,000	Gas Swap	(26,935)
MS(06/18/12Jul-Dec12)2	Oct-12	Morgan Stanley	$2.8000	310,000	Gas Swap	(23,839)
TD(06/18/12Jul-Dec12)2	Oct-12	TD Securities	$2.8000	310,000	Gas Swap	(23,839)
JP(12/20/11Cal12MacqNovate)	Oct-12	JP Morgan	($0.2300)	310,000	SJ Basis	(21,670)
TD(06/18/12Jul-Dec12)	Oct-12	TD Securities	$2.7900	155,000	Gas Swap	(13,467)
BMO(01/10/12FebDec12)	Oct-12	Bank of Montreal	($0.0850)	310,000	NGPL TXOK Basis	(10,061)
JP(12/20/11ApOct12ParibasNovate)	Oct-12	JP Morgan	($0.0600)	310,000	HSC Basis	(10,061)
BMO(08/08/11Cal12b)	Oct-12	Bank of Montreal	$86.6000	(31,000)	Oil Swaps	(7,321)
BMO(6/27/11ApOct12)	Oct-12	Bank of Montreal	($0.0475)	310,000	HSC Basis	(6,192)
CS(01/23/12FebDec12)	Oct-12	Credit Suisse	$2.8675	310,000	Gas Swap	(2,941)
BMO(01/10/12FebDec12)	Oct-12	Bank of Montreal	($0.1500)	310,000	PEPL Basis	(774)
BMO(01/23/12FebDec12)	Oct-12	Bank of Montreal	$2.8800	310,000	Gas Swap	929
BMO(08/02/10Cal12)	Oct-12	Bank of Montreal	$86.6000	15,500	Oil Swaps	3,661
BMO(01/11/12FebDec12)	Oct-12	Bank of Montreal	($0.1900)	310,000	CIG Basis	3,870
WF(01/23/12FebDec12)	Oct-12	Wells Fargo	$2.8900	310,000	Gas Swap	4,025
TD(01/23/12FebDec12)	Oct-12	TD Securities	$2.8950	310,000	Gas Swap	5,573
BMO(01/10/12FebDec12)	Oct-12	Bank of Montreal	($0.1400)	310,000	SJ Basis	6,192
BMO(01/10/12FebDec12)2	Oct-12	Bank of Montreal	($0.1300)	310,000	SJ Basis	9,287
BMO(08/04/10Cal12)	Oct-12	Bank of Montreal	$88.0000	15,500	Oil Swaps	25,315
BMO(08/04/10Cal12)2	Oct-12	Bank of Montreal	$88.0800	15,500	Oil Swaps	26,552
JP(10/05/10Cal12)	Oct-12	JP Morgan	$88.9000	15,500	Oil Swaps	39,235
BMO(10/06/05Cal12)	Oct-12	Bank of Montreal	$89.0000	15,500	Oil Swaps	40,782
WF(04/05/12MayDec12)	Oct-12	Wells Fargo	$0.4575	325,500	Ethane (C2) - MB	42,225
WF(04/17/12MayDec12)	Oct-12	Wells Fargo	$0.4900	325,500	Ethane (C2) -MB	52,781
GS(01/17/12OctDec12)	Oct-12	Goldman Sachs	$0.3111	325,500	Ethane (C2) - Conway	63,424
JP(12/20/11Cal12ParibasNovate)2	Oct-12	JP Morgan	$91.0500	15,500	Oil Swaps	72,489
BMO(10/05/10Cal12)	Oct-12	Bank of Montreal	$89.0000	31,000	Oil Swaps	81,563
BMO(04/15/10Cal12)	Oct-12	Bank of Montreal	$92.2500	15,500	Oil Swaps	91,050
JP(04/05/10Cal12)	Oct-12	JP Morgan	$89.5000	31,000	Oil Swaps	97,030
BMO(05/10/10Cal12)	Oct-12	Bank of Montreal	$89.5500	31,000	Oil Swaps	98,577
JP(05/06/10Cal12)	Oct-12	JP Morgan	$89.5500	31,000	Oil Swaps	98,577
WF(04/05/12MayDec12)	Oct-12	Wells Fargo	$1.0015	325,500	Propane (C3) - Conway	98,741
JP(12/20/11Cal12ParibasNovate)	Oct-12	JP Morgan	$89.9000	31,000	Oil Swaps	109,404
BMO(04/29/10Cal12)	Oct-12	Bank of Montreal	$93.5000	15,500	Oil Swaps	110,384
JP(05/06/10Cal12)2	Oct-12	JP Morgan	$90.0000	31,000	Oil Swaps	112,497
WF(04/05/12MayDec12)	Oct-12	Wells Fargo	$1.2150	325,500	Propane (C3) - MB	117,742
BMO(01/03/11Cal12)	Oct-12	Bank of Montreal	$94.0100	15,500	Oil Swaps	118,272
GS(04/05/12MayDec12)	Oct-12	Goldman Sachs	$1.2200	325,500	Propane (C3) - MB	119,366
JP(12/20/11Cal12SCNovate)	Oct-12	JP Morgan	$94.1000	15,500	Oil Swaps	119,664
WF(01/10/12FebDec12)	Oct-12	Wells Fargo	$2.1596	325,500	Natural Gasoline (C5+) - Conway	121,672
WF(01/10/12FebDec12)	Oct-12	Wells Fargo	$2.2860	325,500	Natural Gasoline (C5+) - MB	161,915
BMO(11/08/11Cal12)	Oct-12	Bank of Montreal	$95.0000	31,000	Oil Swaps	267,169

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(11/08/11Cal12)2	Oct-12	Bank of Montreal	$95.0200	31,000	Oil Swaps	267,787
BMO(11/08/11Cal12)3	Oct-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	279,542
BMO(11/08/11Cal12)4	Oct-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	279,542
BMO(11/08/11Cal12)5	Oct-12	Bank of Montreal	$95.5700	31,000	Oil Swaps	284,801
BMO(11/08/11Cal12)6	Oct-12	Bank of Montreal	$95.6800	31,000	Oil Swaps	288,204
JP(12/20/11Cal12Paribas Novate)	Oct-12	JP Morgan	$5.4600	155,000	Gas Swap	399,845
BMO(08/03/10Cal12)	Oct-12	Bank of Montreal	$5.4690	155,000	Gas Swap	401,238
BA(02/15/12Mar12-Cal17)	Oct-12	Bank of America	$3.9000	620,000	Gas Swap	633,437
Citi(02/16/12Mar12-Cal17)	Oct-12	Citi	$3.9250	620,000	Gas Swap	648,917
GS(02/16/12Mar12-Cal17)	Oct-12	Goldman Sachs	$3.9300	620,000	Gas Swap	652,013
JP(12/20/11Cal12ParibasNovate)3	Oct-12	JP Morgan	$4.9900	310,000	Gas Swap	654,180
WF(11/08/10Cal12)	Oct-12	Wells Fargo	$4.9910	310,000	Gas Swap	654,489
BA(02/16/12Mar12-Cal17)	Oct-12	Bank of America	$3.9350	620,000	Gas Swap	655,109
BMO(11/08/10Cal12)	Oct-12	Bank of Montreal	$4.9950	310,000	Gas Swap	655,728
JP(12/20/11Cal12ParibasNovate)4	Oct-12	JP Morgan	$5.0150	310,000	Gas Swap	661,920
JP(12/20/11Cal12ParibasNovate)2	Oct-12	JP Morgan	$5.0200	310,000	Gas Swap	663,468
BMO(11/09110Cal12)	Oct-12	Bank of Montreal	$5.0500	310,000	Gas Swap	672,756
JP(10/04/10ApOct12)	Oct-12	JP Morgan	$5.1300	310,000	Gas Swap	697,523
JP(10/05/10ApOct12)	Oct-12	JP Morgan	$5.1500	310,000	Gas Swap	703,715
JP(07/27/10Cal12)	Oct-12	JP Morgan	$5.4500	310,000	Gas Swap	796,595
JP(08/03/10Cal12)	Oct-12	JP Morgan	$5.4700	310,000	Gas Swap	802,787
JP(12/21/11Cal12-16)	Oct-12	JP Morgan	$4.2110	848,000	Gas Swap	1,129,764
JP(12/13/11Cal12-16)	Oct-12	JP Morgan	$4.2180	848,000	Gas Swap	1,135,692
WF(01/17/12FebDec12)	Nov-12	Wells Fargo	$2.7500	600,000	Gas Swap	(204,172)
TD(01/17/12FebDec12)	Nov-12	TD Securities	$2.7600	600,000	Gas Swap	(198,185)
JP(12/20/11Cal12ParibasNovate)	Nov-12	JP Morgan	($0.7100)	300,000	SJ Basis	(163,959)
BMO(05/14/08Cal12)1	Nov-12	Bank of Montreal	($0.6300)	300,000	PEPL Basis	(144,590)
BMO(05/14/08Cal12)2	Nov-12	Bank of Montreal	($0.6250)	300,000	PEPL Basis	(143,094)
BMO(05/15/08Cal12)	Nov-12	Bank of Montreal	($0.6250)	300,000	PEPL Basis	(143,094)
JP(12/20/11Cal12bParibasNovate)	Nov-12	JP Morgan	$90.3000	(30,000)	Oil Swaps	(103,990)
BMO(01/17/12FebDec12)	Nov-12	Bank of Montreal	$2.7500	300,000	Gas Swap	(102,086)
CS(01/17/12FebDec12)	Nov-12	Credit Suisse	$2.7500	300,000	Gas Swap	(102,086)
BA(01/17/12FebDec12)	Nov-12	Bank of America	$2.7600	300,000	Gas Swap	(99,092)
BMO(01/18/12FebDec12)	Nov-12	Bank of Montreal	$2.7600	300,000	Gas Swap	(99,092)
WF(01/18/12FebDec12)	Nov-12	Wells Fargo	$2.7600	300,000	Gas Swap	(99,092)
CS(01/18/12FebDec12)	Nov-12	Credit Suisse	$2.7700	300,000	Gas Swap	(96,099)
BMO(01/18/12FebDec12)2	Nov-12	Bank of Montreal	$2.7800	300,000	Gas Swap	(93,105)
BA(01/18/12FebDec12)	Nov-12	Bank of America	$2.7850	300,000	Gas Swap	(91,608)
MS(06/18/12Jul-Dec12)	Nov-12	Morgan Stanley	$2.7900	300,000	Gas Swap	(90,111)
MS(06/18/12Jul-Dec12)2	Nov-12	Morgan Stanley	$2.8000	300,000	Gas Swap	(87,117)
TD(06/18/12Jul-Dec12)2	Nov-12	TD Securities	$2.8000	300,000	Gas Swap	(87,117)
BMO(08/05/12Cal12b)	Nov-12	Bank of Montreal	$89.6000	(30,000)	Oil Swaps	(83,053)
CS(01/23/12FebDec12)	Nov-12	Credit Suisse	$2.8675	300,000	Gas Swap	(66,910)
BMO(01/23/12FebDec12)	Nov-12	Bank of Montreal	$2.8800	300,000	Gas Swap	(63,168)
JP(12/20/11Cal12bParibasNovate)2	Nov-12	JP Morgan	$91.0000	(15,000)	Oil Swaps	(62,464)
JP(12/20/11Cal112ParibasNovate)3	Nov-12	JP Morgan	$84.8000	30,000	Oil Swaps	(60,520)
WF(01/23/12FebDec12)	Nov-12	Wells Fargo	$2.8900	300,000	Gas Swap	(60,174)
TD(01/23/12FebDec12)	Nov-12	TD Securities	$2.8950	300,000	Gas Swap	(58,677)
BMO(03/29/10Cal12)	Nov-12	Bank of Montreal	$84.9500	30,000	Oil Swaps	(56,033)
TD(06/18/12Jul-Dec12)	Nov-12	TD Securities	$2.7900	150,000	Gas Swap	(45,056)
BMO(08/08/11Cal12b)2	Nov-12	Bank of Montreal	$88.6000	(15,000)	Oil Swaps	(26,571)
JP(12/20/11Cal12bSCNovate)	Nov-12	JP Morgan	$88.5000	(15,000)	Oil Swaps	(25,075)
JP(12/20/11Cal12MacqNovate)	Nov-12	JP Morgan	($0.2300)	300,000	SJ Basis	(20,267)
BMO(01/10/12FebDec12)	Nov-12	Bank of Montreal	($0.0850)	300,000	NGPL TXOK Basis	(4,490)
BMO(08/02/10Cal12)	Nov-12	Bank of Montreal	$86.6000	15,000	Oil Swaps	(3,340)
BMO(01/11/12FebDec12)	Nov-12	Bank of Montreal	($0.1900)	300,000	CIG Basis	(2,994)
BMO(01/10/12FebDec12)	Nov-12	Bank of Montreal	($0.1500)	300,000	PEPL Basis	(898)
BMO(01/10/12FebDec12)	Nov-12	Bank of Montreal	($0.1400)	300,000	SJ Basis	6,676
BMO(08/08/11Cal12b)	Nov-12	Bank of Montreal	$86.6000	(30,000)	Oil Swaps	6,680
BMO(01/10/12FebDec12)2	Nov-12	Bank of Montreal	($0.1300)	300,000	SJ Basis	9,669
BMO(08/04/10Cal12)	Nov-12	Bank of Montreal	$88.0000	15,000	Oil Swaps	17,598
BMO(08/04/10Cal12)2	Nov-12	Bank of Montreal	$88.0800	15,000	Oil Swaps	18,794
JP(10/05/10Cal12)	Nov-12	JP Morgan	$88.9000	15,000	Oil Swaps	31,058
BMO(10/06/05Cal12)	Nov-12	Bank of Montreal	$89.0000	15,000	Oil Swaps	32,553

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
WF(04/05/12MayDec12)	Nov-12	Wells Fargo	$0.4575	315,000	Ethane (C2) - MB	38,865
WF(04/17/12MayDec12)	Nov-12	Wells Fargo	$0.4900	315,000	Ethane (C2) - MB	49,072
GS(01/17/12OctDec12)	Nov-12	Goldman Sachs	$0.3111	315,000	Ethane (C2) - Conway	61,325
JP(12/20/11Cal12ParibasNovate)2	Nov-12	JP Morgan	$91.0500	15,000	Oil Swaps	63,212
BMO(10/05/10Cal12)	Nov-12	Bank of Montreal	$89.0000	30,000	Oil Swaps	65,106
JP(04/05/10Cal12)	Nov-12	JP Morgan	$89.5000	30,000	Oil Swaps	80,062
BMO(04/15/10Cal12)	Nov-12	Bank of Montreal	$92.2500	15,000	Oil Swaps	81,158
BMO(05/10/10Cal12)	Nov-12	Bank of Montreal	$89.5500	30,000	Oil Swaps	81,557
JP(05/06/10Cal12)	Nov-12	JP Morgan	$89.5500	30,000	Oil Swaps	81,557
WF(04/05/12MayDec12)	Nov-12	Wells Fargo	$1.0015	315,000	Propane (C3) - Conway	86,052
JP(12/20/11Cal12ParibasNovate)	Nov-12	JP Morgan	$89.9000	30,000	Oil Swaps	92,026
JP(05/06/10Cal12)2	Nov-12	JP Morgan	$90.0000	30,000	Oil Swaps	95,017
BMO(04/29/10Cal12)	Nov-12	Bank of Montreal	$93.5000	15,000	Oil Swaps	99,853
BMO(01/03/11Cal12)	Nov-12	Bank of Montreal	$94.0100	15,000	Oil Swaps	107,480
JP(12/20/11Cal12SCNovate)	Nov-12	JP Morgan	$94.1000	15,000	Oil Swaps	108,826
WF(04/05/12MayDec12)	Nov-12	Wells Fargo	$1.2150	315,000	Propane (C3) - MB	110,706
GS(04/05/12MayDec12)	Nov-12	Goldman Sachs	$1.2200	315,000	Propane (C3) -MB	112,276
WF(01/10/12FebDec12)	Nov-12	Wells Fargo	$2.1596	315,000	Natural Gasoline (C5+) - Conway	117,647
WF(01/10/12FebDec12)	Nov-12	Wells Fargo	$2.2860	315,000	Natural Gasoline (C5+) - MB	153,418
BMO(11/08/11Cal12)	Nov-12	Bank of Montreal	$95.0000	30,000	Oil Swaps	244,572
BMO(11/08/11Cal12)2	Nov-12	Bank of Montreal	$95.0200	30,000	Oil Swaps	245,170
BMO(11/08/11Cal12)3	Nov-12	Bank of Montreal	$95.4000	30,000	Oil Swaps	256,536
BMO(11/08/11Cal12)4	Nov-12	Bank of Montreal	$95.4000	30,000	Oil Swaps	256,536
BMO(11/08/11Cal12)5	Nov-12	Bank of Montreal	$95.5700	30,000	Oil Swaps	261,621
BMO(11/08/11Cal12)6	Nov-12	Bank of Montreal	$95.6800	30,000	Oil Swaps	264,912
JP(12/20/11Call2Paribas Novate)	Nov-12	JP Morgan	$5.6600	150,000	Gas Swap	384,544
BMO(08/03/10Cal12)	Nov-12	Bank of Montreal	$5.6610	150,000	Gas Swap	384,694
BA(02/15/12Mar12-Cal17)	Nov-12	Bank of America	$3.9000	600,000	Gas Swap	484,385
Citi(02/16/12Mar12-Cal17)	Nov-12	Citi	$3.9250	600,000	Gas Swap	499,354
GS(02/16/12Mar12-Cal17)	Nov-12	Goldman Sachs	$3.9300	600,000	Gas Swap	502,348
BA(02/16/12Mar12-Cal17)	Nov-12	Bank of America	$3.9350	600,000	Gas Swap	505,341
WF(11/08/10Cal12)	Nov-12	Wells Fargo	$5.1720	300,000	Gas Swap	622,995
JP(12/20/11Call2ParibasNovate)3	Nov-12	JP Morgan	$5.1750	300,000	Gas Swap	623,893
BMO(11/08/10Cal12)	Nov-12	Bank of Montreal	$5.1800	300,000	Gas Swap	625,390
JP(12/20/11Cal12ParibasNovate)4	Nov-12	JP Morgan	$5.2000	300,000	Gas Swap	631,377
JP(12/20/11Cal12ParibasNovate)2	Nov-12	JP Morgan	$5.2050	300,000	Gas Swap	632,874
BMO(11/09/10Cal12)	Nov-12	Bank of Montreal	$5.2300	300,000	Gas Swap	640,358
BMO(10/08/10Nov12)	Nov-12	Bank of Montreal	$5.3700	300,000	Gas Swap	682,271
JP(07/27/10Cal12)	Nov-12	JP Morgan	$5.6600	300,000	Gas Swap	769,089
JP(08/03/10Cal12)	Nov-12	JP Morgan	$5.6700	300,000	Gas Swap	772,082
JP(12/21/11Cal12-16)	Nov-12	JP Morgan	$4.2110	868,300	Gas Swap	970,463
JP(12/13/11Cal12-16)	Nov-12	JP Morgan	$4.2180	868,300	Gas Swap	976,528
WF(01/17/12FebDec12)	Dec-12	Wells Fargo	$2.7500	620,000	Gas Swap	(374,000)
TD(01/17/12FebDec12)	Dec-12	TD Securities	$2.7600	620,000	Gas Swap	(367,818)
BMO(01/17/12FebDec12)	Dec-12	Bank of Montreal	$2.7500	310,000	Gas Swap	(187,000)
CS(01/17/12FebDec12)	Dec-12	Credit Suisse	$2.7500	310,000	Gas Swap	(187,000)
BA(01/17/12FebDec12)	Dec-12	Bank of America	$2.7600	310,000	Gas Swap	(183,909)
BMO(01/18/12FebDec12)	Dec-12	Bank of Montreal	$2.7600	310,000	Gas Swap	(183,909)
WF(01/18/12FebDec12)	Dec-12	Wells Fargo	$2.7600	310,000	Gas Swap	(183,909)
CS(01/18/12FebDec12)	Dec-12	Credit Suisse	$2.7700	310,000	Gas Swap	(180,818)
BMO(01/18/12FebDec12)2	Dec-12	Bank of Montreal	$2.7800	310,000	Gas Swap	(177,727)
JP(12/20/11Cal12ParibasNovate)	Dec-12	JP Morgan	($0.7100)	310,000	SJ Basis	(176,574)
BA(01/18/12FebDec12)	Dec-12	Bank of America	$2.7850	310,000	Gas Swap	(176,182)
MS(06/18/12Jul-Dec12)	Dec-12	Morgan Stanley	$2.7900	310,000	Gas Swap	(174,636)
MS(06/18/12Jul-Dec12)2	Dec-12	Morgan Stanley	$2.8000	310,000	Gas Swap	(171,545)
TD(06/18/12Jul-Dec12)2	Dec-12	TD Securities	$2.8000	310,000	Gas Swap	(171,545)
BMO(05/14/08Cal12)1	Dec-12	Bank of Montreal	($0.6300)	310,000	PEPL Basis	(153,981)
BMO(05/14/08Cal12)2	Dec-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(152,436)
BMO(05/15/08Cal12)	Dec-12	Bank of Montreal	($0.6250)	310,000	PEPL Basis	(152,436)
CS(01/23/12FebDec12)	Dec-12	Credit Suisse	$2.8675	310,000	Gas Swap	(150,682)
BMO(01/23/12FebDec12)	Dec-12	Bank of Montreal	$2.8800	310,000	Gas Swap	(146,818)
WF(01/23/12FebDec12)	Dec-12	Wells Fargo	$2.8900	310,000	Gas Swap	(143,727)
TD(01/23/12FebDec12)	Dec-12	TD Securities	$2.8950	310,000	Gas Swap	(142,182)
JP(12/20/11Cal12bParibasNovate)	Dec-12	JP Morgan	$90.3000	(31,000)	Oil Swaps	(93,452)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
TD(06/18/12Jul-Dec12)	Dec-12	TD Securities	$2.7900	155,000	Gas Swap	(87,318)
JP(12/20/11Cal12ParibasNovate)3	Dec-12	JP Morgan	$84.8000	31,000	Oil Swaps	(76,367)
BMO(08/05/12Cal12b)	Dec-12	Bank of Montreal	$89.6000	(31,000)	Oil Swaps	(71,839)
BMO(03/29/10Cal12)	Dec-12	Bank of Montreal	$84.9500	31,000	Oil Swaps	(71,736)
JP(12/20/11Cal12bParibasNovate)2	Dec-12	JP Morgan	$91.0000	(15,500)	Oil Swaps	(57,533)
JP(12/20/11Cal12MacqNovate)	Dec-12	JP Morgan	($0.2300)	310,000	SJ Basis	(28,219)
BMO(08/08/11Cal12b)2	Dec-12	Bank of Montreal	$88.6000	(15,500)	Oil Swaps	(20,481)
JP(12/20/11Cal12bSCNovate)	Dec-12	JP Morgan	$88.5000	(15,500)	Oil Swaps	(18,937)
BMO(08/02/10Cal12)	Dec-12	Bank of Montreal	$86.6000	15,500	Oil Swaps	(10,395)
BMO(01/10/12FebDec12)	Dec-12	Bank of Montreal	($0.1500)	310,000	PEPL Basis	(5,625)
BMO(01/10/12FebDec12)	Dec-12	Bank of Montreal	($0.0850)	310,000	NGPL TXOK Basis	(5,471)
BMO(01/11/12FebDec12)	Dec-12	Bank of Montreal	($0.1900)	310,000	CIG Basis	(1,545)
BMO(01/10/12FebDec12)	Dec-12	Bank of Montreal	($0.1400)	310,000	SJ Basis	(402)
BMO(01/10/12FebDec12)2	Dec-12	Bank of Montreal	($0.1300)	310,000	SJ Basis	2,689
BMO(08/04/10Cal12)	Dec-12	Bank of Montreal	$88.0000	15,500	Oil Swaps	11,218
BMO(08/04/10Cal12)2	Dec-12	Bank of Montreal	$88.0800	15,500	Oil Swaps	12,453
BMO(08/08/11Cal12b)	Dec-12	Bank of Montreal	$86.6000	(31,000)	Oil Swaps	20,790
JP(10/05/10Cal12)	Dec-12	JP Morgan	$88.9000	15,500	Oil Swaps	25,113
BMO(10/06/05Cal12)	Dec-12	Bank of Montreal	$89.0000	15,500	Oil Swaps	26,656
WF(04/05/12MayDec12)	Dec-12	Wells Fargo	$0.4575	325,500	Ethane (C2) - MB	38,093
WF(04/17/12MayDec12)	Dec-12	Wells Fargo	$0.4900	325,500	Ethane (C2) - MB	48,629
BMO(10/05/10Cal12)	Dec-12	Bank of Montreal	$89.0000	31,000	Oil Swaps	53,313
JP(12/20/11Cal12ParibasNovate)2	Dec-12	JP Morgan	$91.0500	15,500	Oil Swaps	58,305
GS(01/17/12OctDec12)	Dec-12	Goldman Sachs	$0.3111	325,500	Ethane (C2) - Conway	63,304
JP(04/05/10Cal12)	Dec-12	JP Morgan	$89.5000	31,000	Oil Swaps	68,751
BMO(05/10/10Cal12)	Dec-12	Bank of Montreal	$89.5500	31,000	Oil Swaps	70,295
JP(05/06/10Cal12)	Dec-12	JP Morgan	$89.5500	31,000	Oil Swaps	70,295
BMO(04/15/10Cal12)	Dec-12	Bank of Montreal	$92.2500	15,500	Oil Swaps	76,830
WF(04/05/12MayDec12)	Dec-12	Wells Fargo	$1.0015	325,500	Propane (C3) - Conway	79,914
JP(12/20/11Call2ParibasNovate)	Dec-12	JP Morgan	$89.9000	31,000	Oil Swaps	81,102
JP(05/06/10Cal12)2	Dec-12	JP Morgan	$90.0000	31,000	Oil Swaps	84,189
BMO(04/29/10Cal12)	Dec-12	Bank of Montreal	$93.5000	15,500	Oil Swaps	96,128
BMO(01/03/11Cal12)	Dec-12	Bank of Montreal	$94.0100	15,500	Oil Swaps	104,001
JP(12/20/11Call2SCNovate)	Dec-12	JP Morgan	$94.1000	15,500	Oil Swaps	105,391
WF(04/05/12MayDec12)	Dec-12	Wells Fargo	$1.2150	325,500	Propane (C3) - MB	111,036
GS(04/05/12MayDec12)	Dec-12	Goldman Sachs	$1.2200	325,500	Propane (C3) - MB	112,657
WF(01/10/12FebDec12)	Dec-12	Wells Fargo	$2.1596	325,500	Natural Gasoline (C5+) - Conway	121,443
WF(01/10/12FebDec12)	Dec-12	Wells Fargo	$2.2860	325,500	Natural Gasoline (C5+) - MB	155,127
BMO(11/08/11Cal12)	Dec-12	Bank of Montreal	$95.0000	31,000	Oil Swaps	238,570
BMO(11/08/11Cal12)2	Dec-12	Bank of Montreal	$95.0200	31,000	Oil Swaps	239,188
BMO(11/08/11Cal12)3	Dec-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	250,921
BMO(11/08/11Cal12)4	Dec-12	Bank of Montreal	$95.4000	31,000	Oil Swaps	250,921
BMO(11/08/11Cal12)5	Dec-12	Bank of Montreal	$95.5700	31,000	Oil Swaps	256,170
BMO(11/08/11Cal12)6	Dec-12	Bank of Montreal	$95.6800	31,000	Oil Swaps	259,566
BA(02/15/12Mar12-Cal17)	Dec-12	Bank of America	$3.9000	620,000	Gas Swap	336,909
Citi(02/16/12Mar12-Cal17)	Dec-12	Citi	$3.9250	620,000	Gas Swap	352,364
GS(02/16/12Mar12-Cal17)	Dec-12	Goldman Sachs	$3.9300	620,000	Gas Swap	355,455
BA(02/16/12Mar12-Cal17)	Dec-12	Bank of America	$3.9350	620,000	Gas Swap	358,546
JP(12/20/11Cal12ParibasNovate)	Dec-12	JP Morgan	$5.8700	155,000	Gas Swap	388,682
BMO(08/03/10Cal12)	Dec-12	Bank of Montreal	$5.8740	155,000	Gas Swap	389,300
WF(11/08/10Cal12)	Dec-12	Wells Fargo	$5.4100	310,000	Gas Swap	635,182
JP(12/20/11Cal12ParibasNovate)3	Dec-12	JP Morgan	$5.4150	310,000	Gas Swap	636,727
BMO(11/08/10Cal12)	Dec-12	Bank of Montreal	$5.4200	310,000	Gas Swap	638,273
JP(12/20/11Cal12ParibasNovate)4	Dec-12	JP Morgan	$5.4400	310,000	Gas Swap	644,455
JP(12/20/11Cal12ParibasNovate)2	Dec-12	JP Morgan	$5.4450	310,000	Gas Swap	646,000
BMO(11/09/10Cal12)	Dec-12	Bank of Montreal	$5.4700	310,000	Gas Swap	653,727
JP(12/21/11Call2-16)	Dec-12	JP Morgan	$4.2110	808,000	Gas Swap	689,620
JP(12/20/11Dec12SCNovate)	Dec-12	JP Morgan	$5.5900	310,000	Gas Swap	690,818
BMO(10/08/10Dec12)	Dec-12	Bank of Montreal	$5.6000	310,000	Gas Swap	693,909
JP(12/13/1Cal12-16)	Dec-12	JP Morgan	$4.2180	808,000	Gas Swap	695,259
JP(07/27/10Cal12)	Dec-12	JP Morgan	$5.8800	310,000	Gas Swap	780,455
JP(08/03/10Cal12)	Dec-12	JP Morgan	$5.8800	310,000	Gas Swap	780,455
BMO(08/05/11Cal13b)3	Jan-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(181,367)
BMO(08/05/11Cal13b)	Jan-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(168,412)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(08/08/11Cal13b)3	Jan-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(114,434)
BMO(08/05/11Cal13b)2	Jan-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(90,375)
JP(08/08/11Cal13b)2	Jan-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(41,023)
JP(08/08/11Cal13b)	Jan-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(35,626)
BMO(01/10/12Cal13)	Jan-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	(17,537)
BMO(01/10/12Cal13)2	Jan-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	(15,994)
BMO(01/10/12Cal13)	Jan-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	(13,894)
BMO(01 /10/12Cal13)	Jan-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	(9,355)
BMO(01/10/12Cal13)	Jan-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(4,153)
WF(01/18/12Cal13)	Jan-13	Wells Fargo	$3.5000	310,000	Gas Swap	309
BMO(01/18/12Cal13)	Jan-13	Bank of Montreal	$3.5020	310,000	Gas Swap	926
BA(01/18/12Cal13)	Jan-13	Bank of America	$3.5100	387,500	Gas Swap	4,246
BA(01/18/12Cal13)2	Jan-13	Bank of America	$3.5200	310,000	Gas Swap	6,485
WF(01/17/12Cal13)	Jan-13	Wells Fargo	$3.5200	310,000	Gas Swap	6,485
CS(01/18/12Cal13)	Jan-13	Credit Suisse	$3.5100	620,000	Gas Swap	6,793
TD(01/17/12Cal13)	Jan-13	TD Securities	$3.5250	310,000	Gas Swap	8,028
GS(01/17/12Cal13)	Jan-13	Goldman Sachs	$3.5300	310,000	Gas Swap	9,572
BA(01/23/12Cal13)	Jan-13	Bank of America	$3.5800	155,000	Gas Swap	12,506
BMO(01/17/12Cal13)	Jan-13	Bank of Montreal	$3.5200	620,000	Gas Swap	12,969
CS(01/17/12Cal13)	Jan-13	Credit Suisse	$3.5250	620,000	Gas Swap	16,057
BMO(01/23/12Cal13)	Jan-13	Bank of Montreal	$3.5600	310,000	Gas Swap	18,836
Citi(01/23/12Cal13)	Jan-13	Citi	$3.5650	310,000	Gas Swap	20,380
BMO(10/05/10Cal13)	Jan-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	20,974
JP(10/01/10Cal13)	Jan-13	JP Morgan	$89.0500	15,500	Oil Swaps	20,974
JP(12/20/11/ Cal13ParibasNovate)	Jan-13	JP Morgan	$89.0500	15,500	Oil Swaps	20,974
JP(10/05/10Cal13)	Jan-13	JP Morgan	$89.0600	15,500	Oil Swaps	21,129
CS(01/23/12Cal13)	Jan-13	Credit Suisse	$3.5700	310,000	Gas Swap	21,924
BMO(10/05/10Cal13)2	Jan-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	22,517
WF(04/05/12Cal13)	Jan-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	23,480
BMO(10/05/10Cal13)3	Jan-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	29,457
JP(10/05/10Cal13)2	Jan-13	JP Morgan	$89.6500	15,500	Oil Swaps	30,228
WF(04/17/12Cal13)	Jan-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	30,767
JP(10/05/10Cal13)3	Jan-13	JP Morgan	$89.7000	15,500	Oil Swaps	30,999
JP(12/20/11Call3SCNovate)	Jan-13	JP Morgan	$90.6000	15,500	Oil Swaps	44,879
BMO(11/04/10Cal13)	Jan-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	45,650
BMO(11/05/10Cal13)	Jan-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	49,506
JP(12/20/11Cal13ParibasNovate)2	Jan-13	JP Morgan	$90.9000	15,500	Oil Swaps	49,506
WF(01/12/12Cal13)	Jan-13	Wells Fargo	$0.5738	325,500	Ethane (C2) - MB	74,084
BMO(05/11/10Cal13)	Jan-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	95,927
JP(05/06/10Cal13)	Jan-13	JP Morgan	$90.8000	31,000	Oil Swaps	95,927
JP(05/06/10Cal13)2	Jan-13	JP Morgan	$91.0000	31,000	Oil Swaps	102,096
WF(01/10/12Cal13)	Jan-13	Wells Fargo	$2.1185	325,500	Natural Gasoline (C5+) - Conway	108,818
WF(04/05/12Cal13)	Jan-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	113,622
GS(04/05/12Cal13)	Jan-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	117,400
JP(01/26/11Cal13)	Jan-13	JP Morgan	$95.5000	15,500	Oil Swaps	120,449
BMO(01/26/11Cal13)	Jan-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	121,528
TD(01/12/12Cal13)	Jan-13	TD Securities	$3.7000	620,000	Gas Swap	124,132
BofA(01/12/12Cal13)	Jan-13	Bank of America	$3.7025	620,000	Gas Swap	125,676
WF(01/17/12Cal13)	Jan-13	Wells Fargo	$1.2863	325,500	Propane (C3) - MB	129,140
WF(01/10/12Cal13)	Jan-13	Wells Fargo	$2.2360	325,500	Natural Gasoline (C5+) - MB	134,997
BA(02/15/12Mar12-Cal17)	Jan-13	Bank of America	$3.9000	387,500	Gas Swap	154,779
JP(11/08/11Cal13)	Jan-13	JP Morgan	$92.9500	31,000	Oil Swaps	162,243
JP(01/03/11Cal13)	Jan-13	JP Morgan	$93.0000	31,000	Oil Swaps	163,785
Citi(02/16/12Mar12-Cal17)	Jan-13	Citi	$3.9250	387,500	Gas Swap	164,429
GS(02/16/12Mar12-Cal17)	Jan-13	Goldman Sachs	$3.9300	387,500	Gas Swap	166,359
BA(02/16/12Mar12-Cal17)	Jan-13	Bank of America	$3.9350	387,500	Gas Swap	168,289
BMO(05/17/12Cal13)	Jan-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	169,337
JP(01/03/11Cal13)2	Jan-13	JP Morgan	$93.2000	31,000	Oil Swaps	169,954
JP(11/08/11Cal13)2	Jan-13	JP Morgan	$93.3500	31,000	Oil Swaps	174,581
BMO(11/08/11Cal13)	Jan-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	177,049
BMO(05/17/12Cal13)2	Jan-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	179,208
WF(11/29/11Cal13)	Jan-13	Wells Fargo	$93.5000	31,000	Oil Swaps	179,208
JP(11/08/11Cal13)3	Jan-13	JP Morgan	$93.5500	31,000	Oil Swaps	180,750
BA(05/17/12Cal13)	Jan-13	Bank of America	$93.6000	31,000	Oil Swaps	182,292

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(12/21/11Cal12-16)	Jan-13	JP Morgan	$4.2110	1,130,500	Gas Swap	801,766
JP(12/13/11Cal12-16)	Jan-13	JP Morgan	$4.2180	1,130,500	Gas Swap	809,649
BMO(08/05/11Cal13b)3	Feb-13	Bank of Montreal	$93.5700	(28,000)	Oil Swaps	(153,818)
BMO(08/05/11Cal13b)	Feb-13	Bank of Montreal	$93.1500	(28,000)	Oil Swaps	(142,129)
JP(08/08/11Cal13b)3	Feb-13	JP Morgan	$91.4000	(28,000)	Oil Swaps	(93,423)
BMO(08/05/11Cal13b)2	Feb-13	Bank of Montreal	$93.5500	(14,000)	Oil Swaps	(76,631)
JP(08/08/11Cal13b)2	Feb-13	JP Morgan	$90.3500	(14,000)	Oil Swaps	(32,100)
JP(08/08/11Cal13b)	Feb-13	JP Morgan	$90.0000	(14,000)	Oil Swaps	(27,229)
BMO(01/10/12Cal13)	Feb-13	Bank of Montreal	($0.2300)	280,000	CIG Basis	(16,019)
BMO(01/10/12Cal13)	Feb-13	Bank of Montreal	($0.1850)	280,000	SJ Basis	(10,698)
BMO(01/10/12Cal13)	Feb-13	Bank of Montreal	($0.1900)	280,000	PEPL Basis	(9,862)
BMO(01/10/12Cal13)2	Feb-13	Bank of Montreal	($0.1800)	280,000	SJ Basis	(9,305)
BMO(01/10/12Cal13)	Feb-13	Bank of Montreal	($0.1050)	140,000	NGPL TXOK Basis	(4,875)
WF(01/18/12Cal13)	Feb-13	Wells Fargo	$3.5000	280,000	Gas Swap	(2,507)
BMO(01/18/12Cal13)	Feb-13	Bank of Montreal	$3.5020	280,000	Gas Swap	(1,950)
BA(01/18/12Cal13)	Feb-13	Bank of America	$3.5100	350,000	Gas Swap	348
CS(01/18/12Cal13)	Feb-13	Credit Suisse	$3.5100	560,000	Gas Swap	557
BA(01/18/12Cal13)2	Feb-13	Bank of America	$3.5200	280,000	Gas Swap	3,065
WF(01/17/12Cal13)	Feb-13	Wells Fargo	$3.5200	280,000	Gas Swap	3,065
TD(01/17/12Cal13)	Feb-13	TD Securities	$3.5250	280,000	Gas Swap	4,458
GS(01/17/12Cal13)	Feb-13	Goldman Sachs	$3.5300	280,000	Gas Swap	5,851
BMO(01/17/12Cal13)	Feb-13	Bank of Montreal	$3.5200	560,000	Gas Swap	6,129
CS(01/17/12Cal13)	Feb-13	Credit Suisse	$3.5250	560,000	Gas Swap	8,916
BA(01/23/12Cal13)	Feb-13	Bank of America	$3.5800	140,000	Gas Swap	9,891
BMO(10/05/10Cal13)	Feb-13	Bank of Montreal	$89.0500	14,000	Oil Swaps	14,009
JP(10/01/10Cal13)	Feb-13	JP Morgan	$89.0500	14,000	Oil Swaps	14,009
JP(12/20/11Cal13ParibasNovate)	Feb-13	JP Morgan	$89.0500	14,000	Oil Swaps	14,009
JP(10/05/10Cal13)	Feb-13	JP Morgan	$89.0600	14,000	Oil Swaps	14,148
BMO(01/23/12Cal13)	Feb-13	Bank of Montreal	$3.5600	280,000	Gas Swap	14,209
BMO(10/05/10Cal13)2	Feb-13	Bank of Montreal	$89.1500	14,000	Oil Swaps	15,400
Citi(01/23/12Cal13)	Feb-13	Citi	$3.5650	280,000	Gas Swap	15,602
CS(01/23/12Cal13)	Feb-13	Credit Suisse	$3.5700	280,000	Gas Swap	16,995
WF(04/05/12Cal13)	Feb-13	Wells Fargo	$0.4175	294,000	Ethane (C2) - MB	20,091
BMO(10/05/10Cal13)3	Feb-13	Bank of Montreal	$89.6000	14,000	Oil Swaps	21,663
JP(10/05/10Cal13)2	Feb-13	JP Morgan	$89.6500	14,000	Oil Swaps	22,358
JP(10/05/10Cal13)3	Feb-13	JP Morgan	$89.7000	14,000	Oil Swaps	23,054
WF(04/17/12Cal13)	Feb-13	Wells Fargo	$0.4400	294,000	Ethane (C2) - MB	26,666
JP(12/20/11Cal13SCNovate)	Feb-13	JP Morgan	$90.6000	14,000	Oil Swaps	35,579
BMO(11/04/10Cal13)	Feb-13	Bank of Montreal	$90.6500	14,000	Oil Swaps	36,274
BMO(11/05/10Cal13)	Feb-13	Bank of Montreal	$90.9000	14,000	Oil Swaps	39,753
JP(12/20/11Cal13ParibasNovate)2	Feb-13	JP Morgan	$90.9000	14,000	Oil Swaps	39,753
WF(01/12/12Cal13)	Feb-13	Wells Fargo	$0.5738	294,000	Ethane (C2) - MB	65,751
BMO(05/11/10Cal13)	Feb-13	Bank of Montreal	$90.8000	28,000	Oil Swaps	76,723
JP(05/06/10Cal13)	Feb-13	JP Morgan	$90.8000	28,000	Oil Swaps	76,723
JP(05/06/10Cal13)2	Feb-13	JP Morgan	$91.0000	28,000	Oil Swaps	82,290
WF(01/10/12Cal13)	Feb-13	Wells Fargo	$2.1185	294,000	Natural Gasoline (C5+) - Conway	98,189
WF(04/05/12Cal13)	Feb-13	Wells Fargo	$1.1050	294,000	Propane (C3) - Conway	102,523
JP(01/26/11Cal13)	Feb-13	JP Morgan	$95.5000	14,000	Oil Swaps	103,767
BMO(01/26/11Cal13)	Feb-13	Bank of Montreal	$95.5700	14,000	Oil Swaps	104,741
TD(01/12/12Cal13)	Feb-13	TD Securities	$3.7000	560,000	Gas Swap	106,429
GS(04/05/12Cal13)	Feb-13	Goldman Sachs	$1.2500	294,000	Propane (C3) - MB	106,663
BofA(01/12/12Cal13)	Feb-13	Bank of America	$3.7025	560,000	Gas Swap	107,822
WF(01/17/12Cal13)	Feb-13	Wells Fargo	$1.2863	294,000	Propane (C3) - MB	117,257
WF(01/10/12Cal13)	Feb-13	Wells Fargo	$2.2360	294,000	Natural Gasoline (C5+) - MB	121,811
BA(02/15/12Mar12-Cal17)	Feb-13	Bank of America	$3.9000	350,000	Gas Swap	136,170
JP(11/08/11Cal13)	Feb-13	JP Morgan	$92.9500	28,000	Oil Swaps	136,562
JP(01/03/11Cal13)	Feb-13	JP Morgan	$93.0000	28,000	Oil Swaps	137,954
BMO(05/17/12Cal13)	Feb-13	Bank of Montreal	$93.1800	28,000	Oil Swaps	142,963
JP(01/03/11 Cal13)2	Feb-13	JP Morgan	$93.2000	28,000	Oil Swaps	143,520
Citi(02/16/12Mar12-Cal17)	Feb-13	Citi	$3.9250	350,000	Gas Swap	144,877
GS(02/16/12Mar12-Cal17)	Feb-13	Goldman Sachs	$3.9300	350,000	Gas Swap	146,618
JP(11/08/11Cal13)2	Feb-13	JP Morgan	$93.3500	28,000	Oil Swaps	147,695
BA(02/16/12Mar12-Cal17)	Feb-13	Bank of America	$3.9350	350,000	Gas Swap	148,360
BMO(11/08/11Cal13)	Feb-13	Bank of Montreal	$93.4300	28,000	Oil Swaps	149,921

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(05/17/12Cal13)2	Feb-13	Bank of Montreal	$93.5000	28,000	Oil Swaps	151,870
WF(11/29/11Cal13)	Feb-13	Wells Fargo	$93.5000	28,000	Oil Swaps	151,870
JP(11/08/11Cal13)3	Feb-13	JP Morgan	$93.5500	28,000	Oil Swaps	153,261
BA(05/17/12Cal13)	Feb-13	Bank of America	$93.6000	28,000	Oil Swaps	154,653
JP(12/21/11Cal12-16)	Feb-13	JP Morgan	$4.2110	1,113,100	Gas Swap	777,516
JP(12/13/11Cal12-16)	Feb-13	JP Morgan	$4.2180	1,113,100	Gas Swap	785,269
BMO(08/05/11Cal13b)3	Mar-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(162,099)
BMO(08/05/11Cal13b)	Mar-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(149,172)
JP(08/08/11Cal13b)3	Mar-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(95,310)
BMO(08/05/11Cal13b)2	Mar-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(80,742)
JP(08/08/11Cal13b)2	Mar-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(31,496)
JP(08/08/11Cal13b)	Mar-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(26,110)
BMO(01/10/12Cal13)	Mar-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	(17,933)
BMO(01/10/12Cal13)	Mar-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	(16,947)
BMO(01/10/12Cal13)	Mar-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	(11,031)
BMO(01/10/12Cal13)2	Mar-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	(9,490)
BMO(01/10/12Cal13)	Mar-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(6,224)
WF(01/18/12Cal13)	Mar-13	Wells Fargo	$3.5000	310,000	Gas Swap	4,930
BMO(01/18/12Cal13)	Mar-13	Bank of Montreal	$3.5020	310,000	Gas Swap	5,547
BA(01/18/12Cal13)	Mar-13	Bank of America	$3.5100	387,500	Gas Swap	10,015
BA(01/18/12Cal13)2	Mar-13	Bank of America	$3.5200	310,000	Gas Swap	11,094
WF(01/17/12Cal13)	Mar-13	Wells Fargo	$3.5200	310,000	Gas Swap	11,094
BMO(10/05/10Cal13)	Mar-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	11,491
JP(10/01/10Cal13)	Mar-13	JP Morgan	$89.0500	15,500	Oil Swaps	11,491
JP(12/20/11 Cal13ParibasNovate)	Mar-13	JP Morgan	$89.0500	15,500	Oil Swaps	11,491
JP(10/05/10Cal13)	Mar-13	JP Morgan	$89.0600	15,500	Oil Swaps	11,644
TD(01/17/12Cal13)	Mar-13	TD Securities	$3.5250	310,000	Gas Swap	12,634
BMO(10/05/10Cal13)2	Mar-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	13,029
GS(01/17/12Cal13)	Mar-13	Goldman Sachs	$3.5300	310,000	Gas Swap	14,175
BA(01/23/12Cal13)	Mar-13	Bank of America	$3.5800	155,000	Gas Swap	14,791
CS(01/18/12Cal13)	Mar-13	Credit Suisse	$3.5100	620,000	Gas Swap	16,024
BMO(10/05/10Cal13)3	Mar-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	19,955
JP(10/05/10Cal13)2	Mar-13	JP Morgan	$89.6500	15,500	Oil Swaps	20,724
WF(04/05/12Cal13)	Mar-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	21,410
JP(10/05/10Cal13)3	Mar-13	JP Morgan	$89.7000	15,500	Oil Swaps	21,493
BMO(01/17/12Cal13)	Mar-13	Bank of Montreal	$3.5200	620,000	Gas Swap	22,187
BMO(01/23/12Cal13)	Mar-13	Bank of Montreal	$3.5600	310,000	Gas Swap	23,420
Citi(01/23/12Cal13)	Mar-13	Citi	$3.5650	310,000	Gas Swap	24,960
CS(01/17/12Cal13)	Mar-13	Credit Suisse	$3.5250	620,000	Gas Swap	25,269
CS(01/23/12Cal13)	Mar-13	Credit Suisse	$3.5700	310,000	Gas Swap	26,501
WF(04/17/12Cal13)	Mar-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	28,681
JP(12/20/11Call3SCNovate)	Mar-13	JP Morgan	$90.6000	15,500	Oil Swaps	35,344
BMO(11/04/10Cal13)	Mar-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	36,113
BMO(11/05/10Cal13)	Mar-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	39,960
JP(12/20/11Cal13ParibasNovate)2	Mar-13	JP Morgan	$90.9000	15,500	Oil Swaps	39,960
WF(01/12/12Cal13)	Mar-13	Wells Fargo	$0.5738	325,500	Ethane (C2) - MB	71,904
BMO(05/11/10Cal13)	Mar-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	76,843
JP(05/06/10Cal13)	Mar-13	JP Morgan	$90.8000	31,000	Oil Swaps	76,843
JP(05/06/10Cal13)2	Mar-13	JP Morgan	$91.0000	31,000	Oil Swaps	82,999
WF(01/10/12Cal13)	Mar-13	Wells Fargo	$2.1185	325,500	Natural Gasoline (C5+) - Conway	108,583
JP(01/26/11Cal13)	Mar-13	JP Morgan	$95.5000	15,500	Oil Swaps	110,750
BMO(01/26/11Cal13)	Mar-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	111,828
WF(04/05/12Cal13)	Mar-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	113,377
GS(04/05/12Cal13)	Mar-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	124,014
TD(01/12/12Cal13)	Mar-13	TD Securities	$3.7000	620,000	Gas Swap	133,122
BofA(01/12/12Cal13)	Mar-13	Bank of America	$3.7025	620,000	Gas Swap	134,663
WF(01/10/12Cal13)	Mar-13	Wells Fargo	$2.2360	325,500	Natural Gasoline (C5+) - MB	134,705
WF(01/17/12Cal13)	Mar-13	Wells Fargo	$1.2863	325,500	Propane (C3) - MB	135,729
JP(11/08/11Cal13)	Mar-13	JP Morgan	$92.9500	31,000	Oil Swaps	143,016
JP(01/03/11Cal13)	Mar-13	JP Morgan	$93.0000	31,000	Oil Swaps	144,555
BMO(05/17/12Cal13)	Mar-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	150,095
JP(01/03/11Cal13)2	Mar-13	JP Morgan	$93.2000	31,000	Oil Swaps	150,711
JP(11/08/11Cal13)2	Mar-13	JP Morgan	$93.3500	31,000	Oil Swaps	155,328
BMO(11/08/11Cal13)	Mar-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	157,790

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(05/17/12Cal13)2	Mar-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	159,944
WF(11/29/11Cal13)	Mar-13	Wells Fargo	$93.5000	31,000	Oil Swaps	159,944
BA(02/15/12Mar12-Cal17)	Mar-13	Bank of America	$3.9000	387,500	Gas Swap	160,240
JP(11/08/11Cal13)3	Mar-13	JP Morgan	$93.5500	31,000	Oil Swaps	161,483
BA(05/17/12Cal13)	Mar-13	Bank of America	$93.6000	31,000	Oil Swaps	163,022
Citi(02/16/12Mar12-Cal17)	Mar-13	Citi	$3.9250	387,500	Gas Swap	169,870
GS(02/16/12Mar12-Cal17)	Mar-13	Goldman Sachs	$3.9300	387,500	Gas Swap	171,796
BA(02/16/12Mar12-Cal17)	Mar-13	Bank of America	$3.9350	387,500	Gas Swap	173,722
JP(12/21/11Cal12-16)	Mar-13	JP Morgan	$4.2110	1,096,300	Gas Swap	792,264
JP(12/13/11Cal12-16)	Mar-13	JP Morgan	$4.2180	1,096,300	Gas Swap	799,892
BMO(08/05/11Cal13b)3	Apr-13	Bank of Montreal	$93.5700	(30,000)	Oil Swaps	(150,532)
BMO(08/05/11Cal13b)	Apr-13	Bank of Montreal	$93.1500	(30,000)	Oil Swaps	(138,037)
JP(08/08/11Cal13b)3	Apr-13	JP Morgan	$91.4000	(30,000)	Oil Swaps	(85,976)
BMO(08/05/11Cal13b)2	Apr-13	Bank of Montreal	$93.5500	(15,000)	Oil Swaps	(74,968)
JP(08/08/11Cal13b)2	Apr-13	JP Morgan	$90.3500	(15,000)	Oil Swaps	(27,369)
JP(08/08/11Cal13b)	Apr-13	JP Morgan	$90.0000	(15,000)	Oil Swaps	(22,163)
BMO(01/10/12Cal13)	Apr-13	Bank of Montreal	($0.1850)	300,000	SJ Basis	(16,471)
BMO(01/10/12Cal13)2	Apr-13	Bank of Montreal	($0.1800)	300,000	SJ Basis	(14,982)
BMO(01/10/12Cal13)	Apr-13	Bank of Montreal	($0.1900)	300,000	PEPL Basis	(14,446)
BMO(01/10/12Cal13)	Apr-13	Bank of Montreal	($0.1050)	150,000	NGPL TXOK Basis	(6,002)
BMO(10/05/10Cal13)	Apr-13	Bank of Montreal	$89.0500	15,000	Oil Swaps	8,032
JP(10/01/10Cal13)	Apr-13	JP Morgan	$89.0500	15,000	Oil Swaps	8,032
JP(12/20/11Call3ParibasNovate)	Apr-13	JP Morgan	$89.0500	15,000	Oil Swaps	8,032
JP(10/05/10Cal13)	Apr-13	JP Morgan	$89.0600	15,000	Oil Swaps	8,181
BMO(10/05/10Cal13)2	Apr-13	Bank of Montreal	$89.1500	15,000	Oil Swaps	9,520
BMO(01/10/12Cal13)	Apr-13	Bank of Montreal	($0.2300)	300,000	CIG Basis	10,425
WF(01/18/12Cal13)	Apr-13	Wells Fargo	$3.5000	300,000	Gas Swap	15,192
BMO(01/18/12Cal13)	Apr-13	Bank of Montreal	$3.5020	300,000	Gas Swap	15,788
BMO(10/05/10Cal13)3	Apr-13	Bank of Montreal	$89.6000	15,000	Oil Swaps	16,213
JP(10/05/10Cal13)2	Apr-13	JP Morgan	$89.6500	15,000	Oil Swaps	16,957
JP(10/05/10Cal13)3	Apr-13	JP Morgan	$89.7000	15,000	Oil Swaps	17,701
BA(01/23/12Cal13)	Apr-13	Bank of America	$3.5800	150,000	Gas Swap	19,512
WF(04/05/12Cal13)	Apr-13	Wells Fargo	$0.4175	315,000	Ethane (C2) - MB	19,522
BA(01/18/12Cal13)2	Apr-13	Bank of America	$3.5200	300,000	Gas Swap	21,150
WF(01/17/12Cal13)	Apr-13	Wells Fargo	$3.5200	300,000	Gas Swap	21,150
TD(01/17/12Cal13)	Apr-13	TD Securities	$3.5250	300,000	Gas Swap	22,640
BA(01/18/12Cal13)	Apr-13	Bank of America	$3.5100	375,000	Gas Swap	22,714
GS(01/17/12Cal13)	Apr-13	Goldman Sachs	$3.5300	300,000	Gas Swap	24,129
WF(04/17/12Cal13)	Apr-13	Wells Fargo	$0.4400	315,000	Ethane (C2) - MB	26,551
JP(12/20/11Cal13SCNovate)	Apr-13	JP Morgan	$90.6000	15,000	Oil Swaps	31,088
BMO(11/04/10Cal13)	Apr-13	Bank of Montreal	$90.6500	15,000	Oil Swaps	31,832
BMO(01/23/12Cal13)	Apr-13	Bank of Montreal	$3.5600	300,000	Gas Swap	33,066
Citi(01/23/12Cal13)	Apr-13	Citi	$3.5650	300,000	Gas Swap	34,555
BMO(11/05/10Cal13)	Apr-13	Bank of Montreal	$90.9000	15,000	Oil Swaps	35,550
JP(12/20/11Cal13ParibasNovate)2	Apr-13	JP Morgan	$90.9000	15,000	Oil Swaps	35,550
CS(01/23/12Cal13)	Apr-13	Credit Suisse	$3.5700	300,000	Gas Swap	36,045
CS(01/18/12Cal13)	Apr-13	Credit Suisse	$3.5100	600,000	Gas Swap	36,343
BMO(01/17/12Cal13)	Apr-13	Bank of Montreal	$3.5200	600,000	Gas Swap	42,301
CS(01/17/12Cal13)	Apr-13	Credit Suisse	$3.5250	600,000	Gas Swap	45,279
WF(01/12/12Cal13)	Apr-13	Wells Fargo	$0.5588	315,000	Ethane (C2) - MB	63,643
BMO(05/11/10Cal13)	Apr-13	Bank of Montreal	$90.8000	30,000	Oil Swaps	68,126
JP(05/06/10Cal13)	Apr-13	JP Morgan	$90.8000	30,000	Oil Swaps	68,126
J P(05/06/10Cal13)2	Apr-13	JP Morgan	$91.0000	30,000	Oil Swaps	74,076
WF(01/10/12Cal13)	Apr-13	Wells Fargo	$2.0497	315,000	Natural Gasoline (C5+) - Conway	87,107
JP(01/26/11Cal13)	Apr-13	JP Morgan	$95.5000	15,000	Oil Swaps	103,974
BMO(01/26/11Cal13)	Apr-13	Bank of Montreal	$95.5700	15,000	Oil Swaps	105,015
WF(01/10/12Cal13)	Apr-13	Wells Fargo	$2.1672	315,000	Natural Gasoline (C5+) - MB	109,232
WF(01/17/12Cal13)	Apr-13	Wells Fargo	$1.2263	315,000	Propane (C3) - MB	114,271
WF(04/05/12Cal13)	Apr-13	Wells Fargo	$1.1050	315,000	Propane (C3) - Conway	116,354
GS(04/05/12Cal13)	Apr-13	Goldman Sachs	$1.2500	315,000	Propane (C3) - MB	121,690
JP(11/08/11Cal13)	Apr-13	JP Morgan	$92.9500	30,000	Oil Swaps	132,087
JP(01/03/11Cal13)	Apr-13	JP Morgan	$93.0000	30,000	Oil Swaps	133,574
BMO(05/17/12Cal13)	Apr-13	Bank of Montreal	$93.1800	30,000	Oil Swaps	138,929
JP(01/03/11Cal13)2	Apr-13	JP Morgan	$93.2000	30,000	Oil Swaps	139,524

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(11/08/11Cal13)2	Apr-13	JP Morgan	$93.3500	30,000	Oil Swaps	143,987
BMO(11/08/11Cal13)	Apr-13	Bank of Montreal	$93.4300	30,000	Oil Swaps	146,367
BMO(05/17/12Cal13)2	Apr-13	Bank of Montreal	$93.5000	30,000	Oil Swaps	148,449
WF(11/29/11Cal13)	Apr-13	Wells Fargo	$93.5000	30,000	Oil Swaps	148,449
TD(01/12/12Cal13)	Apr-13	TD Securities	$3.7000	600,000	Gas Swap	149,541
JP(11/08/11Cal13)3	Apr-13	JP Morgan	$93.5500	30,000	Oil Swaps	149,937
BofA(01/12/12Cal13)	Apr-13	Bank of America	$3.7025	600,000	Gas Swap	151,031
BA(05/17/12Cal13)	Apr-13	Bank of America	$93.6000	30,000	Oil Swaps	151,424
BA(02/15/12Mar12-Cal17)	Apr-13	Bank of America	$3.9000	375,000	Gas Swap	167,936
Citi(02/16/12Mar12-Cal17)	Apr-13	Citi	$3.9250	375,000	Gas Swap	177,245
GS(02/16/12Mar12-Cal17)	Apr-13	Goldman Sachs	$3.9300	375,000	Gas Swap	179,107
BA(02/16/12Mar12-Cal17)	Apr-13	Bank of America	$3.9350	375,000	Gas Swap	180,969
JP(12/21/11Cal12-16)	Apr-13	JP Morgan	$4.2110	1,079,700	Gas Swap	816,948
JP(12/13/11Cal12-16)	Apr-13	JP Morgan	$4.2180	1,079,700	Gas Swap	824,453
BMO(08/05/11Cal13b)3	May-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(150,844)
BMO(08/05/11Cal13b)	May-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(137,950)
JP(08/08/11Cal13b)3	May-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(84,223)
BMO(08/05/11Cal13b)2	May-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(75,115)
JP(08/08/11Cal13b)2	May-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(25,993)
JP(08/08/11Cal13b)	May-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(20,621)
BMO(01/10/12Cal13)	May-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(6,148)
BMO(01/10/12Cal13)	May-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	3,320
BMO(01/10/12Cal13)2	May-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	4,857
BMO(01/10/12Cal13)	May-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	5,748
BMO(10/05/10Cal13)	May-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	6,038
JP(10/01/10Cal13)	May-13	JP Morgan	$89.0500	15,500	Oil Swaps	6,038
JP(12/20/11Cal13ParibasNovate)	May-13	JP Morgan	$89.0500	15,500	Oil Swaps	6,038
JP(10/05/10Cal13)	May-13	JP Morgan	$89.0600	15,500	Oil Swaps	6,191
WF(01/18/12Cal13)	May-13	Wells Fargo	$3.5000	310,000	Gas Swap	6,784
BMO(01/18/12Cal13)	May-13	Bank of Montreal	$3.5020	310,000	Gas Swap	7,379
BMO(10/05/10Cal13)2	May-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	7,573
BA(01/18/12Cal13)	May-13	Bank of America	$3.5100	387,500	Gas Swap	12,298
BA(01/18/12Cal13)2	May-13	Bank of America	$3.5200	310,000	Gas Swap	12,913
WF(01/17/12Cal13)	May-13	Wells Fargo	$3.5200	310,000	Gas Swap	12,913
TD(01/17/12Cal13)	May-13	TD Securities	$3.5250	310,000	Gas Swap	14,450
BMO(10/05/10Cal13)3	May-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	14,481
JP(10/05/10Cal13)2	May-13	JP Morgan	$89.6500	15,500	Oil Swaps	15,248
BA(01/23/12Cal13)	May-13	Bank of America	$3.5800	155,000	Gas Swap	15,680
GS(01/17/12Cal13)	May-13	Goldman Sachs	$3.5300	310,000	Gas Swap	15,987
JP(10/05/10Cal13)3	May-13	JP Morgan	$89.7000	15,500	Oil Swaps	16,016
BMO(01/10/12Cal13)	May-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	16,907
CS(01/18/12Cal13)	May-13	Credit Suisse	$3.5100	620,000	Gas Swap	19,676
WF(04/05/12Cal13)	May-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	20,147
BMO(01/23/12Cal13)	May-13	Bank of Montreal	$3.5600	310,000	Gas Swap	25,210
BMO(01/17/12Cal13)	May-13	Bank of Montreal	$3.5200	620,000	Gas Swap	25,825
Citi(01/23/12Cal13)	May-13	Citi	$3.5650	310,000	Gas Swap	26,747
WF(04/17/12Cal13)	May-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	27,400
CS(01/23/12Cal13)	May-13	Credit Suisse	$3.5700	310,000	Gas Swap	28,285
CS(01/17/12Cal13)	May-13	Credit Suisse	$3.5250	620,000	Gas Swap	28,900
JP(12/20/11Cal13SCNovate)	May-13	JP Morgan	$90.6000	15,500	Oil Swaps	29,831
BMO(11/04/10Cal13)	May-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	30,599
BMO(11/05/10Cal13)	May-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	34,436
JP(12/20/11Cal13ParibasNovate)2	May-13	JP Morgan	$90.9000	15,500	Oil Swaps	34,436
WF(01/12/12Cal13)	May-13	Wells Fargo	$0.5588	325,500	Ethane (C2) - MB	65,679
BMO(05/11/10Cal13)	May-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	65,802
JP(05/06/10Cal13)	May-13	JP Morgan	$90.8000	31,000	Oil Swaps	65,802
JP(05/06/10Cal13)2	May-13	JP Morgan	$91.0000	31,000	Oil Swaps	71,943
WF(01/10/12Cal13)	May-13	Wells Fargo	$2.0497	325,500	Natural Gasoline (C5+) - Conway	89,893
JP(01/26/11Cal13)	May-13	JP Morgan	$95.5000	15,500	Oil Swaps	105,049
BMO(01/26/11Cal13)	May-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	106,123
WF(01/10/12Cal13)	May-13	Wells Fargo	$2.1672	325,500	Natural Gasoline (C5+) - MB	112,726
WF(01/17/12Cal13)	May-13	Wells Fargo	$1.2263	325,500	Propane (C3) - MB	117,927
WF(04/05/12Cal13)	May-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	120,076
GS(04/05/12Cal13)	May-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	125,583

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(11/08/11Cal13)	May-13	JP Morgan	$92.9500	31,000	Oil Swaps	131,810
JP(01/03/11Cal13)	May-13	JP Morgan	$93.0000	31,000	Oil Swaps	133,345
TD(01/12/12Cal13)	May-13	TD Securities	$3.7000	620,000	Gas Swap	136,504
BofA(01/12/12Cal13)	May-13	Bank of America	$3.7025	620,000	Gas Swap	138,041
BMO(05/17/12Cal13)	May-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	138,871
JP(01/03/11Cal13)2	May-13	JP Morgan	$93.2000	31,000	Oil Swaps	139,485
JP(11/08/11Cal13)2	May-13	JP Morgan	$93.3500	31,000	Oil Swaps	144,090
BMO(11/08/11Cal13)	May-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	146,546
BMO(05/17/12Cal13)2	May-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	148,695
WF(11/29/11Cal13)	May-13	Wells Fargo	$93.5000	31,000	Oil Swaps	148,695
JP(11/08/11Cal13)3	May-13	JP Morgan	$93.5500	31,000	Oil Swaps	150,230
BA(05/17/12Cal13)	May-13	Bank of America	$93.6000	31,000	Oil Swaps	151,765
BA(02/15/12Mar12-Cal17)	May-13	Bank of America	$3.9000	387,500	Gas Swap	162,176
Citi(02/16/12Mar12-Cal17)	May-13	Citi	$3.9250	387,500	Gas Swap	171,783
GS(02/16/12Mar12-Cal17)	May-13	Goldman Sachs	$3.9300	387,500	Gas Swap	173,705
BA(02/16/12Mar12-Cal17)	May-13	Bank of America	$3.9350	387,500	Gas Swap	175,626
JP(12/21/11Cal12-16)	May-13	JP Morgan	$4.2110	1,064,500	Gas Swap	773,840
JP(12/13/11Cal12-16)	May-13	JP Morgan	$4.2180	1,064,500	Gas Swap	781,230
BMO(08/05/11Cal13b)3	Jun-13	Bank of Montreal	$93.5700	(30,000)	Oil Swaps	(144,389)
BMO(08/05/11Cal13b)	Jun-13	Bank of Montreal	$93.1500	(30,000)	Oil Swaps	(131,928)
JP(08/08/11Cal13b)3	Jun-13	JP Morgan	$91.4000	(30,000)	Oil Swaps	(80,007)
BMO(08/05/11Cal13b)2	Jun-13	Bank of Montreal	$93.5500	(15,000)	Oil Swaps	(71,898)
JP(08/08/11Cal13b)2	Jun-13	JP Morgan	$90.3500	(15,000)	Oil Swaps	(24,427)
JP(08/08/11Cal13b)	Jun-13	JP Morgan	$90.0000	(15,000)	Oil Swaps	(19,235)
BMO(01/10112Cal13)	Jun-13	Bank of Montreal	($0.1850)	300,000	SJ Basis	(8,111)
BMO(01/10/12Cal13)2	Jun-13	Bank of Montreal	($0.1800)	300,000	SJ Basis	(6,625)
BMO(01/10/12Cal13)	Jun-13	Bank of Montreal	($0.1050)	150,000	NGPL TXOK Basis	(5,942)
WF(01/18/12Cal13)	Jun-13	Wells Fargo	$3.5000	300,000	Gas Swap	(3,863)
BMO(01/18/12Cal13)	Jun-13	Bank of Montreal	$3.5020	300,000	Gas Swap	(3,268)
CS(01/18/12Cal13)	Jun-13	Credit Suisse	$3.5100	600,000	Gas Swap	(1,783)
BA(01/18/12Cal13)	Jun-13	Bank of America	$3.5100	375,000	Gas Swap	(1,114)
BA(01/18/12Cal13)2	Jun-13	Bank of America	$3.5200	300,000	Gas Swap	2,080
WF(01/17/12Cal13)	Jun-13	Wells Fargo	$3.5200	300,000	Gas Swap	2,080
TD(01/17/12Cal13)	Jun-13	TD Securities	$3.5250	300,000	Gas Swap	3,565
BMO(01/17/12Cal13)	Jun-13	Bank of Montreal	$3.5200	600,000	Gas Swap	4,160
BMO(01/10/12Cal13)	Jun-13	Bank of Montreal	($0.1900)	300,000	PEPL Basis	4,843
GS(01/17/12Cal13)	Jun-13	Goldman Sachs	$3.5300	300,000	Gas Swap	5,051
BMO(10/05/10Cal13)	Jun-13	Bank of Montreal	$89.0500	15,000	Oil Swaps	5,143
JP(10/01/10Cal13)	Jun-13	JP Morgan	$89.0500	15,000	Oil Swaps	5,143
JP(12/20/11Cal13ParibasNovate)	Jun-13	JP Morgan	$89.0500	15,000	Oil Swaps	5,143
JP(10/05/10Cal13)	Jun-13	JP Morgan	$89.0600	15,000	Oil Swaps	5,291
BMO(10/05/10Cal13)2	Jun-13	Bank of Montreal	$89.1500	15,000	Oil Swaps	6,626
CS(01/17/12Cal13)	Jun-13	Credit Suisse	$3.5250	600,000	Gas Swap	7,131
BA(01/23/12Cal13)	Jun-13	Bank of America	$3.5800	150,000	Gas Swap	9,954
BMO(10/05/10Cal13)3	Jun-13	Bank of Montreal	$89.6000	15,000	Oil Swaps	13,302
BMO(01/23/12Cal13)	Jun-13	Bank of Montreal	$3.5600	300,000	Gas Swap	13,965
JP(10/05110Cal13)2	Jun-13	JP Morgan	$89.6500	15,000	Oil Swaps	14,043
BMO(01/10/12Cal13)	Jun-13	Bank of Montreal	($0.2300)	300,000	CIG Basis	14,112
JP(10/05/10Cal13)3	Jun-13	JP Morgan	$89.7000	15,000	Oil Swaps	14,785
Citi(01/23/12Cal13)	Jun-13	Citi	$3.5650	300,000	Gas Swap	15,450
CS(01/23/12Cal13)	Jun-13	Credit Suisse	$3.5700	300,000	Gas Swap	16,936
WF(04/05/12Cal13)	Jun-13	Wells Fargo	$0.4175	315,000	Ethane (C2) - MB	19,470
WF(04117/12Cal13)	Jun-13	Wells Fargo	$0.4400	315,000	Ethane (C2) - MB	26,479
JP(12/20/11Cal13SCNovate)	Jun-13	JP Morgan	$90.6000	15,000	Oil Swaps	28,136
BMO(11/04/10Cal13)	Jun-13	Bank of Montreal	$90.6500	15,000	Oil Swaps	28,878
BMO(11/05/10Cal13)	Jun-13	Bank of Montreal	$90.9000	15,000	Oil Swaps	32,586
JP(12/20/11Cal13ParibasNovate)2	Jun-13	JP Morgan	$90.9000	15,000	Oil Swaps	32,586
BMO(05/11/10Cal13)	Jun-13	Bank of Montreal	$90.8000	30,000	Oil Swaps	62,206
JP(05/06/10Cal13)	Jun-13	JP Morgan	$90.8000	30,000	Oil Swaps	62,206
WF(01/12/12Cal13)	Jun-13	Wells Fargo	$0.5588	315,000	Ethane (C2) - MB	63,471
JP(05/06/10Cal13)2	Jun-13	JP Morgan	$91.0000	30,000	Oil Swaps	68,140
WF(01/10/12Cal13)	Jun-13	Wells Fargo	$2.0497	315,000	Natural Gasoline (C5+) - Conway	86,871
JP(01/26/11Cal13)	Jun-13	JP Morgan	$95.5000	15,000	Oil Swaps	100,825
BMO(01/26/11Cal13)	Jun-13	Bank of Montreal	$95.5700	15,000	Oil Swaps	101,863

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
WF (01/10/12Cal13)	Jun-13	Wells Fargo	$2.1672	315,000	Natural Gasoline (C5+) - MB	108,936
TD(01/12/12Cal13)	Jun-13	TD Securities	$3.7000	600,000	Gas Swap	111,124
BofA (01/12/12Cal13)	Jun-13	Bank of America	$3.7025	600,000	Gas Swap	112,610
WF(01/17/12Cal13)	Jun-13	Wells Fargo	$1.2263	315,000	Propane (C3) - MB	113,962
WF(04/05/12Cal13)	Jun-13	Wells Fargo	$1.1050	315,000	Propane (C3) - Conway	116,039
GS(04/05/12Cal13)	Jun-13	Goldman Sachs	$1.2500	315,000	Propane (C3) - MB	121,361
JP(11/08/11Cal13)	Jun-13	JP Morgan	$92.9500	30,000	Oil Swaps	125,994
JP(01/03/11Cal13)	Jun-13	JP Morgan	$93.0000	30,000	Oil Swaps	127,477
BMO(05/17/12Cal13)	Jun-13	Bank of Montreal	$93.1800	30,000	Oil Swaps	132,818
JP(01/03/11Cal13)2	Jun-13	JP Morgan	$93.2000	30,000	Oil Swaps	133,411
JP(11/08/11Cal13)2	Jun-13	JP Morgan	$93.3500	30,000	Oil Swaps	137,861
BMO(11/08/11Cal13)	Jun-13	Bank of Montreal	$93.4300	30,000	Oil Swaps	140,235
BMO(05/17/12Cal13)2	Jun-13	Bank of Montreal	$93.5000	30,000	Oil Swaps	142,312
WF(11/29/11Cal13)	Jun-13	Wells Fargo	$93.5000	30,000	Oil Swaps	142,312
BA(02/15/12Mar12-Cal17)	Jun-13	Bank of America	$3.9000	375,000	Gas Swap	143,733
JP(11/08/11Cal13)3	Jun-13	JP Morgan	$93.5500	30,000	Oil Swaps	143,795
BA(05/17/12Cal13)	Jun-13	Bank of America	$93.6000	30,000	Oil Swaps	145,279
Citi(02/16/12Mar12-Cal17)	Jun-13	Citi	$3.9250	375,000	Gas Swap	153,018
GS(02/16/12Mar12-Cal17)	Jun-13	Goldman Sachs	$3.9300	375,000	Gas Swap	154,875
BA(02/16/12Mar12-Cal17)	Jun-13	Bank of America	$3.9350	375,000	Gas Swap	156,732
JP(12/21/11Cal12-16)	Jun-13	JP Morgan	$4.2110	1,050,100	Gas Swap	725,940
JP(12/13/11Cal12-16)	Jun-13	JP Morgan	$4.2180	1,050,100	Gas Swap	733,220
BMO(08/05/11Cal13b)3	Jul-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(150,162)
BMO(08/05/11Cal13b)	Jul-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(137,291)
JP(08/08/11Cal13b)3	Jul-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(83,661)
BMO(08/05/11Cal13b)2	Jul-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(74,774)
CS(01/18/12Cal13)	Jul-13	Credit Suisse	$3.5100	620,000	Gas Swap	(30,048)
JP(08/08/11Cal13b)2	Jul-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(25,742)
BMO(01/17/12Cal13)	Jul-13	Bank of Montreal	$3.5200	620,000	Gas Swap	(23,916)
BMO(01/10/12Cal13)	Jul-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	(21,644)
CS(01/17/12Cal13)	Jul-13	Credit Suisse	$3.5250	620,000	Gas Swap	(20,850)
JP(08/08/11Cal13b)	Jul-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(20,379)
BMO(01/10/12Cal13)2	Jul-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	(20,111)
BA(01/18/12Cal13)	Jul-13	Bank of America	$3.5100	387,500	Gas Swap	(18,780)
WF(01/18/12Cal13)	Jul-13	Wells Fargo	$3.5000	310,000	Gas Swap	(18,090)
BMO(01/18/12Cal13)	Jul-13	Bank of Montreal	$3.5020	310,000	Gas Swap	(17,477)
BA(01/18/12Cal13)2	Jul-13	Bank of America	$3.5200	310,000	Gas Swap	(11,958)
WF(01/17/12Cal13)	Jul-13	Wells Fargo	$3.5200	310,000	Gas Swap	(11,958)
BMO(01/10/12Cal13)	Jul-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	(11,926)
TD(01/17/12Cal13)	Jul-13	TD Securities	$3.5250	310,000	Gas Swap	(10,425)
GS(01/17/12Cal13)	Jul-13	Goldman Sachs	$3.5300	310,000	Gas Swap	(8,892)
BMO(01/10/12Cal13)	Jul-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(6,039)
BMO(01/23/12Cal13)	Jul-13	Bank of Montreal	$3.5600	310,000	Gas Swap	307
Citi(01/23/12Cal13)	Jul-13	Citi	$3.5650	310,000	Gas Swap	1,840
BMO(01/10/12Cal13)	Jul-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	3,066
BA(01/23/12Cal13)	Jul-13	Bank of America	$3.5800	155,000	Gas Swap	3,219
CS(01/23/12Cal13)	Jul-13	Credit Suisse	$3.5700	310,000	Gas Swap	3,373
BMO(10/05/10Cal13)	Jul-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	5,823
JP(10/01/10Cal13)	Jul-13	JP Morgan	$89.0500	15,500	Oil Swaps	5,823
JP(12/20/11Cal13ParibasNovate)	Jul-13	JP Morgan	$89.0500	15,500	Oil Swaps	5,823
JP(10/05/10Cal13)	Jul-13	JP Morgan	$89.0600	15,500	Oil Swaps	5,976
BMO(10/05/10Cal13)2	Jul-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	7,355
BMO(10/05/10Cal13)3	Jul-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	14,250
JP(10/05/10Cal13)2	Jul-13	JP Morgan	$89.6500	15,500	Oil Swaps	15,016
JP(10/05/10Cal13)3	Jul-13	JP Morgan	$89.7000	15,500	Oil Swaps	15,782
WF(04/05/12Cal13)	Jul-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	18,904
WF(04/17/12Cal13)	Jul-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	26,143
JP(12/20/11Call3SCNovate)	Jul-13	JP Morgan	$90.6000	15,500	Oil Swaps	29,573
BMO(11/04/10Cal13)	Jul-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	30,339
BMO(11/05/10Cal13)	Jul-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	34,169
JP(12/20/11Cal13ParibasNovate)2	Jul-13	JP Morgan	$90.9000	15,500	Oil Swaps	34,169
WF(11/29/11JulDec13)2	Jul-13	Wells Fargo	$92.4500	15,500	Oil Swaps	57,919
WF(01/12/12Cal13)	Jul-13	Wells Fargo	$0.5438	325,500	Ethane (C2) - MB	59,527
BMO(05/11/10Cal13)	Jul-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	65,274

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(05/06/10Cal13)	Jul-13	JP Morgan	$90.8000	31,000	Oil Swaps	65,274
JP(05/06/10Cal13)2	Jul-13	JP Morgan	$91.0000	31,000	Oil Swaps	71,403
WF(01/10/12Cal13)	Jul-13	Wells Fargo	$2.0089	325,500	Natural Gasoline (C5+) - Conway	76,870
TD(01/12/12Cal13)	Jul-13	TD Securities	$3.7000	620,000	Gas Swap	86,465
BofA(01/12/12Cal13)	Jul-13	Bank of America	$3.7025	620,000	Gas Swap	87,998
WF(04/05/12Cal13)	Jul-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	88,620
WF(01/10/12Cal13)	Jul-13	Wells Fargo	$2.1264	325,500	Natural Gasoline (C5+) - MB	98,053
JP(01/26/11Cal13)	Jul-13	JP Morgan	$95.5000	15,500	Oil Swaps	104,653
BMO(01/26/11Cal13)	Jul-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	105,726
WF(11/29/11JulDec13)	Jul-13	Wells Fargo	$92.3000	31,000	Oil Swaps	111,242
WF(01/17/12Cal13)	Jul-13	Wells Fargo	$1.2313	325,500	Propane (C3) - MB	113,020
GS(04/05/12Cal13)	Jul-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	119,053
BA(02/15/12Mar12-Cal17)	Jul-13	Bank of America	$3.9000	387,500	Gas Swap	130,694
JP(11/08/11Cal13)	Jul-13	JP Morgan	$92.9500	31,000	Oil Swaps	131,162
JP(01/03/11Cal13)	Jul-13	JP Morgan	$93.0000	31,000	Oil Swaps	132,694
BMO(05/17/12Cal13)	Jul-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	138,210
JP(01/03/11Cal13)2	Jul-13	JP Morgan	$93.2000	31,000	Oil Swaps	138,823
Citi(02/16/12Mar12-Cal17)	Jul-13	Citi	$3.9250	387,500	Gas Swap	140,276
GS(02/16/12Mar12-Cal17)	Jul-13	Goldman Sachs	$3.9300	387,500	Gas Swap	142,192
JP(11/08/11Cal13)2	Jul-13	JP Morgan	$93.3500	31,000	Oil Swaps	143,420
BA(02/16/12Mar12-Cal17)	Jul-13	Bank of America	$3.9350	387,500	Gas Swap	144,109
BMO(11/08/11Cal13)	Jul-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	145,871
BMO(05/17/12Cal13)2	Jul-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	148,016
WF(11/29/11Cal13)	Jul-13	Wells Fargo	$93.5000	31,000	Oil Swaps	148,016
JP(11/08/11Cal13)3	Jul-13	JP Morgan	$93.5500	31,000	Oil Swaps	149,549
BA(05/17/12Cal13)	Jul-13	Bank of America	$93.6000	31,000	Oil Swaps	151,081
JP(12/21/11Call2-16)	Jul-13	JP Morgan	$4.2110	1,036,300	Gas Swap	668,288
JP(12/13/11Cal12-16)	Jul-13	JP Morgan	$4.2180	1,036,300	Gas Swap	675,463
BMO(08/05/11Cal13b)3	Aug-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(151,949)
BMO(08/05/11Cal13b)	Aug-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(139,082)
JP(08/08/11Cal13b)3	Aug-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(85,471)
BMO(08/05/11Cal13b)2	AU9-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(75,668)
CS(01/18/12Cal13)	Aug-13	Credit Suisse	$3.5100	620,000	Gas Swap	(40,454)
BMO(01/17/12Cal13)	Aug-13	Bank of Montreal	$3.5200	620,000	Gas Swap	(34,325)
CS(01/17112Cal13)	Aug-13	Credit Suisse	$3.5250	620,000	Gas Swap	(31,260)
JP(08/08/11Cal13b)2	Aug-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(26,652)
BA(01/18/12Cal13)	Aug-13	Bank of America	$3.5100	387,500	Gas Swap	(25,284)
BMO(01/10/12Cal13)	Aug-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	(24,730)
WF(01/18/12Cal13)	Aug-13	Wells Fargo	$3.5000	310,000	Gas Swap	(23,292)
BMO(01/10/12Cal13)2	Aug-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	(23,198)
BMO(01/18/12Cal13)	Aug-13	Bank of Montreal	$3.5020	310,000	Gas Swap	(22,679)
JP(08/08/11Cal13b)	Aug-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(21,291)
BA(01/18/12Cal13)2	Aug-13	Bank of America	$3.5200	310,000	Gas Swap	(17,162)
WF(01/17/12Cal13)	Aug-13	Wells Fargo	$3.5200	310,000	Gas Swap	(17,162)
TD(01/17/12Cal13)	Aug-13	TD Securities	$3.5250	310,000	Gas Swap	(15,630)
GS(01/17/12Cal13)	Aug-13	Goldman Sachs	$3.5300	310,000	Gas Swap	(14,098)
BMO(01/10/12Cal13)	Aug-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	(11,921)
BMO(01/10/12Cal13)	Aug-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(5,899)
BMO(01/23/12Cal13)	Aug-13	Bank of Montreal	$3.5600	310,000	Gas Swap	(4,904)
Citi(01/23/12Cal13)	Aug-13	Citi	$3.5650	310,000	Gas Swap	(3,371)
CS(01/23/12Cal13)	Aug-13	Credit Suisse	$3.5700	310,000	Gas Swap	(1,839)
BMO(01/10/12Cal13)	Aug-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	(1,532)
BA(01/23/12Cal13)	Aug-13	Bank of America	$3.5800	155,000	Gas Swap	613
BMO(l0/05/10Cal13)	Aug-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	6,740
JP(10/01/10Cal13)	Aug-13	JP Morgan	$89.0500	15,500	Oil Swaps	6,740
JP(12/20/11Call3ParibasNovate)	Aug-13	JP Morgan	$89.0500	15,500	Oil Swaps	6,740
JP(10/05/10Cal13)	Aug-13	JP Morgan	$89.0600	15,500	Oil Swaps	6,893
BMO(l0/05/10Cal13)2	Aug-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	8,271
BMO(l0/05/10Cal13)3	Aug-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	15,164
JP(10/05/10Cal13)2	Aug-13	JP Morgan	$89.6500	15,500	Oil Swaps	15,930
JP(10/05/10Cal13)3	Aug-13	JP Morgan	$89.7000	15,500	Oil Swaps	16,696
WF(04/05/12Cal13)	Aug-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	18,897
WF(04/17/12Cal13)	Aug-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	26,135
JP(12/20/11Call3SCNovate)	Aug-13	JP Morgan	$90.6000	15,500	Oil Swaps	30,482

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(11/04/10Cal13)	Aug-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	31,248
BMO(11/05/10Cal13)	Aug-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	35,077
JP(12/20/11Call3ParibasNovate)2	Aug-13	JP Morgan	$90.9000	15,500	Oil Swaps	35,077
WF(11/29/11JuIDec13)2	Aug-13	Wells Fargo	$92.4500	15,500	Oil Swaps	58,819
WF(01/12/12Cal13)	Aug-13	Wells Fargo	$0.5438	325,500	Ethane (C2) - MB	59,507
BMO(05/11/10Cal13)	Aug-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	67,090
JP(05/06/10Cal13)	Aug-13	JP Morgan	$90.8000	31,000	Oil Swaps	67,090
JP(05/06/10Cal13)2	Aug-13	JP Morgan	$91.0000	31,000	Oil Swaps	73,217
TD(01/12/12Cal13)	Aug-13	TD Securities	$3.7000	620,000	Gas Swap	76,004
WF(01/10/12Cal13)	Aug-13	Wells Fargo	$2.0089	325,500	Natural Gasoline (C5+) - Conway	76,844
BofA(01/12/12Cal13)	Aug-13	Bank of America	$3.7025	620,000	Gas Swap	77,537
WF(04/05/12Cal13)	Aug-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	88,590
WF(01/10/12Cal13)	Aug-13	Wells Fargo	$2.1264	325,500	Natural Gasoline (C5+) - MB	98,020
JP(01/26/11Cal13)	Aug-13	JP Morgan	$95.5000	15,500	Oil Swaps	105,537
BMO(01/26/11Cal13)	Aug-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	106,609
WF(01/17/12Cal13)	Aug-13	Wells Fargo	$1.2313	325,500	Propane (C3) - MB	112,982
WF(11/29/11JuIDec13)	Aug-13	Wells Fargo	$92.3000	31,000	Oil Swaps	113,043
GS(04/05/12Cal13)	Aug-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	119,013
BA(02/15/12Mar12-Cal17)	Aug-13	Bank of America	$3.9000	387,500	Gas Swap	124,120
JP(11/08/11Cal13)	Aug-13	JP Morgan	$92.9500	31,000	Oil Swaps	132,955
Citi(02/16/12Mar12-Cal17)	Aug-13	Citi	$3.9250	387,500	Gas Swap	133,697
JP(01/03/11Cal13)	Aug-13	JP Morgan	$93.0000	31,000	Oil Swaps	134,487
GS(02/16/12Mar12-Cal17)	Aug-13	Goldman Sachs	$3.9300	387,500	Gas Swap	135,613
BA(02/16/12Mar12-Cal17)	Aug-13	Bank of America	$3.9350	387,500	Gas Swap	137,528
BMO(05/17/12Cal13)	Aug-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	140,001
JP(01/03/11Cal13)2	Aug-13	JP Morgan	$93.2000	31,000	Oil Swaps	140,614
JP(11/08/11 Cal13)2	Aug-13	JP Morgan	$93.3500	31,000	Oil Swaps	145,209
BMO(11/08/11Cal13)	Aug-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	147,660
BMO(05/17/12Cal13)2	Aug-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	149,805
WF(11/29/11Cal13)	Aug-13	Wells Fargo	$93.5000	31,000	Oil Swaps	149,805
JP(11/08/11 Cal13)3	Aug-13	JP Morgan	$93.5500	31,000	Oil Swaps	151,336
BA(05/17/12Cal13)	Aug-13	Bank of America	$93.6000	31,000	Oil Swaps	152,868
JP(12/21/11Cal12-16)	Aug-13	JP Morgan	$4.2110	1,023,200	Gas Swap	642,332
JP(12/13/11Cal12-16)	Aug-13	JP Morgan	$4.2180	1,023,200	Gas Swap	649,413
BMO(08/05/11Cal13b)3	Sep-13	Bank of Montreal	$93.5700	(30,000)	Oil Swaps	(148,890)
BMO(08/05/11Cal13b)	Sep-13	Bank of Montreal	$93.1500	(30,000)	Oil Swaps	(136,441)
JP(08/08/11Cal13b)3	Sep-13	JP Morgan	$91.4000	(30,000)	Oil Swaps	(84,572)
BMO(08/05/11Cal13b)2	Sep-13	Bank of Montreal	$93.5500	(15,000)	Oil Swaps	(74,149)
CS(01/18/12Cal13)	Sep-13	Credit Suisse	$3.5100	600,000	Gas Swap	(40,916)
BMO(01/17/12Cal13)	Sep-13	Bank of Montreal	$3.5200	600,000	Gas Swap	(34,986)
CS(01/17/12Cal13)	Sep-13	Credit Suisse	$3.5250	600,000	Gas Swap	(32,021)
JP(08/08/11Cal13b)2	Sep-13	JP Morgan	$90.3500	(15,000)	Oil Swaps	(26,725)
BA(01/18/12Cal13)	Sep-13	Bank of America	$3.5100	375,000	Gas Swap	(25,572)
WF(01/18/12Cal13)	Sep-13	Wells Fargo	$3.5000	300,000	Gas Swap	(23,423)
BMO(01/18/12Cal13)	Sep-13	Bank of Montreal	$3.5020	300,000	Gas Swap	(22,830)
JP(08/08/11Cal13b)	Sep-13	JP Morgan	$90.0000	(15,000)	Oil Swaps	(21,538)
BA(01/18/12Cal13)2	Sep-13	Bank of America	$3.5200	300,000	Gas Swap	(17,493)
WF(01/17/12Cal13)	Sep-13	Wells Fargo	$3.5200	300,000	Gas Swap	(17,493)
TD(01/17/12Cal13)	Sep-13	TD Securities	$3.5250	300,000	Gas Swap	(16,010)
GS(01/17/12Cal13)	Sep-13	Goldman Sachs	$3.5300	300,000	Gas Swap	(14,528)
BMO(01/10/12Cal13)	Sep-13	Bank of Montreal	($0.1850)	300,000	SJ Basis	(11,858)
BMO(01/10/12Cal13)2	Sep-13	Bank of Montreal	($0.1800)	300,000	SJ Basis	(10,376)
BMO(01/23/12Cal13)	Sep-13	Bank of Montreal	$3.5600	300,000	Gas Swap	(5,633)
BMO(01/10/12Cal13)	Sep-13	Bank of Montreal	($0.1050)	150,000	NGPL TXOK Basis	(4,788)
Citi(01/23/12Cal13)	Sep-13	Citi	$3.5650	300,000	Gas Swap	(4,151)
BMO(01/10/12Cal13)	Sep-13	Bank of Montreal	($0.1900)	300,000	PEPL Basis	(2,994)
CS(01/23/12Cal13)	Sep-13	Credit Suisse	$3.5700	300,000	Gas Swap	(2,668)
BA(01/23/12Cal13)	Sep-13	Bank of America	$3.5800	150,000	Gas Swap	148
BMO(01/10/12Cal13)	Sep-13	Bank of Montreal	($0.2300)	300,000	CIG Basis	2,223
BMO(10/05/10Cal13)	Sep-13	Bank of Montreal	$89.0500	15,000	Oil Swaps	7,459
JP(10/01/10Cal13)	Sep-13	JP Morgan	$89.0500	15,000	Oil Swaps	7,459
JP(12/20/11Call3ParibasNovate)	Sep-13	JP Morgan	$89.0500	15,000	Oil Swaps	7,459
JP(10/05/10Cal13)	Sep-13	JP Morgan	$89.0600	15,000	Oil Swaps	7,608
BMO(10/05/10Cal13)2	Sep-13	Bank of Montreal	$89.1500	15,000	Oil Swaps	8,941

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(10/05/10Cal13)3	Sep-13	Bank of Montreal	$89.6000	15,000	Oil Swaps	15,610
JP(10/05/10Cal13)2	Sep-13	JP Morgan	$89.6500	15,000	Oil Swaps	16,351
JP(10/05/10Cal13)3	Sep-13	JP Morgan	$89.7000	15,000	Oil Swaps	17,092
WF(04/05/12Cal13)	Sep-13	Wells Fargo	$0.4175	315,000	Ethane (C2) - MB	18,283
WF(04/17/12Cal13)	Sep-13	Wells Fargo	$0.4400	315,000	Ethane (C2) - MB	25,286
JP(12/20/11Cal13SCNovate)	Sep-13	JP Morgan	$90.6000	15,000	Oil Swaps	30,430
BMO(11/04/10Cal13)	Sep-13	Bank of Montreal	$90.6500	15,000	Oil Swaps	31,171
BMO(11/05/10Cal13)	Sep-13	Bank of Montreal	$90.9000	15,000	Oil Swaps	34,876
JP(12/20/11Cal13ParibasNovate)2	Sep-13	JP Morgan	$90.9000	15,000	Oil Swaps	34,876
WF(01/12/12Cal13)	Sep-13	Wells Fargo	$0.5438	315,000	Ethane (C2) - MB	57,574
WF(11/29/11JulDec13)2	Sep-13	Wells Fargo	$92.4500	15,000	Oil Swaps	57,847
BMO(05/11/10Cal13)	Sep-13	Bank of Montreal	$90.8000	30,000	Oil Swaps	66,788
JP(05/06/10Cal13)	Sep-13	JP Morgan	$90.8000	30,000	Oil Swaps	66,788
TD(01/12/12Cal13)	Sep-13	TD Securities	$3.7000	600,000	Gas Swap	71,751
JP(05/06/10Cal13)2	Sep-13	JP Morgan	$91.0000	30,000	Oil Swaps	72,716
BofA(01/12/12Cal13)	Sep-13	Bank of America	$3.7025	600,000	Gas Swap	73,233
WF(01/10/12Cal13)	Sep-13	Wells Fargo	$2.0089	315,000	Natural Gasoline (C5+) - Conway	74,348
WF(04/05/12Cal13)	Sep-13	Wells Fargo	$1.1050	315,000	Propane (C3) - Conway	85,712
WF(01/10/12Cal13)	Sep-13	Wells Fargo	$2.1264	315,000	Natural Gasoline (C5+) - MB	94,836
JP(01/26/11Cal13)	Sep-13	JP Morgan	$95.5000	15,000	Oil Swaps	103,047
BMO(01/26/11Cal13)	Sep-13	Bank of Montreal	$95.5700	15,000	Oil Swaps	104,085
WF(01/17/12Cal13)	Sep-13	Wells Fargo	$1.2313	315,000	Propane (C3) - MB	109,312
WF(11/29/11JulDec13)	Sep-13	Wells Fargo	$92.3000	30,000	Oil Swaps	111,247
GS(04/05/12Cal13)	Sep-13	Goldman Sachs	$1.2500	315,000	Propane (C3) - MB	115,147
BA(02/15/12Mar12-Cal17)	Sep-13	Bank of America	$3.9000	375,000	Gas Swap	118,967
Citi(02/16/12Mar12-Cal17)	Sep-13	Citi	$3.9250	375,000	Gas Swap	128,232
GS(02/16/12Mar12-Cal17)	Sep-13	Goldman Sachs	$3.9300	375,000	Gas Swap	130,085
JP(11/08/11Cal13)	Sep-13	JP Morgan	$92.9500	30,000	Oil Swaps	130,513
BA(02/16/12Mar12-Cal17)	Sep-13	Bank of America	$3.9350	375,000	Gas Swap	131,938
JP(01/03/11Cal13)	Sep-13	JP Morgan	$93.0000	30,000	Oil Swaps	131,995
BMO(05/17/12Cal13)	Sep-13	Bank of Montreal	$93.1800	30,000	Oil Swaps	137,330
JP(01/03/11Cal13)2	Sep-13	JP Morgan	$93.2000	30,000	Oil Swaps	137,923
JP(11/08/11Cal13)2	Sep-13	JP Morgan	$93.3500	30,000	Oil Swaps	142,369
BMO(11/08/11Cal13)	Sep-13	Bank of Montreal	$93.4300	30,000	Oil Swaps	144,740
BMO(05/17/12Cal13)2	Sep-13	Bank of Montreal	$93.5000	30,000	Oil Swaps	146,815
WF(11/29/11Cal13)	Sep-13	Wells Fargo	$93.5000	30,000	Oil Swaps	146,815
JP(11/08/11Cal13)3	Sep-13	JP Morgan	$93.5500	30,000	Oil Swaps	148,297
BA(05/17/12Cal13)	Sep-13	Bank of America	$93.6000	30,000	Oil Swaps	149,779
JP(12/21/11Cal12-16)	Sep-13	JP Morgan	$4.2110	1,010,300	Gas Swap	631,040
JP(12/13/11Cal12-16)	Sep-13	JP Morgan	$4.2180	1,010,300	Gas Swap	638,030
BMO(08/05/11Cal13b)3	Oct-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(155,763)
BMO(08/05/11Cal13b)	Oct-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(142,902)
JP(08/08/11Cal13b)3	Oct-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(89,314)
BMO(08/05/11Cal13b)2	Oct-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(77,575)
CS(01/18/12Cal13)	Oct-13	Credit Suisse	$3.5100	620,000	Gas Swap	(66,775)
BMO(01/17/12Cal13)	Oct-13	Bank of Montreal	$3.5200	620,000	Gas Swap	(60,649)
CS(01/17/12Cal13)	Oct-13	Credit Suisse	$3.5250	620,000	Gas Swap	(57,586)
BA(01/18/12Cal13)	Oct-13	Bank of America	$3.5100	387,500	Gas Swap	(41,734)
WF(01/18/12Cal13)	Oct-13	Wells Fargo	$3.5000	310,000	Gas Swap	(36,451)
BMO(01/18/12Cal13)	Oct-13	Bank of Montreal	$3.5020	310,000	Gas Swap	(35,838)
BA(01/18/12Cal13)2	Oct-13	Bank of America	$3.5200	310,000	Gas Swap	(30,324)
WF(01/17/12Cal13)	Oct-13	Wells Fargo	$3.5200	310,000	Gas Swap	(30,324)
TD(01/17/12Cal13)	Oct-13	TD Securities	$3.5250	310,000	Gas Swap	(28,793)
JP(08/08/11Cal13b)2	Oct-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(28,580)
GS(01/17/12Cal13)	Oct-13	Goldman Sachs	$3.5300	310,000	Gas Swap	(27,261)
JP(08/08/11Cal13b)	Oct-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(23,222)
BMO(01/23/12Cal13)	Oct-13	Bank of Montreal	$3.5600	310,000	Gas Swap	(18,072)
Citi(01/23/12Cal13)	Oct-13	Citi	$3.5650	310,000	Gas Swap	(16,541)
CS(01/23/12Cal13)	Oct-13	Credit Suisse	$3.5700	310,000	Gas Swap	(15,009)
BA(01/23/12Cal13)	Oct-13	Bank of America	$3.5800	155,000	Gas Swap	(5,973)
BMO(01/10/12Cal13)	Oct-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(4,900)
BMO(01/10/12Cal13)	Oct-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	184
BMO(01/10/12Cal13)2	Oct-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	1,715
BMO(01/10/12Cal13)	Oct-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	4,257

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(10/05/10Cal13)	Oct-13	Bank of Montreal	$89.0500	15,500	Oi1 Swaps	8,676
JP(10/01/10Cal13)	Oct-13	JP Morgan	$89.0500	15,500	Oil Swaps	8,676
JP(12/20/11Cal13ParibasNovate)	Oct-13	JP Morgan	$89.0500	15,500	Oil Swaps	8,676
JP(10/05/10Cal13)	Oct-13	JP Morgan	$89.0600	15,500	Oil Swaps	8,829
BMO(10/05/10Cal13)2	Oct-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	10,207
BMO(01/10/12Cal13)	Oct-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	13,016
BMO(10/05/10Cal13)3	Oct-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	17,097
JP(10/05/10Cal13)2	Oct-13	JP Morgan	$89.6500	15,500	Oil Swaps	17,863
WF(04/05/12Cal13)	Oct-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	18,086
JP(10/05/10Cal13)3	Oct-13	JP Morgan	$89.7000	15,500	Oil Swaps	18,628
WF(04/17/12Cal13)	Oct-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	25,320
JP(12/20/11Cal13SCNovate)	Oct-13	JP Morgan	$90.6000	15,500	Oil Swaps	32,408
BMO(11/04/10Cal13)	Oct-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	33,174
BMO(11/05/10Cal13)	Oct-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	37,001
JP(12/20/11Cal13ParibasNovate)2	Oct-13	JP Morgan	$90.9000	15,500	Oil Swaps	37,001
TD(01/12/12Cal13)	Oct-13	TD Securities	$3.7000	620,000	Gas Swap	49,622
BofA(01/12/12Cal13)	Oct-13	Bank of America	$3.7025	620,000	Gas Swap	51,153
WF(01/12/12Cal13)	Oct-13	Wells Fargo	$0.5338	325,500	Ethane (C2) - MB	55,462
WF(11/29/11JulDec13)2	Oct-13	Wells Fargo	$92.4500	15,500	Oil Swaps	60,733
BMO(05/11/10Cal13)	Oct-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	70,941
JP(05/06/10Cal13)	Oct-13	JP Morgan	$90.8000	31,000	Oil Swaps	70,941
WF(01/10/12Cal13)	Oct-13	Wells Fargo	$1.9989	325,500	Natural Gasoline (C5+) - Conway	73,596
JP(05/06/10Cal13)2	Oct-13	JP Morgan	$91.0000	31,000	Oil Swaps	77,065
WF(04/05/12Cal13)	Oct-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	88,552
WF(01/10/12Cal13)	Oct-13	Wells Fargo	$2.1164	325,500	Natural Gasoline (C5+) - MB	94,763
JP(01/26/11Cal13)	Oct-13	JP Morgan	$95.5000	15,500	Oil Swaps	107,432
BA(02/15/12Mar12-Cal17)	Oct-13	Bank of America	$3.9000	387,500	Gas Swap	107,591
BMO(01/26/11Cal13)	Oct-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	108,503
WF(01/17/12Cal13)	Oct-13	Wells Fargo	$1.2463	325,500	Propane (C3) - MB	108,915
GS(04/05/12Cal13)	Oct-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	110,121
WF(11/29/11JulDec13)	Oct-13	Wells Fargo	$92.3000	31,000	Oil Swaps	116,873
Citi(02/16/12Mar12-Cal17)	Oct-13	Citi	$3.9250	387,500	Gas Swap	117,163
GS(02/16/12Mar12-Cal17)	Oct-13	Goldman Sachs	$3.9300	387,500	Gas Swap	119,077
BA(02/16/12Mar12-Cal17)	Oct-13	Bank of America	$3.9350	387,500	Gas Swap	120,992
JP(11/08/11Cal13)	Oct-13	JP Morgan	$92.9500	31,000	Oil Swaps	136,778
JP(01/03/11Cal13)	Oct-13	JP Morgan	$93.0000	31,000	Oil Swaps	138,309
BMO(05/17/12Cal13)	Oct-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	143,821
JP(01/03/11Cal13)2	Oct-13	JP Morgan	$93.2000	31,000	Oil Swaps	144,433
JP(11/08/11Cal13)2	Oct-13	JP Morgan	$93.3500	31,000	Oil Swaps	149,026
BMO(11/08/11Cal13)	Oct-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	151,476
BMO(05/17/12Cal13)2	Oct-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	153,620
WF(11/29/11Cal13)	Oct-13	Wells Fargo	$93.5000	31,000	Oil Swaps	153,620
JP(11/08/11Cal13)3	Oct-13	JP Morgan	$93.5500	31,000	Oil Swaps	155,151
BA(05/17/12Cal13)	Oct-13	Bank of America	$93.6000	31,000	Oil Swaps	156,682
JP(12/21/11Cal12-16)	Oct-13	JP Morgan	$4.2110	998,900	Gas Swap	584,305
JP(12/13/11Cal12-16)	Oct-13	JP Morgan	$4.2180	998,900	Gas Swap	591,214
BMO(08/05/11Cal13b)3	Nov-13	Bank of Montreal	$93.5700	(30,000)	Oil Swaps	(153,095)
BMO(08/05/11Cal13b)	Nov-13	Bank of Montreal	$93.1500	(30,000)	Oil Swaps	(140,650)
CS(01/18/12Cal13)	Nov-13	Credit Suisse	$3.5100	600,000	Gas Swap	(137,509)
BMO(01/17/12Cal13)	Nov-13	Bank of Montreal	$3.5200	600,000	Gas Swap	(131,582)
CS(01/17/12Cal13)	Nov-13	Credit Suisse	$3.5250	600,000	Gas Swap	(128,618)
JP(08/08/11Cal13b)3	Nov-13	JP Morgan	$91.4000	(30,000)	Oil Swaps	(88,795)
BA(01/18/12Cal13)	Nov-13	Bank of America	$3.5100	375,000	Gas Swap	(85,943)
BMO(08/05/11Cal13b)2	Nov-13	Bank of Montreal	$93.5500	(15,000)	Oil Swaps	(76,251)
WF(01/18/12Cal13)	Nov-13	Wells Fargo	$3.5000	300,000	Gas Swap	(71,718)
BMO(01/18/12Cal13)	Nov-13	Bank of Montreal	$3.5020	300,000	Gas Swap	(71,125)
BA(01/18/12Cal13)2	Nov-13	Bank of America	$3.5200	300,000	Gas Swap	(65,791)
WF(01/17/12Cal13)	Nov-13	Wells Fargo	$35200	300,000	Gas Swap	(65,791)
TD(01/17/12Cal13)	Nov-13	TD Securities	$3.5250	300,000	Gas Swap	(64,309)
GS(01/17/12Cal13)	Nov-13	Goldman Sachs	$3.5300	300,000	Gas Swap	(62,827)
BMO(01/23/12Cal13)	Nov-13	Bank of Montreal	$3.5600	300,000	Gas Swap	(53,937)
Citi(01/23/12Cal13)	Nov-13	Citi	$3.5650	300,000	Gas Swap	(52,455)
CS(01/23/12Cal13)	Nov-13	Credit Suisse	$3.5700	300,000	Gas Swap	(50,973)
JP(08/08/11Cal13b)2	Nov-13	JP Morgan	$90.3500	(15,000)	Oil Swaps	(28,841)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
TD(01/12/12Cal13)	Nov-13	TD Securities	$3.7000	600,000	Gas Swap	(24,894)
BA(01/23/12Cal13)	Nov-13	Bank of America	$3.5800	150,000	Gas Swap	(24,005)
JP(08/08/11Cal13b)	Nov-13	JP Morgan	$90.0000	(15,000)	Oil Swaps	(23,656)
BofA(01/12/12Cal13)	Nov-13	Bank of America	$3.7025	600,000	Gas Swap	(23,412)
BMO(01/10/12Cal13)	Nov-13	Bank of Montreal	($0.1850)	300,000	SJ Basis	(8,771)
BMO(01/10/12Cal13)2	Nov-13	Bank of Montreal	($0.1800)	300,000	SJ Basis	(7,290)
BMO(01/10/12Cal13)	Nov-13	Bank of Montreal	($0.1050)	150,000	NGPL TXOK Basis	(2,593)
BMO(01/10/12Cal13)	Nov-13	Bank of Montreal	($0.1900)	300,000	PEPL Basis	(2,222)
BMO(01/10/12Cal13)	Nov-13	Bank of Montreal	($0.2300)	300,000	CIG Basis	3,704
BMO(10/05/10Cal13)	Nov-13	Bank of Montreal	$89.0500	15,000	Oil Swaps	9,581
JP(10/01/10Cal13)	Nov-13	JP Morgan	$89.0500	15,000	Oil Swaps	9,581
JP(12/20/11Cal13ParibasNovate)	Nov-13	JP Morgan	$89.0500	15,000	Oil Swaps	9,581
JP(10/05/10Cal13)	Nov-13	JP Morgan	$89.0600	15,000	Oil Swaps	9,729
BMO(10/05/10Cal13)2	Nov-13	Bank of Montreal	$89.1500	15,000	Oil Swaps	11,062
WF(04/05/12Cal13)	Nov-13	Wells Fargo	$0.4175	315,000	Ethane (C2) - MB	17,501
BMO(10/05/10Cal13)3	Nov-13	Bank of Montreal	$89.6000	15,000	Oil Swaps	17,729
JP(10/05/10Cal13)2	Nov-13	JP Morgan	$89.6500	15,000	Oil Swaps	18,470
JP(10/05/10Cal13)3	Nov-13	JP Morgan	$89.7000	15,000	Oil Swaps	19,211
WF(04/17/12Cal13)	Nov-13	Wells Fargo	$0.4400	315,000	Ethane (C2) - MB	24,501
JP(12/20/11Cal13SCNovate)	Nov-13	JP Morgan	$90.6000	15,000	Oil Swaps	32,545
BMO(11/04/10Cal13)	Nov-13	Bank of Montreal	$90.6500	15,000	Oil Swaps	33,286
BMO(11/05/10Cal13)	Nov-13	Bank of Montreal	$90.9000	15,000	Oil Swaps	36,990
JP(12/20/11Cal13ParibasNovate)2	Nov-13	JP Morgan	$90.9000	15,000	Oil Swaps	36,990
WF(01/12/12Cal13)	Nov-13	Wells Fargo	$0.5338	315,000	Ethane (C2) - MB	53,668
BA(02/15/12Mar12-Cal17)	Nov-13	Bank of America	$3.9000	375,000	Gas Swap	58,530
WF(11/29/11JulDec13)2	Nov-13	Wells Fargo	$92.4500	15,000	Oil Swaps	59,954
Citi(02/16/12Mar12-Cal17)	Nov-13	Citi	$3.9250	375,000	Gas Swap	67,791
GS(02/16/12Mar12-Cal17)	Nov-13	Goldman Sachs	$3.9300	375,000	Gas Swap	69,643
BMO(05/11/10Cal13)	Nov-13	Bank of Montreal	$90.8000	30,000	Oil Swaps	71,016
JP(05/06/l0Cal13)	Nov-13	JP Morgan	$90.8000	30,000	Oil Swaps	71,016
WF(01/10/12Cal13)	Nov-13	Wells Fargo	$1.9989	315,000	Natural Gasoline (C5+) - Conway	71,216
BA(02/16/12Mar12-Cal17)	Nov-13	Bank of America	$3.9350	375,000	Gas Swap	71,496
JP(05/06/10Cal13)2	Nov-13	JP Morgan	$91.0000	30,000	Oil Swaps	76,943
WF(04/05/12Cal13)	Nov-13	Wells Fargo	$1.1050	315,000	Propane (C3) - Conway	85,688
WF(01/10/12Cal13)	Nov-13	Wells Fargo	$2.1164	315,000	Natural Gasoline (C5+) - MB	91,698
JP(01/26/11Cal13)	Nov-13	JP Morgan	$95.5000	15,000	Oil Swaps	105,142
WF(01/17/12Cal13)	Nov-13	Wells Fargo	$1.2463	315,000	Propane (C3) - MB	105,392
BMO(01/26/11Cal13)	Nov-13	Bank of Montreal	$95.5700	15,000	Oil Swaps	106,179
GS(04/05/12Cal13)	Nov-13	Goldman Sachs	$1.2500	315,000	Propane (C3) - MB	106,559
WF(11/29/11JulDec13)	Nov-13	Wells Fargo	$92.3000	30,000	Oil Swaps	115,463
JP(11/08/11Cal13)	Nov-13	JP Morgan	$92.9500	30,000	Oil Swaps	134,724
JP(01/03/11Cal13)	Nov-13	JP Morgan	$93.0000	30,000	Oil Swaps	136,205
BMO(05/17/12Cal13)	Nov-13	Bank of Montreal	$93.1800	30,000	Oil Swaps	141,539
JP(01/03/11Cal13)2	Nov-13	JP Morgan	$93.2000	30,000	Oil Swaps	142,132
JP(11/08/11Cal13)2	Nov-13	JP Morgan	$93.3500	30,000	Oil Swaps	146,576
BMO(11/08/11Cal13)	Nov-13	Bank of Montreal	$93.4300	30,000	Oil Swaps	148,947
BMO(05/17/12Cal13)2	Nov-13	Bank of Montreal	$93.5000	30,000	Oil Swaps	151,021
WF(11/29/11Cal13)	Nov-13	Wells Fargo	$93.5000	30,000	Oil Swaps	151,021
JP(11/08/11Cal13)3	Nov-13	JP Morgan	$93.5500	30,000	Oil Swaps	152,503
BA(05/17/12Cal13)	Nov-13	Bank of America	$93.6000	30,000	Oil Swaps	153,984
JP(12/21/11Cal12-16)	Nov-13	JP Morgan	$4.2110	987,600	Gas Swap	457,556
JP(12/13/11Cal12-16)	Nov-13	JP Morgan	$4.2180	987,600	Gas Swap	464,386
CS(07/18/12Cal13)	Dec-13	Credit Suisse	$3.5100	620,000	Gas Swap	(273,147)
BMO(01/17/12Cal13)	Dec-13	Bank of Montreal	$3.5200	620,000	Gas Swap	(267,023)
CS(01/17/12Cal13)	Dec-13	Credit Suisse	$3.5250	620,000	Gas Swap	(263,961)
BA(01/18/12Cal13)	Dec-13	Bank of America	$3.5100	387,500	Gas Swap	(170,717)
BMO(08/05/11Cal13b)3	Dec-13	Bank of Montreal	$93.5700	(31,000)	Oil Swaps	(161,968)
TD(01/12/12Cal13)	Dec-13	TD Securities	$3.7000	620,000	Gas Swap	(156,784)
BofA(01/12/12Cal13)	Dec-13	Bank of America	$3.7025	620,000	Gas Swap	(155,253)
BMO(08/05/11Cal13b)	Dec-13	Bank of Montreal	$93.1500	(31,000)	Oil Swaps	(149,108)
WF(01/18/12Cal13)	Dec-13	Wells Fargo	$3.5000	310,000	Gas Swap	(139,636)
BMO(01/18/12Cal13)	Dec-13	Bank of Montreal	$3.5020	310,000	Gas Swap	(139,023)
BA(01/18/12Cal13)2	Dec-13	Bank of America	$3.5200	310,000	Gas Swap	(133,511)
WF(01/17/12Cal13)	Dec-13	Wells Fargo	$3.5200	310,000	Gas Swap	(133,511)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
TD(01/17/12Cal13)	Dec-13	TD Securities	$3.5250	310,000	Gas Swap	(131,980)
GS(01/17/12Cal13)	Dec-13	Goldman Sachs	$3.5300	310,000	Gas Swap	(130,449)
BMO(01/23/12Cal13)	Dec-13	Bank of Montreal	$3.5600	310,000	Gas Swap	(121,263)
Citi(01/23/12Cal13)	Dec-13	Citi	$3.5650	310,000	Gas Swap	(119,732)
CS(01/23/12Cal13)	Dec-13	Credit Suisse	$3.5700	310,000	Gas Swap	(118,200)
JP(08/08/11Cal13b)3	Dec-13	JP Morgan	$91.4000	(31,000)	Oil Swaps	(95,527)
BMO(08/05/11Cal13b)2	Dec-13	Bank of Montreal	$93.5500	(15,500)	Oil Swaps	(80,678)
BA(01/23/12Cal13)	Dec-13	Bank of America	$3.5800	155,000	Gas Swap	(57,569)
JP(08/08/11Cal13b)2	Dec-13	JP Morgan	$90.3500	(15,500)	Oil Swaps	(31,689)
JP(08/08/11Cal13b)	Dec-13	JP Morgan	$90.0000	(15,500)	Oil Swaps	(26,331)
BA(02/15/12Mar12-Cal17)	Dec-13	Bank of America	$3.9000	387,500	Gas Swap	(21,435)
BMO(01/10/12Cal13)	Dec-13	Bank of Montreal	($0.1850)	310,000	SJ Basis	(16,993)
BMO(01/10/12Cal13)	Dec-13	Bank of Montreal	($0.2300)	310,000	CIG Basis	(16,840)
BMO(01/10/12Cal13)2	Dec-13	Bank of Montreal	($0.1800)	310,000	SJ Basis	(15,462)
Citi(02/16/12Mar12-Cal17)	Dec-13	Citi	$3.9250	387,500	Gas Swap	(11,866)
GS(02/16/12Mar12-Cal17)	Dec-13	Goldman Sachs	$3.9300	387,500	Gas Swap	(9,952)
BMO(01/10/12Cal13)	Dec-13	Bank of Montreal	($0.1900)	310,000	PEPL Basis	(8,083)
BA(02/16/12Mar12-Cal17)	Dec-13	Bank of America	$3.9350	387,500	Gas Swap	(8,038)
BMO(01/10/12Cal13)	Dec-13	Bank of Montreal	($0.1050)	155,000	NGPL TXOK Basis	(3,200)
BMO(10/05/10Cal13)	Dec-13	Bank of Montreal	$89.0500	15,500	Oil Swaps	11,788
JP(10/01/10Cal13)	Dec-13	JP Morgan	$89.0500	15,500	Oil Swaps	11,788
JP(12/20/11Cal13ParibasNovate)	Dec-13	JP Morgan	$89.0500	15,500	Oil Swaps	11,788
JP(10/05/10Cal13)	Dec-13	JP Morgan	$89.0600	15,500	Oil Swaps	11,941
BMO(10/05/10Cal13)2	Dec-13	Bank of Montreal	$89.1500	15,500	Oil Swaps	13,319
WF(04/05/12Cal13)	Dec-13	Wells Fargo	$0.4175	325,500	Ethane (C2) - MB	18,083
BMO(10/05/10Cal13)3	Dec-13	Bank of Montreal	$89.6000	15,500	Oil Swaps	20,208
JP(10/05/10Cal13)2	Dec-13	JP Morgan	$89.6500	15,500	Oil Swaps	20,973
JP(10/05/10Cal13)3	Dec-13	JP Morgan	$89.7000	15,500	Oil Swaps	21,739
WF(04/17/12Cal13)	Dec-13	Wells Fargo	$0.4400	325,500	Ethane (C2) - MB	25,317
JP(12/20/11Cal13SCNovate)	Dec-13	JP Morgan	$90.6000	15,500	Oil Swaps	35,517
BMO(11/04/10Cal13)	Dec-13	Bank of Montreal	$90.6500	15,500	Oil Swaps	36,282
BMO(11/05/10Cal13)	Dec-13	Bank of Montreal	$90.9000	15,500	Oil Swaps	40,109
JP(12/20/11Cal13ParibasNovate)2	Dec-13	JP Morgan	$90.9000	15,500	Oil Swaps	40,109
WF(01/12/12Cal13)	Dec-13	Wells Fargo	$0.5338	325,500	Ethane (C2) - MB	55,455
WF(11/29/11 JulDec13)2	Dec-13	Wells Fargo	$92.4500	15,500	Oil Swaps	63,838
WF(01/10/12Cal13)	Dec-13	Wells Fargo	$1.9989	325,500	Natural Gasoline (C5+) - Conway	73,587
BMO(05/11/10Cal13)	Dec-13	Bank of Montreal	$90.8000	31,000	Oil Swaps	77,157
JP(05/06/10Cal13)	Dec-13	JP Morgan	$90.8000	31,000	Oil Swaps	77,157
JP(05/06/10Cal13)2	Dec-13	JP Morgan	$91.0000	31,000	Oil Swaps	83,280
WF(04/05/12Cal13)	Dec-13	Wells Fargo	$1.1050	325,500	Propane (C3) - Conway	88,541
WF(01/10/12Cal13)	Dec-13	Wells Fargo	$2.1164	325,500	Natural Gasoline (C5+) - MB	94,751
WF(01/17/12Cal13)	Dec-13	Wells Fargo	$1.2463	325,500	Propane (C3) - MB	108,901
GS(04/05/12Cal13)	Dec-13	Goldman Sachs	$1.2500	325,500	Propane (C3) - MB	110,107
JP(01/26/11Cal13)	Dec-13	JP Morgan	$95.5000	15,500	Oil Swaps	110,530
BMO(01/26/11Cal13)	Dec-13	Bank of Montreal	$95.5700	15,500	Oil Swaps	111,602
WF(11/29/11JulDec13)	Dec-13	Wells Fargo	$92.3000	31,000	Oil Swaps	123,083
JP(11/08/11Cal13)	Dec-13	JP Morgan	$92.9500	31,000	Oil Swaps	142,985
JP(01/03/11Cal13)	Dec-13	JP Morgan	$93.0000	31,000	Oil Swaps	144,516
BMO(05/17/12Cal13)	Dec-13	Bank of Montreal	$93.1800	31,000	Oil Swaps	150,027
JP(01/03/11Cal13)2	Dec-13	JP Morgan	$93.2000	31,000	Oil Swaps	150,639
JP(11/08/11Cal13)2	Dec-13	JP Morgan	$93.3500	31,000	Oil Swaps	155,232
BMO(11/08/11Cal13)	Dec-13	Bank of Montreal	$93.4300	31,000	Oil Swaps	157,681
BMO(05/17/12Cal13)2	Dec-13	Bank of Montreal	$93.5000	31,000	Oil Swaps	159,825
WF(11/29/11Cal13)	Dec-13	Wells Fargo	$93.5000	31,000	Oil Swaps	159,825
JP(11/08/11Cal13)3	Dec-13	JP Morgan	$93.5500	31,000	Oil Swaps	161,356
BA(05/17/12Cal13)	Dec-13	Bank of America	$93.6000	31,000	Oil Swaps	162,886
JP(12/21/11Cal12-16)	Dec-13	JP Morgan	$4.2110	975,300	Gas Swap	245,668
JP(12/13/11Cal12-16)	Dec-13	JP Morgan	$4.2180	975,300	Gas Swap	252,412
BMO(08/05/11Cal14b)2	Jan-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(97,368)
JP(08/05/11Cal14b)	Jan-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(97,368)
BMO(08/05/11Cal14b)	Jan-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(95,071)
JP(12/20/11Cal14bSCNovate)	Jan-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(78,231)
BA(02/15/12Mar12-Cal17)	Jan-14	Bank of America	$3.9000	310,000	Gas Swap	(51,749)
Citi(02/16/12Mar12-Cal17)	Jan-14	Citi	$3.9250	310,000	Gas Swap	(44,093)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
GS(02/16/12Mar12-Cal17)	Jan-14	Goldman Sachs	$3.9300	310,000	Gas Swap	(42,562)
BA(02/16/12Mar12-Cal17)	Jan-14	Bank of America	$3.9350	310,000	Gas Swap	(41,031)
JP(12/20/11Cal14SCNovate)	Jan-14	JP Morgan	$90.1500	15,500	Oil Swaps	30,006
JP(10/05/10Cal14)	Jan-14	JP Morgan	$90.2500	15,500	Oil Swaps	31,537
JP(10/06/10Cal14)	Jan-14	JP Morgan	$90.3500	15,500	Oil Swaps	33,068
JP(11/04/10Cal14)	Jan-14	JP Morgan	$90.7000	15,500	Oil Swaps	38,427
JP(11/04/10Cal14)2	Jan-14	JP Morgan	$90.8000	15,500	Oil Swaps	39,957
BMO(11/30/11Cal14)	Jan-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	43,019
JP(11/04/10Cal14)3	Jan-14	JP Morgan	$91.0100	15,500	Oil Swaps	43,172
WF(11/30/11Cal14)	Jan-14	Wells Fargo	$91.0500	15,500	Oil Swaps	43,785
WF(11/30/11Cal14)2	Jan-14	Wells Fargo	$91.1500	15,500	Oil Swaps	45,316
BA(05/17/12Cal14)	Jan-14	Bank of America	$90.0000	31,000	Oil Swaps	55,420
MS(05/17/12Cal14)	Jan-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	55,420
BMO(10/13/10Cal14)	Jan-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	61,544
BMO(11/29/11Cal14)	Jan-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	70,117
JP(11/29/11Cal14)	Jan-14	JP Morgan	$90.7000	31,000	Oil Swaps	76,853
JP(11/30/11Cal14)	Jan-14	JP Morgan	$91.0200	31,000	Oil Swaps	86,651
JP(11/30/11Cal14)2	Jan-14	JP Morgan	$91.0500	31,000	Oil Swaps	87,570
BMO(11/30/11Cal14)2	Jan-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	89,101
JP(11/30/11Cal14)3	Jan-14	JP Morgan	$91.2400	31,000	Oil Swaps	93,387
JP(12/21/11Cal12-16)	Jan-14	JP Morgan	$4.2110	963,300	Gas Swap	135,114
JP(12/13/11Cal12-16)	Jan-14	JP Morgan	$4.2180	963,300	Gas Swap	141,774
JP(01/12/11Cal14)	Jan-14	JP Morgan	$94.5200	31,000	Oil Swaps	193,817
BMO(08/05/11Cal14b)2	Feb-14	Bank of Montreal	$94.5500	(14,000)	Oil Swaps	(89,204)
JP(08/05/11Cal14b)	Feb-14	JP Morgan	$94.5500	(14,000)	Oil Swaps	(89,204)
BMO(08/05/11Cal14b)	Feb-14	Bank of Montreal	$94.4000	(14,000)	Oil Swaps	(87,130)
JP(12/20/11Cal14bSCNovate)	Feb-14	JP Morgan	$93.3000	(14,000)	Oil Swaps	(71,917)
BA(02/15/12Mar12-Cal17)	Feb-14	Bank of America	$3.9000	280,000	Gas Swap	(39,826)
Citi(02/16/12Mar12-Cal17)	Feb-14	Citi	$3.9250	280,000	Gas Swap	(32,912)
GS(02/16/12Mar12-Cal17)	Feb-14	Goldman Sachs	$3.9300	280,000	Gas Swap	(31,529)
BA(02/16/12Mar12-Cal17)	Feb-14	Bank of America	$3.9350	280,000	Gas Swap	(30,146)
JP(12/20/11Cal14SCNovate)	Feb-14	JP Morgan	$90.1500	14,000	Oil Swaps	28,352
JP(10/05/10Cal14)	Feb-14	JP Morgan	$90.2500	14,000	Oil Swaps	29,735
JP(10/06/10Cal14)	Feb-14	JP Morgan	$90.3500	14,000	Oil Swaps	31,118
JP(11/04/10Cal14)	Feb-14	JP Morgan	$90.7000	14,000	Oil Swaps	35,958
JP(11/04/10Cal14)2	Feb-14	JP Morgan	$90.8000	14,000	Oil Swaps	37,341
BMO(11/30/11Cal14)	Feb-14	Bank of Montreal	$91.0000	14,000	Oil Swaps	40,107
JP(11/04/10Cal14)3	Feb-14	JP Morgan	$91.0100	14,000	Oil Swaps	40,246
WF(11/30/11Cal14)	Feb-14	Wells Fargo	$91.0500	14,000	Oil Swaps	40,799
WF(11/30/11Cal14)2	Feb-14	Wells Fargo	$91.1500	14,000	Oil Swaps	42,182
BA(05/17/12Cal14)	Feb-14	Bank of America	$90.0000	28,000	Oil Swaps	52,554
MS(05/17/12Cal14)	Feb-14	Morgan Stanley	$90.0000	28,000	Oil Swaps	52,554
BMO(10/13/10Cal14)	Feb-14	Bank of Montreal	$90.2000	28,000	Oil Swaps	58,087
BMO(11/29/11Cal14)	Feb-14	Bank of Montreal	$90.4800	28,000	Oil Swaps	65,831
JP(11/29/11Cal14)	Feb-14	JP Morgan	$90.7000	28,000	Oil Swaps	71,917
JP(11/30/11Cal14)	Feb-14	JP Morgan	$91.0200	28,000	Oil Swaps	80,768
JP(11/30/11Cal14)2	Feb-14	JP Morgan	$91.0500	28,000	Oil Swaps	81,598
BMO(11/30/11Cal14)2	Feb-14	Bank of Montreal	$91.1000	28,000	Oil Swaps	82,981
JP(11/30/11Cal14)3	Feb-14	JP Morgan	$91.2400	28,000	Oil Swaps	86,853
JP(12/21/11Cal12-16)	Feb-14	JP Morgan	$4.2110	951,300	Gas Swap	156,920
JP(12/13/11Cal12-16)	Feb-14	JP Morgan	$4.2180	951,300	Gas Swap	163,497
JP(01/12/11Cal14)	Feb-14	JP Morgan	$94.5200	28,000	Oil Swaps	177,579
BMO(08/05/11Cal14b)2	Mar-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(100,209)
JP(08/05/11Cal14b)	Mar-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(100,209)
BMO(08/05/11Cal14b)	Mar-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(97,912)
JP(12/20/11Cal14bSCNovate)	Mar-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(81,066)
BA(02/15/12Mar12-Cal17)	Mar-14	Bank of America	$3.9000	310,000	Gas Swap	(19,600)
Citi(02/16/12Mar12-Cal17)	Mar-14	Citi	$3.9250	310,000	Gas Swap	(11,944)
GS(02/16/12Mar12-Cal17)	Mar-14	Goldman Sachs	$3.9300	310,000	Gas Swap	(10,413)
BA(02/16/12Mar12-Cal17)	Mar-14	Bank of America	$3.9350	310,000	Gas Swap	(8,881)
JP(12/20/11Cal14SCNovate)	Mar-14	JP Morgan	$90.1500	15,500	Oil Swaps	32,824
JP(10/05/10Cal14)	Mar-14	JP Morgan	$90.2500	15,500	Oil Swaps	34,356
JP(10/06/10Cal14)	Mar-14	JP Morgan	$90.3500	15,500	Oil Swaps	35,887
JP(11/04/10Cal14)	Mar-14	JP Morgan	$90.7000	15,500	Oil Swaps	41,247

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(11/04/10Cal14)2	Mar-14	JP Morgan	$90.8000	15,500	Oil Swaps	42,779
BMO(11/30/11Cal14)	Mar-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	45,842
JP(11/04/10Cal14)3	Mar-14	JP Morgan	$91.0100	15,500	Oil Swaps	45,995
WF(11/30/11Cal14)	Mar-14	Wells Fargo	$91.0500	15,500	Oil Swaps	46,608
WF(11/30/11Cal14)2	Mar-14	Wells Fargo	$91.1500	15,500	Oil Swaps	48,139
BA(05/17/12Cal14)	Mar-14	Bank of America	$90.0000	31,000	Oil Swaps	61,054
MS(05/17/12Cal14)	Mar-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	61,054
BMO(10/13/10Cal14)	Mar-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	67,180
BMO(11/29/11Cal14)	Mar-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	75,757
JP(11/29/11Cal14)	Mar-14	JP Morgan	$90.7000	31,000	Oil Swaps	82,495
JP(11/30/11Cal14)	Mar-14	JP Morgan	$91.0200	31,000	Oil Swaps	92,296
JP(11/30/11Cal14)2	Mar-14	JP Morgan	$91.0500	31,000	Oil Swaps	93,215
BMO(11/30/11Cal14)2	Mar-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	94,747
JP(11/30/11Cal14)3	Mar-14	JP Morgan	$91.2400	31,000	Oil Swaps	99,035
JP(01/12/11Cal14)	Mar-14	JP Morgan	$94.5200	31,000	Oil Swaps	199,499
JP(12/21/11Cal12-16)	Mar-14	JP Morgan	$4.2110	937,600	Gas Swap	228,786
JP(12/13/11Cal12-16)	Mar-14	JP Morgan	$4.2180	937,600	Gas Swap	235,270
BMO(08/05/11Cal14b)2	Apr-14	Bank of Montreal	$94.5500	(15,000)	Oil Swaps	(98,485)
JP(08/05/11Cal14b)	Apr-14	JP Morgan	$94.5500	(15,000)	Oil Swaps	(98,485)
BMO(08/05/11Cal14b)	Apr-14	Bank of Montreal	$94.4000	(15,000)	Oil Swaps	(96,261)
JP(12/20/11Cal14bSCNovate)	Apr-14	JP Morgan	$93.3000	(15,000)	Oil Swaps	(79,954)
BA(02/15/12Mar12-Cal17)	Apr-14	Bank of America	$3.9000	300,000	Gas Swap	32,015
JP(12/20/11Cal14SCNovate)	Apr-14	JP Morgan	$90.1500	15,000	Oil Swaps	33,257
JP(10/05/10Cal14)	Apr-14	JP Morgan	$90.2500	15,000	Oil Swaps	34,739
JP(10/06/10Cal14)	Apr-14	JP Morgan	$90.3500	15,000	Oil Swaps	36,222
Citi(02/16/12Mar12-Cal17)	Apr-14	Citi	$3.9250	300,000	Gas Swap	39,426
GS(02/16/12Mar12-Cal17)	Apr-14	Goldman Sachs	$3.9300	300,000	Gas Swap	40,908
JP(11/04/10Cal14)	Apr-14	JP Morgan	$90.7000	15,000	Oil Swaps	41,410
BA(02/16/12Mar12-Cal17)	Apr-14	Bank of America	$3.9350	300,000	Gas Swap	42,390
JP(11/04/10Cal14)2	Apr-14	JP Morgan	$90.8000	15,000	Oil Swaps	42,893
BMO(11/30/11Cal14)	Apr-14	Bank of Montreal	$91.0000	15,000	Oil Swaps	45,858
JP(11/04/10Cal14)3	Apr-14	JP Morgan	$91.0100	15,000	Oil Swaps	46,006
WF(11/30/11Cal14)	Apr-14	Wells Fargo	$91.0500	15,000	Oil Swaps	46,599
WF(11/30/11Cal14)2	Apr-14	Wells Fargo	$91.1500	15,000	Oil Swaps	48,081
BA(05/17/12Cal14)	Apr-14	Bank of America	$90.0000	30,000	Oil Swaps	62,066
MS(05/17/12Cal14)	Apr-14	Morgan Stanley	$90.0000	30,000	Oil Swaps	62,066
BMO(10/13/10Cal14)	Apr-14	Bank of Montreal	$90.2000	30,000	Oil Swaps	67,996
BMO(11/29/11Cal14)	Apr-14	Bank of Montreal	$90.4800	30,000	Oil Swaps	76,297
JP(11/29/11Cal14)	Apr-14	JP Morgan	$90.7000	30,000	Oil Swaps	82,820
JP(11/30/11Cal14)	Apr-14	JP Morgan	$91.0200	30,000	Oil Swaps	92,308
JP(11/30/11Cal14)2	Apr-14	JP Morgan	$91.0500	30,000	Oil Swaps	93,198
BMO(11/30/11Cal14)2	Apr-14	Bank of Montreal	$91.1000	30,000	Oil Swaps	94,680
JP(11/30/11Cal14)3	Apr-14	JP Morgan	$91.2400	30,000	Oil Swaps	98,831
JP(01/12/11Cal14)	Apr-14	JP Morgan	$94.5200	30,000	Oil Swaps	196,081
JP(12/21/11Cal12-16)	Apr-14	JP Morgan	$4.2110	925,900	Gas Swap	383,341
JP(12/13/11Cal12-16)	Apr-14	JP Morgan	$4.2180	925,900	Gas Swap	389,746
BMO(08/05/11Cal14b)2	May-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(103,333)
JP(08/05/11Cal14b)	May-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(103,333)
BMO(08/05/11Cal14b)	May-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(101,035)
JP(12/20/11Cal14bSCNovate)	May-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(84,179)
BA(02/15/12Mar12-Cal17)	May-14	Bank of America	$3.9000	310,000	Gas Swap	28,188
Citi(02/16/12Mar12-Cal17)	May-14	Citi	$3.9250	310,000	Gas Swap	35,847
JP(12/20/11Cal14SCNovate)	May-14	JP Morgan	$90.1500	15,500	Oil Swaps	35,909
GS(02/16/12Mar12-Cal17)	May-14	Goldman Sachs	$3.9300	310,000	Gas Swap	37,379
JP(10/05/10Cal14)	May-14	JP Morgan	$90.2500	15,500	Oil Swaps	37,441
BA(02/16/12Mar12-Cal17)	May-14	Bank of America	$3.9350	310,000	Gas Swap	38,911
JP(10/06/10Cal14)	May-14	JP Morgan	$90.3500	15,500	Oil Swaps	38,974
JP(11/04/10Cal14)	May-14	JP Morgan	$90.7000	15,500	Oil Swaps	44,337
JP(11/04/10Cal14)2	May-14	JP Morgan	$90.8000	15,500	Oil Swaps	45,869
BMO(11/30/11Cal14)	May-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	48,934
JP(11/04/10Cal14)3	May-14	JP Morgan	$91.0100	15,500	Oil Swaps	49,087
WF(11/30/11Cal14)	May-14	Wells Fargo	$91.0500	15,500	Oil Swaps	49,700
WF(11/30/11Cal14)2	May-14	Wells Fargo	$91.1500	15,500	Oil Swaps	51,233
BA(05/17/12Cal14)	May-14	Bank of America	$90.0000	31,000	Oil Swaps	67,220

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
MS(05/17/12Cal14)	May-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	67,220
BMO(10/13/10Cal14)	May-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	73,350
BMO(11/29/11Cal14)	May-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	81,931
JP(11/29/11Cal14)	May-14	JP Morgan	$90.7000	31,000	Oil Swaps	88,674
JP(11/30/11Cal14)	May-14	JP Morgan	$91.0200	31,000	Oil Swaps	98,481
JP(11/30/11Cal14)2	May-14	JP Morgan	$91.0500	31,000	Oil Swaps	99,400
BMO(11/30/11Cal14)2	May-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	100,933
JP(11/30/11Cal14)3	May-14	JP Morgan	$91.2400	31,000	Oil Swaps	105,223
JP(01/12/11Cal14)	May-14	JP Morgan	$94.5200	31,000	Oil Swaps	205,747
JP(12/21/11Cal12-16)	May-14	JP Morgan	$4.2110	915,200	Gas Swap	364,526
JP(12/13/11Cal12-16)	May-14	JP Morgan	$4.2180	915,200	Gas Swap	370,858
BMO(08/05/11Cal14b)2	Jun-14	Bank of Montreal	$94.5500	(15,000)	Oil Swaps	(101,476)
JP(08/05/11Cal14b)	Jun-14	JP Morgan	$94.5500	(15,000)	Oil Swaps	(101,476)
BMO(08/05/11Cal14b)	Jun-14	Bank of Montreal	$94.4000	(15,000)	Oil Swaps	(99,250)
JP(12/20/11Cal14bSCNovate)	Jun-14	JP Morgan	$93.3000	(15,000)	Oil Swaps	(82,931)
BA(02/15/12Mar12-Cal17)	Jun-14	Bank of America	$3.9000	300,000	Gas Swap	20,466
Citi(02/16/12Mar12-Cal17)	Jun-14	Citi	$3.9250	300,000	Gas Swap	27,881
GS(02/16/12Mar12-Cal17)	Jun-14	Goldman Sachs	$3.9300	300,000	Gas Swap	29,364
BA(02/16/12Mar12-Cal17)	Jun-14	Bank of America	$3.9350	300,000	Gas Swap	30,847
JP(12/20/11Cal14SCNovate)	Jun-14	JP Morgan	$90.1500	15,000	Oil Swaps	36,199
JP(10/05/10Cal14)	Jun-14	JP Morgan	$90.2500	15,000	Oil Swaps	37,683
JP(10/06/10Cal14)	Jun-14	JP Morgan	$90.3500	15,000	Oil Swaps	39,166
JP(11/04/10Cal14)	Jun-14	JP Morgan	$90.7000	15,000	Oil Swaps	44,359
JP(11/04/10Cal14)2	Jun-14	JP Morgan	$90.8000	15,000	Oil Swaps	45,842
BMO(11/30/11Cal14)	Jun-14	Bank of Montreal	$91.0000	15,000	Oil Swaps	48,809
JP(11/04/10Cal14)3	Jun-14	JP Morgan	$91.0100	15,000	Oil Swaps	48,958
WF(11/30/11Cal14)	Jun-14	Wells Fargo	$91.0500	15,000	Oil Swaps	49,551
WF(11/30/11Cal14)2	Jun-14	Wells Fargo	$91.1500	15,000	Oil Swaps	51,035
BA(05/17/12Cal14)	Jun-14	Bank of America	$90.0000	30,000	Oil Swaps	67,947
MS(05/17/12Cal14 )	Jun-14	Morgan Stanley	$90.0000	30,000	Oil Swaps	67,947
BMO(10/13/10Cal14)	Jun-14	Bank of Montreal	$90.2000	30,000	Oil Swaps	73,881
BMO(11/29/11Cal14)	Jun-14	Bank of Montreal	$90.4800	30,000	Oil Swaps	82,189
JP(11/29/11Cal14)	Jun-14	JP Morgan	$90.7000	30,000	Oil Swaps	88,717
JP(11/30/11Cal14)	Jun-14	JP Morgan	$91.0200	30,000	Oil Swaps	98,212
JP(11/30/11Cal14)2	Jun-14	JP Morgan	$91.0500	30,000	Oil Swaps	99,102
BMO(11/30/11Cal14)2	Jun-14	Bank of Montreal	$91.1000	30,000	Oil Swaps	100,586
JP(11/30/11Cal14)3	Jun-14	JP Morgan	$91.2400	30,000	Oil Swaps	104,740
JP(01/12/11Cal14)	Jun-14	JP Morgan	$94.5200	30,000	Oil Swaps	202,061
JP(12/21/11Cal12-16)	Jun-14	JP Morgan	$4.2110	904,900	Gas Swap	339,969
JP(12/13/11Cal12-16)	Jun-14	JP Morgan	$4.2180	904,900	Gas Swap	346,232
BMO(08/05/11Cal14b)2	Jul-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(106,123)
JP(08/05/11Cal14b)	Jul-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(106,123)
BMO(08/05/11Cal14b)	Jul-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(103,825)
JP(12/20/11Cal14bSCNovate)	Jul-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(86,972)
BA(02/15/12Mar12-Cal17)	Jul-14	Bank of America	$3.9000	310,000	Gas Swap	8,279
Citi(02/16/12Mar12-Cal17)	Jul-14	Citi	$3.9250	310,000	Gas Swap	15,944
GS(02/16/12Mar12-Cal17)	Jul-14	Goldman Sachs	$3.9300	310,000	Gas Swap	17,477
BA(02/16/12Mar12-Cal17)	Jul-14	Bank of America	$3.9350	310,000	Gas Swap	19,011
JP(12/20/11Cal14SCNovate)	Jul-14	JP Morgan	$90.1500	15,500	Oil Swaps	38,711
JP(10/05/10Cal14)	Jul-14	JP Morgan	$90.2500	15,500	Oil Swaps	40,243
JP(10/06/10Cal14)	Jul-14	JP Morgan	$90.3500	15,500	Oil Swaps	41,775
JP(11/04/10Cal14)	Jul-14	JP Morgan	$90.7000	15,500	Oil Swaps	47,138
JP(11/04/10Cal14)2	Jul-14	JP Morgan	$90.8000	15,500	Oil Swaps	48,670
BMO(11/30/11Cal14)	Jul-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	51,734
JP(11/04/10Cal14)3	Jul-14	JP Morgan	$91.0100	15,500	Oil Swaps	51,887
WF(11/30/11Cal14)	Jul-14	Wells Fargo	$91.0500	15,500	Oil Swaps	52,500
WF(11/30/11Cal14)2	Jul-14	Wells Fargo	$91.1500	15,500	Oil Swaps	54,032
BA(05/17/12Cal14)	Jul-14	Bank of America	$90.0000	31,000	Oil Swaps	72,826
MS(05/17/12Cal14)	Jul-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	72,826
BMO(10/13/10Cal14)	Jul-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	78,954
BMO(11/29/11Cal14)	Jul-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	87,534
JP(11/29/11Cal14)	Jul-14	JP Morgan	$90.7000	31,000	Oil Swaps	94,275
JP(11/30/11Cal14)	Jul-14	JP Morgan	$91.0200	31,000	Oil Swaps	104,081
JP(11/30/11Cal14)2	Jul-14	JP Morgan	$91.0500	31,000	Oil Swaps	105,000

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(11/30/11Cal14)2	Jul-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	106,532
JP(11/30/11Cal14)3	Jul-14	JP Morgan	$91.2400	31,000	Oil Swaps	110,822
JP(01/12/11Cal14)	Jul-14	JP Morgan	$94.5200	31,000	Oil Swaps	211,328
JP(12/21/11Cal12-16)	Jul-14	JP Morgan	$4.2110	894,800	Gas Swap	299,146
JP(12/13/11Cal12-16)	Jul-14	JP Morgan	$4.2180	894,800	Gas Swap	305,342
BMO(08/05/11Cal14b)2	Aug-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(107,182)
JP(08/05/11Cal14b)	Aug-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(107,182)
BMO(08/05/11Cal14b)	Aug-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(104,885)
JP(12/20/11Cal14bSCNovate)	Aug-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(88,042)
BA(02/15/12Mar12-Cal17)	Aug-14	Bank of America	$3.9000	310,000	Gas Swap	2,451
Citi(02/16/12Mar12-Cal17)	Aug-14	Citi	$3.9250	310,000	Gas Swap	10,112
GS(02/16/12Mar12-Cal17)	Aug-14	Goldman Sachs	$3.9300	310,000	Gas Swap	11,644
BA(02/16/12Mar12-Cal17)	Aug-14	Bank of America	$3.9350	310,000	Gas Swap	13,176
JP(12/20/11Cal14SCNovate)	Aug-14	JP Morgan	$90.1500	15,500	Oil Swaps	39,810
JP(10/05/l0Cal14)	Aug-14	JP Morgan	$90.2500	15,500	Oil Swaps	41,341
JP(10/06/10Cal14)	Aug-14	JP Morgan	$90.3500	15,500	Oil Swaps	42,873
JP(11/04/10Cal14)	Aug-14	JP Morgan	$90.7000	15,500	Oil Swaps	48,232
JP(11/04/10Cal14)2	Aug-14	JP Morgan	$90.8000	15,500	Oil Swaps	49,763
BMO(11/30/11Cal14)	Aug-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	52,825
JP(11/04/10Cal14)3	Aug-14	JP Morgan	$91.0100	15,500	Oil Swaps	52,978
WF(11/30/11Cal14)	Aug-14	Wells Fargo	$91.0500	15,500	Oil Swaps	53,591
WF(11/30/11Cal14)2	Aug-14	Wells Fargo	$91.1500	15,500	Oil Swaps	55,122
BA(05/17/12Cal14)	Aug-14	Bank of America	$90.0000	31,000	Oil Swaps	75,027
MS(05/17/12Cal14)	Aug-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	75,027
BMO(10/13/10Cal14)	Aug-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	81,152
BMO(11/29/11Cal14)	Aug-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	89,726
JP(11/29/11Cal14)	Aug-14	JP Morgan	$90.7000	31,000	Oil Swaps	96,463
JP(11/30/11Cal14)	Aug-14	JP Morgan	$91.0200	31,000	Oil Swaps	106,263
JP(11/30/11Cal14)2	Aug-14	JP Morgan	$91.0500	31,000	Oil Swaps	107,182
BMO(11/30/11Cal14)2	Aug-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	108,713
JP(11/30/11Cal14)3	Aug-14	JP Morgan	$91.2400	31,000	Oil Swaps	113,000
JP(01/12/11Cal14)	Aug-14	JP Morgan	$94.5200	31,000	Oil Swaps	213,444
JP(12/21/11Cal12-16)	Aug-14	JP Morgan	$4.2110	884,700	Gas Swap	278,968
JP(12/13/11Cal12-16)	Aug-14	JP Morgan	$4.2180	884,700	Gas Swap	285,090
BMO(08/05/11Cal14b)2	Sep-14	Bank of Montreal	$94.5500	(15,000)	Oil Swaps	(104,352)
JP(08/05/11Cal14b)	Sep-14	JP Morgan	$94.5500	(15,000)	Oil Swaps	(104,352)
BMO(08/05/11Cal14b)	Sep-14	Bank of Montreal	$94.4000	(15,000)	Oil Swaps	(102,131)
JP(12/20/11Cal14bSCNovate)	Sep-14	JP Morgan	$93.3000	(15,000)	Oil Swaps	(85,841)
BA(02/15/12Mar12-Cal17)	Sep-14	Bank of America	$3.9000	300,000	Gas Swap	1,482
Citi(02/16/12Mar12-Cal17)	Sep-14	Citi	$3.9250	300,000	Gas Swap	8,891
GS(02/16/12Mar12-Cal17)	Sep-14	Goldman Sachs	$3.9300	300,000	Gas Swap	10,373
BA(02/16/12Mar12-Cal17)	Sep-14	Bank of America	$3.9350	300,000	Gas Swap	11,855
JP(12/20/11Cal14SCNovate)	Sep-14	JP Morgan	$90.1500	15,000	Oil Swaps	39,194
JP(10/05/10Cal14)	Sep-14	JP Morgan	$90.2500	15,000	Oil Swaps	40,675
JP(10/06/10Cal14)	Sep-14	JP Morgan	$90.3500	15,000	Oil Swaps	42,156
JP(11/04/10Cal14)	Sep-14	JP Morgan	$90.7000	15,000	Oil Swaps	47,339
JP(11/04/10Cal14)2	Sep-14	JP Morgan	$90.8000	15,000	Oil Swaps	48,820
BMO(11/30/11Cal14)	Sep-14	Bank of Montreal	$91.0000	15,000	Oil Swaps	51,781
JP(11/04/10Cal14)3	Sep-14	JP Morgan	$91.0100	15,000	Oil Swaps	51,929
WF(11/30/11Cal14)	Sep-14	Wells Fargo	$91.0500	15,000	Oil Swaps	52,522
WF(11/30/11Cal14)2	Sep-14	Wells Fargo	$91.1500	15,000	Oil Swaps	54,003
BA(05/17/12Cal14)	Sep-14	Bank of America	$90.0000	30,000	Oil Swaps	73,945
MS(05/17/12Cal14)	Sep-14	Morgan Stanley	$90.0000	30,000	Oil Swaps	73,945
BMO(10/13/10Cal14)	Sep-14	Bank of Montreal	$90.2000	30,000	Oil Swaps	79,869
BMO(11/29/11Cal14)	Sep-14	Bank of Montreal	$90.4800	30,000	Oil Swaps	88,161
JP(11/29/11Cal14)	Sep-14	JP Morgan	$90.7000	30,000	Oil Swaps	94,677
JP(11/30/11Cal14)	Sep-14	JP Morgan	$91.0200	30,000	Oil Swaps	104,155
JP(11/30/11Cal14)2	Sep-14	JP Morgan	$91.0500	30,000	Oil Swaps	105,043
BMO(11/30/11Cal14)2	Sep-14	Bank of Montreal	$91.1000	30,000	Oil Swaps	106,524
JP(11/30/11Cal14)3	Sep-14	JP Morgan	$91.2400	30,000	Oil Swaps	110,671
JP(01/12/11Cal14)	Sep-14	JP Morgan	$94.5200	30,000	Oil Swaps	207,816
JP(12/21/11Cal12-16)	Sep-14	JP Morgan	$4.2110	875,100	Gas Swap	273,188
JP(12/13/11Cal12-16)	Sep-14	JP Morgan	$4.2180	875,100	Gas Swap	279,240
BMO(08/05/11Cal14b)2	Oct-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(108,018)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(08/05/11Cal14b)	Oct-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(108,018)
BMO(08/05/11Cal14b)	Oct-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(105,724)
JP(12/20/11Cal14bSCNovate)	Oct-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(88,902)
BA(02/15/12Mar12-Cal17)	Oct-14	Bank of America	$3.9000	310,000	Gas Swap	(10,100)
Citi(02/16/12Mar12-Cal17)	Oct-14	Citi	$3.9250	310,000	Gas Swap	(2,449)
GS(02/16/12Mar12-Cal17)	Oct-14	Goldman Sachs	$3.9300	310,000	Gas Swap	(918)
BA(02/16/12Mar12-Cal17)	Oct-14	Bank of America	$3.9350	310,000	Gas Swap	612
JP(12/20/11Cal14SCNovate)	Oct-14	JP Morgan	$90.1500	15,500	Oil Swaps	40,730
JP(10/05/10Cal14)	Oct-14	JP Morgan	$90.2500	15,500	Oil Swaps	42,259
JP(10/06/10Cal14)	Oct-14	JP Morgan	$90.3500	15,500	Oil Swaps	43,788
JP(11/04/10Cal14)	Oct-14	JP Morgan	$90.7000	15,500	Oil Swaps	49,141
JP(11/04/10Cal14)2	Oct-14	JP Morgan	$90.8000	15,500	Oil Swaps	50,670
BMO(11/30/11Cal14)	Oct-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	53,728
JP(11/04/10Cal14)3	Oct-14	JP Morgan	$91.0100	15,500	Oil Swaps	53,881
WF(11/30/11Cal14)	Oct-14	Wells Fargo	$91.0500	15,500	Oil Swaps	54,493
WF(11/30/11Cal14)2	Oct-14	Wells Fargo	$91.1500	15,500	Oil Swaps	56,022
BA(05/17/12Cal14)	Oct-14	Bank of America	$90.0000	31,000	Oil Swaps	76,871
MS(05/17/12Cal14)	Oct-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	76,871
BMO(10/13/10Cal14)	Oct-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	82,988
BMO(11/29/11Cal14)	Oct-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	91,552
JP(11/29/11Cal14)	Oct-14	JP Morgan	$90.7000	31,000	Oil Swaps	98,281
JP(11/30/11Cal14)	Oct-14	JP Morgan	$91.0200	31,000	Oil Swaps	108,069
JP(11/30/11Cal14)2	Oct-14	JP Morgan	$91.0500	31,000	Oil Swaps	108,986
BMO(11/30/11Cal14)2	Oct-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	110,515
JP(11/30/11Cal14)3	Oct-14	JP Morgan	$91.2400	31,000	Oil Swaps	114,797
JP(01/12/11Cal14)	Oct-14	JP Morgan	$94.5200	31,000	Oil Swaps	215,118
JP(12/21/11Cal12-16)	Oct-14	JP Morgan	$4.2110	865,600	Gas Swap	237,583
JP(12/13/11Cal12-16)	Oct-14	JP Morgan	$4.2180	865,600	Gas Swap	243,566
BMO(08/05/11Cal14b)2	Nov-14	Bank of Montreal	$94.5500	(15,000)	Oil Swaps	(105,256)
JP(08/05/11Cal14b)	Nov-14	JP Morgan	$94.5500	(15,000)	Oil Swaps	(105,256)
BMO(08/05/11Cal14b)	Nov-14	Bank of Montreal	$94.4000	(15,000)	Oil Swaps	(103,038)
JP(12/20/11Cal14bSCNovate)	Nov-14	JP Morgan	$93.3000	(15,000)	Oil Swaps	(86,769)
BA(02/15/12Mar12-Cal17)	Nov-14	Bank of America	$3.9000	300,000	Gas Swap	(37,000)
Citi(02/16/12Mar12-Cal17)	Nov-14	Citi	$3.9250	300,000	Gas Swap	(29,600)
GS(02/16/12Mar12-Cal17)	Nov-14	Goldman Sachs	$3.9300	300,000	Gas Swap	(28,120)
BA(02/16/12Mar12-Cal17)	Nov-14	Bank of America	$3.9350	300,000	Gas Swap	(26,640)
JP(12/20/11Cal14SCNovate)	Nov-14	JP Morgan	$90.1500	15,000	Oil Swaps	40,180
JP(10/05/10Cal14)	Nov-14	JP Morgan	$90.2500	15,000	Oil Swaps	41,659
JP(10/06/10Cal14)	Nov-14	JP Morgan	$90.3500	15,000	Oil Swaps	43,138
JP(11/04/10Cal14)	Nov-14	JP Morgan	$90.7000	15,000	Oil Swaps	48,314
JP(11/04110Cal14)2	Nov-14	JP Morgan	$90.8000	15,000	Oil Swaps	49,793
BMO(11/30/11Cal14)	Nov-14	Bank of Montreal	$91.0000	15,000	Oil Swaps	52,751
JP(11/04/10Cal14)3	Nov-14	JP Morgan	$91.0100	15,000	Oil Swaps	52,899
WF(11/30/11Cal14)	Nov-14	Wells Fargo	$91.0500	15,000	Oil Swaps	53,491
WF(11/30/11Cal14)2	Nov-14	Wells Fargo	$91.1500	15,000	Oil Swaps	54,970
BA(05/17/12Cal14)	Nov-14	Bank of America	$90.0000	30,000	Oil Swaps	75,923
MS(05/17/12Cal14)	Nov-14	Morgan Stanley	$90.0000	30,000	Oil Swaps	75,923
BMO(10/13/10Cal14)	Nov-14	Bank of Montreal	$90.2000	30,000	Oil Swaps	81,839
BMO(11/29/11Cal14)	Nov-14	Bank of Montreal	$90.4800	30,000	Oil Swaps	90,121
JP(11/29/11Cal14)	Nov-14	JP Morgan	$90.7000	30,000	Oil Swaps	96,629
JP(11/30/11Cal14)	Nov-14	JP Morgan	$91.0200	30,000	Oil Swaps	106,095
JP(11/30/11Cal14)2	Nov-14	JP Morgan	$91.0500	30,000	Oil Swaps	106,982
BMO(11/30/11Cal14)2	Nov-14	Bank of Montreal	$91.1000	30,000	Oil Swaps	108,461
JP(11/30/11Cal14)3	Nov-14	JP Morgan	$91.2400	30,000	Oil Swaps	112,602
JP(12/21/11Cal12-16)	Nov-14	JP Morgan	$4.2110	856,500	Gas Swap	157,183
JP(12/13/11Cal12-16)	Nov-14	JP Morgan	$4.2180	856,500	Gas Swap	163,099
JP(01/12/11Cal14)	Nov-14	JP Morgan	$94.5200	30,000	Oil Swaps	209,625
BMO(08/05/11Cal14b)2	Dec-14	Bank of Montreal	$94.5500	(15,500)	Oil Swaps	(110,679)
JP(08/05/11Cal14b)	Dec-14	JP Morgan	$94.5500	(15,500)	Oil Swaps	(110,679)
BMO(08/05/11Cal14b)	Dec-14	Bank of Montreal	$94.4000	(15,500)	Oil Swaps	(108,388)
BA(02/15/12Mar12-Cal17)	Dec-14	Bank of America	$3.9000	310,000	Gas Swap	(96,291)
JP(12/20/11Cal14bSCNovate)	Dec-14	JP Morgan	$93.3000	(15,500)	Oil Swaps	(91,588)
Citi(02/16/12Mar12-Cal17)	Dec-14	Citi	$3.9250	310,000	Gas Swap	(88,649)
GS(02/16/12Mar12-Cal17)	Dec-14	Goldman Sachs	$3.9300	310,000	Gas Swap	(87,121)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BA(02/16/12Mar12-Cal17)	Dec-14	Bank of America	$3.9350	310,000	Gas Swap	(85,592)
JP(12/21/11Cal12-16)	Dec-14	JP Morgan	$4.2110	847,600	Gas Swap	(3,343)
JP(12/13/11Cal12-16)	Dec-14	JP Morgan	$4.2180	847,600	Gas Swap	2,507
JP(12/20/11Cal14SCNovate)	Dec-14	JP Morgan	$90.1500	15,500	Oil Swaps	43,478
JP(10/05/10Cal14)	Dec-14	JP Morgan	$90.2500	15,500	Oil Swaps	45,005
JP(10/06/10Cal14)	Dec-14	JP Morgan	$90.3500	15,500	Oil Swaps	46,532
JP(11/04/10Cal14)	Dec-14	JP Morgan	$90.7000	15,500	Oil Swaps	51,878
JP(11/04/10Cal14)2	Dec-14	JP Morgan	$90.8000	15,500	Oil Swaps	53,405
BMO(11/30/11Cal14)	Dec-14	Bank of Montreal	$91.0000	15,500	Oil Swaps	56,460
JP(11/04/10Cal14)3	Dec-14	JP Morgan	$91.0100	15,500	Oil Swaps	56,612
WF(11/30/11Cal14)	Dec-14	Wells Fargo	$91.0500	15,500	Oil Swaps	57,223
WF(11/30/11Cal14)2	Dec-14	Wells Fargo	$91.1500	15,500	Oil Swaps	58,751
BA(05/17/12Cal14)	Dec-14	Bank of America	$90.0000	31,000	Oil Swaps	82,373
MS(05/17/12Cal14)	Dec-14	Morgan Stanley	$90.0000	31,000	Oil Swaps	82,373
BMO(10/13/10Cal14)	Dec-14	Bank of Montreal	$90.2000	31,000	Oil Swaps	88,482
BMO(11/29/11Cal14)	Dec-14	Bank of Montreal	$90.4800	31,000	Oil Swaps	97,035
JP(11/29/11Cal14)	Dec-14	JP Morgan	$90.7000	31,000	Oil Swaps	103,756
JP(11/30/11Cal14)	Dec-14	JP Morgan	$91.0200	31,000	Oil Swaps	113,530
JP(11/30/11Cal14)2	Dec-14	JP Morgan	$91.0500	31,000	Oil Swaps	114,447
BMO(11/30/11Cal14)2	Dec-14	Bank of Montreal	$91.1000	31,000	Oil Swaps	115,974
JP(11/30/11Cal14)3	Dec-14	JP Morgan	$91.2400	31,000	Oil Swaps	120,251
JP(01/12/11Cal14)	Dec-14	JP Morgan	$94.5200	31,000	Oil Swaps	220,442
BA(02/15/12Mar12-Cal17)	Jan-15	Bank of America	$3.9000	310,000	Gas Swap	(126,160)
Citi(02/16/12Mar12-Cal17)	Jan-15	Citi	$3.9250	310,000	Gas Swap	(118,523)
GS(02/16112Mar12-Cal17)	Jan-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(116,996)
BA(02/16/12Mar12-Cal17)	Jan-15	Bank of America	$3.9350	310,000	Gas Swap	(115,469)
BMO(08/05/11Cal15b)	Jan-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(113,709)
JP(08/05/11Cal15b)2	Jan-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(113,709)
JP(08/05/11Cal15b)	Jan-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(109,893)
JP(12/21/11Cal12-16)	Jan-15	JP Morgan	$4.2110	838,900	Gas Swap	(84,318)
JP(12/13111Cal12-16)	Jan-15	JP Morgan	$4.2180	838,900	Gas Swap	(78,532)
JP(11/05/10Cal15)	Jan-15	JP Morgan	$91.3000	15,500	Oil Swaps	62,578
JP(11/05/10Cal15)2	Jan-15	JP Morgan	$91.3000	15,500	Oil Swaps	62,578
JP(11/08/10Cal15)	Jan-15	JP Morgan	$91.3500	15,500	Oil Swaps	63,341
JP(11/08/10Cal15)2	Jan-15	JP Morgan	$91.4000	15,500	Oil Swaps	64,105
JP(11/08/10Cal15)3	Jan-15	JP Morgan	$91.6000	15,500	Oil Swaps	67,157
JP(11/08/10Cal15)4	Jan-15	JP Morgan	$91.7500	15,500	Oil Swaps	69,447
JP(10/13/10Cal15)	Jan-15	JP Morgan	$91.1500	31,000	Oil Swaps	120,578
JP(01/12/11Cal15)	Jan-15	JP Morgan	$94.5500	31,000	Oil Swaps	224,366
BA(02/15/12Mar12-Cal17)	Feb-15	Bank of America	$3.9000	280,000	Gas Swap	(104,778)
BMO(08/05/11Cal15b)	Feb-15	Bank of Montreal	$94.6500	(14,000)	Oil Swaps	(103,835)
JP(08/05/11Cal15b)2	Feb-15	JP Morgan	$94.6500	(14,000)	Oil Swaps	(103,835)
JP(08/05/11Cal15b)	Feb-15	JP Morgan	$94.4000	(14,000)	Oil Swaps	(100,390)
Citi(02/16/12Mar12-Cal17)	Feb-15	Citi	$3.9250	280,000	Gas Swap	(97,885)
GS(02/16/12Mar12-Cal17)	Feb-15	Goldman Sachs	$3.9300	280,000	Gas Swap	(96,506)
BA(02/16/12Mar12-Cal17)	Feb-15	Bank of America	$3.9350	280,000	Gas Swap	(95,127)
JP(12/21/11Cal12-16)	Feb-15	JP Morgan	$4.2110	830,300	Gas Swap	(56,417)
JP(12/13/11Cal12-16)	Feb-15	JP Morgan	$4.2180	830,300	Gas Swap	(50,694)
JP(11/05/10Cal15)	Feb-15	JP Morgan	$91.3000	14,000	Oil Swaps	57,681
JP(11/05/10Cal15)2	Feb-15	JP Morgan	$91.3000	14,000	Oil Swaps	57,681
JP(11/08/10Cal15)	Feb-15	JP Morgan	$91.3500	14,000	Oil Swaps	58,370
JP(11/08/10Cal15)2	Feb-15	JP Morgan	$91.4000	14,000	Oil Swaps	59,059
JP(11/08/10Cal15)3	Feb-15	JP Morgan	$91.6000	14,000	Oil Swaps	61,814
JP(11/08/10Cal15)4	Feb-15	JP Morgan	$91.7500	14,000	Oil Swaps	63,881
JP(10/13/10Cal15)	Feb-15	JP Morgan	$91.1500	28,000	Oil Swaps	111,228
JP(01/12/11Cal15)	Feb-15	JP Morgan	$94.5500	28,000	Oil Swaps	204,914
BMO(08/05/11Cal15b)	Mar-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(116,049)
JP(08/05/11Cal15b)2	Mar-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(116,049)
JP(08/05/11Cal15b)	Mar-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(112,239)
BA(02/15/12Mar12-Cal17)	Mar-15	Bank of America	$3.9000	310,000	Gas Swap	(89,999)
Citi(02116/12Mar12-Cal17)	Mar-15	Citi	$3.9250	310,000	Gas Swap	(82,372)
GS(02/16/12Mar12-Cal17)	Mar-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(80,847)
BA(02/16/12Mar12-Cal17)	Mar-15	Bank of America	$3.9350	310,000	Gas Swap	(79,322)
JP(12/21/11Cal12-16)	Mar-15	JP Morgan	$4.2110	821,700	Gas Swap	12,939

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
JP(12/13/11Cal12-16)	Mar-15	JP Morgan	$4.2180	821,700	Gas Swap	18,599
JP(11/05/10Cal15)	Mar-15	JP Morgan	$91.3000	15,500	Oil Swaps	64,986
JP(11/05/10Cal15)2	Mar-15	JP Morgan	$91.3000	15,500	Oil Swaps	64,986
JP(11/08/10Cal15)	Mar-15	JP Morgan	$91.3500	15,500	Oil Swaps	65,748
JP(11/08/10Cal15)2	Mar-15	JP Morgan	$91.4000	15,500	Oil Swaps	66,510
JP(11/08/10Cal15)3	Mar-15	JP Morgan	$91.6000	15,500	Oil Swaps	69,559
JP(11/08/10Cal15)4	Mar-15	JP Morgan	$91.7500	15,500	Oil Swaps	71,845
JP(10/13/10Cal15)	Mar-15	JP Morgan	$91.1500	31,000	Oil Swaps	125,398
JP(01/12/11Cal15)	Mar-15	JP Morgan	$94.5500	31,000	Oil Swaps	229,050
BMO(08/05/11Cal15b)	Apr-15	Bank of Montreal	$94.6500	(15,000)	Oil Swaps	(113,212)
JP(08/05/11Cal15b)2	Apr-15	JP Morgan	$94.6500	(15,000)	Oil Swaps	(113,212)
JP(08/05/11Cal15b)	Apr-15	JP Morgan	$94.4000	(15,000)	Oil Swaps	(109,527)
BA(02/15/12Mar12-Cal17)	Apr-15	Bank of America	$3.9000	300,000	Gas Swap	(17,703)
Citi(02/16/12Mar12-Cal17)	Apr-15	Citi	$3.9250	300,000	Gas Swap	(10,327)
GS(02/16/12Mar12-Cal17)	Apr-15	Goldman Sachs	$3.9300	300,000	Gas Swap	(8,851)
BA(02/16/12Mar12-Cal17)	Apr-15	Bank of America	$3.9350	300,000	Gas Swap	(7,376)
JP(11/05/10Cal15)	Apr-15	JP Morgan	$91.3000	15,000	Oil Swaps	63,829
JP(11/05/10Cal15)2	Apr-15	JP Morgan	$91.3000	15,000	Oil Swaps	63,829
JP(11/08/10Cal15)	Apr-15	JP Morgan	$91.3500	15,000	Oil Swaps	64,566
JP(11/08/10Cal15)2	Apr-15	JP Morgan	$91.4000	15,000	Oil Swaps	65,303
JP(11/08/10Cal15)3	Apr-15	JP Morgan	$91.6000	15,000	Oil Swaps	68,252
JP(11/08/10Cal15)4	Apr-15	JP Morgan	$91.7500	15,000	Oil Swaps	70,463
JP(10/13/10Cal15)	Apr-15	JP Morgan	$91.1500	30,000	Oil Swaps	123,236
JP(12/21/11Call2-16)	Apr-15	JP Morgan	$4.2110	813,300	Gas Swap	200,766
JP(12/13/11Cal12-16)	Apr-15	JP Morgan	$4.2180	813,300	Gas Swap	206,365
JP(01/12/11Cal15)	Apr-15	JP Morgan	$94.5500	30,000	Oil Swaps	223,476
BMO(08/05/11Cal15b)	May-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(117,715)
JP(08/05/11Cal15b)2	May-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(117,715)
JP(08/05/11Cal15b)	May-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(113,909)
BA(02/15/12Mar12-Cal17)	May-15	Bank of America	$3.9000	310,000	Gas Swap	(22,850)
Citi(02/16/12Mar12-Cal17)	May-15	Citi	$3.9250	310,000	Gas Swap	(15,233)
GS(02/16/12Mar12-Cal17)	May-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(13,710)
BA(02/16/12Mar12-Cal17)	May-15	Bank of America	$3.9350	310,000	Gas Swap	(12,186)
JP(11/05/10Cal15)	May-15	JP Morgan	$91.3000	15,500	Oil Swaps	66,722
JP(11/05/10Cal15)2	May-15	JP Morgan	$91.3000	15,500	Oil Swaps	66,722
JP(11/08/10Cal15)	May-15	JP Morgan	$91.3500	15,500	Oil Swaps	67,483
JP(11/08/10Cal15)2	May-15	JP Morgan	$91.4000	15,500	Oil Swaps	68,244
JP(11/08/10Cal15)3	May-15	JP Morgan	$91.6000	15,500	Oil Swaps	71,288
JP(11/08/10Cal15)4	May-15	JP Morgan	$91.7500	15,500	Oil Swaps	73,572
JP(10/13/10Cal15)	May-15	JP Morgan	$91.1500	31,000	Oil Swaps	128,877
JP(12/21/11Cal12-16)	May-15	JP Morgan	$4.2110	805,500	Gas Swap	186,824
JP(12/13/11Cal12-16)	May-15	JP Morgan	$4.2180	805,500	Gas Swap	192,365
JP(01/12/11Cal15)	May-15	JP Morgan	$94.5500	31,000	Oil Swaps	232,385
BMO(08/05/11Cal15b)	Jun-15	Bank of Montreal	$94.6500	(15,000)	Oil Swaps	(114,328)
JP(08/05/11Cal15b)2	Jun-15	JP Morgan	$94.6500	(15,000)	Oil Swaps	(114,328)
JP(08/05/11Cal15b)	Jun-15	JP Morgan	$94.4000	(15,000)	Oil Swaps	(110,648)
BA(02/15/12Mar12-Cal17)	Jun-15	Bank of America	$3.9000	300,000	Gas Swap	(29,758)
Citi(02/16/12Mar12-Cal17)	Jun-15	Citi	$3.9250	300,000	Gas Swap	(22,392)
GS(02/16/12Mar12-Cal17)	Jun-15	Goldman Sachs	$3.9300	300,000	Gas Swap	(20,919)
BA(02/16/12Mar12-Cal17)	Jun-15	Bank of America	$3.9350	300,000	Gas Swap	(19,446)
JP(11/05/10Cal15)	Jun-15	JP Morgan	$91.3000	15,000	Oil Swaps	65,015
JP(11/05/10Cal15)2	Jun-15	JP Morgan	$91.3000	15,000	Oil Swaps	65,015
JP(11/08/10Cal15)	Jun-15	JP Morgan	$91.3500	15,000	Oil Swaps	65,751
JP(11/08/10Cal15)2	Jun-15	JP Morgan	$91.4000	15,000	Oil Swaps	66,487
JP(11/08/10Cal15)3	Jun-15	JP Morgan	$91.6000	15,000	Oil Swaps	69,431
JP(11/08/10Cal15)4	Jun-15	JP Morgan	$91.7500	15,000	Oil Swaps	71,639
JP(10/13/10Cal15)	Jun-15	JP Morgan	$91.1500	30,000	Oil Swaps	125,614
JP(12/21/11Cal12-16)	Jun-15	JP Morgan	$4.2110	798,100	Gas Swap	164,603
JP(12/13/11Cal12-16)	Jun-15	JP Morgan	$4.2180	798,100	Gas Swap	170,090
JP(01/12/11Cal15)	Jun-15	JP Morgan	$94.5500	30,000	Oil Swaps	225,712
BMO(08/05/11Cal15b)	Jul-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(118,288)
JP(08/05/11Cal15b)2	Jul-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(118,288)
JP(08/05/11Cal15b)	Jul-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(114,489)
BA(02/15/12Mar12-Cal17)	Jul-15	Bank of America	$3.9000	310,000	Gas Swap	(41,985)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
Citi(02/16/12Mar12-Cal17)	Jul-15	Citi	$3.9250	310,000	Gas Swap	(34,379)
GS(02/16/12Mar12-Cal17)	Jul-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(32,858)
BA(02/16/12Mar12-Cal17)	Jul-15	Bank of America	$3.9350	310,000	Gas Swap	(31,337)
JP(11/05/10Cal15)	Jul-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,376
JP(11/05/10Cal15)2	Jul-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,376
JP(11/08/10Cal15)	Jul-15	JP Morgan	$91.3500	15,500	Oil Swaps	68,136
JP(11/08/10Cal15)2	Jul-15	JP Morgan	$91.4000	15,500	Oil Swaps	68,896
JP(11/08/10Cal15)3	Jul-15	JP Morgan	$91.6000	15,500	Oil Swaps	71,936
JP(11/08/10Cal15)4	Jul-15	JP Morgan	$91.7500	15,500	Oil Swaps	74,215
JP(10/13/10Cal15)	Jul-15	JP Morgan	$91.1500	31,000	Oil Swaps	130,193
JP(12/21/11Cal12-16)	Jul-15	JP Morgan	$4.2110	790,600	Gas Swap	134,233
JP(12/13/11Cal12-16)	Jul-15	JP Morgan	$4.2180	790,600	Gas Swap	139,664
JP(01/12/11Cal15)	Jul-15	JP Morgan	$94.5500	31,000	Oil Swaps	233,537
BMO(08/05/11Cal15b)	Aug-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(118,283)
JP(08/05/11Cal15b)2	Aug-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(118,283)
JP(08/05/11Cal15b)	Aug-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(114,487)
BA(02/15/12Mar12-Cal17)	Aug-15	Bank of America	$3.9000	310,000	Gas Swap	(48,026)
Citi(02/16/12Mar12-Cal17)	Aug-15	Citi	$3.9250	310,000	Gas Swap	(40,427)
GS(02/16/12Mar12-Cal17)	Aug-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(38,907)
BA(02/16/12Mar12-Cal17)	Aug-15	Bank of America	$3.9350	310,000	Gas Swap	(37,388)
JP(11/05/10Cal15)	Aug-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,417
JP(11/05/10Cal15)2	Aug-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,417
JP(11/08/10Cal15)	Aug-15	JP Morgan	$91.3500	15,500	Oil Swaps	68,176
JP(11/08/10Cal15)2	Aug-15	JP Morgan	$91.4000	15,500	Oil Swaps	68,935
JP(11/08/10Cal15)3	Aug-15	JP Morgan	$91.6000	15,500	Oil Swaps	71,972
JP(11/08/10Cal15)4	Aug-15	JP Morgan	$91.7500	15,500	Oil Swaps	74,250
JP(12/21/11Cal12-16)	Aug-15	JP Morgan	$4.2110	782,600	Gas Swap	117,406
JP(12/13/11Cal12-16)	Aug-15	JP Morgan	$4.2180	782,600	Gas Swap	122,778
JP(10/13/10Cal15)	Aug-15	JP Morgan	$91.1500	31,000	Oil Swaps	130,279
JP(01/12/11Cal15)	Aug-15	JP Morgan	$94.5500	31,000	Oil Swaps	233,530
BMO (08/05/11Cal15b)	Sep-15	Bank of Montreal	$94.6500	(15,000)	Oil Swaps	(114,316)
JP(08/05/11Cal15b)2	Sep-15	JP Morgan	$94.6500	(15,000)	Oil Swaps	(114,316)
JP(08/05/11Cal15b)	Sep-15	JP Morgan	$94.4000	(15,000)	Oil Swaps	(110,646)
BA(02/15/12Mar12-Cal17)	Sep-15	Bank of America	$3.9000	300,000	Gas Swap	(47,319)
Citi(02/16/12Mar12-Cal17)	Sep-15	Citi	$3.9250	300,000	Gas Swap	(39,971)
GS(02/16/12Mar12-Cal17)	Sep-15	Goldman Sachs	$3.9300	300,000	Gas Swap	(38,501)
BA(02/16/12Mar12-Cal17)	Sep-15	Bank of America	$3.9350	300,000	Gas Swap	(37,032)
JP(11/05/10Cal15)	Sep-15	JP Morgan	$91.3000	15,000	Oil Swaps	65,135
JP(11/05/10Cal15)2	Sep-15	JP Morgan	$91.3000	15,000	Oil Swaps	65,135
JP(11/08/10Cal15)	Sep-15	JP Morgan	$91.3500	15,000	Oil Swaps	65,869
JP(11/08/10Cal15)2	Sep-15	JP Morgan	$91.4000	15,000	Oil Swaps	66,603
JP(11/08/10Cal15)3	Sep-15	JP Morgan	$91.6000	15,000	Oil Swaps	69,539
JP(11/08/10Cal15)4	Sep-15	JP Morgan	$91.7500	15,000	Oil Swaps	71,741
JP(12/21/11Cal12-16)	Sep-15	JP Morgan	$4.2110	774,800	Gas Swap	113,859
JP(12/13/11Cal12-16)	Sep-15	JP Morgan	$4.2180	774,800	Gas Swap	119,172
JP(10/13/10Cal15)	Sep-15	JP Morgan	$91.1500	30,000	Oil Swaps	125,865
JP(01/12/11Cal15)	Sep-15	JP Morgan	$94.5500	30,000	Oil Swaps	225,695
BMO(08/05/11Cal15b)	Oct-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(117,763)
JP(08/05/11Cal15b)2	Oct-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(117,763)
JP(08/05/11Cal15b)	Oct-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(113,974)
BA(02/15/12Mar12-Cal17)	Oct-15	Bank of America	$3.9000	310,000	Gas Swap	(60,077)
Citi(02/16/12Mar12-Cal17)	Oct-15	Citi	$3.9250	310,000	Gas Swap	(52,491)
GS(02/16/12Mar12-Cal17)	Oct-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(50,974)
BA(02/16/12Mar12-Cal17)	Oct-15	Bank of America	$3.9350	310,000	Gas Swap	(49,457)
JP(11/05/10Cal15)	Oct-15	JP Morgan	$91.3000	15,500	Oil Swaps	66,990
JP(11/05/10Cal15)2	Oct-15	JP Morgan	$91.3000	15,500	Oil Swaps	66,990
JP(11/08/10Cal15)	Oct-15	JP Morgan	$91.3500	15,500	Oil Swaps	67,748
JP(11/08/10Cal15)2	Oct-15	JP Morgan	$914000	15,500	Oil Swaps	68,506
JP(11/08/10Cal15)3	Oct-15	JP Morgan	$91.6000	15,500	Oil Swaps	71,537
JP(11/08/10Cal15)4	Oct-15	JP Morgan	$91.7500	15,500	Oil Swaps	73,810
JP(12/21/11Cal12-16)	Oct-15	JP Morgan	$4.2110	767,000	Gas Swap	84,831
JP(12/13/11Cal12-16)	Oct-15	JP Morgan	$4.2180	767,000	Gas Swap	90,086
JP(10/13/10Cal15)	Oct-15	JP Morgan	$91.1500	31,000	Oil Swaps	129,433
JP(01/12/11Cal15)	Oct-15	JP Morgan	$94.5500	31,000	Oil Swaps	232,495

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BMO(08/05/11Cal15b)	Nov-15	Bank of Montreal	$94.6500	(15,000)	Oil Swaps	(113,906)
JP(08/05/11Cal15b)2	Nov-15	JP Morgan	$94.6500	(15,000)	Oil Swaps	(113,906)
JP(08/05/11Cal15b)	Nov-15	JP Morgan	$94.4000	(15,000)	Oil Swaps	(110,243)
BA(02/15/12Mar12-Cal17)	Nov-15	Bank of America	$3.9000	300,000	Gas Swap	(84,488)
Citi(02/16/12Mar12-Cal17)	Nov-15	Citi	$3.9250	300,000	Gas Swap	(77,154)
GS(02/16/12Mar12-Cal17)	Nov-15	Goldman Sachs	$3.9300	300,000	Gas Swap	(75,687)
BA(02/16/12Mar12-Cal17)	Nov-15	Bank of America	$3.9350	300,000	Gas Swap	(74,220)
JP(12/21/11Cal12-16)	Nov-15	JP Morgan	$4.2110	759,300	Gas Swap	17,077
JP(12/13/11Cal12-16)	Nov-15	JP Morgan	$4.2180	759,300	Gas Swap	22,275
JP(11/05/10Cal15)	Nov-15	JP Morgan	$91.3000	15,000	Oil Swaps	64,817
JP(11/05/10Cal15)2	Nov-15	JP Morgan	$91.3000	15,000	Oil Swaps	64,817
JP(11/08/10Cal15)	Nov-15	JP Morgan	$91.3500	15,000	Oil Swaps	65,550
JP(11/08/10Cal15)2	Nov-15	JP Morgan	$91.4000	15,000	Oil Swaps	66,282
JP(11/08/10Cal15)3	Nov-15	JP Morgan	$91.6000	15,000	Oil Swaps	69,213
JP(11/08/10Cal15)4	Nov-15	JP Morgan	$91.7500	15,000	Oil Swaps	71,411
JP(10/13/10Cal15)	Nov-15	JP Morgan	$91.1500	30,000	Oil Swaps	125,238
JP(01/12/11Cal15)	Nov-15	JP Morgan	$94.5500	30,000	Oil Swaps	224,882
BA(02/15/12Mar12-Cal17)	Dec-15	Bank of America	$3.9000	310,000	Gas Swap	(144,770)
Citi(02/16/12Mar12-Cal17)	Dec-15	Citi	$3.9250	310,000	Gas Swap	(137,198)
GS(02/16/12Mar12-Cal17)	Dec-15	Goldman Sachs	$3.9300	310,000	Gas Swap	(135,684)
BA(02/16/12Mar12-Cal17)	Dec-15	Bank of America	$3.9350	310,000	Gas Swap	(134,170)
JP(12/21/11Cal12-16)	Dec-15	JP Morgan	$4.2110	751,400	Gas Swap	(122,596)
BMO(08/05/11Cal15b)	Dec-15	Bank of Montreal	$94.6500	(15,500)	Oil Swaps	(118,597)
JP(08/05/11Cal15b)2	Dec-15	JP Morgan	$94.6500	(15,500)	Oil Swaps	(118,597)
JP(12/13/11 Cal12-16)	Dec-15	JP Morgan	$4.2180	751,400	Gas Swap	(117,457)
JP(08/05/11Cal15b)	Dec-15	JP Morgan	$94.4000	(15,500)	Oil Swaps	(114,815)
JP(11/05/10Cal15)	Dec-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,921
JP(11/05/10Cal15)2	Dec-15	JP Morgan	$91.3000	15,500	Oil Swaps	67,921
JP(11/08/10Cal15)	Dec-15	JP Morgan	$91.3500	15,500	Oil Swaps	68,677
JP(11/08/10Cal15)2	Dec-15	JP Morgan	$91.4000	15,500	Oil Swaps	69,434
JP(11/08/10Cal15)3	Dec-15	JP Morgan	$91.6000	15,500	Oil Swaps	72,459
JP(11/08/10Cal15)4	Dec-15	JP Morgan	$91.7500	15,500	Oil Swaps	74,728
JP(10/13/10Cal15)	Dec-15	JP Morgan	$91.1500	31,000	Oil Swaps	131,304
JP(01/12/11 Cal15)	Dec-15	JP Morgan	$94.5500	31,000	Oil Swaps	234,168
JP(12/21/11Cal12-16)	Jan-16	JP Morgan	$4.2110	743,700	Gas Swap	(193,798)
JP(12/13/11Cal12-16)	Jan-16	JP Morgan	$4.2180	743,700	Gas Swap	(188,718)
BA(02/15/12Mar12-Cal17)	Jan-16	Bank of America	$3.9000	310,000	Gas Swap	(174,876)
Citi(02/16/12Mar12-Cal17)	Jan-16	Citi	$3.9250	310,000	Gas Swap	(167,312)
GS(02/16/12Mar12-Cal17)	Jan-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(165,800)
BA(02/16/12Mar12-Cal17)	Jan-16	Bank of America	$3.9350	310,000	Gas Swap	(164,287)
JP(12/21/11Cal12-16)	Feb-16	JP Morgan	$4.2110	735,800	Gas Swap	(167,881)
JP(12/13/11Cal12-16)	Feb-16	JP Morgan	$4.2180	735,800	Gas Swap	(162,859)
BA(02/15/12Mar12-Cal17)	Feb-16	Bank of America	$3.9000	290,000	Gas Swap	(154,106)
Citi(02/16/12Mar12-Cal17)	Feb-16	Citi	$3.9250	290,000	Gas Swap	(147,037)
GS(02/16/12Mar12-Cal17)	Feb-16	Goldman Sachs	$3.9300	290,000	Gas Swap	(145,623)
BA(02/16/12Mar12-Cal17)	Feb-16	Bank of America	$3.9350	290,000	Gas Swap	(144,210)
BA(02/15/12Mar12-Cal17)	Mar-16	Bank of America	$3.9000	310,000	Gas Swap	(138,907)
Citi(02/16/12Mar12-Cal17)	Mar-16	Citi	$3.9250	310,000	Gas Swap	(131,357)
GS(02/16/12Mar12-Cal17)	Mar-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(129,847)
BA(02/16/12Mar12-Cal17)	Mar-16	Bank of America	$3.9350	310,000	Gas Swap	(128,338)
JP(12/21/11Cal12-16)	Mar-16	JP Morgan	$4.2110	728,100	Gas Swap	(105,677)
JP(12/13/11Cal12-16)	Mar-16	JP Morgan	$4.2180	728,100	Gas Swap	(100,712)
BA(02/15/12Mar12-Cal17)	Apr-16	Bank of America	$3.9000	300,000	Gas Swap	(62,762)
Citi(02/16/12Mar12-Cal17)	Apr-16	Citi	$3.9250	300,000	Gas Swap	(55,464)
GS(02/16/12Mar12-Cal17)	Apr-16	Goldman Sachs	$3.9300	300,000	Gas Swap	(54,005)
BA(02/16/12Mar12-Cal17)	Apr-16	Bank of America	$3.9350	300,000	Gas Swap	(52,545)
JP(12/21/11Cal12-16)	Apr-16	JP Morgan	$4.2110	720,600	Gas Swap	67,314
JP(12/13/11Cal12-16)	Apr-16	JP Morgan	$4.2180	720,600	Gas Swap	72,222
BA(02/15/12Mar12-Cal17)	May-16	Bank of America	$3.9000	310,000	Gas Swap	(69,309)
Citi(02/16/12Mar12-Cal17)	May-16	Citi	$3.9250	310,000	Gas Swap	(61,775)
GS(02/16/12Mar12-Cal17)	May-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(60,269)
BA(02/16/12Mar12-Cal17)	May-16	Bank of America	$3.9350	310,000	Gas Swap	(58,762)
JP(12/21/11Cal12-16)	May-16	JP Morgan	$4.2110	713,400	Gas Swap	56,172
JP(12/13/11 Cal12-16)	May-16	JP Morgan	$4.2180	713,400	Gas Swap	61,026
BA(02/15/12Mar12-Cal17)	Jun-16	Bank of America	$3.9000	300,000	Gas Swap	(74,578)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
Citi(02/16/12Mar12-Cal17)	Jun-16	Citi	$3.9250	300,000	Gas Swap	(67,295)
GS(02/16/12Mar12-Cal17)	Jun-16	Goldman Sachs	$3.9300	300,000	Gas Swap	(65,839)
BA(02/16/12Mar12-Cal17)	Jun-16	Bank of America	$3.9350	300,000	Gas Swap	(64,382)
JP(12/21/11Cal12-16)	Jun-16	JP Morgan	$4.2110	706,400	Gas Swap	37,728
JP(12/13/11Cal12-16)	Jun-16	JP Morgan	$4.2180	706,400	Gas Swap	42,530
BA(02/15/12Mar12-Cal17)	Jul-16	Bank of America	$3.9000	310,000	Gas Swap	(87,502)
Citi(02/16/12Mar12-Cal17)	Jul-16	Citi	$3.9250	310,000	Gas Swap	(79,984)
GS(02/16/12Mar12-Cal17)	Jul-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(78,481)
BA(02/16/12Mar12-Cal17)	Jul-16	Bank of America	$3.9350	310,000	Gas Swap	(76,977)
JP(12/21/11Cal12-16)	Jul-16	JP Morgan	$4.2110	699,600	Gas Swap	13,572
JP(12/13/11Cal12-16)	Jul-16	JP Morgan	$4.2180	699,600	Gas Swap	18,322
BA(02/15/12Mar12-Cal17)	Aug-16	Bank of America	$3.9000	310,000	Gas Swap	(93,398)
Citi(02/16/12Mar12-Cal17)	Aug-16	Citi	$3.9250	310,000	Gas Swap	(85,890)
GS(02/16/12Mar12-Cal17)	Aug-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(84,389)
BA(02/16/12Mar12-Cal17)	Aug-16	Bank of America	$3.9350	310,000	Gas Swap	(82,887)
JP(12/21/11Cal12-16)	Aug-16	JP Morgan	$4.2110	692,900	Gas Swap	0
JP(12/13/11Cal12-16)	Aug-16	JP Morgan	$4.2180	692,900	Gas Swap	4,699
BA(02/15/12Mar12-Cal17)	Sep-16	Bank of America	$3.9000	300,000	Gas Swap	(91,423)
Citi(02/16/12Mar12-Cal17)	Sep-16	Citi	$3.9250	300,000	Gas Swap	(84,167)
GS(02/16/12Mar12-Cal17)	Sep-16	Goldman Sachs	$3.9300	300,000	Gas Swap	(82,716)
BA(02/16/12Mar12-Cal17)	Sep-16	Bank of America	$3.9350	300,000	Gas Swap	(81,265)
JP(12/21/11Cal12-16)	Sep-16	JP Morgan	$4.2110	686,400	Gas Swap	(2,656)
JP(12/13/11Cal12-16)	Sep-16	JP Morgan	$4.2180	686,400	Gas Swap	1,992
BA(02/15/12Mar12-Cal17)	Oct-16	Bank of America	$3.9000	310,000	Gas Swap	(105,427)
Citi(02/16/12Mar12-Cal17)	Oct-16	Citi	$3.9250	310,000	Gas Swap	(97,939)
GS(02/16/12Mar12-Cal17)	Oct-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(96,441)
BA(02/16/12Mar12-Cal17)	Oct-16	Bank of America	$3.9350	310,000	Gas Swap	(94,944)
JP(12/21/11Cal12-16)	Oct-16	JP Morgan	$4.2110	680,000	Gas Swap	(26,936)
JP(12/13/11Cal12-16)	Oct-16	JP Morgan	$4.2180	680,000	Gas Swap	(22,337)
BA(02/15/12Mar12-Cal17)	Nov-16	Bank of America	$3.9000	300,000	Gas Swap	(127,941)
Citi(02/16/12Mar12-Cal17)	Nov-16	Citi	$3.9250	300,000	Gas Swap	(120,705)
GS(02/16/12Mar12-Cal17)	Nov-16	Goldman Sachs	$3.9300	300,000	Gas Swap	(119,257)
BA(02/16/12Mar12-Cal17)	Nov-16	Bank of America	$3.9350	300,000	Gas Swap	(117,810)
JP(12/21/11Cal12-16)	Nov-16	JP Morgan	$4.2110	673,600	Gas Swap	(85,141)
JP(12/13/11Cal12-16)	Nov-16	JP Morgan	$4.2180	673,600	Gas Swap	(80,592)
JP(12/21/11Cal12-16)	Dec-16	JP Morgan	$4.2110	667,400	Gas Swap	(206,414)
JP(12/13/11Cal12-16)	Dec-16	JP Morgan	$4.2180	667,400	Gas Swap	(201,912)
BA(02/15/12Mar12-Cal17)	Dec-16	Bank of America	$3.9000	310,000	Gas Swap	(188,767)
Citi(02/16/12Mar12-Cal17)	Dec-16	Citi	$3.9250	310,000	Gas Swap	(181,300)
GS(02/16/12Mar12-Cal17)	Dec-16	Goldman Sachs	$3.9300	310,000	Gas Swap	(179,806)
BA(02/16/12Mar12-Cal17)	Dec-16	Bank of America	$3.9350	310,000	Gas Swap	(178,313)
BA(02/15/12Mar12-Cal17)	Jan-17	Bank of America	$3.9000	310,000	Gas Swap	(218,328)
Citi(02/16/12Mar12-Cal17)	Jan-17	Citi	$3.9250	310,000	Gas Swap	(210,871)
GS(02/16/12Mar12-Cal17)	Jan-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(209,380)
BA(02/16/12Mar12-Cal17)	Jan-17	Bank of America	$3.9350	310,000	Gas Swap	(207,888)
BA(02/15/12Mar12-Cal17)	Feb-17	Bank of America	$3.9000	280,000	Gas Swap	(188,039)
Citi(02/16/12Mar12-Cal17)	Feb-17	Citi	$3.9250	280,000	Gas Swap	(181,314)
GS(02/16/12Mar12-Cal17)	Feb-17	Goldman Sachs	$3.9300	280,000	Gas Swap	(179,969)
BA(02/16/12Mar12-Cal17)	Feb-17	Bank of America	$3.9350	280,000	Gas Swap	(178,624)
BA(02/15/12Mar12-Cal17)	Mar-17	Bank of America	$3.9000	310,000	Gas Swap	(182,612)
Citi(02/16/12Mar12-Cal17)	Mar-17	Citi	$3.9250	310,000	Gas Swap	(175,177)
GS(02/16/12Mar12-Cal17)	Mar-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(173,690)
BA(02/16/12Mar12-Cal17)	Mar-17	Bank of America	$3.9350	310,000	Gas Swap	(172,203)
BA(02/15/12Mar12-Cal17)	Apr-17	Bank of America	$3.9000	300,000	Gas Swap	(106,040)
Citi(02/16/12Mar12-Cal17)	Apr-17	Citi	$3.9250	300,000	Gas Swap	(98,856)
GS(02/16/12Mar12-Cal17)	Apr-17	Goldman Sachs	$3.9300	300,000	Gas Swap	(97,419)
BA(02/16/12Mar12-Cal17)	Apr-17	Bank of America	$3.9350	300,000	Gas Swap	(95,982)
BA(02/15/12Mar12-Cal17)	May-17	Bank of America	$3.9000	310,000	Gas Swap	(113,862)
Citi(02/16/12Mar12-Cal17)	May-17	Citi	$3.9250	310,000	Gas Swap	(106,449)
GS(02/16/12Mar12-Cal17)	May-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(104,967)
BA(02/16/12Mar12-Cal17)	May-17	Bank of America	$3.9350	310,000	Gas Swap	(103,484)
BA(02/15/12Mar12-Cal17)	Jun-17	Bank of America	$3.9000	300,000	Gas Swap	(117,183)
Citi(02/16/12Mar12-Cal17)	Jun-17	Citi	$3.9250	300,000	Gas Swap	(110,020)
GS(02/16/12Mar12-Cal17)	Jun-17	Goldman Sachs	$3.9300	300,000	Gas Swap	(108,587)

Samson Investment Company

Mark to Market Information

6/30/2012

Transaction Confirmation Received	Contract Month	Transacting Company	Contract Transaction Basis	Monthly Volume Sold(Bought)	Swap	SIC 6/30/2012 MTM
BA(02/16/12Mar12-Cal17)	Jun-17	Bank of America	$3.9350	300,000	Gas Swap	(107,155)
BA(02/15/12Mar12-Cal17)	Jul-17	Bank of America	$3.9000	310,000	Gas Swap	(131,235)
Citi(02/16/12Mar12-Cal17)	Jul-17	Citi	$3.9250	310,000	Gas Swap	(123,846)
GS(02/16/12Mar12-Cal17)	Jul-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(122,368)
BA(02/16/12Mar12-Cal17)	Jul-17	Bank of America	$3.9350	310,000	Gas Swap	(120,890)
BA(02/15/12Mar12-Cal17)	Aug-17	Bank of America	$3.9000	310,000	Gas Swap	(137,521)
Citi(02/16/12Mar12-Cal17)	Aug-17	Citi	$3.9250	310,000	Gas Swap	(130,143)
GS(02/16/12Mar12-Cal17)	Aug-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(128,667)
BA(02/16/12Mar12-Cal17)	Aug-17	Bank of America	$3.9350	310,000	Gas Swap	(127,192)
BA(02/15/12Mar12-Cal17)	Sep-17	Bank of America	$3.9000	300,000	Gas Swap	(132,986)
Citi(02/16/12Mar12-Cal17)	Sep-17	Citi	$3.9250	300,000	Gas Swap	(125,912)
GS(02/16/12Mar12-Cal17)	Sep-17	Goldman Sachs	$3.9300	300,000	Gas Swap	(124,497)
BA(02/16/12Mar12-Cal17)	Sep-17	Bank of America	$3.9350	300,000	Gas Swap	(123,083)
BA(02/15/12Mar12-Cal17)	Oct-17	Bank of America	$3.9000	310,000	Gas Swap	(147,686)
Citi(02/16/12Mar12-Cal17)	Oct-17	Citi	$3.9250	310,000	Gas Swap	(140,389)
GS(02/16/12Mar12-Cal17)	Oct-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(138,930)
BA(02/16/12Mar12-Cal17)	Oct-17	Bank of America	$3.9350	310,000	Gas Swap	(137,471)
BA(02/15/12Mar12-Cal17)	Nov-17	Bank of America	$3.9000	300,000	Gas Swap	(169,799)
Citi(02/16/12Mar12-Cal17)	Nov-17	Citi	$3.9250	300,000	Gas Swap	(162,676)
GS(02/16/12Mar12-Cal17)	Nov-17	Goldman Sachs	$3.9300	300,000	Gas Swap	(161,252)
BA(02/16/12Mar12-Cal17)	Nov-17	Bank of America	$3.9350	300,000	Gas Swap	(159,828)
BA(02/15/12Mar12-Cal17)	Dec-17	Bank of America	$3.9000	310,000	Gas Swap	(230,995)
Citi(02/16/12Mar12-Cal17)	Dec-17	Citi	$3.9250	310,000	Gas Swap	(223,648)
GS(02/16/12Mar12-Cal17)	Dec-17	Goldman Sachs	$3.9300	310,000	Gas Swap	(222,178)
BA(02/16/12Mar12-Cal17)	Dec-17	Bank of America	$3.9350	310,000	Gas Swap	(220,709)

				413,972,400		138,543,222

Schedule 9.20

Further Assurances

No later than 90 days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), the Borrower will, and will cause each other applicable Loan Party to, execute and deliver Mortgages in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of each of the Oil and Gas Properties owned by a Loan Party and described on Schedule 1.1(e) hereto, together with customary legal opinions covering such matters as covered by, and otherwise substantially consistent with, those delivered for the benefit of the First Lien Agent in respect of the RBL Credit Agreement.

Schedule 13.2

Notice Addresses

Entity	Notice Addresses
Borrower	Samson Investment Company
Samson Plaza
Two West Second Street
Tulsa, Oklahoma 74103

	Contact Name:	Michael G. Daniel
Vice President-General Counsel
	Facsimile Number:	918-591-7007
	Email:	mdaniel@samson.com
	Telephone Number:	918-591-1007

With copy to:

	Contact Name:	Janet Duffy
General Manager-Treasury
	Facsimile Number:	918-591-7540
	Email:	jduffy@samson.com
	Telephone Number:	918-591-1540

And with a copy to:

Kohlberg, Kravis Robert & Co. L.P.
9 W. 57th St., Suite 4200
New York, New York 10019

	Contact Name:	Jonathan D. Smidt
	Facsimile Number:	212-750-0003
	Email:	SmidJ@KKR.com
	Telephone Number:	212-750-8300

Administrative Agent	Bank of America, N.A.
and Collateral Agent:	Global Corporate and Commercial Bank Client Service
901 Main St.
Dallas, TX 75202
Mail Code: TX1-492-14-11

Contact Name: DeWayne Rosse
Facsimile Number: (214) 672-8623
Email: Dewayne.Rosse@baml.com
Telephone Number: (214) 209-0529

EXHIBIT A

FORM OF GUARANTEE

EXECUTION COPY

SECOND LIEN GUARANTEE

made by

each of the Guarantors

from time to time party hereto

in favor of

BANK OF AMERICA, N.A.,

as Collateral Agent

Dated as of September 25, 2012

GUARANTEE

SECOND LIEN GUARANTEE, dated as of September 25, 2012 (this “Guarantee”), is made by Samson Resources Corporation, a Delaware corporation (“Holdings”) and each of the Restricted Subsidiaries of the Borrower that is a signatory hereto (Holdings and each of the other signatories hereto, together with any other Restricted Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, individually a “Guarantor” and, collectively, the “Guarantors”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Samson Investment Company, a Nevada corporation, (the “Borrower”), the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a wholly-owned subsidiary of Holdings and each other Guarantor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans; and

WHEREAS, it is a condition precedent to the obligations of the Secured Parties to make their respective Loans to the Borrower that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement, the Guarantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. Definitions

1.1 Defined Terms.

(a) Unless otherwise defined herein, each term defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meaning given to it in the Credit Agreement.

(b) The rules of construction and other interpretive provisions specified in Sections 1.2 and 1.5 of the Credit Agreement shall apply to this Guarantee, including terms defined in the preamble and recitals hereto.

(c) As used herein, “Guaranteed Transaction Document” means the Loan Documents.

(d) As used herein, “Termination Date” means the date on which all Obligations are paid in full (other than contingent indemnification obligations not then due).

SECTION 2. Guarantee

2.1 Guarantee.

(a) Subject to the provisions of Section 2.1(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including any extensions, modifications, substitutions, amendments and renewals of any or all of such Obligations).

(b) Anything herein or in any other Guaranteed Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable federal and state Requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c) To the extent that the Borrower would be required to make payments pursuant to Section 13.5 of the Credit Agreement, each Guarantor further agrees to pay any and all expenses (including without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Guaranteed Transaction Documents.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Guarantee for such purpose.

(g) The Obligations of Holdings under this Guarantee are limited recourse obligations payable solely from the Collateral pledged by Holdings pursuant to the Pledge Agreement and, following realization of the Collateral pledged by Holdings and the application thereof in accordance with this Guarantee and the Pledge Agreement, such Obligations of Holdings hereunder shall be extinguished and shall not revive. None of Holdings’ shareholders, officers, members and directors shall be liable for any of the obligations or agreements or breach thereof or any covenant, representation or warranty of Holdings under this Guarantee, and no recourse or action may be taken, directly or indirectly, with respect to any of the obligations or agreements or breach thereof or any covenant, representation or warranty of Holdings under this Guarantee against any of Holdings’ shareholders, officers, members or directors, except that the foregoing will not (i) prevent recourse to the Collateral pledged by Holdings pursuant to the Pledge Agreement for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (ii) relieve any Person from (A) any liability for any unpaid consideration for stock, any unpaid capital contribution or any unpaid capital call or other similar obligation, (B) any obligation, agreement or liability under any agreement or instrument other than Holdings’ shareholders, officers, members or directors in respect of the Guarantee hereunder by Holdings or (C) any liability resulting from such Person’s bad faith, gross negligence or willful misconduct with respect to any obligation, agreement, covenant, representation or warranty under this Guarantee, (iii) affect service of process on Holdings or (iv) limit the obligations of any Loan Party under any Loan Document to which it is a party.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by applicable Requirements of Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of any Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by such Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor and the Collateral Agent promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

2.4 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations until the Termination Date, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 11 of the Credit Agreement.

2.5 Amendments, etc. with respect to the Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as provided in Section 5.14, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor: (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party (with the consent of the applicable Loan Parties where required by the terms hereof or thereof); (c) the Credit Agreement and the other Guaranteed Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable documents; and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable Requirement of Law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to, or upon, the Borrower or any other Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Guaranteed Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured

Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from financing arrangements contemplated by the Guaranteed Transaction Documents and the waivers set forth herein are knowingly made in contemplation of such benefits. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties, and their respective successors, indorses, transferees and assigns, until the Termination Date, notwithstanding that from time to time any Guaranteed Transaction Documents may be free from any Obligations. A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 13.23 of the Credit Agreement.

2.7 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent identified in the Credit Agreement (or to such other office as the Collateral Agent shall designate in a notice to the Guarantors). Each Guarantor agrees that the provisions of Sections 5.4 and 13.20 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

SECTION 3. Representations and Warranties

3.1 Representations and Warranties. Each Guarantor hereby represents and warrants that, in the case of such Guarantor, the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or to the other Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on and as of the date of each Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

SECTION 4. Covenants

4.1 Covenants. Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Guarantee until the Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

4.2 Authority of Collateral Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting in the manner set forth in Section 12 of the Credit Agreement, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5. Miscellaneous

5.1 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

5.2 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guarantee and the making of the Loans hereunder.

5.3 Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

5.4 Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.5 Integration. This Guarantee and the other Loan Documents represent the agreement of the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

5.6 Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.7 GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.8 Submission to Jurisdiction; Waivers. Each Guarantor hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Guaranteed Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Borrower at the Borrower’s address referred to in Section 5.1 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.8 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.9 Acknowledgments. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Guaranteed Transaction Documents;

(b) no Agent nor any Secured Party has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or any of the other Guaranteed Transaction Documents, and the relationship between the Agents and the Secured Parties, on one hand, and such Guarantor, on the other hand, in connection herewith or therewith is solely that of guarantor and creditor; and

(c) no joint venture is created hereby or by the other Guaranteed Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the other Secured Parties or among the Borrower, the Agents and the other Secured Parties.

5.10 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.11 Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.10(a), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and not exclusive of any other rights, remedies, powers and privileges provided by law.

5.12 Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

5.13 Additional Obligors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.19 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a supplement in the form of Annex A hereto or such other form reasonably satisfactory to the Collateral Agent (each an “Assumption Agreement”). The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

5.14 Termination or Release.

(a) This Guarantee shall terminate on the Termination Date.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary.

(c) In connection with any termination or release, the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Collateral Agent.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.

SAMSON RESOURCES CORPORATION

SAMSON RESOURCES COMPANY

SAMSON HOLDING, INC.

SAMSON CONTOUR ENERGY CO.

SAMSON CONTOUR ENERGY E & P, LLC

SAMSON LONE STAR, LLC,

GEODYNE RESOURCES, INC.

SAMSON-INTERNATIONAL, LTD.

    each as Guarantor

By:	/s/ Philip Cook
Name: Philip Cook
Title: Executive Vice President and Chief Financial Officer

Signature Page

Samson Investment Company

Second Lien Term Loan Guarantee

BANK OF AMERICA, N.A., as Second Priority Collateral Agent

By:	/s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Agency Management Officer

Signature Page to the Guarantee

ANNEX A

TO GUARANTEE

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                     , 201    , is made by                     , a                     (the “Additional Obligor”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and all other Secured Parties.

R E C I T A L S

A. Reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of September 25, 2011 (the “Credit Agreement”) among Samson Investment Company, a Nevada corporation (the “Borrower”), the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent and Collateral Agent.

B. In connection with the Credit Agreement, certain Restricted Subsidiaries (other than the Additional Obligor) have entered into the Guarantee, dated as of even date with the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Collateral Agent and the other Secured Parties.

C. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Guarantee or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1.1(b)) of the Guarantee shall apply to this Assumption Agreement, including terms defined in the preamble and recitals hereto.

D. The Guarantors have entered into the Guarantee in order to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrower under the Credit Agreement.

E. Section 5.13 of the Guarantee provides that each Subsidiary of the Borrower that is required to become a party to the Guarantee pursuant to Section 9.19 of the Credit Agreement and the terms thereof shall become a Guarantor, with the same force and effect as if originally named as a Guarantor therein, for all purposes of the Guarantee upon execution and delivery by such Subsidiary of an instrument in the form of this Assumption Agreement. The Additional Obligor is executing this Assumption Agreement in accordance with the requirements of the Guarantee to become a Guarantor under the Guarantee as consideration for Loans previously made.

F. Now, therefore, it is agreed:

SECTION 1. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 5.13 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and expressly guarantees, jointly and severally, to the Secured Parties the Obligations. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as of

Annex A - 1

the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each Additional Obligor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each Additional Obligor represents and warrants to the Collateral Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 3. This Assumption Agreement may be executed by one or more of the parties to this Assumption Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Assumption Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agent. This Assumption Agreement shall become effective as to each Additional Obligor when the Collateral Agent shall have received counterparts of this Assumption Agreement that, when taken together, bear the signatures of such Additional Obligor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each Additional Obligor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

Annex A - 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

[ADDITIONAL OBLIGOR], each as Guarantor

By:
Name:
Title:

Signature Page

Samson Investment Company

Assumption Agreement to Guarantee

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Assumption Agreement to Guarantee

EXHIBIT B

FORM OF SECURITY AGREEMENT

EXECUTION VERSION

SECOND PRIORITY SECURITY AGREEMENT

among

Samson Investment Company,

each of the Subsidiary Grantors

from time to time party hereto

and

Bank of America, N.A.,

as Second Priority Collateral Agent

Dated as of September 25, 2012

THIS SECOND PRIORITY SECURITY AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT (AS DEFINED HEREIN), AS SET FORTH MORE FULLY IN SECTION 8 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO THE SECOND PRIORITY COLLATERAL AGENT, FOR THE BENEFIT OF THE SECOND PRIORITY SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECOND PRIORITY COLLATERAL AGENT AND THE OTHER SECOND PRIORITY SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT.

SECOND PRIORITY SECURITY AGREEMENT

THIS SECOND PRIORITY SECURITY AGREEMENT, dated as of September 25, 2012 (this “Agreement”), among Samson Investment Company, a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 10.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”), and Bank of America, N.A., as Collateral Agent (in such capacity, together with its successors in such capacity, the “Second Priority Collateral Agent”) under the Second Priority Credit Agreement (as hereinafter defined) for the benefit of the Second Priority Secured Parties (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, reference is made to that certain Second Lien Term Loan Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Second Priority Credit Agreement”), dated as of September 25, 2012, among the Borrower, the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, pursuant to the Second Priority Credit Agreement, among other things, the Lenders have agreed to provide Loans to the Borrower;

WHEREAS, pursuant to the Guarantee, dated as of September 25, 2012 (the “Guarantee”), each Subsidiary Grantor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, for the ratable benefit of the Second Priority Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Priority Obligations;

WHEREAS, the liens and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties, including liens and security interests granted to the Senior Collateral Agent in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Second Priority Collateral Agent hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of September 25, 2012 (as amended, restated, supplemented or modified from time to time, the “Second Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Senior Representative for the Senior Secured Parties, Bank of America, N.A., as the Initial Second Priority Representative for the Second Priority Secured Parties and each additional Representative from time to time party thereto, and the Borrower and the other Grantors party thereto;

WHEREAS, each Grantor other than the Borrower is a Guarantor;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans, the Second Priority Credit Agreement and any other Second Priority Debt Documents; and

WHEREAS, it is a condition precedent to the obligation of the Second Priority Secured Parties to make their respective Loans to the Borrower that the Grantors shall have executed and delivered this Agreement to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make the Loans to the Borrower under the Second Priority Credit Agreement and any other Second Priority Debt Documents, the Grantors hereby agree with the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Second Priority Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Second Priority Credit Agreement.

(b) Terms used herein that are not defined herein or in the Credit Agreement, but that are defined in the UCC have the meanings given to them in the UCC, and if defined in more than one article of the UCC shall have the meanings set forth in Article 9 thereof, including the following terms (which are capitalized herein): Chattel Paper, Commodity Contract, Deposit Accounts, Documents, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Right, Record, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper. After the Discharge of Senior Obligations, a reference in this Agreement to the Senior Collateral Agent shall be construed as a reference to the Second Priority Collateral Agent and this Agreement shall be interpreted accordingly.

(c) The rules of construction and other interpretive provisions specified in Sections 1.2 and 1.5 of the Second Priority Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.

(d) The following terms shall have the following meanings:

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“Applicable Agent” means the Senior Collateral Agent (or, if the Senior Obligations Termination Date has occurred, the Second Priority Collateral Agent)).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Second Priority Collateral Agent as provided in Section 5.3.

“Control” shall mean “control,” as such term is defined in Section 9-104, 9-106 or 8-106, as applicable, of the UCC.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise and (ii) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Discharge of Senior Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Property” shall mean (i) any Subject Property, (ii) any property included in the definition of “Collateral” in the Pledge Agreement, (iii) any Excluded Stock, (iv) any property that is subject to a Lien permitted pursuant to clause (6) of the definition of “Permitted Lien,” to the extent such Indebtedness being secured was permitted to be incurred pursuant to Section 9.07(b)(4) of the Second Priority Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such property; provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect, (v) any Vehicles and other assets subject to certificates of title the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (vi) any property (a) with respect to which the Second Priority Collateral Agent and the Borrower reasonably agree that the costs or other consequences of granting or perfecting a security interest in is excessive in view of the benefits to be obtained by the Secured Parties or (b) to the extent that granting or perfecting a security interest in such property would result in materially adverse tax consequences as reasonably determined by the Borrower, (vii) any Intellectual Property, including any United States intent-to-use trademark applications, in relation to which any applicable Requirement of Law, or any agreement with a domain name registrar or any other Person entered into by any Grantor, prohibits the creation of a security interest therein or would otherwise invalidate such Grantor’s right, title or interest therein and (viii) any Oil and Gas Properties not constituting Borrowing Base Properties.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Grantor” shall have the meaning provided in the preamble to this Agreement.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

“Lenders” shall have the meaning given in the recitals to this Agreement.

“License” shall mean any license, sublicense or cross-license to which any Grantor is a party.

“Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (i) the Obligations of the Borrower shall refer to the Obligations (as defined in the Credit Agreement), and (ii) the Obligations of any Subsidiary Grantor shall refer to such Subsidiary Grantor’s Subsidiary Grantor Obligations.

“Patent Licenses” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, have made, use, import or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, import and/or sell the inventions disclosed or claimed therein.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Second Priority Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, and (v) past, present or future misappropriation of any trade secret now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean United States federal issued Patents, pending Patent applications, Trademark registrations, pending Trademark applications, Copyright registrations and United States domain names.

“Second Lien Intercreditor Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Second Priority Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Second Priority Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Second Priority Debt Documents” means the Second Priority Credit Agreement and all other Loan Documents as defined therein.

“Second Priority Secured Parties” means the holders of any Obligations and the Second Priority Collateral Agent.

“Secured Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Secured Parties” means the Second Priority Secured Parties and, when used in the phrase “the Applicable Agent, for the benefit of the Secured Parties” at any time when the Senior Collateral Agent is the Applicable Agent, the term “Secured Parties” includes holders of the Senior Obligations as well as the Second Priority Secured Parties.

“Security Interest” shall have the meaning provided in Section 2.

“Senior Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Senior Collateral Documents, and its successors and assigns.

“Senior Collateral Documents” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Credit Agreement” shall mean the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the banks, financial institutions and other lending institutions or entities from time to time party thereto, the administrative agent, the Senior Collateral Agent, the swingline lender and the letter of credit issuer, and each other letter of credit issuer from time to time party thereto.

“Senior Debt Document” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Lien” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Obligations Termination Date” means, subject to the Second Lien Intercreditor Agreement, the date on which the Discharge of Senior Obligations occurs; provided that if, at any time after the Senior Obligations Termination Date, the Discharge of Senior Obligations is deemed not to have occurred under the Second Lien Intercreditor Agreement, the Senior Obligations Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Senior Obligations as a result of the occurrence of such Discharge of Senior Obligations).

“Senior Secured Parties” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Subject Property” shall have the meaning provided in Section 2.

“Subsidiary Grantor Obligations” shall mean, with respect to any Subsidiary Grantor, all Obligations of such Subsidiary Grantor which may arise under or in connection with the Guarantee and any other Second Priority Debt Document to which such Subsidiary Grantor is a party.

“Subsidiary Grantors” shall have the meaning provided in the recitals to this Agreement.

“Termination Date” shall mean the date on which all Obligations under the Second Priority Credit Agreement are paid in full (other than contingent indemnification obligations not then due).

“Trademark Licenses” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Second Priority Collateral Agent’s and the Second Priority Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, and grants to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, a lien on and security interest in (the “Security Interest”), all of such Grantor’s right, title and interest in, to and under all of the following property, whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)	all Accounts;

(ii)	all cash;

(iii)	all Chattel Paper;

(iv)	all Commodity Contracts;

(v)	all Deposit Accounts;

(vi)	all Documents;

(vii)	all Equipment;

(viii)	all Fixtures;

(ix)	all General Intangibles;

(x)	all Goods;

(xi)	all Instruments;

(xii)	all Intellectual Property;

(xiii)	all Inventory;

(xiv)	all Investment Property;

(xv)	all Letters of Credit and Letter-of-Credit Rights;

(xvi)	all Money;

(xvii)	all Securities Accounts and Securities Entitlements;

(xviii)	all Supporting Obligations;

(xix)	all books and records pertaining to the Collateral; and

  (xx)      substitutions, replacements, accessions, products, and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, however, that notwithstanding any other provision of this Agreement:

  (A) this Agreement shall not constitute a grant of a Security Interest in (1) any property to the extent that such grant of a Security Interest is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (2) any property to the extent that such grant of a Security Interest is (x) prohibited by, or constitutes a breach or default under, or results in (or would result in) the termination of (or would give any other party a right of termination of), or requires any consent not obtained under, any Contractual Requirement, or, in the case of any Investment Property, any applicable equity holder or similar agreement or (y) otherwise constitutes or results (or would result) in the abandonment, invalidation or unenforceability of (or would give any other party a right of abandonment, invalidation or unenforceability of) any right, title or interest of any Grantor under any Contractual Requirement, except, in each case, to the extent that such Requirement of Law or the term in such Contractual Requirement or equity holder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Requirements of Law or purports to prohibit the granting of a Security Interest over all assets of any Grantor, (3) any property to the extent that such grant of a Security Interest would result in the forfeiture of the Grantor’s rights in the property including any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark or (4) prior to the Discharge of Senior Obligations, any asset at any time that is not then subject to a Lien securing Senior Obligations at such time (any such property subject to the exclusions described in clause (1), (2), (3) or (4), “Subject Property”); provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Requirement of Law; and provided, further, that the Security Interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including any Proceeds of such Subject Property; and

(B) the Collateral shall not include any other Excluded Property.

(b) Each Grantor hereby irrevocably authorizes the Second Priority Collateral Agent and its counsel or other representatives at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment or continuation, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Second Priority Collateral Agent.

Each Grantor hereby agrees to provide to the Second Priority Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b) including the Intellectual Property filings referred to below.

The Second Priority Collateral Agent is further authorized to file with the United States Patent and Trademark Office and United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Second Priority Collateral Agent as secured party.

The Security Interests are granted as security only and shall not subject the Second Priority Collateral Agent or any other Second Priority Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Second Priority Collateral Agent and each Second Priority Secured Party on the date hereof:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties pursuant to this Agreement, (b) the Liens permitted by the Second Priority Credit Agreement, including the Senior Liens and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. None of the Grantors has filed or consented to the filing of any (i) security agreement, financing statement or analogous document under the UCC or any other Requirement of Law covering any Collateral, (ii) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (iii) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (i), (ii) and (iii) above such as (A) have been filed in favor of the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties pursuant to this Agreement or (B) are permitted by the Second Priority Credit Agreement, including in respect of Senior Liens.

3.2. Perfected Second Priority Liens.

(a) This Agreement is effective to create in favor of the Second Priority Collateral Agent, for its benefit and for the ratable benefit of the Second Priority Secured Parties, legal, valid and enforceable Security Interests in the Collateral subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A),

(B) or (C) of this paragraph) in favor of the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, as collateral security for the Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Second Priority Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices listed on Schedule I, (B) in the case of Instruments, Chattel Paper and Certificated Securities, the earlier delivery thereof to the Applicable Agent (or its bailee) properly endorsed for transfer in blank and the filing of the financing statements referred to in clause (A) and (C) in the case of material Registered Intellectual Property, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 2 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) are a second priority security interest, prior to all other Liens on the Collateral other than Liens in respect of the Senior Obligations and other Liens permitted pursuant to Section 9.10 of the Second Priority Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in cash, Money, Deposit Accounts, Securities Accounts, Commodity Contracts, Letters of Credit, Letter of Credit Rights, Supporting Obligations and Investment Property included in the Collateral) by any means other than by (i) filings pursuant to the UCC of the relevant State(s), (ii) filings in the United States Patent and Trademark Office, United States Copyright Office, or successor offices, that are necessary or advisable for the purpose of perfecting, confirming, enforcing, or protecting the Security Interests granted in certain Intellectual Property and (iii) subject to the Second Lien Intercreditor Agreement, delivery to the Applicable Agent (or its bailee) to be held in its possession in the United States of all Collateral consisting of Tangible Chattel Paper, Instruments or any Certificated Securities (other than Checks received in the ordinary course of business) with a Fair Market Value in excess of $10,000,000 individually.

(d) It is understood and agreed that the Security Interests created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses or as otherwise permitted by the Second Priority Credit Agreement.

3.3. Grantor Information. Schedule I hereto sets forth under the appropriate headings as of the Closing Date: (a) (i) the full legal name of such Grantor, (ii) to the knowledge of the Grantor, all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization or corporate structure of such Grantor, (iv) the jurisdiction of incorporation or organization of such Grantor, (v) its Federal Taxpayer Identification Number, (vi) its organizational identification number, if any, and (vii) the jurisdiction where the chief executive office of such Grantor is located and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of each Grantor’s material Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copyright Office, all of each Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of each Grantor’s material Patent Licenses, (iv) Schedule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of each Grantor’s material Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s Trademarks (and all applications therefore).

4. Covenants. Each Grantor hereby covenants and agrees with the Second Priority Collateral Agent and the Second Priority Secured Parties that, from and after the date of this Agreement until the Termination Date:

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.2(b) subject to Liens permitted pursuant to Section 9.10 of the Second Priority Credit Agreement and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Second Priority Collateral Agent and the Second Priority Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Second Priority Collateral Agent may reasonably request.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable Requirement of Law, or which the Second Priority Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Second Priority Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2 (b)(i)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets created or acquired by such Grantor after the Closing Date that are required by the Second Priority Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Second Priority Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Second Priority Credit Agreement or this Section 4.1.

4.2. Damage or Destruction of Collateral. The Grantors agree promptly to notify the Second Priority Collateral Agent if any portion of the Collateral is damaged or destroyed in any manner or to any extent that would reasonably be expected to have a Material Adverse Effect.

4.3. Notices. Each Grantor will advise the Second Priority Collateral Agent and the Second Priority Secured Parties promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Second Priority Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Second Priority Collateral Agent to exercise any of its remedies hereunder.

4.4. Changes in Grantor Information or Status. Each Grantor will furnish to the Second Priority Collateral Agent prompt written notice (which shall in any event be provided within 30 days (or such longer period as the Second Priority Collateral Agent may reasonably agree) of such change) of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in its identity or type of organization or corporate structure or, in the case of any Grantor that is a partnership, the sole place of business and chief executive office or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide, if available, the Second Priority Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and to take all action reasonably required by the Second Priority Collateral Agent in order for the Second Priority Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all the Collateral having at least the priority described in Section 3.2(b).

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts.

(a) Subject to the Second Lien Intercreditor Agreement, at any time after the occurrence and during the continuance of an Event of Default and after giving reasonable written notice to the Borrower and any other relevant Grantor, the Second Priority Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Second Priority Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Second Priority Collateral Agent may require in connection with such test verifications. The Second Priority Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Second Priority Secured Party.

(b) The Second Priority Collateral Agent hereby authorizes each Grantor, subject to the Second Lien Intercreditor Agreement, to collect such Grantor’s Accounts, and the Second Priority Collateral Agent may curtail or terminate said authority at any time after written notice is provided by the Second Priority Collateral Agent to such Grantor after the occurrence and during the continuance of an Event of Default. If required in writing by the Second Priority Collateral Agent subject to the Second Lien Intercreditor Agreement at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Applicable Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Applicable Agent, subject to withdrawal by the Applicable Agent for the benefit of the Secured Parties only as provided in Section 5.54, and (ii) until so turned over, shall be held by such Grantor in trust for the Applicable Agent for the benefit of the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) Subject to the Second Lien Intercreditor Agreement, at the Second Priority Collateral Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Second Priority Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Second Priority Collateral Agent, subject to the Second Lien Intercreditor Agreement, shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2. Communications with Loan Parties; Grantors Remain Liable.

(a) Subject to the Second Lien Intercreditor Agreement, the Second Priority Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Second Priority Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Second Priority Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Second Priority Secured Party; provided that the provisions of Section 13.16 of the Second Priority Credit Agreement shall apply to such information.

(b) Subject to the Second Lien Intercreditor Agreement, upon the written request of the Second Priority Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties and that payments in respect thereof shall be made directly to the Applicable Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Second Priority Collateral Agent or any Second Priority Secured Party of any payment relating thereto, nor shall the Second Priority Collateral Agent or any Second Priority Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over To Second Priority Collateral Agent. In addition to the rights of the Second Priority Collateral Agent and Second Priority Secured Parties specified in Section 5.1 with respect to payments of Accounts and subject to the terms of the Second Lien Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Applicable Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Second Priority Secured Parties in connection with an Event of Default under Section 11.1(g) of the Second Priority Credit Agreement shall be deemed to constitute a request by the Applicable Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Applicable Agent and the Second Priority Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Applicable Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Applicable Agent, if required). All Proceeds received by the Applicable Agent hereunder shall be held by the Applicable Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Applicable Agent. All Proceeds while held by the Applicable Agent in a Collateral Account (or by such Grantor in trust for the Second Priority Collateral Agent and the Second Priority Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. Subject to the terms of the Second Lien Intercreditor Agreement, the Second Priority Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 11.3 of the Second Priority Credit Agreement. Upon any sale of the Collateral by the Second Priority Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Second Priority Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Second Priority Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. Subject to the Second Lien Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Second Priority Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable Requirement of Law or in equity and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Second Priority Collateral Agent or any Second Priority Secured Party or elsewhere, for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Second Priority Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Second Priority Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Requirement of Law now existing or hereafter enacted. The Second Priority Collateral Agent and any Second Priority Secured Party shall have the right upon any such public sale, and, to the extent permitted by law and subject to the terms and conditions of the Senior Lien Intercreditor Agreement, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Second Priority Collateral Agent or such Second Priority Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Second Priority Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Second Priority Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Second Priority Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Second Priority Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Second Priority Collateral Agent’s request to assemble the Collateral and make it available to the Second Priority Collateral Agent, at places which the Second Priority Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Second Priority Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Second Priority Collateral Agent or any Second Priority Secured Party to collect such deficiency.

5.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Except for the termination of a Grantor’s Obligations hereunder as provided in Section 6.5, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Second Priority Collateral Agent or any other Second Priority Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Second Priority Collateral Agent or any other Second Priority Secured Party, (c) the Second Priority Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Second Priority Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Second Priority Collateral Agent or any other Second Priority Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Second Priority Collateral Agent nor any other Second Priority Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Second Priority Collateral Agent or any other Second Priority Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Second Priority Collateral Agent or any other Second Priority Secured Party to make any such demand or to collect any payments from the Borrower or any other Grantor or any other Person or any release of the Borrower or any other Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Second Priority Collateral Agent or any other Second Priority Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8. License to Use Intellectual Property. For the purpose of enabling the Second Priority Collateral Agent, during the continuance of an Event of Default and subject to the Second Lien Intercreditor Agreement, to exercise rights and remedies hereunder at such time as the Second Priority Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Second Priority Collateral Agent, to the extent such Grantor has the right to do so, an irrevocable, assignable, non-exclusive license to use, license or sublicense any of the Intellectual Property now owned or held, or hereafter acquired, by such Grantor, wherever the same may be located. To the extent permitted, such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

5.9. Conflict with Second Priority Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Second Priority Credit Agreement, the Second Priority Credit Agreement shall control.

6. The Second Priority Collateral Agent.

6.1. Second Priority Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Second Priority Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Second Priority Collateral Agent the power and right, on behalf of such Grantor, either in the Second Priority Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Second Priority Collateral Agent of its intent to do so and in each case subject to the Second Lien Intercreditor Agreement:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Second Priority Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Second Priority Collateral Agent may request to evidence the Second Priority Collateral Agent’s and the Second Priority Secured Parties’ Security Interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain, pay and adjust insurance required to be maintained by such Grantor pursuant to Section 9.17 of the Second Priority Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Second Priority Collateral Agent or as the Second Priority Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Second Priority Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as the Second Priority Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Second Priority Collateral Agent were the absolute owner thereof for all purposes, and do, at the Second Priority Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Second Priority Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Second Priority Collateral Agent’s and the Second Priority Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Second Priority Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Second Priority Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Second Priority Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Second Priority Credit Agreement, from the date of payment by the Second Priority Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Second Priority Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

6.2. Duty of Second Priority Collateral Agent. The Second Priority Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Second Priority Collateral Agent deals with similar property for its own account. The Second Priority Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Second Priority Collateral Agent accords its own property. Neither the Second Priority Collateral Agent, any Second Priority Secured Party nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Second Priority Collateral Agent and the Second Priority Secured Parties hereunder are solely to protect the Second Priority Collateral Agent’s and the Second Priority Secured Parties’ interests in the Collateral and shall not impose any duty upon the Second Priority Collateral Agent or any Second Priority Secured Party to exercise any such powers. The Second Priority Collateral Agent and the Second Priority Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Second Priority Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Second Priority Collateral Agent under this Agreement with respect to any action taken by the Second Priority Collateral Agent or the exercise or non-exercise by the Second Priority Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Second Priority Collateral Agent and the Second Priority Secured Parties, be governed by the Second Priority Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Second Priority Collateral Agent and the Grantors, the Second Priority Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Second Priority Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Second Priority Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5. Continuing Security Interest; Assignments Under the Second Priority Credit Agreement; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Second Priority Collateral Agent and the other Second Priority Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Grantors may be free from any Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Collateral of such Subsidiary Grantor shall be automatically released upon consummation of any transaction permitted by the Second Priority Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Restricted Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary; provided that, the Required Lenders shall have consented to such transaction (to the extent required by the Second Priority Credit Agreement) and the terms of such consent did not provide otherwise.

(c) The Security Interest granted hereby in any Collateral shall be automatically released from the Liens of this Agreement (i) upon any sale or transfer by any Grantor of any Collateral that is permitted under the Second Priority Credit Agreement (other than to another Grantor) and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.22 of the Second Priority Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold or transferred, as applicable, free and clear of the Liens of this Agreement.

(d) If any of the Collateral shall become subject to the release provision set forth in Section 5.01(a) of the Second Lien Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(e) In connection with any termination or release pursuant to Section 6.5(a), (b), (c) or (d) the Second Priority Collateral Agent shall execute and deliver to any Grantor, or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Second Priority Collateral Agent.

6.6. Reinstatement. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Second Priority Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Second Priority Collateral Agent As Agent.

(a) Bank of America, N.A. has been appointed to act as the Second Priority Collateral Agent under the Second Priority Credit Agreement, by the Second Priority Secured Parties under the Second Priority Credit Agreement. The Second Priority Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, the Second Priority Credit Agreement and the Second Lien Intercreditor Agreement; provided that the Second Priority Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of the Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Second Priority Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder; it being understood and agreed by such Second Priority Secured Party that all rights and remedies hereunder may be exercised solely by the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties in accordance with the terms of this Section 7(a).

(b) The Second Priority Collateral Agent shall at all times be the same Person that is the Second Priority Collateral Agent under the Second Priority Credit Agreement. Written notice of resignation by the Second Priority Collateral Agent pursuant to Section 12.9 of the Second Priority Credit

Agreement shall also constitute notice of resignation as Second Priority Collateral Agent under this Agreement; removal of the Second Priority Collateral Agent shall also constitute removal under this Agreement; and appointment of a Second Priority Collateral Agent pursuant to Section 12.9 of the Second Priority Credit Agreement shall also constitute appointment of a successor Second Priority Collateral Agent under this Agreement. Upon the acceptance of any appointment as Second Priority Collateral Agent under Section 12.9 of the Second Priority Credit Agreement by a successor Second Priority Collateral Agent, that successor Second Priority Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Second Priority Collateral Agent under this Agreement, and the retiring or removed Second Priority Collateral Agent under this Agreement shall promptly (i) transfer to such successor Second Priority Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Second Priority Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Second Priority Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Second Priority Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Second Priority Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Second Priority Collateral Agent’s resignation or removal hereunder as Second Priority Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Second Priority Collateral Agent hereunder.

8. Subject to Second Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary:

(a) the liens and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties, including liens and security interests granted to JPMorgan Chase Bank, N.A., as collateral agent, pursuant to or in connection with the Senior Credit Agreement;

(b) the exercise of any right or remedy by the Second Priority Collateral Agent hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern; and

(c) the security interest granted to the Second Priority Collateral Agent pursuant to any Security Document (including, without limitation, this Agreement) and the exercise of any right or remedy by the Second Priority Collateral Agent hereunder or under any other Security Document are subject to the provisions of any future Equal Priority Lien Intercreditor Agreement. In the event of any conflict between the terms of any future Equal Priority Lien Intercreditor Agreement, this Agreement and any other Security Document, the terms of the Equal Priority Lien Intercreditor Agreement shall govern and control with respect to any right or remedy.

(d) For avoidance of doubt, until the Discharge of Senior Obligations, the delivery of any Collateral to, or the control of any Collateral by, the Senior Collateral Agent pursuant to the Senior Collateral Documents shall satisfy any delivery or control requirement hereunder or under any other Second Priority Debt Documents.

9. Senior Debt Documents. The Second Priority Collateral Agent acknowledges and agrees, on behalf of itself and any Second Priority Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the Senior Obligations Termination Date, the Grantors shall not be required to act or refrain from acting pursuant to the Second Priority Debt Documents or with respect to any Collateral on which the Senior Collateral Agent has a Lien superior in priority to the Second Priority Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Debt Documents.

10. Miscellaneous.

10.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor(s) and the Second Priority Collateral Agent in accordance with Section 13.1 of the Second Priority Credit Agreement and except as otherwise provided in the Second Lien Intercreditor Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1, in each case duly executed by each Grantor directly affected thereby .

10.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Second Priority Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Priority Credit Agreement.

10.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall by any act (except by a written instrument pursuant to Section 10.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Second Priority Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Second Priority Collateral Agent or any other Second Priority Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Second Priority Collateral Agent or any other Second Priority Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Second Priority Collateral Agent or such other Second Priority Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Requirement of Law or pursuant to the Second Lien Intercreditor Agreement.

10.4. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Second Priority Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Second Priority Credit Agreement.

(b) Each Grantor agrees to pay, and to save the Second Priority Collateral Agent and the Secure Second Priority Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Second Priority Credit Agreement.

(c) Each Grantor agrees to pay, and to save the Second Priority Collateral Agent and the Second Priority Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Second Priority Credit Agreement.

(d) The agreements in this Section 10.4 shall survive repayment of the Obligations and all other amounts payable under the Second Priority Credit Agreement and the other Second Priority Debt Documents.

10.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Second Priority Collateral Agent except pursuant to a transaction permitted by the Second Priority Credit Agreement.

10.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Second Priority Collateral Agent and the Borrower.

10.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

10.9. Integration. This Agreement together with the other Second Priority Debt Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Second Priority Collateral Agent or any other Second Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Priority Debt Documents.

10.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.11. Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 10.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Second Priority Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.11 any special, exemplary, punitive or consequential damages.

10.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Second Priority Debt Documents to which it is a party;

(b) (i) neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Grantor with respect to any of the transactions contemplated in this Agreement or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Second Priority Debt Document (irrespective of whether the Second Priority Collateral Agent or any other Agent or Second Priority Secured Party has advised or is currently advising any of the Grantors or their respective Affiliates on other matters) and neither the Second Priority Collateral Agent or other Agent or Second Priority Secured Party has any obligation to any of the Grantors or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Second Priority Debt Documents; (ii) the Second Priority Collateral Agent and its Affiliates, each other Agent and each other Second Priority Secured Party and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Grantors and their respective Affiliates, and neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iii) neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Second Priority Debt Document) and the Grantors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Grantor agrees that it will not claim that the Second Priority Collateral Agent or any other Agent or Second Priority Secured Party, as the case may be, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Grantor, in connection with the transactions contemplated in this Agreement or the process leading thereto.

(c) no joint venture is created hereby or by the other Second Priority Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Agents and any other Second Priority Secured Party or among the Grantors and the Lenders, the Agents and any other Second Priority Secured Party.

10.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.19 of the Second Priority Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Exhibit 1. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

10.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY

SAMSON RESOURCES COMPANY

SAMSON HOLDINGS, INC.

SAMSON-INTERNATIONAL, LTD.

SAMSON CONTOUR ENERGY CO.

SAMSON CONTOUR ENERGY E & P, LLC

SAMSON LONE STAR, LLC,

GOEDYNE RESOURCES, INC.

    each as Grantor

By:	/s/ Philip Cook
Name: Philip Cook Title: Executive Vice President and Chief Financial Officer

Signature Page

Samson Investment Company

Second Priority Security Agreement

BANK OF AMERICA, N.A., as Second Priority Collateral Agent

By:	/s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Agency Management Officer

Signature Page to the Security Agreement

SCHEDULE I

Legal Name	Trade Names or Other Names	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number	Organization Identification Number (if any)	Jurisdiction of Chief Executive Office
Samson Investment Company	—	NV	Corporation	73-1281091	C4456-1986	Tulsa County, OK
Samson Resources Company	Icecycle (active trade name in WY)	OK	Corporation	73-0928007	1900242520	Tulsa County, OK
Samson Lone Star, LLC	—	DE	LLC	45-3939455	5071293	Tulsa County, OK
Samson Holdings, Inc.	—	DE	Corporation	73-1498587	2635448	Tulsa County, OK
Samson Contour Energy Co.	—	DE	Corporation	76-0447267	2436474	Tulsa County, OK
Samson Contour Energy E&P, LLC	—	DE	LLC	76-0082502	2007071	Tulsa County, OK
Geodyne Resources, Inc.	—	DE	Corporation	73-1052703	0860472	Tulsa County, OK
Samson-International, Ltd.	—	OK	Corporation	73-1404039	1900508159	Tulsa County, OK

Schedules to Second Priority Security Agreement

SCHEDULE II

MATERIAL COPYRIGHT LICENSES

None.

SCHEDULE III

COPYRIGHTS

None.

SCHEDULE IV

MATERIAL PATENT LICENSES

None.

SCHEDULE V

PATENTS

None.

SCHEDULE VI

MATERIAL TRADEMARK LICENSES

None.

SCHEDULE VII

TRADEMARKS

None.

Schedules to Second Priority Security Agreement

EXHIBIT 1 TO THE SECOND PRIORITY SECURITY AGREEMENT

SUPPLEMENT NO. [ ], dated as of [            ], 201    (this “Supplement”), to the Security Agreement, dated as of September 25, 2012 (the “Second Priority Security Agreement”), among Samson Investment Company, a Nevada corporation, each of the subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 10.13 thereof (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), and Bank of America, N.A., as second priority collateral agent (in such capacity, together with its successors, the “Second Priority Collateral Agent”) under the Second Priority Credit Agreement referred to below for the benefit of the Secured Parties.

A. Reference is made to that certain Second Priority Credit Agreement, dated as of September 25, 2012 (the “Second Priority Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto and the Bank of America, N.A., as Administrative Agent and Collateral Agent thereto.

B. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Second Priority Security Agreement or the Second Priority Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Second Priority Security Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. The Grantors have entered into the Second Priority Security Agreement in order to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make their respective Loans to the Borrower thereunder.

D. Section 10.13 of the Second Priority Security Agreement provides that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.19 of the Second Priority Credit Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Second Priority Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Priority Security Agreement to become a Subsidiary Grantor under the Second Priority Security Agreement in order to induce the Second Priority Secured Parties to make additional Loans to the Borrower under the Second Priority Credit Agreement and as consideration for Loans previously made.

Accordingly, the Second Priority Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 10.13 of the Second Priority Security Agreement, each New Grantor by its signature below becomes a Grantor under the Second Priority Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Second Priority Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured

Exhibit 1 - 1

Parties, and hereby grants to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case, whether now owned or existing or at any time hereafter acquired or existing by such New Grantor or in which such New Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each reference to a “Grantor” in the Second Priority Security Agreement shall be deemed to include each New Grantor. The Second Priority Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Second Priority Collateral Agent and the other Second Priority Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Second Priority Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Second Priority Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Second Priority Collateral Agent.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the full legal name of such New Grantor, (ii) to the knowledge of such New Grantor, all trade names or other names under which such New Grantor currently conducts business, (iii) the type of organization or corporate structure of such New Grantor, (iv) the jurisdiction of incorporation or organization of such Grantor, (v) its Federal Taxpayer Identification Number, (vi) its organizational identification number, if any, and (vii) the jurisdiction where the chief executive office of such Grantor is located and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of each New Grantor’s material Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of each New Grantor’s material Patent Licenses, (iv) Schedule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of each New Grantor’s material Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Second Priority Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or

Exhibit 1 - 2

unenforceability without invalidating the remaining provisions hereof and in the Second Priority Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Second Priority Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Priority Credit Agreement.

Exhibit 1 - 3

IN WITNESS WHEREOF, each New Grantor and the Second Priority Collateral Agent have duly executed this Supplement to the Second Priority Security Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as
Second Priority Collateral Agent

By:
Name:
Title:

Exhibit 1 - 4

SCHEDULE I

TO SUPPLEMENT NO.

TO THE SECOND PRIORITY SECURITY AGREEMENT

Legal Name	Trade Names or Other Names	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number	Organization Identification Number (if any)	Jurisdiction of Chief Executive Office

Schedule IV

SCHEDULE II

TO SUPPLEMENT NO.

TO THE SECOND PRIORITY SECURITY AGREEMENT

MATERIAL COPYRIGHT LICENSES

SCHEDULE III

TO SUPPLEMENT NO.              TO THE

SECOND PRIORITY SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO.              TO THE

SECOND PRIORITY SECURITY AGREEMENT

MATERIAL PATENT LICENSES

Schedule IV

SCHEDULE V

TO SUPPLEMENT NO.              TO THE

SECOND PRIORITY SECURITY AGREEMENT

PATENTS

SCHEDULE VI

TO SUPPLEMENT NO.              TO THE

SECOND PRIORITY SECURITY AGREEMENT

MATERIAL TRADEMARK LICENSES

SCHEDULE VII

TO SUPPLEMENT NO.              TO THE

SECOND PRIORITY SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

Schedule VII

EXHIBIT 2 TO THE SECOND PRIORITY SECURITY AGREEMENT

THIS SECOND PRIORITY [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT, effective as of [            ], 201 (this “Agreement”), among Samson Investment Company, a Nevada corporation, each of the subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), and Bank of America, N.A., as second priority collateral agent (in such capacity, together with its successors, the “Second Priority Collateral Agent”) under the Second Priority Credit Agreement referred to below for the benefit of the Second Priority Secured Parties.

A. Reference is made to that certain Second Priority Credit Agreement, dated as of September 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Second Priority Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent thereto.

B. Reference is made to that certain Second Priority Security Agreement, dated as of September 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Second Priority Security Agreement”), among the Borrower, each of the subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 10.13 thereof, and Bank of America, N.A., as Second Priority Collateral Agent under the Second Priority Credit Agreement for the benefit of the Secured Parties.

C. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Second Priority Security Agreement or the Second Priority Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Second Priority Security Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

D. The Grantors have entered into the Second Priority Security Agreement in order to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make their respective Loans to the Borrower thereunder.

E. Pursuant to Section 3.2(b) of the Second Priority Security Agreement, the Grantors have agreed to execute or otherwise authenticate this Agreement for recording the Security Interest granted under the Second Priority Security Agreement to the Second Priority Collateral Agent in each such Grantor’s material Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office (or successor offices thereto).

Accordingly, the Second Priority Collateral Agent and Grantors agree as follows:

SECTION 1. Grant of Security.1 Each Grantor hereby grants to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties a security interest in all of each such Grantor’s right, title and interest in and to the [United States Trademark registrations and applications] [United States Patent registrations and applications] [United States Copyright registrations and applications] set forth in Schedule I hereto (collectively, the “Collateral”)[; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks will not be deemed to be

[1]	Separate agreements should be entered in respect of patents, trademarks, and copyrights.

Exhibit 2-1

Collateral unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral]2.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all amounts that constitute part of such Grantor’s Obligations and would be owed to the Second Priority Collateral Agent or the Second Priority Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantors.

SECTION 3. Recordation. Each Grantor authorizes and requests that [the Register of Copyrights,] [the Commissioner for Patents,] [the Commissioner for Trademarks] record this Agreement.

SECTION 4. Grants, Rights and Remedies. This Agreement has been entered into in conjunction with the provisions of the Second Priority Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Second Priority Collateral Agent with respect to the Collateral are more fully set forth in the Second Priority Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Second Priority Security Agreement, the Second Priority Security Agreement shall control.

SECTION 5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Second Priority Collateral Agent and the Borrower.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Second Priority Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Priority Credit Agreement.

SECTION 9. Expenses. Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Second Priority Secured Party in enforcing, or obtaining advice of counsel in

[2]	For Trademark Agreement only.

Exhibit 2-2

respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, each such Grantor under this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Second Priority Credit Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 2-3

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the             day of [            ], 20[    ].

SAMSON INVESTMENT COMPANY, as Grantor

By:
Name:
Title:

[NAME OF ADDITIONAL GRANTOR], as Grantor

By:
Name:
Title:

BANK OF AMERICA, N.A., as Second Priority Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO THE [COPYRIGHT][TRADEMARK][PATENT]

SECOND PRIORITY SECURITY AGREEMENT

[UNITED STATES TRADEMARKS][UNITED STATES PATENTS]

[UNITED STATES COPYRIGHTS]

Schedule I

EXHIBIT C

FORM OF PLEDGE AGREEMENT

EXECUTION VERSION

SECOND PRIORITY PLEDGE AGREEMENT

among

SAMSON RESOURCES CORPORATION,

SAMSON INVESTMENT COMPANY,

each of the Subsidiary Pledgors

from time to time party hereto

and

Bank of America, N.A.,

as Second Priority Collateral Agent

Dated as of September 25, 2012

THIS SECOND PRIORITY PLEDGE AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT (AS DEFINED HEREIN), AS SET FORTH MORE FULLY IN SECTION 15 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO THE SECOND PRIORITY COLLATERAL AGENT, FOR THE BENEFIT OF THE SECOND PRIORITY SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECOND PRIORITY COLLATERAL AGENT AND THE OTHER SECOND PRIORITY SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT.

SECOND PRIORITY PLEDGE AGREEMENT

SECOND PRIORITY PLEDGE AGREEMENT, dated as of September 25, 2012 (this “Agreement”), among Samson Resources Corporation, a Delaware corporation (”Holdings”), Samson Investment Company, a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”) and Bank of America, N.A., as Collateral Agent (in such capacity, together with its successors in such capacity, the “Second Priority Collateral Agent”) under the Second Priority Credit Agreement (as hereinafter defined) for the benefit of the Second Priority Secured Parties (as hereinafter defined).

WHEREAS, reference is made to that certain Second Lien Term Loan Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Second Priority Credit Agreement”), dated as of September 25, 2012, among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, pursuant to the Second Priority Credit Agreement, among other things, the Lenders have agreed to provide Loans to the Borrower;

WHEREAS, pursuant to the Guarantee, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), Holdings and each Subsidiary Pledgor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, for the ratable benefit of the Second Priority Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Priority Obligations;

WHEREAS, the liens and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Second Priority Secured Parties, including liens and security interests granted to the Senior Collateral Agent in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Second Priority Collateral Agent hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of September 25, 2012 (as amended, restated, supplemented or modified from time to time, the “Second Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Senior Representative for the Senior Secured Parties, Bank of America, N.A., as the Initial Second Priority Representative for the Second Priority Secured Parties and each additional Representative from time to time party thereto, and the Borrower and the other Grantors party thereto;

WHEREAS, the Borrower is a wholly-owned subsidiary of Holdings;

WHEREAS, each Subsidiary Pledgor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans, the Second Priority Credit Agreement and any other Second Priority Debt Documents;

WHEREAS, it is a condition precedent to the obligation of the Second Priority Secured Parties to make their respective Loans to the Borrower that the Borrower, Holdings and the Subsidiary Pledgors shall have executed and delivered this Agreement to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests described in Schedule 1 and issued by the entities named therein (such Equity Interests are, together with any other Equity Interests required to be pledged pursuant to Section 9.19 of the Second Priority Credit Agreement (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness owed to it described in Schedule 1 and issued by the entities named therein (such Indebtedness, together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.19(a) of the Second Priority Credit Agreement (the “After-acquired Debt”) is referred to collectively herein as the “Pledged Debt”), in each case as such Schedule may be amended pursuant to Section 9.19 of the Second Priority Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make the Loans to the Borrower under the Second Priority Credit Agreement and any other Second Priority Debt Documents, the Grantors hereby agree with the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used in this Agreement (including terms used in the preamble and the recitals) shall have the meanings given to them in the Second Priority Credit Agreement.

(b) Terms used herein that are not defined herein or in the Second Priority Credit Agreement, but that are terms defined in the UCC and not defined in this Agreement or in the Second Priority Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the UCC, shall have the meaning specified in Article 9 thereof); the term “instrument” shall have the meaning specified in Article 9 of the UCC. After the Discharge of Senior Obligations, a reference in this Agreement to the Senior Collateral Agent shall be construed as a reference to the Second Priority Collateral Agent and this Agreement shall be interpreted accordingly.

(c) The rules of construction and other interpretive provisions specified in Sections 1.2 and 1.5 of the Second Priority Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.

(d) The following terms shall have the following meanings:

“After-acquired Debt” shall have the meaning assigned to such term in the recitals.

“After-acquired Shares” shall have the meaning assigned to such term in the recitals.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Applicable Agent” means the Senior Collateral Agent (or, if the Senior Obligations Termination Date has occurred, the Second Priority Collateral Agent).

“Collateral” shall have the meaning assigned to such term in Section 2.

“Discharge of Senior Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Equity Interests” shall mean Stock and Stock Equivalents.

“Guarantee” shall have the meaning assigned to such term in the recitals.

“Lenders” shall have the meaning assigned to such term in the recitals.

“Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (i) the Obligations of Holdings or the Borrower shall refer to the Obligations (as defined in the Credit Agreement), and (ii) the Obligations of any Subsidiary Pledgor shall refer to such Subsidiary Pledgor’s Subsidiary Pledgor Obligations.

“Pledged Debt” shall have the meaning assigned to such term in the recitals.

“Pledged Shares” shall have the meaning assigned to such term in the recitals.

“Pledgors” shall have the meaning assigned to such term in the preamble.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Pledgor (a) any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, (b) all cash and negotiable instruments received by or held on behalf of the Second Priority Collateral Agent and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Second Lien Intercreditor Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Second Priority Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Second Priority Credit Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Second Priority Debt Documents” shall mean the Second Priority Credit Agreement and all other Loan Documents as defined therein.

“Second Priority Secured Parties” shall mean the holders of any Obligations of the Second Priority Collateral Agent.

“Second Priority Security Agreement” shall mean that certain Security Agreement, dated September 25, 2012, among the Borrower, the Pledgors and the Second Priority Collateral Agent.

“Secured Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Secured Parties” means the Second Priority Secured Parties and, when used in the phrase “the Applicable Agent, for the benefit of the Secured Parties” at any time when the Senior Collateral Agent is the Applicable Agent, the term “Secured Parties” includes holders of the Senior Obligations as well as the Second Priority Secured Parties.

“Senior Collateral Agent” shall mean the JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Senior Collateral Documents, and its successors and assigns.

“Senior Collateral Documents” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Credit Agreement” shall mean the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the banks, financial institutions and other lending institutions or entities from time to time party thereto, the administrative agent, the Senior Collateral Agent, the swingline lender and the letter of credit issuer, and each other letter of credit issuer from time to time party thereto.

“Senior Debt Document” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Lien” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Obligations” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Obligations Termination Date” means, subject to the Second Lien Intercreditor Agreement, the date on which the Discharge of Senior Obligations occurs; provided that if, at any time after the Senior Obligations Termination Date, the Discharge of Senior Obligations is deemed not to have occurred under the Second Lien Intercreditor Agreement, the Senior Obligations Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Senior Obligations as a result of the occurrence of such Discharge of Senior Obligations).

“Senior Secured Parties” shall have the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Subsidiary Pledgor Obligations” shall mean, with respect to any Subsidiary Pledgor, all Obligations of such Subsidiary Pledgor which may arise under or in connection with the Guarantee and any other Second Priority Debt Document to which such Subsidiary Pledgor is a party.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble.

“Termination Date” shall mean the date on which all Obligations under the Second Priority Credit Agreement are paid in full (other than contingent indemnification obligations not then due).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Second Priority Collateral Agent’s and the Second

Priority Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, and grants to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following assets and properties, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; provided that the Pledged Shares under this Agreement shall not include any Excluded Stock;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

3. Security for Obligations. This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any Pledgor to the Second Priority Collateral Agent or the other Second Priority Secured Parties under the Second Priority Debt Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Applicable Agent for the benefit of the Secured Parties pursuant hereto to the extent required by the Second Priority Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Applicable Agent. The Applicable Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Applicable Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares and After-acquired Debt) shall be accompanied by a schedule describing the assets theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged pursuant to Sections 6.2 and 9.19 of the Second Priority Credit Agreement and Section 9(b) hereof. Except as set forth on Schedule 1, the Pledged Shares represent all (or 66% of all the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for Liens permitted by Section 9.10 of the Second Priority Credit Agreement and the Lien created by this Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, (i) in the case of certificates or instruments representing or evidencing the Collateral, upon the earlier of (x) delivery of such Collateral to the Applicable Agent (or its bailee) in the State of New York and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Second Priority Security Agreement and (ii) in the case of all other Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Second Priority Security Agreement, shall create a perfected second priority security interest in such Collateral, prior to all other Liens on the Collateral other than Liens in respect of the Senior Obligations and Liens permitted to have a senior or equal ranking priority pursuant to Section 9.10 of the Second Priority Credit Agreement, securing the payment of the Obligations, in favor of the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement and this Agreement, constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) Any Equity Interests required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate and the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following in order to provide that such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/LLC hereby irrevocably elects that all membership interests in the Partnership/LLC shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/LLC shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) the applicable Pledgor shall cause the issuer of such interests not to elect to have such interests treated as a “security” with in the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable.

(b) Each Pledgor will comply with Section 9.19 of the Second Priority Credit Agreement.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Requirements of Law or the Second Lien Intercreditor Agreement, or which the Second Priority Collateral Agent or any Second Priority Secured Party may reasonably request, in order (a) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (b) to enable the Second Priority Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Second Priority Debt Documents.

(ii) The Second Priority Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) of this Section 8, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent not prohibited by any Second Priority Debt Document; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Applicable Agent to hold as Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Applicable Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Applicable Agent as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Second Priority Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and, subject to the Second Lien Intercreditor Agreement, all such rights shall thereupon become vested in the Second Priority Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default; provided that, unless otherwise directed by the Required Lenders, the Second Priority Collateral Agent shall have the right (but not the obligation) from time to time following the occurrence and during the continuance of an Event of Default, subject to the Second Lien Intercreditor Agreement, to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Second Priority Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and, subject to the Second Lien Intercreditor Agreement, all such rights shall thereupon become vested in the Second Priority Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Second Priority Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Applicable Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Applicable Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Applicable Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b), to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i), and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and 8(c)(iii), in each case, subject to the Second Lien Intercreditor Agreement, such Pledgor shall from time to time execute and deliver to the Second Priority Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Second Priority Collateral Agent may reasonably request in writing.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Second Priority Credit Agreement (including pursuant to waivers and consents thereunder), sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Senior Liens and the Lien created by this Agreement; provided that, in the event such Pledgor sells or otherwise Disposes of assets as permitted by the Second Priority Credit Agreement (including pursuant to waivers and consents thereunder), and such assets are or include any of the Collateral, the Second Priority Collateral Agent shall, subject to the Second Lien Intercreditor Agreement, release such Collateral to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale or disposition in accordance with Section 13.22 of the Second Priority Credit Agreement and Section 14;

(b) pledge and, if applicable, cause each Domestic Subsidiary required to become a party to this Agreement to pledge, to the Second Priority Collateral Agent for the ratable benefit of the Second Priority Secured Parties, immediately upon acquisition thereof, all the After-acquired Shares and After-acquired Debt required to be pledged hereunder pursuant to Section 9.19 of the Second Priority Credit Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A or such other form reasonably acceptable to the Second Priority Collateral Agent (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Second Priority Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Liens permitted by Section 9.10 of the Second Priority Credit Agreement, the Senior Liens or the Lien created by this Agreement), however arising, and any and all Persons whomsoever.

10. Second Priority Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Second Priority Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case subject to the Second Lien Intercreditor Agreement and after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Second Priority Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Second Priority Collateral Agent’s Duties. The powers conferred on the Second Priority Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Second Priority Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Second Priority Collateral Agent or any other Second Priority Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Second Priority Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Second Priority Collateral Agent accords its own property.

12. Remedies. Subject to the Second Lien Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a) The Second Priority Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Requirement of Law or in equity and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Second Priority Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Second Priority Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Second Priority Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Requirement of Law now existing or hereafter enacted. The Second Priority Collateral Agent or any Second Priority Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Second Priority Collateral Agent or such Second Priority Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Second Priority Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Second Priority Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Second Priority Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Second Priority Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Second Priority Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 11 of the Second Priority Credit Agreement. Upon any sale of the Collateral by the Second Priority Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Second Priority Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Second Priority Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Second Priority Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Applicable Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Applicable Agent as Collateral in the same form as so received(with any necessary indorsement).

13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Except for the termination of a Pledgor’s Obligations hereunder as provided in Section 14, each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Second Priority Collateral Agent or any other Second Priority Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Second Priority Collateral Agent or any other Second Priority Secured Party, (c) the Second Priority Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Second Priority Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Second Priority Collateral Agent or any other Second Priority Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Second Priority Collateral Agent nor any other Second Priority Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Second Priority Collateral Agent or any other Second Priority Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other person, and any failure by the Second Priority Collateral Agent or any other Second Priority Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other person or any release of the Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Second Priority Collateral Agent or any other Second Priority Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Second Priority Credit Agreement; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Second Priority Collateral Agent and the other Second Priority Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Pledgors may be free from any Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Collateral of such Subsidiary Pledgor shall be automatically released upon consummation of any transaction permitted by the Second Priority Credit Agreement as a result of which such Subsidiary Pledgor ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary; provided that, the Required Lenders shall have consented to such transaction (to the extent required by the Second Priority Credit Agreement) and the terms of such consent did not provide otherwise.

(c) The Collateral shall be automatically released from the Liens of this Agreement (i) upon any sale or transfer by any Pledgor of any Collateral that is permitted under the Second Priority Credit Agreement (other than to another Pledgor) and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.22 of the Second Priority Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold or transferred, as applicable, free and clear of the Liens of this Agreement.

(d) If any of the Collateral shall become subject to the release provision set forth in Section 5.01(a) of the Second Lien Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(e) In connection with any termination or release pursuant to the foregoing paragraph (a), (b), (c) or (d), the Second Priority Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Second Priority Collateral Agent.

15. Subject to Second Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary:

(a) the liens and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties, including liens and security interests granted to JPMorgan Chase Bank, N.A., as collateral agent, pursuant to or in connection with the Senior Credit Agreement;

(b) the exercise of any right or remedy by the Second Priority Collateral Agent hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern; and

(c) the security interest granted to the Second Priority Collateral Agent pursuant to any Security Document (including, without limitation, this Agreement) and the exercise of any right or remedy by the Second Priority Collateral Agent hereunder or under any other Security Document are subject to the provisions of any future Equal Priority Lien Intercreditor Agreement. In the event of any conflict between the terms of any future Equal Priority Lien Intercreditor Agreement, this Agreement and any other Security Document, the terms of the Equal Priority Lien Intercreditor Agreement shall govern and control with respect to any right or remedy.

(d) For avoidance of doubt, until the Discharge of Senior Obligations, the delivery of any Collateral to, or the control of any Collateral by, the Senior Collateral Agent pursuant to the Senior Collateral Documents shall satisfy any delivery or control requirement hereunder or under any other Second Priority Debt Documents.

16. Senior Debt Documents. The Second Priority Collateral Agent acknowledges and agrees, on behalf of itself and any Second Priority Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the Senior Obligations Termination Date, the Grantors shall not be required to act or refrain from acting pursuant to the Second Priority Debt Documents or with respect to any Collateral on which the Senior Collateral Agent has a Lien superior in priority to the Second Priority Collateral Agents Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Debt Documents.

17. Reinstatement. Each Pledgor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Second Priority Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

18. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Second Priority Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Priority Credit Agreement.

19. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Agreement signed by all of the parties shall be lodged with the Second Priority Collateral Agent and the Borrower.

20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

21. Integration. This Agreement together with the other Second Priority Debt Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Second Priority Collateral Agent or any other Second Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Priority Debt Documents.

22. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor (s) and the Second Priority Collateral Agent in accordance with Section 13.1 of the Second Priority Credit Agreement and except as otherwise provided in the Second Lien Intercreditor Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Annex A, in each case duly executed by each Pledgor directly affected thereby.

(b) Neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall by any act (except by a written instrument pursuant to Section 22(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Second Priority Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Second Priority Collateral Agent or any other Second Priority Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Second Priority Collateral Agent or any other Second Priority Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Second Priority Collateral Agent or such other Second Priority Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Requirement of Law or pursuant to the Second Lien Intercreditor Agreement.

23. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

24. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Second Priority Collateral Agent and the other Second Priority Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Second Priority Collateral Agent, except pursuant to a transaction permitted by the Second Priority Credit Agreement.

25. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

26. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Second Priority Debt Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 18 or at such other address of which the Second Priority Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Second Priority Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 26 any special, exemplary, punitive or consequential damages.

27. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Second Priority Debt Documents to which it is a party;

(b) (i) neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Pledgor with respect to any of the transactions contemplated in this Agreement or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Second Priority Debt Document (irrespective of whether the Second Priority Collateral Agent or any other Agent or Second Priority Secured Party has advised or is currently advising any of the Pledgors or their respective Affiliates on other matters) and neither the Second Priority Collateral Agent or other Agent or Second Priority Secured Party has any obligation to any of the Pledgors or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Second Priority Debt Documents; (ii) the Second Priority Collateral Agent and its Affiliates, each other Agent and each other Second Priority Secured Party and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Pledgors and their respective Affiliates, and neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iii) neither the Second Priority Collateral Agent nor any other Agent or Second Priority Secured Party has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby

(including any amendment, waiver or other modification hereof or of any other Second Priority Debt Document) and the Pledgors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Pledgor agrees that it will not claim that the Second Priority Collateral Agent or any other Agent or Second Priority Secured Party, as the case may be, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Pledgor, in connection with the transactions contemplated in this Agreement or the process leading thereto; and

(c) no joint venture is created hereby or by the other Second Priority Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and any other Second Priority Secured Party or among the Pledgors, the Agents and any other Second Priority Secured Party.

28. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first above written.

SAMSON INVESTMENT COMPANY

SAMSON RESOURCES COMPANY

SAMSON HOLDINGS, INC.

SAMSON-INTERNATIONAL, LTD.

SAMSON CONTOUR ENERGY CO.

SAMSON CONTOUR ENERGY E & P, LLC

SAMSON LONE STAR, LLC.

GEODYNE RESOURCES, INC.

        each as Pledgor

By:	/s/ Philip Cook
Name: Philip Cook
Title: Executive Vice President and Chief Financial Officer

Signature Page

Samson Investment Company

Second Priority Pledge Agreement

BANK OF AMERICA, N.A. as Second Priority Collateral Agent

By:	/s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Agency Management Officer

Signature Page to the Pledge Agreement

SCHEDULE 1

TO THE SECOND PRIORITY PLEDGE AGREEMENT

PLEDGED SHARES AND PLEDGED DEBT

Pledged Shares

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units
Samson Resources Corporation	Samson Investment Company	Nevada	common stock	63	116,929,402	100%
Samson Investment Company	Samson Resources Company	Oklahoma	common stock	25, 29, 30	1,257,637	100%
Samson Resources Company	Samson Lone Star, LLC (formerly known as Samson LS, LLC)	Delaware	membership interest	2, 4	11	1%
Samson Holdings, Inc.	Samson Lone Star, LLC (formerly known as Samson LS, LLC)	Delaware	membership interest	1, 3	1,089	99%
Samson Investment Company	Samson Holdings, Inc.	Delaware	common stock	1, 5	1,000	10.84%
Samson-International, Ltd.	Samson Holdings, Inc.	Delaware	common stock	4, 6	8,225	89.16%
Samson Investment Company	Samson-International, Ltd.	Oklahoma	common stock	1, 2	600	100%
Samson Resources Company	Samson Contour Energy Co.	Delaware	common stock	17, 18	2,200	100%
Samson Contour Energy Co.	Samson Contour Energy E&P, LLC	Delaware	membership interest	2	1,000	100%
Samson Investment Company	Geodyne Resources, Inc.	Delaware	common stock	GR-002	500	100%

Pledged Debt

None.

Schedule I-2

ANNEX A

TO THE SECOND PRIORITY PLEDGE AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ], 201    (this “Supplement”) to the SECOND PRIORITY PLEDGE AGREEMENT, dated as of September 25, 2012 (the “Second Priority Pledge Agreement”), among Samson Resources Corporation, a Delaware corporation (“Holdings”), Samson Investment Company, a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 9 thereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”) and Bank of America, N.A., as collateral agent (in such capacity, together with its successors, the “Second Priority Collateral Agent”) under the Second Priority Credit Agreement referred to below for the benefit of the Second Priority Secured Parties.

A.	Reference is made to (a) that certain Second Priority Credit Agreement, dated as of September 25, 2012 (the “Second Priority Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and Collateral Agent and (b) the Guarantee, dated as of September 25, 2012 (the “Guarantee”), among the Guarantors party thereto and the Second Priority Collateral Agent.

B.	Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Second Priority Pledge Agreement or the Second Priority Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 0(c) of the Second Priority Pledge Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C.	The Pledgors have entered into the Second Priority Pledge Agreement in order to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make their respective Loans to the Borrower thereunder.

D.	The undersigned [Pledgor] [Domestic Subsidiary] (each an “Additional Pledgor”) is (a) the legal and beneficial owner of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Second Priority Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owner of the Indebtedness owed to it and described under Schedule 1 hereto (such pledged Indebtedness, together with all other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged under the Second Priority Pledge Agreement (the “After-acquired Additional Pledged Debt”) referred to collectively herein as the “Additional Pledged Debt”).

E.	Section 9.19 of the Second Priority Credit Agreement and Section 9(b) of the Pledge Agreement provide [that additional Subsidiaries of the Borrower may become Subsidiary Pledgors under the Pledge Agreement] [that existing Pledgors may pledge Additional Pledged Shares and Additional Pledged Debt] by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Second Priority Pledge Agreement to pledge to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Second Priority Secured Parties to enter into the Second Priority Credit Agreement and to make their respective Loans to the Borrower thereunder.

Accordingly, the Second Priority Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Second Priority Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, and hereby grants to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”) as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations:

(a)	the Additional Pledged Shares held by such Additional Pledgor and the certificates, if any, representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares; provided that the Additional Pledged Shares under this Supplement shall not include any Excluded Stock;

(b)	the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)	to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.

For purposes of the Second Priority Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Second Priority Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and each Additional Pledgor hereby agrees to all the terms and provisions of the Second Priority Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Second Priority Pledge Agreement shall be deemed to include each Additional Pledgor. The Second Priority Pledge Agreement is hereby incorporated herein by reference.]

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a)	Schedule 1 correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1, the Pledged Shares represent all (or 66% of all the issued and outstanding voting Equity Interests, in the case of pledges of Equity Interests in Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)	Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Liens permitted by Section 9.10 of the Second Priority Credit Agreement and the Lien created by this Supplement to the Pledge Agreement.

(c)	As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)	The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Security Agreement, shall create a perfected second priority security interest in such Collateral, prior to all other Liens on the Collateral other than the Senior Liens and Liens permitted to have a senior or equal ranking priority pursuant to Section 9.10 of the Second Priority Credit Agreement, securing the payment of the Obligations, in favor of the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(e)	Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION [3] [4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Second Priority Collateral Agent and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Second Priority Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Second Priority Collateral Agent.

SECTION [4] [5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5] [6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6] [7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7] [8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 18 of the Second Priority Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Second Priority Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Additional Pledgor and the Second Priority Collateral Agent have duly executed this Supplement to the Second Priority Pledge Agreement as of the day and year first above written.

[ADDITIONAL PLEDGOR],
as Additional Pledgor

By:
Name:
Title:

Signature Page

Samson Investment Company

Supplement to Second Priority Pledge Agreement

BANK OF AMERICA, N.A.,
as Second Priority Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Supplement to Second Priority Pledge Agreement

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE SECOND PRIORITY PLEDGE AGREEMENT

PLEDGED SHARES AND PLEDGED DEBT

Pledged Shares

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

Pledged Debt

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Initial Principal Amount	Date of Issuance	Maturity Date

EXHIBIT D

[RESERVED]

EXHIBIT E

FORM OF NOTICE OF BORROWING

September [    ], 2012

Bank of America, N.A.

as Administrative Agent

Re:	Samson Investment Company Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Second Lien Term Loan, to be dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

The Borrower hereby requests that Initial Term Loans be made as follows:

1.	Aggregate principal amount of the requested Initial Term Loans is $1,000,000,000;

2.	Date of such Borrowing is [ ];

3.	Requested Borrowing is to be [an ABR Loan] [a LIBOR Loan];

4.	In the case of a LIBOR Loan, the initial Interest Period applicable thereto is [ ];[1]

5.	Location and number of the Borrower’s account to which funds are to be disbursed is as follows:

[                                                     ]

[                                                     ]

[                                                     ]

[                                                     ]

[                                                     ]

The Borrower hereby represents and warrants that each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of Borrowing set forth in clause (2) above, both before and after giving effect to the Initial Term Loans requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

[Remainder of page intentionally left blank; signature page follows]

[1]	If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Interest Periods are to be one, two, three or six-month periods or, if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions, any period shorter than one month requested by the Borrower.

E-1

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

EXHIBIT F

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

EXHIBIT G-1

FORM OF SECRETARY’S CERTIFICATE

LOAN PARTY OMNIBUS CLOSING CERTIFICATE

September 25, 2012

Reference is made to the Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (the “Credit Agreement”), among Samson Investment Company, a Nevada corporation (“SIC”), as the borrower, the banks, financial institutions and other lending institutions from time to time parties thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

The undersigned [                    ], [Assistant] Secretary of each company listed on Schedule I hereto (each, a “Certifying Loan Party”), solely in [his/her] capacity as [Assistant] Secretary of each Certifying Loan Party and not individually, hereby certifies as follows:

(a) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof), Members or Sole Member, as the case may be, of each Certifying Loan Party, authorizing (i) the execution, delivery and performance of the Loan Documents (as defined in the Credit Agreement) (and any agreements relating thereto) to which each such Certifying Loan Party is a party and (ii) the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of each such Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(b) Attached hereto as Exhibit B is a true and complete copy of the charter of each Certifying Loan Party certified by the Secretary of State of each such Certifying Loan Party’s jurisdiction of organization as of a recent date, as in effect at all times since the date shown on the attached certificate;

(c) Attached hereto as Exhibit C is a true and complete copy of the by-laws or limited liability company agreement, as the case may be, of each Certifying Loan Party as in effect at all times since the adoption thereof to and including the date hereof; and

(d) Set forth on Exhibit D hereto is a list of the now duly elected and qualified officers of each Certifying Loan Party holding the offices indicated next to their respective names, and such officers hold such offices with such Certifying Loan Party on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of each Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

[Remainder of page intentionally left blank; signature page follows]

G-1-1

IN WITNESS WHEREOF, the undersigned has hereto set [his/her] name as of the date first set forth above.

EACH OF THE ENTITIES LISTED ON
SCHEDULE I HERETO

By:
Name:
Title:

The undersigned [            ], [            ] of each Certifying Loan Party, solely in [his/her] capacity as [            ] of each such Certifying Loan Party and not individually, hereby certifies that [            ] is the duly elected and qualified Secretary of each Certifying Loan Party and the signature set forth on the signature line for such officer above is such officer’s true and genuine signature.

Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Secretary’s Certificate

Schedule I

Certifying Loan Parties

Exhibit A

Resolutions

[see attached]

Exhibit B

Charter

(Certificate of Organization/Formation)

[see attached]

EXHIBIT C

By-Laws / (LLC) Operating Agreement

[see attached]

EXHIBIT D

Specimen Signatures

Name	Office	Signature

EXHIBIT G-2

FORM OF OFFICER’S CERTIFICATE

LOAN PARTY OFFICER’S CERTIFICATE

September 25, 2012

Reference is made to the Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (the “Credit Agreement”), among Samson Investment Company, a Nevada corporation, as the Borrower, the banks, financial institutions and other lending institutions from time to time parties thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

The undersigned [            ], [            ] of each company listed on Schedule I hereto (each, a “Certifying Loan Party”), solely in [his/her] capacity as [            ] of each Certifying Loan Party and not individually, hereby certifies that the representations and warranties made by each Certifying Loan Party in each of the Loan Documents, in each case as they relate to each such Certifying Loan Party on the date hereof, are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

[Remainder of page intentionally left blank; signature page follows]

G-2-1

IN WITNESS WHEREOF, the undersigned has hereto set [his/her] name as of the first date set forth above.

EACH OF THE ENTITIES LISTED ON
SCHEDULE I HERETO

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Officer’s Certificate

Schedule I

Certifying Loan Parties

EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Samson Investment Company

4.	Administrative Agent:	Bank of America, N.A., as Administrative Agent under the Credit Agreement (as defined below).

5.	Credit Agreement:	The Second Lien Term Loan, dated as of September 25, 2012 (the “Credit Agreement”), among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

H-1

6. Assigned Interest:

Class of Loans	Total Loans of all Lenders of such Class	Amount of Loans Assigned	Percentage of all Loans of such Class[1]
[Initial Term Loans] [Class [ ] Loans]	$	$		%

Effective Date:             , 20

[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[ ]	[ ]

[Remainder of page intentionally left blank; signature page follows]

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders of such Class.

H-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Assignment and Acceptance Agreement

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Assignment and Acceptance Agreement

Consented to:

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Assignment and Acceptance Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

A.	Representations and Warranties.

1.	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

2.	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it [is not][is][1] an Affiliated Lender, (iii) it meets all the requirements to be an assignee under Section 13.6(b)(i) [and 13.6(h)][2] of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (vi) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

B.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

[1]	Include appropriate bracketed language depending on if Assignee is or is not an Affiliated Lender.
[2]	Include bracketed language if Assignee is an Affiliated Lender.

Annex 1-1

C.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Annex 1-2

EXHIBIT I

FORM OF TERM LOAN NOTE

            ,

FOR VALUE RECEIVED, the undersigned, Samson Investment Company, a Nevada corporation (the “Borrower”), hereby promises to pay to                     or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [ ($[            ])], or, if less, (b) the aggregate unpaid principal amount of the Loan from time to time made by the Lender to the Borrower under that certain Second Lien Term Loan Credit Agreement, dated as September 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Loan evidenced hereby is guaranteed as provided therein and in the other Loan Documents. The Loans evidenced hereby are subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

I-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Term Loan Note

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

Date: September 25, 2012

To:	The Administrative Agent and each of the Lenders
party to the Credit Agreement referred to below

Re:	Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent and Collateral Agent

Ladies and Gentlemen:

I, the undersigned, the [senior authorized financial officer] of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.	This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.8 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.	For purposes of this certificate, the terms below shall have the following definitions:

a.	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Restricted Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Restricted Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

c.	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Restricted Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), determined in accordance with GAAP consistently applied.

d.	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent

J-1

liabilities of the Borrower and its Restricted Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

e.	“Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of Identified Contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

f.	“Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole after consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for such period. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

3.	For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.	I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 8.9 of the Credit Agreement.

b.	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

c.	As the [ ] of the Borrower, I am familiar with the financial condition of the Borrower and its Restricted Subsidiaries.

4.	Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), it is my opinion that (i) the Fair Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Present Fair Salable Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (iii) the Borrower and its Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv) the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

[Remainder of page intentionally left blank; signature page follows]

J-2

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the undersigned [senior authorized financial officer]as of the date first written above.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company – Second Lien Term Loan Credit Agreement

Solvency Certificate

EXHIBIT K

FORM OF NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

Form of Non-Bank Certificate

EXHIBIT K-2

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s))in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

Form of Non-Bank Certificate

EXHIBIT K-3

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.4(e) and Section 13.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

Form of Non-Bank Certificate

EXHIBIT K-4

FORM OF

NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Lien Term Loan Credit Agreement, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 5.4(e) and Section 13.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

Form of Non-Bank Certificate

EXHIBIT L

FORM OF FIRST LIEN/SECOND LIEN INTERCEDITOR AGREEMENT

EXECUTION COPY

SECOND LIEN INTERCREDITOR AGREEMENT

Among

SAMSON INVESTMENT COMPANY,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Senior Representative for the Senior Secured Parties,

BANK OF AMERICA, N.A.,

as the Initial Second Priority Representative

and

each additional Representative from time to time party hereto dated as of September 25, 2012

SECOND LIEN INTERCREDITOR AGREEMENT dated as of September 25, 2012 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Company”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as representative for the Senior Secured Parties (in such capacity, the “Senior Representative”), BANK OF AMERICA, N.A., as representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the Senior Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of December 21, 2011, among the Company, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and a letter of credit issuer, and each other letter of credit issuer from time to time party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Debt Facility” means the Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Initial Second Priority Representative, in a notice to the Senior Representative and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means, with respect to any Shared Collateral, the Discharge of the Senior Obligations with respect to such Shared Collateral; provided that the Discharge of Senior Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Obligations secured by such Shared Collateral.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” means the “Guarantors” as defined in the Credit Agreement.

“Initial Second Priority Loan Agreement” means that certain Second Lien Term Loan Credit Agreement dated as of September 25, 2012, among the Company, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the lenders party thereto.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means (i) the Initial Second Priority Loan Agreement and (ii) any notes, security documents and other operative agreements evidencing or governing Indebtedness arising thereunder, including any agreement entered into for the purpose of securing such Indebtedness.

“Initial Second Priority Debt Obligations” (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to the Indebtedness arising pursuant to the Initial Second Priority Debt Documents, (b) all other amounts payable to the related Initial Second Priority Debt Parties under the related Initial Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III hereof required to be delivered by a Representative to the Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Second Priority Debt Parties under such Debt Facility.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representative and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt Obligations.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to the Indebtedness arising pursuant to such Second Priority Debt Documents, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt Obligations, the holders of such Second Priority Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Collateral” means any “Collateral” as defined in any Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Security Agreement and the other “Security Documents” as defined in the Credit Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means the Credit Agreement and the other “Credit Documents” as defined in the Credit Agreement.

“Senior Facility” means the Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the “Obligations” as defined in the Credit Agreement.

“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Senior Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under the Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facility, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation

Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party under the Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representative as security for the Senior Obligations, shall assign such Lien to the Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representative, shall be deemed to hold and have held such Lien for the benefit of the Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representative pursuant to Section 5.05 hereof, neither the Senior Representative nor the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Representative pursuant to Section 3.8 of the Credit Agreement as in effect on the date hereof (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that the Designated Second Priority Representative may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement including Article VI hereof) after a period (the “Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the Designated Second Priority Representative to the Senior Representative stating that (A) an Event of Default (as defined under the Second Priority Debt Documents) has occurred and is continuing thereunder, (B) the Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Priority Debt Documents, and (C) the Designated Second Priority Representative intends to exercise its rights to take such actions, only so long as the Senior Representative or Senior Secured Parties are not then diligently pursuing their rights and remedies with respect to all or a material portion of the Shared Collateral or diligently attempting to vacate any stay or prohibition against such exercise or the Company or any other Grantor is then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding, (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second

Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Article VI, (E) in any Insolvency or Liquidation Proceeding, any Second Priority Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties, including without limitation any claims secured by the Shared Collateral, if any, in each case in accordance with the terms of this Agreement, and (F) in any Insolvency or Liquidation Proceeding, the Second Priority Secured Parties may vote on any plan of reorganization, but only to the extent consistent with the provisions hereof. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff and recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Shared

Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representative or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representative upon the request of the Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and promptly paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) (i) in connection with the exercise of remedies in respect of Collateral or (ii) if not in connection with the exercise of remedies in respect of the Collateral, so long as an Event of Default (as defined in and under any Second Priority Debt Document) has not occurred and is continuing, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral to, (ii) to deliver or afford control over (to the extent only one party can have control of such Shared Collateral) any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder, and (iv) to hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), in favor of, in any case, both the Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Second Priority Collateral Documents.

(a) Except to the extent not prohibited by any Senior Debt Document, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority

Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and a letter of credit issuer, and each other letter of credit issuer from time to time party thereto, and (ii) the exercise of any right or remedy by [Insert Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Senior Representative, [] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Senior Representative or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.01 of this Agreement and provided that there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties on the Designated Second Priority Representative without its consent or (iii) altering the terms of the Second Priority Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Second Priority Debt Documents as in effect on the date hereof or Article VI hereof and (B) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representative or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representative and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d) The Senior Representative shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representative from all claims and liabilities arising pursuant to the Senior Representative’s roles under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(e) Following the Discharge of Senior Obligations, the Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representative has no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(f) Neither the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this

Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of the Senior Representative contemplated hereby, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and agree to amendments to any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a sole loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that (except to the extent permitted by this Section 6.01) it will raise no: (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a), this Section 6.01, and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representative; (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations and the Shared Collateral made by the Senior Representative or any other Senior Secured Party; (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or to exercise any rights under Section 1111(b) of Title 11 of the United States Code with respect to the Shared

Collateral; (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of any of the Shared Collateral for which the Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, (1) that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement, (2) that net proceeds of such sale shall be applied to reduce the Senior Obligations, and (3) Second Priority Debt Parties will not have been deemed to have waived the right to bid in connection with the sale; notwithstanding the foregoing, the Second Priority Debt Parties may assert any objection to a sale or disposition of any Shared Collateral that is consistent with the respective rights and obligations of the Senior Secured Parties and the Second Priority Debt Parties under this Agreement (without limiting the foregoing, Second Priority Debt Parties may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors or any comparable provision of any other Bankruptcy Law). Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by the Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral or superpriority claim, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral or superpriority claims (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that the Senior Representative shall also be granted (as applicable) a senior superpriority claim or senior Lien on such additional collateral as security for the Senior Obligations, and that any Lien on such additional collateral securing the Second Priority Debt Obligations or superpriority claim granted to the Second Priority Debt Parties shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties, or the superpriority claim granted to the Senior Secured Parties, as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, or otherwise with the consent of the Senior Representative, then the Designated Second Priority Representative and the Second Priority Debt Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Debt Parties. In addition, to the extent the Senior Secured Parties are awarded or otherwise granted an allowed claim in any Insolvency or Liquidation Proceeding with respect to post-petition interest, nothing herein shall prevent the Second Priority Debt Parties from seeking or otherwise asserting a claim for post-petition interest to the extent of the value of the Lien of the Second Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations).

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second

Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made from the Shared Collateral in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Representative, provided that if requested by the Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement expressly requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Second Priority Class Debt Representative to become a party to this Agreement:

(i) such Second Priority Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (with such changes as may be reasonably approved by the Senior Representative and such Second Priority Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Second Priority Class Debt in respect of which such Class Debt Representative is the Representative and the related Second Priority Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to each Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Second Priority Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents relating to such Second Priority Class Debt, certified as being true and correct by an Authorized Officer of the Company; and

(iii) the Second Priority Debt Documents relating to such Second Priority Class Debt shall provide that each Second Priority Class Debt Party with respect to such Second Priority Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Second Priority Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any Grantor, to the Company, at its address at: Samson Plaza, Two West Second Street, Tulsa, Oklahoma 74103, Attention of General Counsel;

(ii) if to the Initial Second Priority Representative to it at: Bank of America, N.A., 901 Main Street, Dallas, Texas 75202, Attention of DeWayne Rosse;

(iii) if to the Senior Representative, to it at: JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 07, Chicago, Illinois 60603, Attention of Nan Wilson; and

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representative, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Representative represents and warrants that this Agreement is binding upon the Senior Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representative, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Representative Capacities. It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Section 12 of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Senior Representative hereunder and (b) Bank of America, N.A., is entering into this Agreement in its capacity as Administrative Agent and Collateral Agent under the Initial Second Priority Loan Agreement and the provisions of Article 12 of such agreement applicable to the agent thereunder shall also apply to the agent hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b), amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESSS WHEREOF, the parties herto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Senior Representative

By:	/s/ Jo Linda Papadakis
Name: Jo Linda Papadakis
Title: Authorized Officer

BANK OF AMERICA, N.A., as Initial Second Priority Representative

By:
Name:
Title:

S-1

BANK OF AMERICA, N.A., as Initial Second Priority Representative

By:	/s/ Jeffrey Bloomquist
Name: Jeffrey Bloomquist
Title: Managing Director

Signature Page to the Intercreditor Agreement

SAMSON INVESTMENT COMPANY

By:	/s/ Philip Cook
Name: Philip Cook
Title: Executive Vice President and Chief Financial Officer

THE GRANTORS LISTED ON ANNEX I HERETO

By:	/s/ Philip Cook
Name: Philip Cook
Title: Executive Vice President and Chief Financial Officer

First Lien/Second Lien Intercreditor Agreement

ANNEX I

1.	Samson Investment Company

2.	Samson Resources Company

3.	Samson Lone Star, LLC

4.	Samson Holdings, Inc.

5.	Samson Contour Energy Co.

6.	Samson Contour Energy E&P, LLC

7.	Geodyne Resources, Inc.

8.	Samson-International, Ltd.

Schedules to Second Priority Security Agreement

ANNEX II

SUPPLEMENT NO.     dated as of    , to the INTERCREDITOR AGREEMENT dated as of [    ], 2012 ( the “Second Lien Intercreditor Agreement”), among Samson Investment Company., a Nevada Corporation ( the “Company”), certain subsidiaries and affiliates of the Company ( each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Representative, Bank of America, N.A., as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary ( the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents.

Accordingly, the New Subsidiary Grantor agrees as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Annex II-1

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex II-2

IN WITNESS WHEREOF, the New Grantor, and the Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[	], as Senior Representative

By:
Name:
Title:

[	], as Designated Second Priority Representative

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [    ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of September 25, 2012 ( the “Second Lien Intercreditor Agreement”), among Samson Investment Company, a Nevada corporation ( the “Company”), certain subsidiaries and affiliates of the Company ( each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Representative, Bank of America, N.A., as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative ( the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe the new facility], ( ii) this Representative Supplement has been duly authorized, executed and delivered by

Annex III-1

it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex III-2

IN WITNESS WHEREOF, the New Representative and the Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ], as Senior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

[                    ]

Annex III-5

EXHIBIT M

FORM OF EQUAL PRIORITY LIEN INTERCREDITOR AGREEMENT